Voya Enhanced Securitized Income Fund

Class/Ticker:
A
/VVJHX;
C
/VVJIX;
I
/VVJJX

Prospectus Dated May 1, 2024

Voya Enhanced Securitized Income Fund (the
“
Fund
”
) is a Delaware Statutory trust that is registered under the Investment
Company Act of 1940, as amended (the
“
1940 Act
”
), as a continuously-offered, diversified, closed-end management investment company. The Fund’s investment objective is to maximize total return through a combination of income and capital appreciation.
Under normal market conditions, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes)
in securitized credit instruments. Securitized credit instruments include: commercial mortgage-backed securities; asset-backed securities; collateralized loan obligations; agency and non-agency residential mortgage-backed securities; collateralized mortgage obligations; and other securitized investments representing interests in cashflows from various assets, such as loans, leases and warehouse facilities. The Fund may invest in securitized credit instruments directly or indirectly, for example, by investing in derivatives or synthetic instruments with underlying assets that have similar economic characteristics to the securitized credit instruments in which the Fund may make direct investments. The Fund may invest in securitized credit instruments of any credit quality, duration, or maturity and may invest significantly in securities rated below investment grade.
This Prospectus applies to the offering of three separate classes of shares of beneficial interest (
“
Shares
”
) in the Fund,
designated as Class A Shares, Class C Shares, and Class I Shares.
The Fund has an interval fund structure and conducts quarterly repurchase offers for its Shares at net asset value (
“
NAV
”
)
per Share in an amount not less than 5% nor more than 25% of the Fund’s outstanding Shares, subject to applicable law, approval of the Fund’s Board of Trustees, and in accordance with the Fund’s repurchase policy established pursuant to
Rule 23c-3 under the 1940 Act. The Fund expects to make its first repurchase offer in September 2024.
See
“
Repurchase
Offers
”
and
“
Risk Factors and Special Considerations – Limited Liquidity for Investors
”
later in this Prospectus for further
discussion on the Fund’s repurchase policies and related risks.
There is no assurance that you will be able to tender your Shares when or in the amount that you desire.
Shares are speculative
and illiquid securities involving substantial risk of loss. An investment in the Fund is subject to, among others, the following risks:
•
The Fund’s Shares are not listed on any national securities exchange and it is not anticipated that a secondary market for the Shares will develop. You should generally not expect to be able to sell your Shares (other than through the repurchase process). Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.
•
Even though the Fund will offer to repurchase Shares on a quarterly basis, only a limited number of Shares will be eligible for repurchase by the Fund, so you should consider the Shares to be illiquid. Shares will not be redeemable at a shareholder’s option nor will they be exchangeable for shares of any other fund. As a result, there is no guarantee that you will be able to sell your Shares at any given time or in the quantity that you desire.
•
Shares are appropriate only for those investors who can tolerate a high degree of risk and do not require a liquid investment and for whom an investment in the Fund does not constitute a complete investment program.
•
Shares are speculative and involve a high degree of risk, including the risk of a substantial loss of investment. See
“
Risk
Factors and Special Considerations
”
later in the Prospectus to read about the risks you should consider before buying
Shares.
•
The amount of distributions that the Fund may pay, if any, is uncertain.
•
The Fund may pay distributions in significant part from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and borrowings.
•
With respect to Class A Shares, an investor will pay a sales load of up to 2.50% on the amount invested.

•
The Fund may invest in below investment grade investments (
“
junk
”
instruments), mortgage-backed securities, securities
which are at risk of default as to the repayment of principal and/or interest at the time of acquisition by the Fund or are rated in the lower rating categories or are unrated. These investments may be difficult to value and may be illiquid. See
“
Risk Factors and Special Considerations – Asset-Backed (including Mortgage-Backed) Securities, Liquidity, and High-Yield
Securities
”
later in this Prospectus.

This Prospectus provides important information that you should know about the Fund before investing. You should read this Prospectus carefully and retain it for future reference. Additional information about the Fund, including the Statement of Additional Information (
“
SAI
”
), dated May 1, 2024, has been filed with the SEC. You can request a copy of the SAI and annual and semi-annual reports of the Fund (when available) without charge on the Fund’s website (www.voyainvestments.com), by writing to the Fund at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258-2034, or by calling the
Fund toll-free at 1-800-992-0180. You may also call the Fund’s toll-free telephone number to request other information about the Fund or to make shareholder inquiries. The SAI is incorporated by reference into this Prospectus in its entirety.
You can view information about the Fund, including the SAI and other material incorporated by reference into the Fund’s registration statement on the SEC’s website (
http://www.sec.gov
).
You should rely only on the information contained in this Prospectus and the SAI. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date shown above. Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Table of Contents

Voya Enhanced Securitized Income Fund

This is only a synopsis. This synopsis may not contain all of the information that you should consider before investing in the
Fund’s Shares. You should review the more detailed information contained in this Prospectus and in the SAI. In particular, you should carefully read the risks of investing in the Fund’s Shares, as discussed under
“
Risk Factors and Special Considerations.
”
DESCRIPTION OF THE FUND
The Fund
The Fund is a continuously-offered, diversified, closed-end management investment company registered under the Investment
Company Act of 1940, as amended, and the rules, regulations and applicable exemptive orders thereunder (the
“
1940 Act
”
).
It was organized as a Delaware statutory trust on September 26, 2023. The Fund operates as an interval fund pursuant to
Rule 23c-3 under the 1940 Act. The Fund offers three separate classes of shares (
“
Shares
”
) in this Prospectus: Class A,
Class C, and Class I. See
“
Classes of Shares
”
later in this Prospectus.
Investment Objective
The Fund seeks to maximize total return through a combination of current income and capital appreciation. There is no assurance that the Fund will achieve its investment objective. The investment objective is not fundamental and may be changed without approval of the shareholders of the Fund.
Investment Adviser/Sub-Adviser
Voya Investments, LLC (
“
Voya Investments
”
or the
“
Investment Adviser
”
), an Arizona limited liability company, is registered
with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of the Fund. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.
Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.
Voya Investments' principal business address is 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258.
As of December 31, 2023, Voya Investments managed approximately $78.9 billion in assets.
The Investment Adviser receives an annual fee, payable monthly, in an amount equal to 1.15% of the Fund's
“
total managed
assets.“ Total managed assets means the total assets of the Fund (including assets attributable to any reverse repurchase agreements and borrowings) minus the Fund's accrued liabilities (other than liabilities for reverse repurchase agreements and the principal amount of any borrowings incurred) (“Managed Assets
”
). This definition includes assets acquired through
the Fund's use of leverage.
Voya Investment Management Co. LLC (
“
Voya IM
”
or the
“
Sub-Adviser
”
) serves as sub-adviser to the Fund. Voya IM is an
affiliate of the Investment Adviser.
See
“
Investment Management and Other Service Providers - Sub-Adviser and Portfolio Managers
”
later in this Prospectus.
Distributions
Income dividends on Shares accrue and are declared daily and paid monthly. Income dividends will be automatically reinvested in additional Shares of the Fund at the Fund's net asset value (
“
NAV
”
) with no sales charge, unless a shareholder elects to
receive distributions in cash or to purchase shares of another Voya mutual fund. The Fund may make one or more annual payments from any realized capital gains.
Principal Investment Strategies
Under normal market conditions, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes)
in securitized credit instruments. The Fund will provide shareholders with at least 60 days’ prior written notice of any change in this investment policy.
1
Voya Enhanced Securitized Income Fund

Securitized credit instruments include: commercial mortgage-backed securities (
“
CMBS
”
); asset-backed securities (
“
ABS
”
);
collateralized loan obligations (
“
CLOs
”
); agency and non-agency residential mortgage-backed securities (
“
RMBS
”
); collateralized
mortgage obligations (
“
CMOs
”
); and other securitized investments representing interests in cashflows from various assets, such as loans, leases and warehouse facilities. The Fund may invest in securitized credit instruments directly or indirectly, for example, by investing in derivatives or synthetic instruments with underlying assets that have similar economic characteristics to the securitized credit instruments in which the Fund may make direct investments. The Fund may also invest in whole loans and participations in whole loans, including commercial and residential mortgage loans. Certain loans in which the
Fund may invest, or to which the Fund may gain exposure indirectly through its investments in collateralized debt obligations,
CLOs or other types of structured securities, are considered
“
covenant-lite
”
loans.
The Fund’s investments in securitized credit instruments may be fixed rate or floating or variable rate instruments. Agency mortgage-backed securities are issued or guaranteed by the U.S. government, its agencies or instrumentalities, which include mortgage pass-through securities representing interests in pools of mortgage loans issued or guaranteed by the Government
National Mortgage Association (
“
GNMA
”
), the Federal National Mortgage Association (
“
FNMA
”
), or the Federal Home Loan
Mortgage Corporation (
“
FHLMC
”
). The Fund's investments in non-agency residential mortgage-backed securities may include credit-risk transfer securities, home equity sharing agreements, residuals and warehousing structures.
The Fund may invest in interest-only (
“
IO
”
), principal-only (
“
PO
”
), or inverse floating rate credit instruments. The Fund may invest in mortgage dollar rolls and may purchase or sell securities on a when-issued, delayed delivery or forward commitment basis through the
“
to-be-announced
”
(
“
TBA
”
) market. With TBA transactions, the particular securities to be delivered are not identified at the trade date but the delivered securities must meet specified terms and standards.
The Fund may invest in securitized credit instruments of any credit quality, duration, or maturity and may invest significantly in securities rated below investment grade,
i.e.
, at the time of purchase, securities that are rated Ba1 or below by Moody’s
Investors Service, Inc. or BB+ or below by S&P Global Ratings (
“
S&P
”
) or Fitch Ratings, Inc. (
“
Fitch
”
) or are comparably rated
by another Nationally Recognized Statistical Rating Organization (
“
NRSRO
”
) or, if unrated, determined by the Fund’s sub-adviser
(the
“
Sub-Adviser
”
) to be of comparable quality. Investments rated below investment grade (or similar quality if unrated) are commonly known as high-yielding, high risk investments or as
“
junk
”
investments. The Fund may invest in any level of the
capital structure of an issuer of mortgage-backed or asset-backed securities, including the equity or
“
first loss
”
tranche.
The Fund may invest in foreign (non-U.S.) securities without limit, which may include non-U.S. dollar denominated foreign
(non-U.S.) securities and credit instruments.
The Fund may invest in other fixed-income instruments, which include bonds, debt instruments and other similar instruments issued by various U.S. and non-U.S. public or private sector entities. The Fund also may invest in real estate companies and real estate investment trust (
“
REIT
”
) stocks and other equity securities.
The Fund may invest in derivative instruments including: futures contracts, options on futures, credit default swap agreements, subject to applicable law. The Fund typically uses derivatives to seek to reduce or hedge exposures or other risks such as interest rate or currency risk, to substitute for taking a position in the underlying asset, and/or to enhance returns in the
Fund. The Fund may seek to obtain market exposure to the instruments in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as dollar rolls and reverse repurchase agreements).
In choosing investments for the Fund, the Sub-Adviser combines extensive credit analysis of individual securities, focusing on factors such as collateral, transaction structure, and the other parties involved in a securitization such as loan servicers and originators, with relative value analysis to identify investments that the Sub-Adviser believes will provide above-average returns. In pursuing the Fund’s investment objective, the Sub-Adviser will seek to enhance the Fund’s income and capital appreciation potential by selecting those securitized credit instruments that the Sub-Adviser believes offer advantageous yields relative to other similar securities. Leverage may also be utilized to further enhance income potential.
The Sub-Adviser may sell securities for a variety of reasons, such as to secure gains, limit losses, or redeploy assets into opportunities believed to be more promising.
To seek to increase the yield on the Shares, the Fund may lend portfolio securities on a short-term or long-term basis, up to
33
 1
∕
3
% of its total assets. Such lending will be fully secured by investment-grade collateral held by a third-party securities lending agent.
The Fund may engage in executing repurchase agreements.
To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid investments.
Borrowing and Leverage
To seek to increase the yield on the Shares, the Fund employs financial leverage primarily through reverse repurchase agreements and may also obtain leverage through credit default swaps, dollar rolls and borrowings such as through bank loans or commercial paper and/or other credit facilities. The Fund intends to utilize reverse repurchase agreements, dollar rolls, borrowings and
Voya Enhanced Securitized Income Fund
2

other forms of leverage opportunistically and may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Sub-Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. The timing and terms of leverage will be determined by the Investment Adviser or Sub-Adviser.
See
“
Risk Factors and Special Considerations - Leverage
”
later in this Prospectus.
The net proceeds the Fund obtains from reverse repurchase agreements, credit default swaps, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this Prospectus.
So long as the rate of return, net of applicable Fund expenses, on the debt obligations and other investments purchased by the Fund exceeds the costs to the Fund of the leverage it utilizes, the investment of the Fund’s assets attributable to leverage will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to Shareholders than if the Fund were not so leveraged.
The 1940 Act generally prohibits the Fund from engaging in most forms of leverage representing indebtedness (including the use of bank loans, commercial paper or other credit facilities) unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940
Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes,
“
total net assets
”
) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33
 1
∕
3
of the Fund’s total net assets, including
assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, this asset coverage test is satisfied. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default by the Fund with respect to bank borrowings or other arrangements. The Fund's use of derivatives transactions and other similar instruments is generally subject to a value-at-risk leverage limit, derivatives risk management program, and reporting requirements under Rule 18f-4 under the 1940 Act unless the Fund qualifies as a
“
limited derivatives user
”
as defined in the rule or the
Fund's use of such an instrument satisfies the conditions of certain exemptions under the rule.
Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will utilize reverse repurchase agreements, credit default swaps, dollar rolls or borrowings or utilize any other forms of leverage
(such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Shares. When leverage is used, the NAV of the Shares and the yield to shareholders will be more volatile. In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the Shareholders and result in a reduction of the NAV of the Shares. In addition, because the fees received by the Investment Adviser are based on the average daily
“
total managed assets
”
of the Fund (including any assets attributable to any reverse repurchase agreements, dollar rolls and borrowings, if issued), the Investment Manager has a financial incentive for the Fund to use certain forms of leverage (
e.g
.,
reverse repurchase agreements, dollar rolls and borrowings), which may create a conflict of interest between the Investment
Adviser, on the one hand, and the Shareholders, on the other hand.
The Fund also may borrow money in order to repurchase its shares or as a temporary measure for extraordinary or emergency purposes, including for the payment of dividends or the settlement of securities transactions which otherwise might require untimely dispositions of portfolio securities held by the Fund.
Diversification
The Fund maintains a diversified investment portfolio through an investment strategy which seeks to limit exposure to any one issuer or industry.
The Fund is diversified, as such term is defined in the 1940 Act. The Fund’s policy to be diversified is a fundamental policy that may not be changed without shareholder approval. A diversified fund may not, as to 75% of its total assets, invest more than 5% of its total assets in any one issuer and may not purchase more than 10% of the outstanding voting securities of any one issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, or other investment companies). The Fund will consider a borrower on a loan, including a loan participation, to be the issuer of that loan. In addition, with respect to a loan under which the Fund does not have privity with the borrower or would not have a direct cause of action against the borrower in the event of the failure of the borrower to make payment of scheduled principal or interest, the Fund will separately meet the foregoing requirements and consider each interpositioned lender (a lender from which the Fund acquires a loan) to be an issuer of the loan. With respect to no more than 25% of its total assets, the Fund may make investments that are not subject to the foregoing restrictions.
Voya Enhanced Securitized Income Fund
3

Continuous Offering
The Fund continuously offers its Shares for sale. Sales are made through selected broker-dealers and financial services firms which enter into agreements with Voya Investments Distributor, LLC (the
“
Distributor
”
), the Fund's principal underwriter. Shares
are sold at a public offering price equal to their NAV per share. The Fund and the Distributor reserve the right to reject any purchase order. Please note that cash, traveler's checks, third party checks, money orders, and checks drawn on non-U.S.
banks (even if payment may be effected through a U.S. bank) generally will not be accepted for purchase of Shares.
Repurchase Offers
To maintain a measure of liquidity, the Fund will offer to repurchase not less than 5% and not more than 25% of its outstanding
Shares on a quarterly basis (
“
Repurchase Offers
”
). This is a fundamental policy that cannot be changed without shareholder approval. Other than the Fund's quarterly repurchase offers, no market for the Fund's Shares is expected to exist. Even though the Fund intends to make quarterly repurchase offers to repurchase a portion of its Shares, you should consider the
Shares to be illiquid. The applicable early withdrawal charge (
“
EWC
”
) will be imposed on certain repurchased Class A Shares
and Class I Shares. See
“
Sales Charges
”
 and
“
Repurchase Offers
”
later in this Prospectus for important information relating
to the acceptance of Fund offers to repurchase Shares.
Principal Risks
The principal risks are presented in alphabetical order to facilitate readability, and their order does not imply that the realization of one risk is more likely to occur or have a greater adverse impact than another risk.
Asset-Backed (including Mortgage-Backed) Securities:

Defaults on, or low credit quality or liquidity of the underlying assets of the asset-backed (including mortgage-backed) securities may impair the value of these securities and result in losses.
There may be limitations on the enforceability of any security interest or collateral granted with respect to those underlying assets and the value of collateral may not satisfy the obligation upon default. These securities also present a higher degree of prepayment and extension risk and interest rate risk than do other types of debt instruments.
Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain asset-backed securities. The value of longer-term securities generally changes more in response to changes in market interest rates than shorter-term securities.
Certain asset-backed (including mortgage-backed) securities may pay principal only at maturity or may represent only the right to receive payments of principal or interest on the underlying assets, but not both. The value of IO and PO instruments may change more than the value of debt securities that pay both principal and interest during periods of changing interest rates. PO instruments generally increase in value if interest rates decline, but are also subject to the risk of prepayment. IO instruments generally increase in value in a rising interest rate environment when fewer of the underlying obligations are prepaid. IO instruments could lose their entire value in a declining interest rate environment if the underlying obligations are prepaid.
The Fund may invest in real estate mortgage investment conduits (
“
REMICs
”
), which could include resecuritizations of REMICs
(
“
Re-REMICs
”
). A REMIC is an special purpose entity that pools mortgage loans and issues mortgage-backed securities. An interest in a Re-REMIC security may be riskier than the securities contributed to the special purpose entity, and the holders of the Re-REMIC securities may bear the costs associated with the securitization.
Senior tranche investments in mortgage-backed or asset-backed securities are paid from the cash flows from the underlying assets before the junior tranches and equity or
“
first loss
”
tranches. Any losses on the underlying assets are first borne by the equity tranches, next by less junior tranches, and finally by the senior tranches. Accordingly, subordinated tranche investments, and especially
“
first loss
”
tranches, involve greater risk of loss than more senior tranches.
These securities may be affected significantly by government regulation, market interest rates, market perception of the creditworthiness of an issuer servicer, and loan-to-value ratio of the underlying assets. During an economic downturn, the mortgages, commercial or consumer loans, trade or credit card receivables, installment purchase obligations, leases, or other debt obligations underlying an asset-backed security may experience an increase in defaults as borrowers experience difficulties in repaying their loans which may cause the valuation of such securities to be more volatile and may reduce the value of such securities. These risks are particularly heightened for investments in asset-backed securities that contain sub-prime loans, which are loans made to borrowers with weakened credit histories and often have higher default rates.
Collateralized Loan Obligations:

A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include senior secured and unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade, or equivalent unrated loans. CLOs may incur management fees and administration fees. The risks of investing in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of
Voya Enhanced Securitized Income Fund
4

securities in which the Fund, and can generally be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments, and include interest rate risk, credit risk, liquidity risk, prepayment and extension risk, and the risk of default of the underlying asset, among others.
Commercial Real Estate Loans:

The Fund may invest in loans secured by commercial real estate. Loans on commercial real estate properties generally lack standardized terms, which may complicate their structure and increase due diligence costs.
Commercial real estate properties tend to be unique and are more difficult to value than residential properties. Commercial real estate loans also tend to have shorter maturities than residential mortgage loans and are generally not fully amortizing, which means that they may have a significant principal balance or
“
balloon
”
payment due on maturity. Loans with a balloon
payment involve a greater risk to a lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the collateral property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the property, mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the financial condition and operating history of the property and the borrower, tax laws, prevailing economic conditions and the availability of credit for loans secured by the specific type of property.
Investing in commercial real estate loans is subject to cyclicality and other uncertainties. The cyclicality and leverage associated with commercial real estate loans also have historically resulted in periods, including significant periods, of adverse performance, including performance that may be materially more adverse than the performance associated with other investments. Commercial real estate loans generally are non-recourse to borrowers. Commercial real estate loans are subject to the effects of: (i) the ability of tenants to make lease payments; (ii) the ability of a property to attract and retain tenants, which may in turn be affected by local conditions, such as an oversupply of space or a reduction in demand for rental space in the area, the attractiveness of properties to tenants, competition from other available space and the ability of the owner to pay leasing commissions, provide adequate maintenance and insurance, pay tenant improvement costs and make other tenant concessions; (iii) the failure or insolvency of tenant businesses; (iv) interest rate levels and the availability of credit to refinance such loans at or prior to maturity; (v) compliance with regulatory requirements and applicable laws, including environmental controls and regulations and (vi) increased operating costs, including energy costs and real estate taxes. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties and such tenants may seek the protection of the bankruptcy laws, which can result in termination of lease contracts. If the properties securing the loans do not generate sufficient income to meet operating expenses, debt service, capital expenditure and tenant improvements, the obligors under the loans may be unable to make payments of principal and interest in a timely fashion. Income from and values of properties are also affected by such factors as the quality of the property manager, applicable laws, including tax laws, interest rate levels, the availability of financing for owners and tenants and the impact of and costs of compliance with environmental controls and regulations. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Similarly, trends in favor of online shopping may negatively affect the real estate market for commercial properties.
Covenant-Lite Loans:

Loans in which the Fund may invest or to which the Fund may gain exposure indirectly through its investments in collateralized debt obligations, CLOs or other types of structured securities may be considered
“
covenant-lite
”
loans. Covenant-lite
refers to loans which do not incorporate traditional performance-based financial maintenance covenants. Covenant-lite does not refer to a loan’s seniority in a borrower’s capital structure nor to a lack of the benefit from a legal pledge of the borrower’s assets and does not necessarily correlate to the overall credit quality of the borrower. Covenant-lite loans generally do not include terms which allow a lender to take action based on a borrower’s performance relative to its covenants. Such actions may include the ability to renegotiate and/or re-set the credit spread on the loan with a borrower, and even to declare a default or force the borrower into bankruptcy restructuring if certain criteria are breached. Covenant-lite loans typically still provide lenders with other covenants that restrict a borrower from incurring additional debt or engaging in certain actions.
Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in, or has exposure to, covenant-lite loans and, accordingly, may have a greater risk of loss on such investments as compared to investments in, or exposure to, loans with additional or more conventional covenants.
Credit:

The Fund could lose money if the issuer or guarantor of a debt instrument in which the Fund invests, or the counterparty to a derivative contract the Fund entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.
Asset-backed (including
mortgage-backed) securities that are not issued by U.S. government agencies may have a greater risk of default because they are not guaranteed by either the U.S. government or an agency or instrumentality of the U.S. government. The credit quality of typical asset-backed securities depends primarily on the credit quality of the underlying assets and the structural support (if any) provided to the securities.
Voya Enhanced Securitized Income Fund
5

Credit (Loans):

Prices of the Fund’s investments are likely to fall if the actual or perceived financial health of the borrowers on, or issuers of, such investments deteriorates, whether because of broad economic or issuer-specific reasons, or if the borrower or issuer is late (or defaults) in paying interest or principal. The Fund's investments in U.S. dollar-denominated floating rate secured senior loans are expected to be rated below investment grade. Below investment grade loans commonly known as high-yielding, high risk investments or as
“
junk
”
investments involve a greater risk that borrowers may not make timely payment of the interest and principal due on their loans and are subject to greater levels of credit and liquidity risks. They also involve a greater risk that the value of such loans could decline significantly. If borrowers do not make timely payments of the interest due on their loans, the yield on the Shares will decrease. If borrowers do not make timely payment of the principal due on their loans, or if the value of such loans decreases, the net asset value will decrease.
The Fund may also make investments in whole loans and debt instruments backed by residential loans or commercial loans that may carry additional risks, including the possibility that the quality of the collateral may decline in value and the potential for the liquidity of residential or commercial loans to vary over time. These risks are greater for subprime loans and loans secured by a single asset. Because they do not trade in a liquid market, residential and commercial loans can typically only be sold to a limited universe of institutional investors and may be difficult for the Fund to value. In addition, in the event that a loan is foreclosed on, the Fund could become the owner (in whole or in part) of any collateral, which may include, among other things, real estate or other real or personal property, and the Fund would bear the costs and liabilities of owning, holding or disposing of such property.
Loans that are senior and secured generally involve less risk than unsecured or subordinated (including second lien) debt and equity instruments of the same borrower because the payment of principal and interest on senior loans is an obligation of the borrower that, in most instances, takes precedence over the payment of dividends or the return of capital to the borrower’s shareholders, and payments to bond holders. Loans that are senior and secured also may have collateral supporting the repayment of the debt instrument. However, the value of the collateral may not equal the Fund’s investment when the debt instrument is acquired or may decline below the principal amount of the debt instrument subsequent to the Fund’s investment.
Also, to the extent that collateral consists of stocks of the borrower, or its subsidiaries or affiliates, the Fund bears the risk that the stocks may decline in value, be relatively illiquid, or may lose all or substantially all of their value, causing the Fund’s investment to be undercollateralized. Therefore, the liquidation of the collateral underlying a loan in which the Fund has invested, may not satisfy the borrower’s obligation to the Fund in the event of non-payment of scheduled interest or principal, and the collateral may not be able to be readily liquidated. In addition, it is possible that disputes as to the nature or identity of the collateral securing a loan may delay the Fund's ability to realize on the collateral or, if the dispute is resolved adversely to the Fund, may prevent the Fund from realizing on assets it had considered to constitute collateral.
In the event of the bankruptcy of a borrower or issuer, the Fund could experience delays and limitations on its ability to realize the benefits of the collateral securing the investment. Among the risks involved in a bankruptcy are assertions that the pledge of collateral to secure a loan constitutes a fraudulent conveyance or preferential transfer that would have the effect of nullifying or subordinating the Fund’s rights to the collateral.
Lower quality securities (including securities that are or have fallen below investment grade and are classified as
“
junk investments
”

or
“
high yield securities
”
) have greater credit risk and liquidity risk than higher quality (investment grade) securities, and their issuers’ long-term ability to make payments is considered speculative. Prices of lower quality bonds or other debt instruments are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility. Investment decisions are based largely on the credit analysis performed by the manager, and not on rating agency evaluation. This analysis may be difficult to perform. Information about a loan and its borrower generally is not in the public domain. Investors in loans may not be afforded the protections of the anti-fraud provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, because loans may not be considered
“
securities
”

under such laws. In addition, many borrowers have not issued securities to the public and are not subject to reporting requirements under federal securities laws. Generally, however, borrowers are required to provide financial information to lenders and information may be available from other loan market participants or agents that originate or administer loans.
Credit Default Swaps:

The Fund may enter into credit default swaps, either as a buyer or a seller of the swap. A buyer of a credit default swap is generally obligated to pay the seller an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the
“
par value
”
(full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. As a seller of a credit default swap, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the full notional value of the swap.
Credit default swaps are particularly subject to counterparty, credit, valuation, liquidity, and leveraging risks, and the risk that the swap may not correlate with its reference obligation as expected. Certain standardized credit default swaps are subject
Voya Enhanced Securitized Income Fund
6

to mandatory central clearing. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and in the meantime, central clearing and related requirements expose the Fund to different kinds of costs and risks. In addition, credit default swaps expose the Fund to the risk of improper valuation.
Credit Risk Transfer Securities
:
Credit risk transfer securities (
“
CRTs
”
) are fixed- or variable-rate unsecured general obligations
issued from time to time by FHLMC, FMNA or other government sponsored entities (
“
GSEs
”
) and in certain cases private
entities. CRTs that are not structured as REMICs are unguaranteed and unsecured debt securities issued by the GSE and therefore are not directly linked to or backed by the underlying mortgage loans. As a result, in the event that a GSE fails to pay principal or interest on its non-REMIC CRT or goes through a bankruptcy, insolvency or similar proceeding, holders of such
CRTs have no direct recourse to the underlying mortgage loans and will generally receive recovery on par with other unsecured creditors in such a scenario. The risks associated with an investment in CRTs are different than the risks associated with an investment in mortgage-backed securities subject to a guarantee or the credit support of FHLMC, FMNA, or other GSEs because some or all of the mortgage default or credit risk associated with the underlying mortgage loans is transferred to investors in CRTs. As a result, the risk of loss is substantially greater. CRTs may also be issued by private entities, such as banks or other financial institutions. Such securities are subject to risks similar to those associated with credit risk transfer securities issued by GSEs, though they may be less creditworthy than a GSE.
Currency:

To the extent that the Fund invests directly or indirectly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged by the Fund through foreign currency exchange transactions.
Demand for Loans:

An increase in demand for loans may benefit the Fund by providing increased liquidity for such loans and higher sales prices, but it may also adversely affect the rate of interest payable on such loans and the rights provided to the
Fund under the terms of the applicable loan agreement, and may increase the price of loans in the secondary market. A decrease in the demand for loans may adversely affect the price of loans in the Fund’s portfolio, which could cause the
Fund’s net asset value to decline and reduce the liquidity of the Fund’s loan holdings.
Derivative Instruments:

Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Fund. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Fund and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Fund may not realize the intended benefits. When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment.
Generally, derivatives are sophisticated financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Fund may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Fund to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom) has implemented or is in the process of implementing similar requirements, which may affect the Fund when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements are relatively new and evolving (and some of the rules are not yet final), their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the
Fund to different kinds of costs and risks.
Duration:

One measure of risk for the Fund’s investments in fixed-income instruments, including certain securitized credit instruments is duration. Duration measures the sensitivity of a fixed-income instrument’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a fixed-income instrument on a present value basis by incorporating into one measure a credit instrument’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable 7% coupon bond with a remaining
Voya Enhanced Securitized Income Fund
7

maturity of 5 years is approximately 4.5 years and the duration of a non-callable 7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. Generally, the Fund’s investments in fixed-income instruments will decrease in value if interest rates rise and increase in value if interest rates fall. For example, the price of a fixed-income instrument with a duration of 5 years would be expected to fall approximately
5% if market interest rates rose by 1%. Conversely, the price of a fixed-income instrument with a duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%. Normally, the longer the maturity or duration of the fixed-income instruments the Fund owns, the more sensitive the value of the Fund’s shares will be to changes in interest rates.
Floating Rate Investments:

The Fund’s investments will include floating rate investments, which are securities and other instruments with interest rates that adjust or
“
float
”
periodically based on a specified interest rate or other reference and include floating rate loans, repurchase agreements, money market securities and shares of money market and short-term bond funds. The interest rates on these investments may be reset daily, weekly, monthly, quarterly, or some other reset period, and may have a floor or ceiling on interest rate changes. Changes in short-term market interest rates will directly affect the yield on investments in floating or variable rate loans. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. See also the principal risk titled
“
Interest Rate for Floating or Variable Rate Loans.
”
Floating or Variable Rate Loans:

In the event a borrower fails to pay scheduled interest or principal payments on a floating or variable rate loan, the Fund will experience a reduction in its income and a decline in the market value of such floating rate loan. If a floating rate loan is held by the Fund through another financial institution, or the Fund relies upon another financial institution to administer the loan, the receipt of scheduled interest or principal payments may be subject to the credit risk of such financial institution. Investors in floating rate loans may not be afforded the protections of the anti-fraud provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, because loans may not be considered
“
securities
”
under such laws. Additionally, the value of collateral, if any, securing a floating rate loan can decline or may be insufficient to meet the borrower’s obligations under the loan, and such collateral may be difficult to liquidate.
This risk is increased if the Fund’s loans are with a single borrower or secured by a single asset. No active trading market may exist for many floating rate loans and many floating rate loans are subject to restrictions on resale. Transactions in loans typically settle on a delayed basis and may take longer than 7 days to settle. As a result, the Fund may not receive the proceeds from a sale of a floating rate loan for a significant period of time. Delay in the receipts of settlement proceeds may impair the ability of the Fund to meet its redemption obligations, and may limit the ability of the Fund to repay debt, pay dividends, or to take advantage of new investment opportunities.
Foreign (Non-U.S.) Investments:
Investing in foreign (non-U.S.) securities may result in the Fund experiencing more rapid and extreme changes in value than a fund that invests exclusively in securities of U.S. companies due, in part, to: smaller markets;
differing reporting, accounting, auditing and financial reporting standards and practices; nationalization, expropriation, or confiscatory taxation; foreign currency fluctuations, currency blockage, or replacement; potential for default on sovereign debt;
and political changes or diplomatic developments, which may include the imposition of economic sanctions (or the threat of new or modified sanctions) or other measures by the U.S. or other governments and supranational organizations. Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issuers in another market, country or region.
Futures Contracts:

The loss to the Fund resulting from its use of futures contracts (or
“
futures
”
) is potentially unlimited.
Futures markets are highly volatile, and the use of futures contracts increases the volatility of the Fund’s net asset value.
The Fund’s ability to establish and close out positions in futures contracts requires a liquid secondary market. A liquid secondary market may not exist for any particular futures contract at any particular time, and as a result the Fund runs the risk that it will be unable when it wishes to effect closing transactions to terminate its exposure under that contract. In using futures contracts, the Fund relies on the Sub-Adviser’s ability to predict market and price movements correctly. The skills needed to use futures contracts successfully are different from those needed for traditional portfolio management. If the Fund uses futures contracts for hedging purposes, it runs the risk that changes in the prices of the contracts will not correlate perfectly with changes in the securities, index, or other asset underlying the contracts or movements in the prices of the Fund’s investments that are subject to the hedge.
The Fund typically will be required to post margin with its futures commission merchant when purchasing a futures contract.
If the Fund has insufficient cash to meet margin requirements, the Fund typically will have to sell other investments and runs the risk of having to do so at a disadvantageous time. The Fund also runs the risk of being unable to recover, or be delayed in recovering, margin or other amounts deposited with a futures commission merchant. For example, should the futures commission merchant become insolvent, the Fund may be unable to recover all (or any) of the margin it has deposited or realize the value of an increase in the price of its positions.
Voya Enhanced Securitized Income Fund
8

The Fund may invest in futures contracts traded on exchanges outside the United States. Neither those contracts nor the foreign exchanges are subject to regulation by the Commodity Futures Trading Commission or other U.S. regulators. In addition, foreign futures contracts may be less liquid and more volatile than U.S. futures contracts.
High-Yield Securities:

Lower-quality securities (including securities that are or have fallen below investment grade and are classified as
“
junk investments
”
or
“
high-yield securities
”
) have greater credit risk and liquidity risk than higher-quality (investment grade) securities, and their issuers' long-term ability to make payments is considered speculative. Prices of lower-quality bonds or other debt instruments are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility.
Interest in Loans:

The value and the income streams of interests in loans (including participation interests in lease financings and assignments in secured variable or floating rate loans) will decline if borrowers delay payments or fail to pay altogether.
A significant rise in market interest rates could increase this risk. Although loans may be fully collateralized when purchased, such collateral may become illiquid or decline in value.
Interest Rate:

Changes in short-term market interest rates will directly affect the yield on Shares. If short-term market interest rates fall, the yield on Shares will also fall. To the extent that the interest rate spreads on loans in the Fund’s portfolio experience a general decline, the yield on the Shares will fall and the value of the Fund’s assets may decrease, which will cause the
Fund’s net asset value to decrease. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. In the case of inverse securities, the interest rate paid by such securities generally will decrease when the market rate of interest to which the inverse security is indexed increases. With respect to investments in fixed rate instruments, a rise in market interest rates generally causes values of such instruments to fall. The values of fixed rate instruments with longer maturities or duration are more sensitive to changes in market interest rates.
As of the date of this Prospectus, the United States has recently experienced a rising market interest rate environment, which may increase the Fund’s exposure to risks associated with rising market interest rates. Rising market interest rates could have unpredictable effects on the markets and may expose debt and related markets to heightened volatility, which could reduce liquidity for certain investments, adversely affect values, and increase costs. If dealer capacity in debt and related markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt and related markets. Further, recent and potential changes in government policy may affect interest rates.
Interest Rate for Floating or Variable Rate Loans:

Changes in short-term market interest rates will directly affect the yield on investments in floating or variable rate loans. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. To the extent that the interest rate spreads on loans in the Fund’s portfolio experience a general decline, the yield on the Fund’s shares will fall and the value of the Fund’s assets may decrease, which will cause the Fund’s net asset value to decrease. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. The impact of market interest rate changes on the Fund’s yield will also be affected by whether, and the extent to which, the floating or variable rate loans in the Fund’s portfolio are subject to floors on the secured overnight funding rate (
“
SOFR
”
) base rate or other reference benchmark on which interest is calculated for such loans (a
“
benchmark floor
”
).
So long as the base rate for a loan remains under the applicable benchmark floor, changes in short-term market interest rates will not affect the yield on such loans. In addition, to the extent that changes in market interest rates are reflected not in a change to a base rate such as SOFR but in a change in the spread over the base rate which is payable on the floating rate loans of the type and quality in which the Fund invests, the Fund’s net asset value could also be adversely affected. As of the date of this Prospectus, the U.S has recently experienced a rising market interest rate environment, which may increase the Fund’s exposure to risks associated with rising market interest rates. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt and related markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt and related markets. Further, recent and potential future changes in government policy may affect interest rates.
Inverse Floating Rate Instrument:

Inverse floaters are leveraged inverse floating rate credit instruments. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed.
An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity.
Voya Enhanced Securitized Income Fund
9

Leverage:

The Fund currently utilizes leverage primarily through reverse repurchase agreements and may also obtain leverage through credit default swaps, dollar rolls and borrowings such as through bank loans or commercial paper and/or other credit facilities.
The Fund’s use of leverage, if any, creates the opportunity for increased Share net income, but also creates special risks for shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objective and policies. Interest expense payable by the Fund with respect to derivatives transactions and other forms of leverage, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return
(net of applicable Fund expenses) than the interest expenses and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to shareholders than if the Fund were not so leveraged.
If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders and will reduce the investment return of the Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Shares, and it may result in losses. Leverage creates several major types of risks for shareholders, including:
•
the likelihood of greater volatility of NAV and market price of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;
•
the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on
Shares will fluctuate because such costs vary over time; and
•
the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged and may result in a greater decline in the market value of the Shares.
Capital raised through leverage will be subject to interest and other costs, and these costs could exceed the income earned by the Fund on the proceeds of such leverage. There can be no assurance that the Fund’s income from the proceeds of leverage will exceed these costs. The manager seeks to use leverage for the purposes of making additional investments only if they believe, at the time of using leverage, that the total return on the assets purchased with such funds will exceed interest payments and other costs on the leverage.
The Fund is not permitted to declare dividends or other distributions, including dividends and distributions with respect to
Shares, or to purchase Shares unless the Fund meets certain asset coverage requirements. The failure to pay distributions or dividends could result in the Fund ceasing to qualify as a regulated investment company (
“
RIC
”
) under the Internal Revenue
Code of 1986, as amended.
Because the fees received by the Investment Adviser are based on the average daily total managed assets of the Fund (including assets attributable to any reverse repurchase agreements, dollar rolls and borrowings) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings), the Investment Adviser has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls and borrowings), which may create a conflict of interest between the Investment Adviser, on the one hand, and the shareholders, on the other hand.
Limited Liquidity For Investors:

The Fund does not repurchase its shares on a daily basis and no market for the Shares is expected to exist. To provide a measure of liquidity, the Fund will normally make quarterly repurchase offers for not less than
5% and not more than 25% of its outstanding Shares. If more than 5% of Shares are tendered, investors may not be able to completely liquidate their holdings in any quarter. Shareholders also will not have liquidity between these quarterly repurchase dates.
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance.
Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs investment leverage, repurchases
Voya Enhanced Securitized Income Fund
10

of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the
Fund’s expenses and reducing any net investment income.
If a repurchase offer is oversubscribed, the Fund's Board of Trustees (the
“
Board
”
) may determine to increase the amount
repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A Shareholder may be subject to market and other risks, and the NAV per Share of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV per Share for tendered Shares is determined. In addition, the repurchase of Shares by the Fund may be a taxable event to Shareholders.
Limited Operating History:

The Fund has a limited operating history. As a result, prospective investors have a limited track record and history on which to base their investment decision. In addition, there can be no assurance that the Fund will be able to implement its investment strategy and investment approach or achieve its investment objective.
Limited Secondary Market for Loans:

Because of the limited secondary market for loans, the Fund, through its investments in loans directly or indirectly through its investments in securitized credit instruments, may be limited in its ability to sell loans in its portfolio in a timely fashion and/or at a favorable price. Transactions in loans typically settle on a delayed basis and typically take longer than 7 days to settle. As a result the Fund may not receive the proceeds from a sale of a floating rate loan for a significant period of time. Delay in the receipts of settlement proceeds may impair the ability of the Fund to meet its repurchase obligations and may increase the amounts the Fund may be required to borrow. It may also limit the ability of the Fund to repay debt, pay dividends, or to take advantage of new investment opportunities.
Although the re-sale,
or secondary market for loans has grown substantially in recent years, both in overall size and number of market participants, there is no organized exchange or board of trade on which loans are traded. Instead, the secondary market for loans is a private, unregulated inter-dealer or inter-bank re-sale market.
Loans usually trade in large denominations and trades can be infrequent and the market for loans may experience volatility.
The market has limited transparency so that information about actual trades may be difficult to obtain. Accordingly, some loans will be relatively illiquid.
In addition, loans may require the consent of the borrower and/or the agent prior to sale or assignment. These consent requirements can delay or impede the Fund’s ability to sell loans and can adversely affect the price that can be obtained.
These considerations may cause the Fund to sell assets at lower prices than it would otherwise consider to meet cash needs or cause the Fund to maintain a greater portion of its assets in cash equivalents than it would otherwise, which could negatively impact performance. The Fund may seek to avoid the necessity of selling assets to meet such needs by the use of borrowings.
From time to time, the occurrence of one or more of the factors described above may create a cascading effect where the market for debt instruments (including the market for loans) first experiences volatility and then decreased liquidity. Such conditions, or other similar conditions, may then adversely affect the value of loans and other instruments, widening spreads against higher-quality debt instruments, and making it harder to sell loans at prices at which they have historically or recently traded, thereby further reducing liquidity.
Declines in the Fund's share price or other market developments (which may be more severe than these prior declines) may lead to increased repurchases, which could cause the Fund to have to sell loans and other instruments at disadvantageous prices and inhibit the ability of the Fund to retain its assets in the hope of greater stabilization in the secondary markets. In addition, these or similar circumstances could cause the Fund to sell its highest quality and most liquid loans and other investments in order to satisfy an initial wave of repurchases while leaving the Fund with a remaining portfolio of lower-quality and less liquid investments. In anticipation of such circumstances, the Fund may also need to maintain a larger portion of its assets in liquid instruments than usual. However, there can be no assurance that the Fund will foresee the need to maintain greater liquidity or that actual efforts to maintain a larger portion of assets in liquid investments would successfully mitigate the foregoing risks.
During its quarterly repurchase offers, the Fund is required to maintain a percentage of its portfolio, equal to the value of the repurchase amounts, in securities that can be sold or disposed of at approximately the price at which the Fund has valued the investment, within a period equal to the period between a repurchase request deadline and the repurchase payment deadline, or of assets that mature by the next repurchase payment deadline. The requirement to keep a portion of the portfolio in liquid securities, however, could negatively impact performance.
Voya Enhanced Securitized Income Fund
11

Liquidity:

If an investment is illiquid, the Fund might be unable to sell the investment at a time when the Fund’s manager might wish to sell, or at all. Many of the Fund’s investments may be illiquid. The term
“
illiquid investments
”
for this purpose
means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Further, the lack of an established secondary market may make it more difficult to value illiquid investments, exposing the Fund to the risk that the prices at which it sells illiquid investments will be less than the prices at which they were valued when held by the Fund, which could cause the Fund to lose money. Illiquid investments may become harder to value, especially in changing markets. The prices of illiquid investments may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress.
The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Fund, due to limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.
The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
Market:

The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Fund to achieve its investment objectives.
Market Disruption and Geopolitical:

The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. In addition, military action by Russia in Ukraine has, and may continue to, adversely affect global energy and financial markets and therefore could affect the value of the Fund’s investments, including beyond the Fund’s direct exposure to Russian issuers or nearby geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict and could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have recently experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S. or foreign (non-U.S.)
economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. Any of these occurrences could disrupt the operations of the
Fund and of the Fund’s service providers.
Options:

The Fund may buy or write (sell) call options and put options on futures and other instruments. The market price of options will be affected by many factors, including changes in the market price or other economic attributes of the underlying investment; changes in the realized or perceived volatility of the relevant market and underlying investment; and the time remaining before an option’s expiration. The ability to trade in or exercise options may be restricted, including in the event that trading in the underlying reference becomes restricted. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position by buying or selling the option. Reasons for the absence of a liquid secondary
Voya Enhanced Securitized Income Fund
12

market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or clearinghouse may not at all times be adequate to handle current trading volume; or (vi) a regulator or one or more exchanges could, for economic or other reasons, decide to discontinue the trading of options (or a particular class or series of options) at some future date. If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. The Options can also be traded off exchanges in the over-the-counter (
“
OTC
”
) market. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options are generally established through negotiation with the other party to the option contract. While this type of arrangement allows the Fund greater flexibility to tailor an option to its needs, OTC options can be less liquid than exchange-traded options and generally involve greater counterparty credit risk than exchange traded options, which are guaranteed by the clearing organization of the exchanges where they are traded. The market price of options, particularly OTC options, may be adversely affected if the market for the options becomes less liquid or smaller. Purchasers of options who fail to exercise their options prior to the expiration date suffer a loss of the premium paid.
Prepayment and Extension:
Many types of debt instruments are subject to prepayment and extension risk. Prepayment risk is the risk that the issuer of a debt instrument will pay back the principal earlier than expected. This risk is heightened in a falling market interest rate environment. Prepayment may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a debt instrument subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Extension risk is the risk that the issuer of a debt instrument will pay back the principal later than expected. This risk is heightened in a rising market interest rate environment. This may negatively affect performance, as the value of the debt instrument decreases when principal payments are made later than expected. Additionally, the Fund may be prevented from investing proceeds it would have received at a given time at the higher prevailing interest rates.
Real Estate Companies and Real Estate Investment Trusts:

Investing in real estate companies and REITs may subject the
Fund to risks similar to those associated with the direct ownership of real estate, including losses from casualty or condemnation, changes in local and general economic conditions, supply and demand, market interest rates, zoning laws, regulatory limitations on rents, property taxes, overbuilding, high foreclosure rates, and operating expenses in addition to terrorist attacks, wars, or other acts that destroy real property. Some REITs may invest in a limited number of properties, in a narrow geographic area or in a single property type, which increases the risk that the Fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, market interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for favorable tax treatment or regulatory exemptions. Investments in
REITs are affected by the management skill of the REIT’s sponsor. The Fund will indirectly bear its proportionate share of expenses, including management fees, paid by each REIT in which it invests.
Regulatory Risks for Loans:

To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of loans. In November 2022, the SEC proposed rule amendments which, among other things, would amend the liquidity rule framework for open-end funds. While the proposal is not directly applicable to the Fund, if the rule amendments are adopted as proposed, they could have a negative impact on the market for loans as open-end funds subject to the rule exit the market. The nature and extent of the proposal’s impact will not be known unless and until any final rulemaking is adopted.
Repurchase Agreements:

In the event that the other party to a repurchase agreement defaults on its obligations, the Fund would generally seek to sell the underlying security serving as collateral for the repurchase agreement. However, the value of collateral may be insufficient to satisfy the counterparty's obligation and/or the Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in price of the security, which could result in a loss. In addition, if the Fund is characterized by a court as an unsecured creditor, it would be at risk of losing some or all of the principal and interest involved in the transaction.
Residential Mortgage Loans:

The Fund may invest in loans secured by residential real estate, including potentially mortgages made to borrowers with lower credit scores, through its investments in loans directly or indirectly through its investments in securitized credit instruments. Accordingly, such mortgage loans may be more sensitive to economic factors that could affect the ability of borrowers to pay their obligations under the mortgage loans. A decline or an extended flattening of home prices and appraisal values may result in increases in delinquencies and losses on residential mortgage loans, particularly with
Voya Enhanced Securitized Income Fund
13

respect to second homes and investor properties and with respect to any residential mortgage loan where the aggregate loan amount (including any subordinate liens) is close to or greater than the related property value. Mortgage loans, including mortgage loans backing mortgage-backed securities, in which the Fund may invest, may include non-qualified mortgage (
“
Non-QM
”
)
loans. Non-QM loans do not comply with the rules of the Consumer Financial Protection Bureau relating to qualified mortgages and are subject to increased risk of loss.
Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable-rate mortgage loans. Borrowers with adjustable payment mortgage loans will be exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.
Certain residential mortgage loans may be structured with negative amortization features. Negative amortization arises when the mortgage payment in respect of a loan is smaller than the interest due on such loan. On any such mortgage loans, if the required minimum monthly payments are less than the interest accrued on the loan, the interest shortfall is added to the principal balance, causing the loan balance to increase rather than decrease over time. Because the related mortgagors may be required to make a larger single payment upon maturity, the default risk associated with such mortgage loans may be greater than that associated with fully amortizing mortgage loans.
Reverse Repurchase Agreements and Dollar Roll Transactions:

Reverse repurchase agreements involve sales of portfolio
securities to another party and an agreement by the Fund to repurchase the same securities at a later date at a fixed price.
During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls involve selling securities (
e.g
., mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund.  If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.
Reverse repurchase agreements entail many of the same risks as over-the-counter derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected. If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted.
There is no assurance that reverse repurchase agreements or dollar rolls can be successfully employed.
Further, the Fund’s investments in reverse repurchase agreements will be treated as
“
derivatives
”
in connection with the
Fund’s compliance with Rule 18f-4. Pursuant to Rule 18f-4, the Fund has adopted and implemented a derivatives risk management program to govern its use of derivatives, and the Fund’s derivatives exposure (including its use of reverse repurchase agreements)
is limited through a VaR test. Rule 18f-4 may restrict the Fund’s ability to enter into reverse repurchase agreements and/or increase the costs of such reverse repurchase agreements, which could adversely affect the value of the Fund’s investments and/or the performance of the Fund.
Securities Lending:

Securities lending involves two primary risks:
“
investment risk
”
and
“
borrower default risk.
”
When lending
securities, the Fund will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Fund will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Fund will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage.
The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile.
The use of leverage may increase expenses and increase the impact of the Fund’s other risks.
Temporary Defensive Positions:

When market conditions make it advisable, the Fund may hold a portion of its assets in cash and short-term interest bearing instruments. Moreover, in periods when, in the opinion of the manager, a temporary defensive position is appropriate, up to 100% of the Fund’s assets may be held in cash, short-term interest bearing instruments and/or any other securities the manager considers consistent with a temporary defensive position. The Fund may not achieve its investment objective when pursuing a temporary defensive position.
Voya Enhanced Securitized Income Fund
14

U.S. Government Securities and Obligations:
U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies, or government-sponsored enterprises. U.S. government securities are subject to market risk and interest rate risk, and may be subject to varying degrees of credit risk.
Valuation of Loans:

The Fund values its assets every day the New York Stock Exchange is open for regular trading. However, because the secondary market for loans is limited, it may be difficult to value loans, exposing the Fund to the risk that the price at which it sells loans will be less than the price at which they were valued when held by the Fund. Reliable market value quotations may not be readily available for some loans, and determining the fair valuation of such loans may require more research than for securities that trade in a more active secondary market. In addition, elements of judgment may play a greater role in the valuation of loans than for more securities that trade in a more developed secondary market because there is less reliable, objective market value data available. If the Fund purchases a relatively large portion of a loan, the limitations of the secondary market may inhibit the Fund from selling a portion of the loan and reducing its exposure to a borrower when the manager deems it advisable to do so. Even if the Fund itself does not own a relatively large portion of a particular loan, the Fund, in combination with other similar accounts under management by the same portfolio managers, may own large portions of loans. The aggregate amount of holdings could create similar risks if and when the portfolio managers decide to sell those loans. These risks could include, for example, the risk that the sale of an initial portion of the loan could be at a price lower than the price at which the loan was valued by the Fund, the risk that the initial sale could adversely impact the price at which additional portions of the loan are sold, and the risk that the foregoing events could warrant a reduced valuation being assigned to the remaining portion of the loan still owned by the Fund.
Warehouse Investments:

In connection with its investments in certain securitized credit instruments, such as CLOs, ABS and RMBS, the Fund may also invest in interests in warehouse investments (
“
Warehouse Investments
”
). Warehouses are
financing structures created prior to and in anticipation of a securitization closing and issuing securities and are intended to aggregate direct loans, mortgage loans, corporate loans, and/or other debt obligations that may be used to form the basis of securitized credit instruments. To finance the acquisition of a warehouse’s assets, a financing facility (a
“
Warehouse Facility
”
)
is often opened by (i) the entity or affiliates of the entity that will become the securitized credit instruments manager (in the case of CLOs) upon its closing and/or (ii) third-party investors or arrangers that may or may not invest in the securitized credit instruments. The period from the date that a warehouse is opened and asset accumulation begins to the date that the securitized credit instrument closes is commonly referred to as the
“
warehousing period.
”
In practice, Warehouse Investments are structured
in a variety of legal forms, including subscriptions for equity interests, loss sharing agreements or subordinated debt investments in special purpose vehicles that obtain a Warehouse Facility secured by the assets acquired in anticipation of closing.
A Warehouse Investment generally bears the risk that (i) the warehoused assets will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in the securitization and a loss is incurred upon their disposition, and (iii) the anticipated securitization is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular securitization may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.
There can be no assurance that a securitization related to Warehouse Investments will be consummated. In the event a planned securitization is not consummated, investors in a warehouse (which may include the Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is sometimes used in warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments where leverage is utilized. This could expose the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse Investment.
The Warehouse Investments represent temporary financing of the underlying assets of a warehouse, in some instances without the benefit of protection from losses. Therefore, the value of a Warehouse Investment is often directly affected by, among other things, (i) changes in the market value of the underlying assets of the warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the warehouse; and (iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the nature of a Warehouse Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by the Fund may not be repaid.
When-Issued, Delayed Delivery, and Forward Commitment Transactions:

When-issued, delayed delivery, and forward commitment
transactions involve the risk that the security the Fund buys will lose value prior to its delivery. These transactions may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile. The use of leverage may increase expenses and increase the impact of the Fund’s other risks. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
Voya Enhanced Securitized Income Fund
15

WHAT YOU PAY TO INVEST - FUND EXPENSES

This table is intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in the Fund. The cost you pay to invest in the Fund varies depending upon which class of Shares you purchase. In accordance with SEC requirements, the table below shows the expenses of the Fund, including interest expense on borrowings, as a percentage of the average net assets of the Fund and not as a percentage of gross assets or Managed Assets. By showing expenses as a percentage of the average net assets, expenses are not expressed as a percentage of all of the assets that are invested for the Fund. The table below assumes that the Fund has borrowed an amount equal to 20% of its Managed Assets. For information about the Fund’s expense ratios if the Fund had not borrowed, see
“
Risk Factors and Special Considerations - Annual Expenses Without Borrowings.
”
Investors investing
in the Fund through an intermediary should consult the Appendix to this Prospectus, which includes information regarding financial intermediary specific sales charges and related discount policies that apply to purchases through certain specified intermediaries.
Fees and Expenses of the Fund

Class	Class A	Class C	Class I
Shareholder Transaction Expenses
Maximum sales load on your investment (as a percentage of offering price) 1	2.50% 2	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None	None
Early Withdrawal Charge (as a percentage of repurchased amount)	None 3	1.00% 3	None
Exchange Fee	None	None	None
Annual Expenses (as a percentage of average net assets attributable to Shares)
Management Fees 4	1.38%	1.38%	1.38%
Service Fee	0.25%	0.25%	None
Distribution Fee	None	0.50%	None
Interest Expense on Borrowed Funds	1.26%	1.26%	1.26%
Other Expenses 5	2.24%	2.24%	2.24%
Total Annual Expenses	5.13%	5.63%	4.88%
Fee Waivers/Reimbursements/Recoupment 6	(1.44)%	(1.44)%	(1.44)%
Net Annual Expenses 7	3.69%	4.19%	3.44%
1
The Distributor will pay a dealer reallowance for Class A Shares from the sales load. The Distributor will pay a sales commission for Class C Shares to authorized dealers from its own assets.
2
Reduced for purchases of $100,000 and over for Class A Shares, please see
“
Sales Charges.
”
3
There is no front-end sales charge if you purchase Class A Shares in the amount of $500,000 or more. Class A Shares purchased in an amount of $500,000 or more are subject to a 1.00% EWC if repurchased by the Fund within 12 months of purchase. Class C Shares repurchased by the Fund within the first year after purchase will incur a
1.00% EWC. See
“
Sales Charges - Early Withdrawal Charge.
”
No EWC will be charged on redemptions that are due to the closing of shareholder accounts having a value of less than $1,000.
4
Pursuant to the investment management agreement with the Fund, the Investment Adviser is paid a fee of 1.15% of the Fund's Managed Assets. For the description of
“
Managed
Assets,
”
please see
“
Description of the Fund – Investment Adviser/Sub-Adviser
”
earlier in this Prospectus.
5
Other Expenses are estimated amounts for the current fiscal year and include estimated offering and organizational expenses.
6
The Investment Adviser is contractually obligated to limit expenses of the Fund through July 31, 2025 to the following: Class A Shares –
1.15
% of Managed Assets plus 1.05%
of average daily net assets; Class C Shares – 1.15% of Managed Assets plus 1.55% of average daily net assets; and Class I Shares – 1.15% of Managed Assets plus 0.80%
of average daily net assets. The obligation is subject to possible recoupment by the Investment Adviser within 36 months of the waiver or reimbursement, to the extent such recoupment does not cause the Fund's operating expense ratio to exceed the lesser of (i) the expense limitation in effect at the time of the waiver, and (ii) the expense limitation in effect at the time of such repayment. These limitations do not extend to interest, taxes, investment-related costs, leverage expenses, extraordinary expenses, and Acquired Fund Fees and Expenses. Termination or modification of these obligations requires approval by the Fund’s Board.
7
If the expenses of the Fund are calculated on the Managed Assets of the Fund (assuming that the Fund has used leverage by borrowing an amount equal to 20% of the Fund’s
Managed Assets), the Net Annual Expenses for the Fund would be lower than the expenses shown in the table. Such lower Net Annual Expense ratios would be as follows:
3.12%, 3.62%, and 2.87% for Class A, Class C, and Class I shares, respectively.
16

WHAT YOU PAY TO INVEST - FUND EXPENSES
(continued)

Examples
The following Examples show the amount of the expenses that an investor in the Fund would bear on a $1,000 investment in the Fund that is held for the different time periods in the table. In the first table, it is assumed that the $1,000 remains invested over the entire 10-year period. As a result, no EWCs are included in the listed expense amounts.
The second table assumes that the $1,000 investment is tendered and repurchased at the end of each period shown.
As a result, EWCs are imposed on certain of those repurchases.
The Examples assume that all dividends and other distributions are reinvested at NAV and that the percentage amounts listed under Net Annual Expenses in the previous table remain the same in the years shown (except that the Fee
Waivers/Reimbursements only apply for the first year). The tables and the assumption in the Examples of a 5% annual return are required by regulations of the SEC applicable to all investment companies
. The assumed 5% annual return
is not a prediction of, and does not represent, the projected or actual performance of the Fund's Shares. For more complete descriptions of certain of the Fund's costs and expenses, see
“
Classes of Shares,
”

“
Sales Charges,
”
and
“
Investment Management and Other Service Providers.
”

Example #1 — No Repurchases	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return and borrowings by the Fund in an amount equal to 20% of its Managed Assets.
Class A Shares	$66	181	298	597
Class C Shares	$49	179	310	640
Class I Shares	$39	151	265	559

Example #2 — With Repurchases at Period End	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return, borrowings by the
Fund in an amount equal to 20% of its Managed Assets, and the tender and repurchase of the entire investment at the end of each period shown.

Class A Shares	$66	181	298	597
Class C Shares	$59	179	310	640
Class I Shares	$39	151	265	559
The purpose of each table is to assist you in understanding the various costs and expenses that an investor in the
Fund will bear directly or indirectly. See
“
Classes of Shares - Choosing a Share Class.
”
The foregoing Examples should not be considered a representation of future expenses and actual expenses may be greater or less than those shown.
17

FINANCIAL HIGHLIGHTS

Because the Fund had not commenced operations as of the date of this Prospectus, financial highlights are not presented.
Additional information about the Fund's investments will be available in the Fund’s annual and semi-annual reports when they are prepared.
18

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective
The Fund's investment objective is to maximize total return through a combination of current income and capital appreciation.
The investment objective is non-fundamental and may be changed by a vote of the Trustees (the
“
Board
”
) without
approval of the shareholders of the Fund. The Fund will provide 60 days’ prior written notice of any change in a non-fundamental investment objective. Thre is no guarantee the Fund will achieve its investment objective. The Fund seeks to achieve this investment objective by investing in the types of assets described below:
Under normal market conditions, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes) in securitized credit instruments. The Fund will provide shareholders with at least 60 days’ prior written notice of any change in this investment policy.
Securitized credit instruments include: commercial mortgage-backed securities (
“
CMBS
”
), asset-backed securities
(
“
ABS
”
) or collateralized loan obligations (
“
CLOs
”
); agency and non-agency residential mortgage-backed securities
(
“
RMBS
”
); collateralized mortgage obligations (
“
CMOs
”
); and other securitized investments representing interests in cashflows from various assets, such as loans, leases and warehouse facilities. These instruments may be fixed rate or adjustable rate instruments. Agency MBS are issued or guaranteed by the U.S. government, its agencies or instrumentalities, which include mortgage pass-through securities representing interests in pools of mortgage loans issued or guaranteed by the Government National Mortgage Association (
“
GNMA
”
), the Federal National Mortgage Association (
“
FNMA
”
),
or the Federal Home Loan Mortgage Corporation (
“
FHLMC
”
). The Fund may also invest in other fixed-income instruments, which include bonds, debt instruments and other similar instruments issued by various U.S. and non-U.S. public or private sector entities.
Fundamental Policies
1.
Industry Concentration.
The Fund may invest in any industry. The Fund may not invest more than 25% of its total assets, measured at the time of investment, in any single industry.
2.
Borrower Diversification.
The Fund is diversified, as such term is defined in the 1940 Act. A diversified fund may not, as to 75% of its total assets, invest more than 5% of its total assets in any one issuer and may not purchase more than 10% of the outstanding voting securities of any one issuer (other than securities issues or guaranteed by the U.S. government or any of its agencies or instrumentalities, or other investment companies). The Fund will consider the borrower on a loan, including a loan participation, to be the issuer of such loan. With respect to no more than 25% of its total assets, the Fund may make investments that are not subject to the foregoing restrictions.
Fundamental Policy on Repurchase Offers
3.
Repurchase Offers.
As a fundamental policy, which may not be changed without shareholder approval, the Fund offers shareholders the opportunity to redeem their Shares on a quarterly basis. The Fund is required to offer to repurchase not less than 5% and not more than 25% of its outstanding Shares with each Repurchase Offer, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with relevant regulatory requirements. Quarterly repurchases will occur in the months of March, June, September and December, beginning with the initial repurchase offer conducted in September 2024. If more Shares are tendered for repurchase than the Fund has offered to repurchase, the Board may, but is not obligated to, increase the number of Shares to be repurchased by up to 2% of the Fund's Shares outstanding per quarter, subject to the 25% limitation on the repurchase of the Fund’ outstanding Shares during any calendar quarter. If there are more Shares tendered than are offered for repurchase, Shares will be repurchased on a pro-rata basis. Other than the Fund's quarterly repurchase offers, no market for the Fund's Shares is expected to exist. Even though the Fund intends to make quarterly repurchase offers to repurchase a portion of its Shares, you should consider the Shares to be illiquid. The applicable early withdrawal charge will be imposed on certain repurchased Class A Shares and Class I Shares. See
“
Sales Charges
”

and
“
Repurchase Offers
”
later in this Prospectus for important information relating to the acceptance of Fund offers to repurchase Shares.
These fundamental policies may only be changed by a majority vote of the shareholders. See
“
Description of the Fund
– Fundamental and Non-Fundamental Investment Policies of the Fund
”
later in this Prospectus.
Investment Policies
The Investment Adviser and Sub-Adviser follow certain investment policies set by the Fund's Board. Some of those policies are set forth below. Please refer to the SAI for additional information on these and other investment policies.
19

INVESTMENT OBJECTIVE AND POLICIES
(continued)

Use of Leverage.
The Fund may borrow money to the fullest extent permitted by the 1940 Act. See
“
Investment Objective
and Policies - Policy on Borrowing.
”
Policy on Borrowing
The Fund has a policy of borrowing for investment purposes. The Fund seeks to use proceeds from borrowing to acquire securitized credit investments and other investments which pay interest at a rate higher than the rate the Fund pays on borrowings. Accordingly, borrowing has the potential to increase the Fund's total income available to holders of its
Shares. The Fund may also borrow to finance the repurchase of its Shares or to meet cash requirements.
The Fund may issue notes, commercial paper, or other evidences of indebtedness and may be required to secure repayment by mortgaging, pledging, or otherwise granting a security interest in the Fund's assets. The terms of any such borrowings will be subject to the provisions of the 1940 Act and they will also be subject to the more restrictive terms of any credit agreements relating to borrowings and, to the extent the Fund seeks a rating for borrowings, to additional guidelines imposed by rating agencies, which are expected to be more restrictive than the provisions of the 1940 Act. The Fund is permitted to borrow an amount up to 33
 1
∕
3
%, or such other percentage permitted by law,
of its total assets (including the amount borrowed) less all liabilities other than borrowings. See
“
Risk Factors and
Special Considerations - Leverage
”
and
“
Risk Factors and Special Considerations - Restrictive Covenants and 1940
Act Restrictions.
”
20

RISK FACTORS AND SPECIAL CONSIDERATIONS

Risk is inherent in all investing. The following discussion summarizes some of the risks that you should consider before deciding whether to invest in the Fund. For additional information about the risks associated with investing in the Fund, please see the SAI.
Asset-Backed (including Mortgage-Backed) Securities:

Defaults on, or low credit quality or liquidity of the underlying assets of the asset-backed (including mortgage-backed) securities may impair the value of these securities and result in losses. There may be limitations on the enforceability of any security interest or collateral granted with respect to those underlying assets and the value of collateral may not satisfy the obligation upon default.
These
securities also
present a higher degree of prepayment and extension risk and interest rate risk than do other types of debt instruments.
Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain asset-backed securities. The value of longer-term securities generally changes more in response to changes in market interest rates than shorter-term securities.
Certain asset-backed (including mortgage-backed) securities may pay principal only at maturity or may represent only the right to receive payments of principal or interest on the underlying assets, but not both. The value of IO and PO instruments may change more than the value of debt securities that pay both principal and interest during periods of changing interest rates. PO instruments generally increase in value if interest rates decline, but are also subject to the risk of prepayment. IO instruments generally increase in value in a rising interest rate environment when fewer of the underlying obligations are prepaid. IO instruments could lose their entire value in a declining interest rate environment if the underlying obligations are prepaid.
The Fund may invest in real estate mortgage investment conduits (
“
REMICs
”
), which could include resecuritizations
of REMICs (
“
Re-REMICs
”
). A REMIC is an special purpose entity that pools mortgage loans and issues mortgage-backed securities. An interest in a Re-REMIC security may be riskier than the securities contributed to the special purpose entity, and the holders of the Re-REMIC securities may bear the costs associated with the securitization.
Senior tranche investments in mortgage-backed or asset-backed securities are paid from the cash flows from the underlying assets before the junior tranches and equity or
“
first loss
”
tranches. Any losses on the underlying assets
are first borne by the equity tranches, next by less junior tranches, and finally by the senior tranches. Accordingly, subordinated tranche investments, and especially
“
first loss
”
tranches, involve greater risk of loss than more senior
tranches.
These securities may be affected significantly by government regulation, market interest rates, market perception of the creditworthiness of an issuer servicer, and loan-to-value ratio of the underlying assets. During an economic downturn, the mortgages, commercial or consumer loans, trade or credit card receivables, installment purchase obligations, leases, or other debt obligations underlying an asset-backed security may experience an increase in defaults as borrowers experience difficulties in repaying their loans which may cause the valuation of such securities to be more volatile and may reduce the value of such securities. These risks are particularly heightened for investments in asset-backed securities that contain sub-prime loans, which are loans made to borrowers with weakened credit histories and often have higher default rates.
Collateralized Loan Obligations:

A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include senior secured and unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade, or equivalent unrated loans. CLOs may incur management fees and administration fees. The risks of investing in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund, and can generally be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments, and include interest rate risk, credit risk, liquidity risk, prepayment and extension risk, and the risk of default of the underlying asset, among others.
Commercial Real Estate Loans:

The Fund may invest in loans secured by commercial real estate. Loans on commercial real estate properties generally lack standardized terms, which may complicate their structure and increase due diligence costs. Commercial real estate properties tend to be unique and are more difficult to value than residential properties.
Commercial real estate loans also tend to have shorter
maturities
than residential mortgage loans and are generally
not fully amortizing, which means that they may have a significant principal balance or
“
balloon
”
payment due on
maturity. Loans with a balloon payment involve a greater risk to a lender than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to
21

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

sell the collateral property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including the value of the property, mortgage rates at the time of sale or refinancing, the borrower’s equity in the property, the financial condition and operating history of the property and the borrower, tax laws, prevailing economic conditions and the availability of credit for loans secured by the specific type of property.
Investing in commercial real estate loans is subject to cyclicality and other uncertainties. The cyclicality and leverage associated with commercial real estate loans also have historically resulted in periods, including significant periods, of adverse performance, including performance that may be materially more adverse than the performance associated with other investments. Commercial real estate loans generally are non-recourse to borrowers. Commercial real estate loans are subject to the effects of: (i) the ability of tenants to make lease payments; (ii) the ability of a property to attract and retain tenants, which may in turn be affected by local conditions, such as an oversupply of space or a reduction in demand for rental space in the area, the attractiveness of properties to tenants, competition from other available space and the ability of the owner to pay leasing commissions, provide adequate maintenance and insurance, pay tenant improvement costs and make other tenant concessions; (iii) the failure or insolvency of tenant businesses;
(iv) interest rate levels and the availability of credit to refinance such loans at or prior to maturity; (v) compliance with regulatory requirements and applicable laws, including environmental controls and regulations and (vi) increased operating costs, including energy costs and real estate taxes. Also, there may be costs and delays involved in enforcing rights of a property owner against tenants in default under the terms of leases with respect to commercial properties and such tenants may seek the protection of the bankruptcy laws, which can result in termination of lease contracts. If the properties securing the loans do not generate sufficient income to meet operating expenses, debt service, capital expenditure and tenant improvements, the obligors under the loans may be unable to make payments of principal and interest in a timely fashion. Income from and values of properties are also affected by such factors as the quality of the property manager, applicable laws, including tax laws, interest rate levels, the availability of financing for owners and tenants and the impact of and costs of compliance with environmental controls and regulations. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Similarly, trends in favor of online shopping may negatively affect the real estate market for commercial properties.
Covenant-Lite Loans:

Loans in which the Fund may invest or to which the Fund may gain exposure indirectly through its investments in collateralized debt obligations, CLOs or other types of structured securities may be considered
“
covenant-lite
”
loans. Covenant-lite refers to loans which do not incorporate traditional performance-based financial maintenance covenants. Covenant-lite does not refer to a loan’s seniority in a borrower’s capital structure nor to a lack of the benefit from a legal pledge of the borrower’s assets and does not necessarily correlate to the overall credit quality of the borrower. Covenant-lite loans generally do not include terms which allow a lender to take action based on a borrower’s performance relative to its covenants. Such actions may include the ability to renegotiate and/or re-set the credit spread on the loan with a borrower, and even to declare a default or force the borrower into bankruptcy restructuring if certain criteria are breached. Covenant-lite loans typically still provide lenders with other covenants that restrict a borrower from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition.
Accordingly, the Fund may have fewer rights against a borrower when it invests in, or has exposure to, covenant-lite loans and, accordingly, may have a greater risk of loss on such investments as compared to investments in, or exposure to, loans with additional or more conventional covenants.
Credit:

The Fund could lose money if the issuer or guarantor of a debt instrument in which the Fund invests, or the counterparty to a derivative contract the Fund entered into, is unable or unwilling, or is perceived (whether by market participants, rating agencies, pricing services, or otherwise) as unable or unwilling, to meet its financial obligations.

Asset-backed (including mortgage-backed) securities that are not issued by U.S. government agencies may have a greater risk of default because they are not guaranteed by either the U.S. government or an agency or instrumentality of the U.S. government. The credit quality of typical asset-backed securities depends primarily on the credit quality of the underlying assets and the structural support (if any) provided to the securities.
Credit (Loans):
Prices of the Fund’s investments are likely to fall if the actual or perceived financial health of the borrowers on, or issuers of, such investments deteriorates, whether because of broad economic or issuer-specific reasons, or if the borrower or issuer is late (or defaults) in paying interest or principal. The Fund's investments in U.S.
22

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

dollar-denominated floating rate secured senior loans are expected to be rated below investment grade. Below investment grade loans commonly known as high-yielding, high risk investments or as
“
junk
”
investments involve a greater risk
that borrowers may not make timely payment of the interest and principal due on their loans and are subject to greater levels of credit and liquidity risks. They also involve a greater risk that the value of such loans could decline significantly.
If borrowers do not make timely payments of the interest due on their loans, the yield on the Shares will decrease. If borrowers do not make timely payment of the principal due on their loans, or if the value of such loans decreases, the net asset value will decrease.
The Fund may also make investments in whole loans and debt instruments backed by residential loans or commercial loans that may carry additional risks, including the possibility that the quality of the collateral may decline in value and the potential for the liquidity of residential or commercial loans to vary over time. These risks are greater for subprime loans and loans secured by a single asset. Because they do not trade in a liquid market, residential and commercial loans can typically only be sold to a limited universe of institutional investors and may be difficult for the
Fund to value. In addition, in the event that a loan is foreclosed on, the Fund could become the owner (in whole or in part) of any collateral, which may include, among other things, real estate or other real or personal property, and the
Fund would bear the costs and liabilities of owning, holding or disposing of such property.
Loans that are senior and secured generally involve less risk than unsecured or subordinated (including second lien)
debt and equity instruments of the same borrower because the payment of principal and interest on senior loans is an obligation of the borrower that, in most instances, takes precedence over the payment of dividends or the return of capital to the borrower’s shareholders, and payments to bond holders. Loans that are senior and secured also may have collateral supporting the repayment of the debt instrument. However, the value of the collateral may not equal the Fund’s investment when the debt instrument is acquired or may decline below the principal amount of the debt instrument subsequent to the Fund’s investment. Also, to the extent that collateral consists of stocks of the borrower, or its subsidiaries or affiliates, the Fund bears the risk that the stocks may decline in value, be relatively illiquid, or may lose all or substantially all of their value, causing the Fund’s investment to be undercollateralized. Therefore, the liquidation of the collateral underlying a loan in which the Fund has invested, may not satisfy the borrower’s obligation to the Fund in the event of non-payment of scheduled interest or principal, and the collateral may not be able to be readily liquidated. In addition, it is possible that disputes as to the nature or identity of the collateral securing a loan may delay the Fund's ability to realize on the collateral or, if the dispute is resolved adversely to the Fund, may prevent the Fund from realizing on assets it had considered to constitute collateral.
In the event of the bankruptcy of a borrower or issuer, the Fund could experience delays and limitations on its ability to realize the benefits of the collateral securing the investment. Among the risks involved in a bankruptcy are assertions that the pledge of collateral to secure a loan constitutes a fraudulent conveyance or preferential transfer that would have the effect of nullifying or subordinating the Fund’s rights to the collateral.
Lower quality securities (including securities that are or have fallen below investment grade and are classified as
“
junk investments
”
or
“
high yield securities
”
) have greater credit risk and liquidity risk than higher quality (investment grade) securities, and their issuers’ long-term ability to make payments is considered speculative. Prices of lower quality bonds or other debt instruments are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility. Investment decisions are based largely on the credit analysis performed by the manager, and not on rating agency evaluation. This analysis may be difficult to perform.
Information about a loan and its borrower generally is not in the public domain. Investors in loans may not be afforded the protections of the anti-fraud provisions of the Securities Act of 1933, as amended, and the Securities Exchange
Act of 1934, as amended, because loans may not be considered
“
securities
”
under such laws. In addition, many
borrowers have not issued securities to the public and are not subject to reporting requirements under federal securities laws. Generally, however, borrowers are required to provide financial information to lenders and information may be available from other loan market participants or agents that originate or administer loans.
The Fund’s ability to pay
dividends and repurchase its Shares is dependent upon the performance of the assets in its portfolio.
Credit Default Swaps:

The Fund may enter into credit default swaps, either as a buyer or a seller of the swap. A buyer of a credit default swap is generally obligated to pay the seller an upfront or a periodic stream of payments over the term of the contract until a credit event, such as a default, on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the
“
par value
”
(full notional value) of the swap in exchange for an
equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount if the swap is cash settled. As a seller of a credit default swap, the Fund would
23

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the full notional value of the swap. Credit default swaps are particularly subject to counterparty, credit, valuation, liquidity, and leveraging risks, and the risk that the swap may not correlate with its reference obligation as expected. Certain standardized credit default swaps are subject to mandatory central clearing. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and in the meantime, central clearing and related requirements expose the Fund to different kinds of costs and risks. In addition, credit default swaps expose the Fund to the risk of improper valuation.
Credit Risk Transfer Securities
:
Credit risk transfer securities (
“
CRTs
”
) are fixed- or variable-rate unsecured general
obligations issued from time to time by FHLMC, FMNA or other government sponsored entities (
“
GSEs
”
) and in certain
cases private entities. CRTs that are not structured as REMICs are unguaranteed and unsecured debt securities issued by the GSE and therefore are not directly linked to or backed by the underlying mortgage loans. As a result, in the event that a GSE fails to pay principal or interest on its non-REMIC CRT or goes through a bankruptcy, insolvency or similar proceeding, holders of such CRTs have no direct recourse to the underlying mortgage loans and will generally receive recovery on par with other unsecured creditors in such a scenario. The risks associated with an investment in CRTs are different than the risks associated with an investment in mortgage-backed securities subject to a guarantee or the credit support of FHLMC, FMNA, or other GSEs because some or all of the mortgage default or credit risk associated with the underlying mortgage loans is transferred to investors in CRTs. As a result, the risk of loss is substantially greater. CRTs may also be issued by private entities, such as banks or other financial institutions. Such securities are subject to risks similar to those associated with credit risk transfer securities issued by GSEs, though they may be less creditworthy than a GSE.
Currency:
To the extent that the Fund invests directly or indirectly in foreign (non-U.S.) currencies or in securities denominated in, or that trade in, foreign (non-U.S.) currencies, it is subject to the risk that those foreign (non-U.S.) currencies will decline in value relative to the U.S. dollar or, in the case of hedging positions, that the U.S. dollar will decline in value relative to the currency being hedged by the Fund through foreign currency exchange transactions.
Currency rates may
fluctuate significantly over short periods of time. Currency rates may be affected by changes in market interest rates, intervention (or the failure to intervene) by the U.S. or foreign (non-U.S.) governments, central banks or supranational entities such as the International Monetary Fund, by the imposition of currency controls, or other political or economic developments in the U.S. or abroad.
Demand for Loans:

An increase in demand for loans may benefit the Fund by providing increased liquidity for such loans and higher sales prices, but it may also adversely affect the rate of interest payable on such loans and the rights provided to the Fund under the terms of the applicable loan agreement, and may increase the price of loans in the secondary market. A decrease in the demand for loans may adversely affect the price of loans in the Fund’s portfolio, which could cause the Fund’s net asset value to decline and reduce the liquidity of the Fund’s loan holdings.
Derivative Instruments:

Derivative instruments are subject to a number of risks, including the risk of changes in the market price of the underlying asset, reference rate, or index credit risk with respect to the counterparty, risk of loss due to changes in market interest rates, liquidity risk, valuation risk, and volatility risk. The amounts required to purchase certain derivatives may be small relative to the magnitude of exposure assumed by the Fund. Therefore, the purchase of certain derivatives may have an economic leveraging effect on the Fund and exaggerate any increase or decrease in the net asset value. Derivatives may not perform as expected, so the Fund may not realize the intended benefits.
When used for hedging purposes, the change in value of a derivative may not correlate as expected with the asset, reference rate, or index being hedged. When used as an alternative or substitute for direct cash investment, the return provided by the derivative may not provide the same return as direct cash investment.
Generally, derivatives are sophisticated
financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, reference rate, or index. Derivatives include, among other things, swap agreements, options, forward foreign currency exchange contracts, and futures. Certain derivatives in which the Fund may invest may be negotiated over-the-counter with a single counterparty and as a result are subject to credit risks related to the counterparty’s ability or willingness to perform its obligations; any deterioration in the counterparty’s creditworthiness could adversely affect the value of the derivative. In addition, derivatives and their underlying instruments may experience periods of illiquidity which could cause the Fund to hold a position it might otherwise sell, or to sell a position it otherwise might hold at an inopportune time or price. A manager might imperfectly judge the direction of the market. For instance, if a derivative is used as a hedge to offset investment risk in another security, the hedge might not correlate to the market’s movements and may have unexpected or undesired results such as a loss or a reduction in gains. The U.S. government has enacted
24

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The European Union (and other jurisdictions outside of the European Union, including the United Kingdom)
has implemented or is in the process of implementing similar requirements, which may affect the Fund when it enters into a derivatives transaction with a counterparty organized in that jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. Because these requirements are relatively new and evolving (and some of the rules are not yet
final), their ultimate impact remains unclear. Central clearing is expected to reduce counterparty credit risk and increase liquidity; however, there is no assurance that it will achieve that result, and, in the meantime, central clearing and related requirements expose the Fund to different kinds of costs and risks.
Duration:

One measure of risk for the Fund’s investments in fixed-income instruments, including certain securitized credit instruments is duration. Duration measures the sensitivity of a fixed-income instrument’s price to market interest rate movements and is one of the tools used by a portfolio manager in selecting debt instruments. Duration measures the average life of a fixed-income instrument on a present value basis by incorporating into one measure a credit instrument’s yield, coupons, final maturity and call features. As a point of reference, the duration of a non-callable
7% coupon bond with a remaining maturity of 5 years is approximately 4.5 years and the duration of a non-callable
7% coupon bond with a remaining maturity of 10 years is approximately 8 years. Material changes in market interest rates may impact the duration calculation. Generally, the Fund’s investments in fixed-income instruments will decrease in value if interest rates rise and increase in value if interest rates fall. For example, the price of a fixed-income instrument with a duration of 5 years would be expected to fall approximately 5% if market interest rates rose by 1%. Conversely, the price of a fixed-income instrument with a duration of 5 years would be expected to rise approximately 5% if market interest rates dropped by 1%. Normally, the longer the maturity or duration of the fixed-income instruments the Fund owns, the more sensitive the value of the Fund’s shares will be to changes in interest rates.
Floating Rate Investments:

The Fund’s investments will include floating rate investments, which are securities and other instruments with interest rates that adjust or
“
float
”
periodically based on a specified interest rate or other
reference and include floating rate loans, repurchase agreements, money market securities and shares of money market and short-term bond funds. The interest rates on these investments may be reset daily, weekly, monthly, quarterly, or some other reset period, and may have a floor or ceiling on interest rate changes. Changes in short-term market interest rates will directly affect the yield on investments in floating or variable rate loans. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. See also the principal risk titled
“
Interest
Rate for Floating or Variable Rate Loans.
”
Floating or Variable Rate Loans:

In the event a borrower fails to pay scheduled interest or principal payments on a floating or variable rate loan, the Fund will experience a reduction in its income and a decline in the market value of such floating rate loan. If a floating rate loan is held by the Fund through another financial institution, or the Fund relies upon another financial institution to administer the loan, the receipt of scheduled interest or principal payments may be subject to the credit risk of such financial institution. Investors in floating rate loans may not be afforded the protections of the anti-fraud provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, because loans may not be considered
“
securities
”
under such laws. Additionally, the value of
collateral, if any, securing a floating rate loan can decline or may be insufficient to meet the borrower’s obligations under the loan, and such collateral may be difficult to liquidate. This risk is increased if the Fund’s loans are with a single borrower or secured by a single asset. No active trading market may exist for many floating rate loans and many floating rate loans are subject to restrictions on resale. Transactions in loans typically settle on a delayed basis and may take longer than 7 days to settle. As a result, the Fund may not receive the proceeds from a sale of a floating rate loan for a significant period of time. Delay in the receipts of settlement proceeds may impair the ability of the
Fund to meet its redemption obligations, and may limit the ability of the Fund to repay debt, pay dividends, or to take advantage of new investment opportunities.
Foreign (Non-U.S.) Investments:
To the extent the Fund invests in securities of issuers in markets outside the U.S., its share price may be more volatile than if it invested in securities of issuers in the U.S. market due to, among other things, the following factors: comparatively unstable political, social and economic conditions and limited or ineffectual judicial systems; wars; comparatively small market sizes, making securities less liquid and securities prices more sensitive to the movements of large investors and more vulnerable to manipulation; governmental policies or actions, such as high taxes, restrictions on currency movements, replacement of currency, potential for default on sovereign
25

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

debt, trade or diplomatic disputes, which may include the imposition of economic sanctions (or the threat of new or modified sanctions) or other measures by the U.S. or other governments and supranational organizations, creation of monopolies, and seizure of private property through confiscatory taxation and expropriation or nationalization of company assets; incomplete, outdated, or unreliable information about securities issuers due to less stringent market regulation and accounting, auditing and financial reporting standards and practices; comparatively undeveloped markets and weak banking and financial systems; market inefficiencies, such as higher transaction costs, and administrative difficulties, such as delays in processing transactions; and fluctuations in foreign currency exchange rates, which could reduce gains or widen losses.
Economic or other sanctions imposed on a foreign (non-U.S.) country or issuer by the U.S. or on the U.S. by a foreign
(non-U.S.) country, could impair the Fund's ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. In addition, foreign withholding or other taxes could reduce the income available to distribute to shareholders, and special U.S. tax considerations could apply to foreign (non-U.S.) investments. Depositary receipts are subject to risks of foreign (non-U.S.) investments and might not always track the price of the underlying foreign (non-U.S.) security.
Markets and economies throughout the world are becoming increasingly interconnected, and conditions or events in one market, country or region may adversely impact investments or issuers in another market, country or region.
Futures Contracts:

The loss to the Fund resulting from its use of futures contracts (or
“
futures
”
) is potentially unlimited.
Futures markets are highly volatile, and the use of futures contracts increases the volatility of the Fund’s net asset value. The Fund’s ability to establish and close out positions in futures contracts requires a liquid secondary market.
A liquid secondary market may not exist for any particular futures contract at any particular time, and as a result the
Fund runs the risk that it will be unable when it wishes to effect closing transactions to terminate its exposure under that contract. In using futures contracts, the Fund relies on the Sub-Adviser’s ability to predict market and price movements correctly. The skills needed to use futures contracts successfully are different from those needed for traditional portfolio management. If the Fund uses futures contracts for hedging purposes, it runs the risk that changes in the prices of the contracts will not correlate perfectly with changes in the securities, index, or other asset underlying the contracts or movements in the prices of the Fund’s investments that are subject to the hedge.
The Fund typically will be required to post margin with its futures commission merchant when purchasing a futures contract. If the Fund has insufficient cash to meet margin requirements, the Fund typically will have to sell other investments and runs the risk of having to do so at a disadvantageous time. The Fund also runs the risk of being unable to recover, or be delayed in recovering, margin or other amounts deposited with a futures commission merchant. For example, should the futures commission merchant become insolvent, the Fund may be unable to recover all (or any) of the margin it has deposited or realize the value of an increase in the price of its positions.
The Fund may invest in futures contracts traded on exchanges outside the United States. Neither those contracts nor the foreign exchanges are subject to regulation by the Commodity Futures Trading Commission or other U.S. regulators.
In addition, foreign futures contracts may be less liquid and more volatile than U.S. futures contracts.
High-Yield Securities:

Lower-quality securities (including securities that are or have fallen below investment grade and are classified as
“
junk investments
”
or
“
high-yield securities
”
) have greater credit risk and liquidity risk than higher-quality
(investment grade) securities, and their issuers' long-term ability to make payments is considered speculative. Prices of lower-quality bonds or other debt instruments are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility.
Interest in Loans:

The value and the income streams of interests in loans (including participation interests in lease financings and assignments in secured variable or floating rate loans) will decline if borrowers delay payments or fail to pay altogether. A significant rise in market interest rates could increase this risk. Although loans
may
be fully collateralized
when purchased, such collateral may become illiquid or decline in value.
Interest Rate:

Changes in short-term market interest rates will directly affect the yield on Shares. If short-term market interest rates fall, the yield on Shares will also fall. To the extent that the interest rate spreads on loans in the Fund’s portfolio experience a general decline, the yield on the Shares will fall and the value of the Fund’s assets may decrease, which will cause the Fund’s net asset value to decrease. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the
Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. In the case of inverse securities, the interest rate paid by such securities generally will decrease when the market rate of interest to which the inverse
26

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

security is indexed increases. With respect to investments in fixed rate instruments, a rise in market interest rates generally causes values of such instruments to fall. The values of fixed rate instruments with longer maturities or duration are more sensitive to changes in market interest rates.
As of the date of this Prospectus, the United States has recently experienced a rising market interest rate environment, which may increase the Fund’s exposure to risks associated with rising market interest rates. Rising market interest rates could have unpredictable effects on the markets and may expose debt and related markets to heightened volatility, which could reduce liquidity for certain investments, adversely affect values, and increase costs. If dealer capacity in debt and related markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt and related markets. Further, recent and potential changes in government policy may affect interest rates.
Market interest rate changes also may cause the Fund’s net asset value to experience moderate volatility. This is because the value of a loan asset held by the Fund is partially a function of whether it is paying what the market perceives to be a market rate of interest for the particular loan, given its individual credit and other characteristics.
If market interest rates change, a loan’s value could be affected to the extent the interest rate paid on that loan does not reset at the same time. As discussed above, the Fund will ordinarily maintain a dollar-weighted average time until the next interest rate adjustment on its loans of 90 days or less. Therefore, the impact of the lag between a change in market interest rates and the change in the overall rate on the portfolio is expected to be minimal.
To the extent that changes in market rates of interest are reflected not in a change to a base rate but in a change in the spread over the base rate which is payable on loans of the type and quality in which the Fund invests, the Fund’s net asset value could also be adversely affected. However, unlike changes in market rates of interest for which there is only a temporary lag before the portfolio reflects those changes, changes in a loan’s value based on changes in the market spread on loans in the Fund’s portfolio may be of longer duration.
Finally, substantial increases in interest rates may cause an increase in loan defaults as borrowers may lack the resources to meet higher debt service requirements. In the case of inverse securities, the interest rate paid by the securities is a floating rate, which generally will decrease when the market rate of interest to which the inverse security is indexed increases and will increase when the market rate of interest to which the inverse security is indexed decreases.
Interest Rate for Floating or Variable Rate Loans:

Changes in short-term market interest rates will directly affect the yield on investments in floating or variable rate loans. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. To the extent that the interest rate spreads on loans in the Fund’s portfolio experience a general decline, the yield on the Fund’s shares will fall and the value of the Fund’s assets may decrease, which will cause the Fund’s net asset value to decrease. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund’s portfolio, the impact of rising rates will be delayed to the extent of such lag. The impact of market interest rate changes on the
Fund’s yield will also be affected by whether, and the extent to which, the floating or variable rate loans in the Fund’s portfolio are subject to floors on the secured overnight funding rate (
“
SOFR
”
) base rate or other reference benchmark
on which interest is calculated for such loans (a
“
benchmark floor
”
). So long as the base rate for a loan remains
under the applicable benchmark floor, changes in short-term market interest rates will not affect the yield on such loans. In addition, to the extent that changes in market interest rates are reflected not in a change to a base rate such as SOFR but in a change in the spread over the base rate which is payable on the floating rate loans of the type and quality in which the Fund invests, the Fund’s net asset value could also be adversely affected. As of the date of this Prospectus, the U.S has recently experienced a rising market interest rate environment, which may increase the
Fund’s exposure to risks associated with rising market interest rates. Rising market interest rates have unpredictable effects on the markets and may expose debt and related markets to heightened volatility, which could reduce liquidity for certain investments, adversely affect values, and increase costs. Increased redemptions may cause the Fund to liquidate portfolio positions when it may not be advantageous to do so and may lower returns. If dealer capacity in debt and related markets is insufficient for market conditions, it may further inhibit liquidity and increase volatility in the debt and related markets. Further, recent and potential future changes in government policy may affect interest rates.
Inverse Floating Rate Instrument:

Inverse floaters are leveraged inverse floating rate credit instruments. The interest rate on an inverse floater resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude
27

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

that exceeds the magnitude of the change in the index rate of interest. The higher degree of leverage inherent in inverse floaters is associated with greater volatility in their market values. Accordingly, the duration of an inverse floater may exceed its stated final maturity.
Leverage:

The Fund currently utilizes leverage primarily through reverse repurchase agreements and may also obtain leverage through credit default swaps, dollar rolls and borrowings such as through bank loans or commercial paper and/or other credit facilities.
The Fund’s use of leverage, if any, creates the opportunity for increased Share net income, but also creates special risks for shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful.
Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The Fund’s assets attributable to leverage, if any, will be invested in accordance with the Fund’s investment objective and policies. Interest expense payable by the Fund with respect to derivatives transactions and other forms of leverage, will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest expenses and other costs to the
Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing return to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders and will reduce the investment return of the Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Shares, and it may result in losses. Leverage creates several major types of risks for shareholders, including:
•
the likelihood of greater volatility of NAV and market price of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;
•
the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Shares will fluctuate because such costs vary over time; and
•
the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged and may result in a greater decline in the market value of the Shares.
Capital raised through leverage will be subject to interest and other costs, and these costs could exceed the income earned by the Fund on the proceeds of such leverage. There can be no assurance that the Fund’s income from the proceeds of leverage will exceed these costs. The manager seeks to use leverage for the purposes of making additional investments only if they believe, at the time of using leverage, that the total return on the assets purchased with such funds will exceed interest payments and other costs on the leverage.
The Fund is not permitted to declare dividends or other distributions, including dividends and distributions with respect to Shares, or to purchase Shares unless the Fund meets certain asset coverage requirements. The failure to pay distributions or dividends could result in the Fund ceasing to qualify as a regulated investment company (
“
RIC
”
) under
the Internal Revenue Code of 1986, as amended.
Because the fees received by the Investment Adviser are based on the average daily total managed assets of the
Fund (including assets attributable to any reverse repurchase agreements, dollar rolls and borrowings) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar rolls and borrowings), the Investment
Adviser has a financial incentive for the Fund to use certain forms of leverage (e.g., reverse repurchase agreements, dollar rolls and borrowings), which may create a conflict of interest between the Investment Adviser, on the one hand, and the shareholders, on the other hand.
LIBOR Transition and Reference Benchmarks:

The London Interbank Offered Rate (
“
LIBOR
”
) was the offered rate
for short-term Eurodollar deposits between major international banks. The terms of investments, financings or other transactions (including certain derivatives transactions) to which the Fund may be a party have historically been tied to LIBOR. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been
28

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

established in most major currencies and markets in these new rates are continuing to develop. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly but the full impact of the transition on the
Fund or the financial instruments in which the Fund invests cannot yet be fully determined.
In addition, interest rates or other types of rates and indices which are classed as
“
benchmarks
”
have been the subject
of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in financial instruments and financial contracts (known as the
“
Benchmarks Regulation
”
). The
Benchmarks Regulation has been enacted into United Kingdom law by virtue of the European Union (Withdrawal) Act
2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU
Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely.
Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.
Limited Liquidity For Investors:

The Fund does not repurchase its shares on a daily basis and no market for the
Shares is expected to exist. To provide a measure of liquidity, the Fund will normally make quarterly repurchase offers for not less than 5% and not more than 25% of its outstanding Shares. If more than 5% of Shares are tendered, investors may not be able to completely liquidate their holdings in any quarter. Shareholders also will not have liquidity between these quarterly repurchase dates.
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments.
The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If, as expected, the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.
If a repurchase offer is oversubscribed, the Fund's Board of Trustees (the
“
Board
”
) may determine to increase the
amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline.
In the event that the Board determines not to repurchase more than the repurchase offer amount, or if Shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase
Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, Shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A Shareholder may be subject to market and other risks, and the
NAV per Share of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV per Share for tendered Shares is determined. In addition, the repurchase of Shares by the
Fund may be a taxable event to Shareholders.
Limited Operating History:

The Fund has a limited operating history. As a result, prospective investors have a limited track record and history on which to base their investment decision. In addition, there can be no assurance that the
Fund will be able to implement its investment strategy and investment approach or achieve its investment objective.
Limited Secondary Market for Loans:

Because of the limited secondary market for loans, the Fund, through its investments in loans directly or indirectly through its investments in securitized credit instruments, may be limited in its ability to sell loans in its portfolio in a timely fashion and/or at a favorable price. Transactions in loans typically settle on a delayed basis and typically take longer than 7 days to settle. As a result the Fund may not receive the proceeds from
29

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

a sale of a floating rate loan for a significant period of time. Delay in the receipts of settlement proceeds may impair the ability of the Fund to meet its repurchase obligations and may increase the amounts the Fund may be required to borrow. It may also limit the ability of the Fund to repay debt, pay dividends, or to take advantage of new investment opportunities.
Although the re-sale, or secondary market for loans has grown substantially in recent years, both in overall size and number of market participants, there is no organized exchange or board of trade on which loans are traded. Instead, the secondary market for loans is a private, unregulated inter-dealer or inter-bank re-sale market.
Loans usually trade in large denominations and trades can be infrequent and the market for loans may experience volatility. The market has limited transparency so that information about actual trades may be difficult to obtain. Accordingly, some loans will be relatively illiquid.
In addition, loans may require the consent of the borrower and/or the agent prior to sale or assignment. These consent requirements can delay or impede the Fund’s ability to sell loans and can adversely affect the price that can be obtained.
These considerations may cause the Fund to sell assets at lower prices than it would otherwise consider to meet cash needs or cause the Fund to maintain a greater portion of its assets in cash equivalents than it would otherwise, which could negatively impact performance. The Fund may seek to avoid the necessity of selling assets to meet such needs by the use of borrowings.
From time to time, the occurrence of one or more of the factors described above may create a cascading effect where the market for debt instruments (including the market for loans) first experiences volatility and then decreased liquidity.
Such conditions, or other similar conditions, may then adversely affect the value of loans and other instruments, widening spreads against higher-quality debt instruments, and making it harder to sell loans at prices at which they have historically or recently traded, thereby further reducing liquidity.
Declines in the Fund's share price or other market developments (which may be more severe than these prior declines)
may lead to increased repurchases, which could cause the Fund to have to sell loans and other instruments at disadvantageous prices and inhibit the ability of the Fund to retain its assets in the hope of greater stabilization in the secondary markets.
In addition, these or similar circumstances could cause the Fund to sell its highest quality and most liquid loans and other investments in order to satisfy an initial wave of repurchases while leaving the Fund with a remaining portfolio of lower-quality and less liquid investments. In anticipation of such circumstances, the Fund may also need to maintain a larger portion of its assets in liquid instruments than usual. However, there can be no assurance that the Fund will foresee the need to maintain greater liquidity or that actual efforts to maintain a larger portion of assets in liquid investments would successfully mitigate the foregoing risks.
During its quarterly repurchase offers, the Fund is required to maintain a percentage of its portfolio, equal to the value of the repurchase amounts, in securities that can be sold or disposed of at approximately the price at which the Fund has valued the investment, within a period equal to the period between a repurchase request deadline and the repurchase payment deadline, or of assets that mature by the next repurchase payment deadline. The requirement to keep a portion of the portfolio in liquid securities, however, could negatively impact performance.
Liquidity:

If an investment is illiquid, the Fund might be unable to sell the investment at a time when the Fund’s manager might wish to sell, or at all. Many of the Fund’s investments may be illiquid. The term
“
illiquid investments
”
for this
purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment. Further, the lack of an established secondary market may make it more difficult to value illiquid investments, exposing the Fund to the risk that the prices at which it sells illiquid investments will be less than the prices at which they were valued when held by the Fund, which could cause the Fund to lose money. Illiquid investments may become harder to value, especially in changing markets. The prices of illiquid investments may be more volatile than more liquid securities, and the risks associated with illiquid securities may be greater in times of financial stress.
The Fund’s investments in illiquid investments may reduce the returns of the Fund because it may be unable to sell the illiquid investments at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer.
In such cases, the Fund, due to limitations on investments in illiquid investments and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.
30

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.
Market:

The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt instruments. Additionally, legislative, regulatory or tax policies or developments may adversely impact the investment techniques available to a manager, add to costs, and impair the ability of the Fund to achieve its investment objectives.
Market Disruption and Geopolitical:

The Fund is subject to the risk that geopolitical events will disrupt securities markets and adversely affect global economies and markets. Due to the increasing interdependence among global economies and markets, conditions in one country, market, or region might adversely impact markets, issuers and/or foreign exchange rates in other countries, including the United States. Wars, terrorism, global health crises and pandemics, and other geopolitical events that have led, and may continue to lead, to increased market volatility and may have adverse short- or long-term effects on U.S. and global economies and markets, generally. For example, the COVID-19 pandemic resulted in significant market volatility, exchange suspensions and closures, declines in global financial markets, higher default rates, supply chain disruptions, and a substantial economic downturn in economies throughout the world. The economic impacts of COVID-19 have created a unique challenge for real estate markets. Many businesses have either partially or fully transitioned to a remote-working environment and this transition may negatively impact the occupancy rates of commercial real estate over time. Natural and environmental disasters and systemic market dislocations are also highly disruptive to economies and markets. In addition, military action by Russia in Ukraine has, and may continue to, adversely affect global energy and financial markets and therefore could affect the value of the Fund’s investments, including beyond the Fund’s direct exposure to Russian issuers or nearby geographic regions.
The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict and could be substantial. A number of U.S. domestic banks and foreign (non-U.S.) banks have recently experienced financial difficulties and, in some cases, failures. There can be no certainty that the actions taken by regulators to limit the effect of those financial difficulties and failures on other banks or other financial institutions or on the U.S.
or foreign (non-U.S.) economies generally will be successful. It is possible that more banks or other financial institutions will experience financial difficulties or fail, which may affect adversely other U.S. or foreign (non-U.S.) financial institutions and economies. These events as well as other changes in foreign (non-U.S.) and domestic economic, social, and political conditions also could adversely affect individual issuers or related groups of issuers, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments.
Any of these occurrences could disrupt the operations of the Fund and of the Fund’s service providers.
Options:

The Fund may buy or write (sell) call options and put options on futures and other instruments. The market price of options will be affected by many factors, including changes in the market price or other economic attributes of the underlying investment; changes in the realized or perceived volatility of the relevant market and underlying investment;
and the time remaining before an option’s expiration. The ability to trade in or exercise options may be restricted, including in the event that trading in the underlying reference becomes restricted. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position by buying or selling the option. Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening transactions or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or clearinghouse may not at all times be adequate to handle current trading volume; or (vi)
a regulator or one or more exchanges could, for economic or other reasons, decide to discontinue the trading of options
(or a particular class or series of options) at some future date. If trading were discontinued, the secondary market on that exchange (or in that class or series of options) would cease to exist. The Options can also be traded off exchanges in the over-the-counter (
“
OTC
”
) market. Unlike exchange-traded options, which are standardized with respect to the underlying instrument, expiration date, contract size, and strike price, the terms of OTC options are generally established through negotiation with the other party to the option contract. While this type of arrangement allows the
Fund greater flexibility to tailor an option to its needs, OTC options can be less liquid than exchange-traded options and generally involve greater counterparty credit risk than exchange traded options, which are guaranteed by the clearing
31

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

organization of the exchanges where they are traded. The market price of options, particularly OTC options, may be adversely affected if the market for the options becomes less liquid or smaller. Purchasers of options who fail to exercise their options prior to the expiration date suffer a loss of the premium paid.
Prepayment and Extension:
Many types of debt instruments are subject to prepayment and extension risk. Prepayment risk is the risk that the issuer of a debt instrument will pay back the principal earlier than expected. This risk is heightened in a falling market interest rate environment. Prepayment may expose the Fund to a lower rate of return upon reinvestment of principal. Also, if a debt instrument subject to prepayment has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Extension risk is the risk that the issuer of a debt instrument will pay back the principal later than expected. This risk is heightened in a rising market interest rate environment. This may negatively affect performance, as the value of the debt instrument decreases when principal payments are made later than expected. Additionally, the Fund may be prevented from investing proceeds it would have received at a given time at the higher prevailing interest rates.
Real Estate Companies and Real Estate Investment Trusts:

Investing in real estate companies and REITs may subject
the Fund to risks similar to those associated with the direct ownership of real estate, including losses from casualty or condemnation, changes in local and general economic conditions, supply and demand, market interest rates, zoning laws, regulatory limitations on rents, property taxes, overbuilding, high foreclosure rates, and operating expenses in addition to terrorist attacks, wars, or other acts that destroy real property. Some REITs may invest in a limited number of properties, in a narrow geographic area or in a single property type, which increases the risk that the Fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, market interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer.
Borrowers could default on or sell investments the REIT holds, which could reduce the cash flow needed to make distributions to investors. In addition, REITs may also be affected by tax and regulatory requirements in that a REIT may not qualify for favorable tax treatment or regulatory exemptions. Investments in REITs are affected by the management skill of the REIT’s sponsor. The Fund will indirectly bear its proportionate share of expenses, including management fees, paid by each REIT in which it invests.
Regulatory Risks for Loans:

To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of loans. In November 2022, the SEC proposed rule amendments which, among other things, would amend the liquidity rule framework for open-end funds.
While the proposal is not directly applicable to the Fund, if the rule amendments are adopted as proposed, they could have a negative impact on the market for loans as open-end funds subject to the rule exit the market. The nature and extent of the proposal’s impact will not be known unless and until any final rulemaking is adopted.
Repurchase Agreements:

In the event that the other party to a repurchase agreement defaults on its obligations, the Fund would generally seek to sell the underlying security serving as collateral for the repurchase agreement. However, the value of collateral may be insufficient to satisfy the counterparty's obligation and/or the Fund may encounter delay and incur costs before being able to sell the security. Such a delay may involve loss of interest or a decline in price of the security, which could result in a loss. In addition, if the Fund is characterized by a court as an unsecured creditor, it would be at risk of losing some or all of the principal and interest involved in the transaction.
Residential Mortgage Loans:

The Fund may invest in loans secured by residential real estate, including potentially mortgages made to borrowers with lower credit scores, through its investments in loans directly or indirectly through its investments in securitized credit instruments. Accordingly, such mortgage loans may be more sensitive to economic factors that could affect the ability of borrowers to pay their obligations under the mortgage loans. A decline or an extended flattening of home prices and appraisal values may result in increases in delinquencies and losses on residential mortgage loans, particularly with respect to second homes and investor properties and with respect to any residential mortgage loan where the aggregate loan amount (including any subordinate liens) is close to or greater than the related property value. Mortgage loans, including mortgage loans backing mortgage-backed securities, in which the Fund may invest, may include non-qualified mortgage (
“
Non-QM
”
) loans. Non-QM loans do not comply with the rules of the
Consumer Financial Protection Bureau relating to qualified mortgages and are subject to increased risk of loss.
32

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

Another factor that may result in higher delinquency rates is the increase in monthly payments on adjustable-rate mortgage loans. Borrowers with adjustable payment mortgage loans will be exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin.
Certain residential mortgage loans may be structured with negative amortization features. Negative amortization arises when the mortgage payment in respect of a loan is smaller than the interest due on such loan. On any such mortgage loans, if the required minimum monthly payments are less than the interest accrued on the loan, the interest shortfall is added to the principal balance, causing the loan balance to increase rather than decrease over time. Because the related mortgagors may be required to make a larger single payment upon maturity, the default risk associated with such mortgage loans may be greater than that associated with fully amortizing mortgage loans.
Reverse Repurchase Agreements and Dollar Roll Transactions:

Reverse repurchase agreements involve sales of
portfolio securities to another party and an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls involve selling securities (
e.g
., mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.
Reverse repurchase agreements involve the risks that the interest income earned on the investment of the proceeds will be less than the interest expense and Fund expenses associated with the repurchase agreement, that the market value of the securities sold by the Fund may decline below the price at which the Fund is obligated to repurchase such securities and that the securities may not be returned to the Fund.  If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.
Reverse repurchase agreements entail many of the same risks as over-the-counter derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected.
If the broker/dealer to whom the Fund sells securities becomes insolvent, the Fund’s right to purchase or repurchase securities may be restricted. There is no assurance that reverse repurchase agreements or dollar rolls can be successfully employed.
Further, the Fund’s investments in reverse repurchase agreements will be treated as
“
derivatives
”
in connection with
the Fund’s compliance with Rule 18f-4. Pursuant to Rule 18f-4, the Fund has adopted and implemented a derivatives risk management program to govern its use of derivatives, and the Fund’s derivatives exposure (including its use of reverse repurchase agreements) is limited through a VaR test. Rule 18f-4 may restrict the Fund’s ability to enter into reverse repurchase agreements and/or increase the costs of such reverse repurchase agreements, which could adversely affect the value of the Fund’s investments and/or the performance of the Fund.
Securities Lending:

Securities lending involves two primary risks:
“
investment risk
”
and
“
borrower default risk.
”
When lending
securities, the Fund will receive cash or U.S. government securities as collateral. Investment risk is the risk that the Fund will lose money from the investment of the cash collateral received from the borrower. Borrower default risk is the risk that the Fund will lose money due to the failure of a borrower to return a borrowed security. Securities lending may result in leverage.
The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile.
The use of leverage may increase expenses and increase the impact of the Fund’s other risks.
Securities Lending:

To generate additional income, the Fund may lend portfolio securities, on a short- or long-term basis, in an amount up to 33
 1
∕
3
% of the Fund’s total assets, to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. When the Fund lends its securities, it is responsible for investing the cash collateral it receives from the borrower of the securities, and the Fund could incur losses in connection with the
33

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

investment of such cash collateral. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower default or fail financially. The Fund intends to engage in lending portfolio securities only when such lending is fully secured by investment grade collateral held by an independent agent.
The Fund seeks to minimize investment risk by limiting the investment of cash collateral to high-quality instruments of short maturity. In the event of a borrower default, the Fund will be protected to the extent the Fund is able to exercise its rights in the collateral promptly and the value of such collateral is sufficient to purchase replacement securities.
The Fund is protected by its securities lending agent, which has agreed to indemnify the Fund from losses resulting from borrower default.
Temporary Defensive Positions:

When market conditions make it advisable, the Fund may hold a portion of its assets in cash and short-term interest bearing instruments. Moreover, in periods when, in the opinion of the manager, a temporary defensive position is appropriate, up to 100% of the Fund’s assets may be held in cash, short-term interest bearing instruments and/or any other securities the manager considers consistent with a temporary defensive position.
The Fund may not achieve its investment objective when pursuing a temporary defensive position.
U.S. Government Securities and Obligations:

U.S. government securities are obligations of, or guaranteed by, the
U.S. government, its agencies, or government-sponsored enterprises. U.S. government securities are subject to market risk and interest rate risk, and may be subject to varying degrees of credit risk.
Some U.S. government securities are
backed by the full faith and credit of the U.S. government and are guaranteed as to both principal and interest by the
U.S. Treasury. These include direct obligations of the U.S. Treasury such as U.S. Treasury notes, bills, and bonds, as well as indirect obligations including certain securities of the Government National Mortgage Association, the Small
Business Administration, and the Farmers Home Administration, among others
. Other U.S. government securities are
not direct obligations of the U.S. Treasury, but rather are backed by the ability to borrow directly from the U.S. Treasury, including certain securities of the Federal Financing Bank, the Federal Home Loan Bank, and the U.S. Postal Service.
Other U.S. government securities are backed solely by the credit of the agency or instrumentality itself and are neither guaranteed nor insured by the U.S. government and, therefore, involve greater risk. These include securities issued by the Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation, and the Federal Farm Credit Bank,
among others. Consequently, the investor must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. No assurance can be given that the U.S. government would provide financial support to such agencies if it is not obligated to do so by law. The impact of greater governmental scrutiny into the operations of certain agencies and government-sponsored enterprises may adversely affect the value of securities issued by these entities. U.S. government securities may be subject to price declines due to changing market interest rates. From time to time, uncertainty regarding the status of negotiations in the U.S. government to increase the statutory debt ceiling could increase the risk that the U.S. government may default on payments on certain U.S. government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in the stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury securities, and/or increase the costs of various kinds of debt. If a U.S. government-sponsored entity is negatively impacted by legislative or regulatory action (or lack thereof), is unable to meet its obligations, or its creditworthiness declines, the performance of the Fund that holds securities of the entity will be adversely impacted.
Valuation of Loans:

The Fund values its assets every day the New York Stock Exchange is open for regular trading.
However, because the secondary market for loans is limited, it may be difficult to value loans, exposing the Fund to the risk that the price at which it sells loans will be less than the price at which they were valued when held by the
Fund. Reliable market value quotations may not be readily available for some loans, and determining the fair valuation of such loans may require more research than for securities that trade in a more active secondary market. In addition, elements of judgment may play a greater role in the valuation of loans than for more securities that trade in a more developed secondary market because there is less reliable, objective market value data available. If the Fund purchases a relatively large portion of a loan, the limitations of the secondary market may inhibit the Fund from selling a portion of the loan and reducing its exposure to a borrower when the manager deems it advisable to do so. Even if the Fund itself does not own a relatively large portion of a particular loan, the Fund, in combination with other similar accounts under management by the same portfolio managers, may own large portions of loans. The aggregate amount of holdings could create similar risks if and when the portfolio managers decide to sell those loans. These risks could include, for example, the risk that the sale of an initial portion of the loan could be at a price lower than the price at which
34

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

the loan was valued by the Fund, the risk that the initial sale could adversely impact the price at which additional portions of the loan are sold, and the risk that the foregoing events could warrant a reduced valuation being assigned to the remaining portion of the loan still owned by the Fund.
Warehouse Investments:

In connection with its investments in certain securitized credit instruments, such as CLOs,
ABS and RMBS, the Fund may also invest in interests in warehouse investments (
“
Warehouse Investments
”
). Warehouses
are financing structures created prior to and in anticipation of a securitization closing and issuing securities and are intended to aggregate direct loans, mortgage loans, corporate loans, and/or other debt obligations that may be used to form the basis of securitized credit instruments. To finance the acquisition of a warehouse’s assets, a financing facility (a
“
Warehouse Facility
”
) is often opened by (i) the entity or affiliates of the entity that will become the securitized credit instruments manager (in the case of CLOs) upon its closing and/or (ii) third-party investors or arrangers that may or may not invest in the securitized credit instruments. The period from the date that a warehouse is opened and asset accumulation begins to the date that the securitized credit instrument closes is commonly referred to as the
“
warehousing period.
”
In practice, Warehouse Investments are structured in a variety of legal forms, including subscriptions for equity interests, loss sharing agreements or subordinated debt investments in special purpose vehicles that obtain a Warehouse Facility secured by the assets acquired in anticipation of closing.
A Warehouse Investment generally bears the risk that (i) the warehoused assets will drop in value during the warehousing period, (ii) certain of the warehoused assets default or for another reason are not permitted to be included in the securitization and a loss is incurred upon their disposition, and (iii) the anticipated securitization is delayed past the maturity date of the related Warehouse Facility or does not close at all, and, in either case, losses are incurred upon disposition of all of the warehoused assets. In the case of (iii), a particular securitization may not close for many reasons, including as a result of a market-wide material adverse change, a manager-related material adverse change or the discretion of the manager or the underwriter.
There can be no assurance that a securitization related to Warehouse Investments will be consummated. In the event a planned securitization is not consummated, investors in a warehouse (which may include the Fund) may be responsible for either holding or disposing of the warehoused assets. Because leverage is sometimes used in warehouses, the potential risk of loss may be increased for the owners of Warehouse Investments where leverage is utilized. This could expose the Fund to losses, including in some cases a complete loss of all capital invested in a Warehouse
Investment.
The Warehouse Investments represent temporary financing of the underlying assets of a warehouse, in some instances without the benefit of protection from losses. Therefore, the value of a Warehouse Investment is often directly affected by, among other things, (i) changes in the market value of the underlying assets of the warehouse; (ii) distributions, defaults, recoveries, capital gains, capital losses and prepayments on the underlying assets of the warehouse; and
(iii) the prices, interest rates and availability of eligible assets for reinvestment. Due to the
nature of a Warehouse
Investment, a significant portion (and in some circumstances all) of the Warehouse Investments made by the Fund may not be repaid.
When-Issued, Delayed Delivery, and Forward Commitment Transactions:
When-issued, delayed delivery, and forward
commitment transactions involve the risk that the security the Fund buys will lose value prior to its delivery. These transactions may result in leverage. The use of leverage may exaggerate any increase or decrease in the net asset value, causing the Fund to be more volatile. The use of leverage may increase expenses and increase the impact of the Fund’s other risks. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.
35

RISK FACTORS AND SPECIAL CONSIDERATIONS
(continued)

Further Information About Principal Risks
The following provides additional information about certain aspects of the principal risks described above.
Counterparty:

The entity with which the Fund conducts portfolio-related business (such as trading or securities lending), or that underwrites, distributes or guarantees investments or agreements that the Fund owns or is otherwise exposed to, may refuse or may become unable to honor its obligations under the terms of a transaction or agreement. As a result, the Fund may sustain losses and be less likely to achieve its investment objective. These risks may be greater when engaging in over-the-counter transactions or when the Fund conducts business with a limited number of counterparties.
Inflation:

Inflation risk is the risk that the value of assets or income from the Fund's investments will be worth less in the future as inflation decreases the value of payments at future dates. As inflation increases, the value of the
Fund could decline. Inflation rates may change frequently and drastically as a result of various factors and the Fund's investments may not keep pace with inflation, which may result in losses to the Fund’s investors or adversely affect the value of shareholders' investments in the Fund.
Manager:

The Fund is subject to manager risk because it is an actively managed investment portfolio. The Investment
Adviser, the Sub-Adviser, or each individual portfolio manager will make judgments and apply investment techniques and risk analyses in making investment decisions, but there can be no guarantee that these decisions will produce the desired results. The Fund’s portfolio may fail to produce the intended results, and the Fund’s portfolio may underperform other comparable funds because of portfolio management decisions related to, among other things, the selection of investments, portfolio construction, risk assessments, and/or the outlook on market trends and opportunities.
Operational:

The

Fund, its service providers, and other market participants increasingly depend on complex information technology and communications systems to conduct business functions. These systems are subject to a number of different threats or risks that could adversely affect the Fund and its shareholders, despite the efforts of the Fund and its service providers to adopt technologies, processes, and practices intended to mitigate these risks. Cyber-attacks, disruptions, or failures that affect the Fund’s service providers, counterparties, market participants, or issuers of securities held by the Fund may adversely affect the Fund and its shareholders, including by causing losses or impairing the Fund’s operations. Information relating to the Fund’s investments has been and will in the future be delivered electronically, which can give rise to a number of risks, including, but not limited to, the risks that such communications may not be secure and may contain computer viruses or other defects, may not be accurately replicated on other systems, or may be intercepted, deleted or interfered with, without the knowledge of the sender or the intended recipient.
36

CLASSES OF SHARES

Choosing a Share Class
When choosing between classes of Shares , you should carefully consider: (1) how long you plan to hold shares of the Fund; (2) the amount of your investment; (3) the expenses you will pay for each class, including ongoing annual expenses along with the initial sales charge or the EWC; and (4) whether you qualify for any sales charge discounts.
Please review the disclosure about all of the available share classes carefully. Before investing, you should discuss with your financial intermediary which share class may be right for you.
The tables below summarize the features of the classes of shares available through this Prospectus. Fund charges may vary so you should review the Fund's fee table as well as the section entitled
“
Sales Charges
”
in this Prospectus.

Class A Shares
Initial Sales Charge	Up to 2.50% (reduced for purchases of $100,000 or more and eliminated for purchases of $500,000 or more)
Early Withdrawal Charge	None (except that a charge of 1.00% applies to certain repurchases by the Fund made within 12 months of purchase)
Distribution and/or Shareholder Services (12b-1) Fees	0.25% annually
Purchase Maximum	None
Minimum Initial Purchase/Minimum Account Size	$1,000 ($250 for IRAs)/$1,000 ($250 for IRAs)
Minimum Subsequent Purchases	None (At least $100/month for Pre-Authorized Investment Plan)
Conversion	None

Class C Shares
Initial Sales Charge	None
Early Withdrawal Charge	1.00% on shares sold within one year of purchase
Distribution and/or Shareholder Services (12b-1) Fees	0.75% annually
Purchase Maximum	$1,000,000
Minimum Initial Purchase/Minimum Account Size	$1,000 ($250 for IRAs)/$1,000 ($250 for IRAs)
Minimum Subsequent Purchases	None (At least $100/month for Pre-Authorized Investment Plan)
Conversion	Automatic conversion to Class A Shares at net asset value (without the imposition of a sales charge) after 8 years

Class I Shares
Initial Sales Charge	None
Early Withdrawal Charge	None
Distribution and/or Shareholder Services (12b-1) Fees	None
Purchase Maximum	None
Minimum Initial Purchase 1 /Minimum Account Size	$250,000/$250,000
Minimum Subsequent Purchases	None (At least $100/month for Pre-Authorized Investment Plan)
Conversion	None
1
There is no minimum investment requirement for: (i) qualified retirement plans or other defined contribution plans and defined benefit plans that invest in the Voya funds through omnibus arrangements; (ii) employees of Voya IM who are eligible to participate in
“
notional
”
bonus programs sponsored by Voya IM; or (iii) (a) investors transacting in Class I Shares through brokerage platforms that invest in the Voya funds’ Class I Shares through omnibus accounts and have agreements with the Distributor to offer such shares and (b) such brokerage platforms’ omnibus accounts.
The relative impact of the initial sales charge, if applicable, and ongoing annual expenses will depend on the length of time a share is held. Higher distribution fees mean a higher expense ratio, so Class C Shares pay correspondingly lower dividends and may have a lower net asset value (
“
NAV
”
) than Class A Shares or Class I Shares.
37

CLASSES OF SHARES
(continued)

Because the Fund may not be able to identify an individual investor’s trading activities when investing through omnibus account arrangements, you and/or your financial intermediary are responsible for ensuring that your investment in
Class C Shares does not exceed $1,000,000. The Fund cannot ensure that it will identify purchase orders that would cause your investment in Class C Shares to exceed the maximum allowed amount. When investing through such arrangements, you and/or your financial intermediary should be diligent in determining that you have selected the appropriate share class for you.
You and/or your financial intermediary should also take care to assure that you are receiving any sales charge reductions or other benefits to which you may be entitled. As an example, as is discussed below, you may be able to reduce a
Class A sales charge payable by aggregating purchases to achieve breakpoint discounts. The Fund uses the net amount invested when determining whether a shareholder has reached the required investment amount in order to be eligible for a breakpoint discount. In order to ensure that you are receiving any applicable sales charge reduction, it may be necessary for you to inform the Fund or your financial intermediary of the existence of other accounts that may be eligible to be aggregated. The SAI discusses specific classes of investors who may be eligible for a reduced sales charge. In addition, investors investing in the Fund through an intermediary should consult Appendix A to this Prospectus, which includes information regarding financial intermediary specific sales charges and related discount policies that apply to purchases through certain specified intermediaries. Before investing you should discuss which share class may be right for you with your financial intermediary.
Distribution and Service (12b-1) Fees
The Fund pays a fee to the Distributor on an ongoing basis as compensation for the services the Distributor provides and the expenses it bears in connection with the sale and distribution of Fund shares (
“
distribution fee
”
) and/or in
connection with personal services rendered to Fund shareholders and the maintenance of shareholder accounts (
“
shareholder
service fee
”
). These payments are made pursuant to a distribution and/or shareholder service plan adopted by the
Fund pursuant to Rule 12b-1 of the 1940 Act (each, a
“
Rule 12b-1 Plan
”
). Because these distribution and shareholder
service fees are paid on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.
The table below reflects the maximum annual rates at which the distribution and/or shareholder service fees may be paid under a Rule 12b-1 Plan (calculated as a percentage of the Fund's average daily net assets attributable to the particular class of shares).
“
N/A
”
in the table below means the share class does not pay distribution and/or shareholder service fees.

Fund	Class A	Class C	Class I
Voya Enhanced Securitized Income Fund	0.25%	0.75%	N/A
38

SALES CHARGES

The Fund makes available in a clear and prominent format, free of charge, on its website,
(
https://individuals.voya.com/product/share-classes-and-expenses
), information regarding applicable sales loads, reduced
sales charges (
i.e
., breakpoint discounts), sales load waivers, eligibility minimums and purchases of the Fund's Shares.
The website includes hyperlinks that facilitate access to the information.
Class A Shares
This section includes important information about sales charges and sales charge reduction programs available to investors in the Fund's Class A Shares and describes the information or records you may need to provide to the Distributor or your financial intermediary in order to be eligible for sales charge reduction programs.
Unless you are eligible for a waiver, the public offering price you pay when you buy Class A Shares is the NAV of the shares at the time of purchase, plus an initial sales charge. The initial sales charge varies depending on the size of your purchase, as set forth in the following tables. No sales charge is imposed when Class A Shares are issued to you pursuant to the automatic reinvestment of income dividends or capital gains distributions. For investors investing in Class A Shares through a financial intermediary, it is the responsibility of the financial intermediary to ensure that the investor obtains the proper breakpoint discount, if any.
Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Fund shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.
Class A Shares are sold subject to the following sales charge:

Your Investment	As a % of the offering price	As a % of net asset value
Less than $100,000	2.50	2.56
$100,000 - $499,999	2.00	2.04
$500,000 and over 1	N/A	N/A
1
See Early Withdrawal Charge below.
Early Withdrawal Charge
Class A Shares
There is no front-end sales charge if you purchase Class A Shares in an amount of $500,000 or more. However, the shares will be subject to a 1.00% EWC if they are repurchased by the Fund within 12 months of purchase. Former
Class C Shareholders that were converted to Class A Shareholders are not subject to an EWC for the life of their account on purchases made directly with the Fund.
Class C Shares
Class C Shares are offered at their NAV per share without any initial sales charge. However, you may be charged an
EWC on Class C Shares that you offer to the Fund for repurchase (and are repurchased) within a certain period of time after you bought them. The amount of the EWC is based on the NAV of the Shares at the time of purchase. The
EWCs are as follows:
39

SALES CHARGES
(continued)

Class C Shares

Sold during	EWC on shares being repurchased
1st year	1.00%
After 1st year	none
To keep your EWC as low as possible, each time you offer your Shares for repurchase, the Fund will first repurchase
Shares in your account that are not subject to an EWC and then will repurchase Shares that have the lowest EWC.
Sales Charge Reductions and Waivers
Reduced Sales Charges.
  The sales charge and EWC waiver categories described in this section do not apply to customers purchasing Shares of the Fund through any of the financial intermediaries specified in the Appendix A to this Prospectus
(each a
“
Specified Intermediary
”
). In all instances, it is the investor’s responsibility to notify the Fund or the investor’s financial intermediary at the time of purchase of any relationship or other facts qualifying the purchaser for sales charge waivers or discounts.
Different financial intermediaries may apply different sales charge or EWC waivers. Please refer to the Appendix A for the sales charge or EWC waivers that are applicable to each Specified Intermediary.
Investors in the Fund could reduce or eliminate sales charges applicable to the purchase of Class A Shares through utilization of the Letter of Intent, Rights of Accumulation, or Combination Privilege. These programs are summarized below and are described in greater detail in the SAI.
•
Letter of Intent
—
lets you purchase shares over a 13 month period and pay the same sales charge as if the shares had all been purchased at once.
•
Rights of Accumulation
—
lets you add the value of shares of any open-end Voya mutual fund (excluding Voya Government
Money Market Fund) you already own to the amount of your next purchase for purposes of calculating the sales charge.
•
Combination Privilege
—
shares held by investors in the Voya mutual funds which impose a contingent deferred sales charge (
“
CDSC
”
) may be combined with Class A Shares for a reduced sales charge.
See the Account Application or the SAI for details, or contact your financial intermediary or a Shareholder Services
Representative for more information.
EWC Waivers.
 The EWC for Class A and Class C Shares will be waived in the following cases (in determining whether an EWC is applicable, it will be assumed that Shares held in the shareholder's account that are not subject to such charge are repurchased first):
•
The EWC on shares will be waived in the case of repurchase following the death or permanent disability of a shareholder. The waiver is available for total or partial repurchases of shares of the Fund owned by an individual or an individual in joint tenancy (with rights of survivorship), but only for those Shares held at the time of death or initial determination of permanent disability.
•
The EWC will also be waived in the case of a total or partial repurchase of Shares of the Fund in connection with any mandatory distribution from a tax-deferred retirement plan or an IRA. The shareholder must have attained the age of 70½ to qualify for the EWC waiver relating to mandatory distributions. This waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation of service, except that an EWC may be waived in certain circumstances involving repurchases in connection with a distribution from a qualified employer retirement plan in connection with termination of employment or termination of the employer's plan and the transfer to another employer's plan or to an IRA. The shareholder must notify the Transfer
Agent either directly or through the Distributor, at the time of repurchase, that the shareholder is entitled to a waiver of the EWC. The EWC Waiver Form included in the New Account Application must be completed and provided to the Transfer Agent at the time of the repurchase request. The waiver will be granted subject to confirmation of the grounds for the waiver. The foregoing waivers may be changed at any time.
•
Reinvestment of dividends and capital gains distributions.
40

SALES CHARGES
(continued)

•
The EWC which may be imposed on Class A Shares purchased in excess of $500,000, may also be waived for registered investment advisors, trust companies and bank trust departments investing on their own behalf or on behalf of their clients. These waivers may be changed at any time.
In addition, the EWC will be waived on the redemption of Shares held through an intermediary if the intermediary has entered into an agreement with the Distributor to waive the EWC.
Reinstatement Privilege.
 Shareholders who have had their Class A and Class C Shares repurchased within the previous
90 days may purchase Class A and Class C Shares at NAV (at the time of reinstatement) in an amount up to the repurchase proceeds. Reinstated Class A and Class C Shares will retain their original purchase date for purposes of the EWC. The amount of any EWC also will be reinstated.
To exercise this privilege, a written order for the purchase of new Class A and Class C Shares must be received by the transfer agent or be postmarked within 90 days after the date of repurchase pursuant to the repurchase offer.
This privilege can be used only once per calendar year. If a loss is incurred on the repurchase and the reinstatement privilege is used, some or all of the loss may not be allowed as a tax deduction.
41

HOW SHARES ARE PRICED

The Fund is open for business every day the New York Stock Exchange (the
“
NYSE
”
) opens for regular trading (each
such day, a
“
Business Day
”
). The NAV per Share of each class of the Fund is determined each Business Day as of the close of the regular trading session (
“
Market Close
”
), as determined by the Consolidated Tape Association (the
“
CTA
”
), the central distributor of transaction prices for exchange-traded securities (normally 4:00 p.m. Eastern Time unless otherwise designated by the CTA). The data reflected on the consolidated tape provided by the CTA is generated by various market centers, including all securities exchanges, electronic communications networks, and third-market broker-dealers. The NAV per Share of each class of the Fund is calculated by dividing the value of the Fund’s loan assets plus all cash and other assets (including accrued expenses but excluding capital and surplus) attributable to that class of Shares by the number of Shares outstanding. The NAV per Share is made available for publication. On days when the Fund is closed for business, Fund Shares will not be priced and the Fund does not transact purchase and redemption orders. To the extent the Fund’s assets are traded in other markets on days when the Fund does not price its Shares, the value of the Fund’s assets will likely change and you will not be able to purchase or redeem shares of the Fund.
Portfolio holdings for which market quotations are readily available are valued at market value. Investments in open-end registered investment companies that do not trade on an exchange are valued at the end of day NAV per share. The prospectuses of the open-end registered investment companies in which the Fund may invest explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing. Foreign (non-U.S.) securities’
prices are converted into U.S. dollar amounts using the applicable exchange rates as of Market Close.
When a market quotation for a portfolio security is not readily available or is deemed unreliable (for example, when trading has been halted or there are unexpected market closures or other material events that would suggest that the market quotation is unreliable) and for purposes of determining the value of other portfolio holdings, the portfolio holding is priced at its fair value. The Board has designated the Investment Adviser, as the valuation designee, to make fair value determinations in good faith. In determining the fair value of the Fund’s portfolio holdings, the Investment
Adviser, pursuant to its fair valuation policy, may consider inputs from pricing service providers, broker-dealers, or the
Fund’s Sub-Adviser(s). Issuer specific events, transaction price, position size, nature and duration of restrictions on disposition of the security, market trends, bid/ask quotes of brokers, and other market data may be reviewed in the course of making a good faith determination of the fair value of a portfolio holding. Because trading hours for certain foreign (non-U.S.) securities end before Market Close, closing market quotations may become unreliable. The prices of foreign (non-U.S.) securities will generally be adjusted based on inputs from a third-party pricing service that are intended to reflect valuation changes through Market Close. Because of the inherent uncertainties of fair valuation, the values used to determine the Fund’s NAV may materially differ from the value received upon actual sale of those investments. Thus, fair valuation may have an unintended dilutive or accretive effect on the value of shareholders’
investments in the Fund.
42

HOW TO BUY SHARES

Customer Identification
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person that opens an account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations.
What this means for you: the Fund, the Distributor, or a third-party selling you the Fund, must obtain the following information for each person that opens an account:
•
Name;
•
Date of birth (for individuals);
•
Physical residential address (although post office boxes are still permitted for mailing); and
•
Social Security number, taxpayer identification number, or other identifying number.
You may also be asked to show your driver’s license, passport, or other identifying documents in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other non-natural persons.
Federal law prohibits the

Fund, the Distributor, and other financial institutions from opening accounts unless they receive the minimum identifying information listed above. They also may be required to close your account if they are unable to verify your identity within a reasonable time.
The Fund and the Distributor reserve the right to reject any purchase order. Please note that cash, traveler's checks, third-party checks, money orders, and checks drawn on non-U.S. banks (even if payment may be effected through a
U.S. bank) generally will not be accepted. The Fund and the Distributor reserve the right to waive minimum investment amounts. Waiver of the minimum investment amount can increase operating expenses of the Fund. The Fund and the
Distributor reserve the right to liquidate sufficient shares to recover annual transfer agent fees or to close your account and redeem your shares should you fail to maintain your account value minimum.
The Fund reserves the right to suspend the offering of shares.
Class A and Class C Shares
Class A and Class C Shares may be purchased from certain financial services firms that have sales agreements with
Voya Investments Distributor, LLC (
“
Authorized Dealers
”
). Investors may be charged a fee for transactions made through a broker or agent.
A shareholder’s Class C Shares will automatically convert to Class A Shares on the second calendar day of the following month in which the 8th anniversary of the issuance of the Class C Shares occurs, together with a pro rata

portion of
all Class C Shares representing dividends and other distributions paid in additional Class C Shares.
Class I Shares
Class I Shares may be purchased without a sales charge by: (1) qualified retirement plans such as 401(a), 401(k), or other defined contribution plans and defined benefit plans; (2) 529 college savings plans; (3) insurance companies and foundations investing for their own account; (4) wrap programs offered by broker-dealers and financial institutions;
(5) accounts of, or managed by, trust departments; (6) individuals whose accounts are managed by an investment adviser representative; (7) employees of Voya IM who are eligible to participate in
“
notional
”
bonus programs sponsored
by Voya IM; (8) retirement plans affiliated with Voya Financial, Inc.; (9) Voya Financial, Inc. affiliates for purposes of corporate cash management; (10) other registered investment companies; and (11) (a) investors purchasing Class I shares through brokerage platforms that invest in the Voya funds’ Class I shares through omnibus accounts and have agreements with the Distributor to offer such shares and (b) such brokerage platforms’ omnibus accounts. An investor transacting in Class I shares on such brokerage platforms may be required to pay a commission and/or other forms of compensation to the broker.
Price of Shares
Purchase and exchange orders for Shares of the Fund are effected at NAV, determined after the order is received by the Transfer Agent in proper form. A purchase order will be deemed to be in proper form when all of the required steps set forth above have been completed. In the case of an investment by wire, however, the order will be deemed to be
43

HOW TO BUY SHARES
(continued)

in proper form after the telephone notification and the federal funds wire have been received. A shareholder who purchases by wire must submit an application form in a timely fashion. If an order or payment by wire is received after the close of regular trading on the NYSE (normally 4:00 p.m. Eastern Time), the shares will not be credited until the next business day.
You will receive a confirmation of each new transaction in your account, which also will show you the number of Fund
Shares you own including the number of shares being held in safekeeping by the Transfer Agent for your account. You may rely on these confirmations in lieu of certificates as evidence of your ownership. Certificates representing Shares of the Fund will not be issued unless you request them in writing.
The Fund may, on occasion, suspend the continuous offering of its Shares. If this occurs, shareholders will still be permitted to reinvest dividends in additional Shares, and qualified plan investors will be permitted to continue making automatic contributions for additional Shares.
Pre-Authorized Investment Plan
You may establish a pre-authorized investment plan to purchase Shares with automatic bank account debiting. For further information on pre-authorized investment plans, see the New Account Application or contact a Shareholder
Services Representative at
1-800-992-0180
.
Retirement Plans
The Fund has available prototype qualified retirement plans for corporations and self-employed individuals. The Fund also has available prototype IRA, Roth IRA and Simple IRA plans (for both individuals and employers), Simplified Employee
Pension Plans and Pension and Profit Sharing Plans. BNY Mellon Investment Servicing Trust Company acts as the custodian under these plans. For further information, contact a Shareholder Services Representative at
1-800-992-0180
.
BNY Mellon Investment Servicing Trust Company currently receives a $12 custodial fee annually for the maintenance of each such account.
Make your investment using the purchase minimum guidelines in the following table.

Minimum Investments	Class	Initial Purchase	Subsequent Purchases
Non-retirement accounts	A/C I 1	$1,000 $250,000	No minimum
Retirement accounts	A/C I 1	$250 $250,000	No minimum
Pre-authorized investment plan	A/C I 1	$1,000 $250,000	At least $100/month
Certain omnibus accounts	A/C	$250	No minimum
1
For Class I Shares, there is no minimum initial investment requirement for: (i) qualified retirement plans or other defined contribution plans and defined benefit plans that invest in the Voya funds through omnibus arrangements; (ii) employees of Voya IM who are eligible to participate in
“
notional
”
bonus programs sponsored by Voya IM; or (iii)
(a) investors transacting in Class I Shares through brokerage platforms that invest in the Voya funds’ Class I Shares through omnibus accounts and have agreements with the
Distributor to offer such Shares and (b) such brokerage platforms’ omnibus accounts.
Make your investment using the methods outlined in the following table.
If you are a participant in a qualified retirement
plan, you should make purchases through your plan administrator or sponsor, who is responsible for transmitting orders.
44

HOW TO BUY SHARES
(continued)

Buying Shares	Opening an Account	Adding to an Account
By Contacting Your Financial Intermediary	A financial intermediary with an authorized firm can help you establish and maintain your account.	Contact your financial intermediary.
By Mail	Make your check payable to Voya Investment Management and mail it with a completed Account Application. Please indicate your financial intermediary on the New Account Application.
Fill out the Account Additions form at the
bottom of your account statement and mail it
along with your check payable to Voya
Investment Management to the address on
the account statement. Please write your
account number on the check.

By Wire
Call Shareholder Services at
1-800-992-0180
to obtain an account
number and indicate your financial
intermediary on the account.
Instruct your bank to wire funds to the Fund
in the care of:
Bank of New York Mellon
ABA # 011001234
credit to: BNY Mellon Investment Servicing
(US) Inc. as Agent for Voya mutual funds
A/C #0000733938; for further credit to
Shareholder A/C #

(A/C # you received over the telephone)
Shareholder Name:

(Your Name Here)
After wiring funds you must complete the
Account Application and send it to:
Voya Investment Management
P.O. Box 534480
Pittsburgh, PA
15253-4480
Wire the funds in the same manner described under “ Opening an Account. ”
Execution of Purchase Orders
Purchase orders are executed at the next NAV determined after the order is received in proper form by the Transfer
Agent or the Distributor. A purchase order will be deemed to be in proper form when all of the required steps set forth under
“
How to Buy Shares
”
have been completed. If you purchase by wire, however, the order will be deemed to be in proper form after the federal funds wire has been received. If you are opening a new account and you purchase by wire, you must submit an application form prior to Market Close. If an order or payment by wire is received after Market
Close, your order will not be executed until the next NAV is determined. For your transaction to be counted on the day you place your order with your broker-dealer or other financial institution, your broker-dealer or financial institution must receive your order in proper form before Market Close and transmit the order to the Transfer Agent or the Distributor in a timely manner.
You will receive a confirmation of each new transaction in your account, which also will show you the number of shares you own including the number of shares being held in safekeeping by the Transfer Agent for your account. You may rely on these confirmations in lieu of certificates as evidence of your ownership.
45

HOW TO EXCHANGE SHARES

Exchanges Between Shares of the Voya Mutual Funds
You may exchange shares of certain other Voya mutual funds into Shares of the Fund. You may also move your investment in the Shares of the Fund into certain other Voya mutual funds in conjunction with quarterly repurchases made by the
Fund. In this case, rather than tendering your shares for cash, you would elect to have the dollar value of those Shares accepted for purchases of shares of the other Voya mutual fund.
The total value of shares being exchanged into the Fund must at least equal the minimum investment requirement applicable to the relevant class of Shares of the Fund, and the total value of shares being exchanged out of the Fund into other Voya mutual funds must meet the minimum investment requirements of those products, as applicable. The exchange privilege is only available in states where shares of the Fund being acquired may be legally sold.
Early Withdrawal Charge on Exchanges
You are not required to pay an applicable EWC upon an exchange of Shares from the Fund to any Voya mutual fund.
However, if you exchange and subsequently redeem your shares, the EWC from the Fund (not the CDSC schedule from the fund into which you exchanged your Shares) will apply. However, the time period for application of the EWC will be calculated based on the first date you acquired your Shares of the Fund so that you get the benefit of the full period of time you owned your Shares of the Fund.
Exchanges Between Classes of Shares of the Fund
You may exchange Class C Shares of the Fund for Class I Shares of the Fund, or you may exchange Class A Shares and Class I Shares of the Fund for any other class of the Fund, if you otherwise meet the eligibility requirements of the class of Shares to be received in the exchange, or you may exchange Class C Shares of the Fund for Class A
Shares of the Fund after you have held your Class C Shares for 8 year or more, except that (1) you may not exchange
Shares that are subject to an EWC until the EWC period has expired, unless the Distributor approves the exchange and determines that no EWC is payable in connection with the exchange; and (2) you may not exchange Class C Shares for Class A Shares unless your intermediary has agreed to waive its right to receive the front end sales charge that otherwise would be applicable to the Class A Shares. All exchanges within the Fund are subject to the discretion of the Distributor to permit or reject such exchanges.
Shareholders generally should not recognize gain or loss for U.S. federal income tax purposes for an exchange between classes of shares of the same Fund provided that the transaction is undertaken and processed, with respect to any shareholder, as a direct exchange transaction. Shareholders should consult their tax advisors as to the federal, state, local and non-U.S. tax consequences of an exchange between classes of shares of the same Fund.
Exchanges between classes of shares within the Fund are not subject to the frequent trading and market timing policies of Voya mutual funds.
Additional Information About Exchanges
Fees and expenses differ among Voya mutual funds and among share classes of the same Fund. Please read the prospectus for the Voya mutual fund and share class you are interested in prior to exchanging into that Voya mutual fund or share class. Contact your financial intermediary or consult your plan documents for additional information.
An exchange of Shares of the Fund for shares of another Voya mutual fund is treated as a sale and purchase of shares and may result in the recognition of a gain or loss for U.S. federal and state income tax purposes. For exchanges between Voya mutual funds, you should consult your own tax advisor for advice about the particular federal, state, and local tax consequences to you of such exchange. The total value of shares being exchanged must at least equal the minimum investment requirement of the Voya mutual fund into which they are being exchanged.
In addition to the Fund, the Distributor offers many other funds. Shareholders exercising the exchange privilege with any other Voya mutual fund should carefully review the prospectus of that fund before exchanging their shares. Investors may obtain a copy of a prospectus of any Voya mutual fund not discussed in this Prospectus by calling
1-800-992-0180

or by going to www.voyainvestments.com.
Exchanges between classes of Shares of the Fund are not subject to the frequent trading and market timing policies of Voya mutual funds.
46

FREQUENT TRADING - MARKET TIMING

Because the Fund conducts repurchase offers only quarterly, the Fund believes that the potential adverse effects from short-term trading are less significant than in open-end funds, and the Fund does not monitor trading activity of shareholders to attempt to identify market timers.
The Fund believes that market timing or frequent, short-term trading in any account is not in the best interest of the
Fund or its shareholders. Due to the disruptive nature of this activity, it can adversely affect the ability of the Investment
Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can raise Fund expenses through: increased trading and transaction costs; increased administrative costs; and lost opportunity costs. This, in turn, can have an adverse effect on Fund performance.
It is possible that certain shareholders holding large amounts of shares of the Fund may tender for repurchase all or some of their shares through the normal quarterly offers to repurchase made by the Fund. If more shares are tendered for repurchase in any quarterly repurchase offer than the Fund offered to repurchase that quarter, repurchases may be made on a
pro-rata
basis. As a result, shareholders who tender their shares for repurchase may not have their entire tender accepted by the Fund.
47

PAYMENTS TO FINANCIAL INTERMEDIARIES

Voya mutual funds are distributed by the Distributor. The Distributor is a broker-dealer that is licensed to sell securities.
The Distributor generally does not sell directly to the public but sells and markets its products through intermediaries such as other broker-dealers. Each Voya mutual fund also has an investment adviser which is responsible for managing the money invested in each of the mutual funds. Both of these entities or their affiliates (collectively,
“
Voya
”
) may
compensate an intermediary for selling Voya mutual funds.
Persons licensed with the Financial Industry Regulatory Authority (
“
FINRA
”
) as a registered representative (often referred
to as a broker or financial adviser) and associated with a specific broker-dealer may receive compensation from the
Fund for providing services which are primarily intended to result in the sale of Fund shares. The Distributor has an agreement in place with each broker-dealer selling the Fund defining specifically what that broker-dealer will be paid for the sale of a particular Voya mutual fund. The broker-dealer then pays the registered representative who sold you the mutual fund some or all of what they receive from Voya. A registered representative may receive a payment when the sale is made and in some cases, can continue to receive payments while you are invested in the mutual fund. In addition, other entities may receive compensation from the Fund for providing services which are primarily intended to result in the sale of Fund shares, so long as such entities are permitted to receive these fees under applicable rules and regulations.
The Distributor may pay, from its own resources, additional fees to these broker-dealers or other financial institutions including affiliated entities. These additional fees paid to intermediaries may take the following forms: (1) a percentage of that entity’s customer assets invested in Voya mutual funds; (2) a percentage of that entity's gross sales; or (3)
some combination of these payments. Depending on the broker-dealer's satisfaction of the required conditions, these payments may be periodic and may be up to: (1) 0.30% per annum of the value of the Fund's shares held by the broker-dealer’s customers; or (2) 0.30% of the value of the Fund's shares sold by the broker-dealer during a particular period. For example, if that initial investment averages a value of $10,000 over the year, the Distributor could pay a maximum of $30 on those assets. If you invested $10,000, the Distributor could pay a maximum of $30 for that sale.
Voya, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of the Fund, including affiliates of Voya. These amounts would be in addition to the distribution payments made by the Fund under the distribution agreements. Management personnel of Voya may receive additional compensation if the overall amount of investments in funds advised by Voya meets certain target levels or increases over time.
Voya may provide additional cash or non-cash compensation to third parties selling our mutual funds including affiliated companies. This may take the form of cash incentives and non-cash compensation and may include, but is not limited to: cash; merchandise; trips; occasional entertainment; meals or tickets to a sporting event; client appreciation events;
payment for travel expenses (including meals and lodging) to pre-approved training and education seminars; and payment for advertising and sales campaigns. The Distributor may also pay concessions in addition to those described above to broker-dealers so that Voya mutual funds are made available by those broker-dealers for their customers. The Sub-Adviser of the Fund may contribute to non-cash compensation arrangements.
The compensation paid by Voya to a financial intermediary is typically paid continually over time, during the period when the intermediary’s clients hold investments in the Voya mutual funds. The amount of continuing compensation paid by Voya to different financial intermediaries for distribution and/or shareholder services varies. The compensation is typically a percentage of the value of the financial intermediary’s clients’ investments in Voya mutual funds or a per account fee. The variation in compensation may, but will not necessarily, reflect enhanced or additional services provided by the intermediary.
Voya or a Voya mutual fund may pay service fees to intermediaries for administration, recordkeeping, and other shareholder services. Intermediaries receiving these payments may include, among others, brokers, financial planners or advisers, banks, and insurance companies. The Voya mutual funds may reimburse Voya for some or all of the payments made by Voya to intermediaries for these services.
In some cases, a financial intermediary may hold its clients’ mutual fund shares in nominee or street name accounts.
These financial intermediaries may (though they will not necessarily) provide services including, among other things:
processing and mailing trade confirmations; capturing and processing tax data; issuing and mailing dividend checks to shareholders who have selected cash distributions; preparing record date shareholder lists for proxy solicitations;
collecting and posting distributions to shareholder accounts; and establishing and maintaining systematic withdrawals and automated investment plans and shareholder account registrations.
48

PAYMENTS TO FINANCIAL INTERMEDIARIES
(continued)

The top firms Voya paid to sell its mutual funds as of the last calendar year are:
Ameriprise Financial Services, LLC.; Broadridge Business Process Outsourcing, LLC; Cetera Financial Holdings, Inc.;
Charles Schwab & Co. Inc.; Directed Services LLC; Empower Financial Services, Inc.; Fidelity Brokerage Services, LLC
J.P. Morgan Securities, LLC; LPL Financial, LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Mid Atlantic Clearing &
Settlement Corporation , Inc; Morgan Stanley; Osaic, Inc; Pershing, LLC; Prudential Insurance Company of America;
Raymond James & Associates, Inc.; RBC Capital Markets, LLC; Reliance Trust Company; ReliaStar Life Insurance Company
of New York; Stifel Nicolaus & Company, Inc.; TD Ameritrade Clearing, Inc; UBS Financial Services, Inc; Voya Financial
Advisers, Inc.; Voya Retirement Insurance and Annuity Company; and Wells Fargo Clearing Services, LLC.
Your registered representative or broker-dealer could have a financial interest in selling you a particular mutual fund, or the mutual funds of a particular company, to increase the compensation they receive. Please make sure you read fully each mutual fund prospectus and discuss any questions you have with your registered representative.
49

ACCOUNT POLICIES

Telephone Orders
Neither the Fund nor the transfer agent will be responsible for the authenticity of phone instructions or losses, if any, resulting from unauthorized shareholder transactions if they reasonably believe that such instructions were genuine.
The Fund and the transfer agent have established reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include recording telephone instructions for exchanges and expedited redemptions, requiring the caller to give certain specific identifying information, and providing written confirmation to shareholders of record not later than 5 days following any such telephone transactions. If the Fund or the transfer agent do not employ these procedures, they may be liable for any losses due to unauthorized or fraudulent telephone instructions.
Small Accounts
Due to the relatively high cost of handling small investments, the Fund reserves the right, upon 30 days’ prior written notice, to redeem at NAV  (less any applicable deferred sales charge), the shares of any shareholder whose account
(except for IRAs) has a total value that is less than the Fund's minimum. Before the Fund redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount allowed and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to the minimum before the redemption is processed. Your account will not be closed if its drop in value is due to Fund performance.
Account Access
Unless your Fund Shares are held through a third-party fiduciary or in an omnibus registration at your bank or brokerage firm, you will be able to access your account information over the Internet at www.voyainvestments.com or via telephone by calling
1-800-992-0180
. Should you wish to speak with a Shareholder Services Representative, you may call the toll-free number listed above.
Privacy Policy
The Fund has adopted a policy concerning investor privacy. To review the privacy policy, contact a Shareholder Services
Representative at
1-800-992-0180
, obtain a policy over the Internet at www.voyainvestments.com, or see the privacy promise that accompanies any Prospectus obtained by mail.
Householding
To reduce expenses, we may mail only one copy of the Fund's Prospectus and each annual and semi-annual shareholder report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call a Shareholder Services Representative at
1-800-992-0180
or speak to your investment professional. We
will begin sending you individual copies 30 days after receiving your request.
50

REPURCHASE OFFERS

Repurchase Offers
As a fundamental policy, which may not be changed without shareholder approval, the Fund offers shareholders the opportunity to redeem their Shares on a quarterly basis. Quarterly repurchases will occur in the months of March,
June, September and December, beginning with the initial repurchase offer conducted in September 2024. At least
21 and no more than 42 calendar days prior to the repurchase request deadline (i.e., the date by which shareholders can tender their Shares in response to a repurchase offer) (the
“
Repurchase Request Deadline
”
), the Fund will send
notice to each shareholder setting forth, among other things: (i) the number of Shares the Fund will repurchase; (ii)
the Repurchase Request Deadline and other terms of the offer to repurchase; and (iii) the procedures for shareholders to follow to request a repurchase. Shareholders and financial intermediaries must submit repurchase requests in good order by 4:00 p.m. Eastern time on the Repurchase Request Deadline. The Repurchase Request Deadline will be strictly observed. Shareholders and financial intermediaries failing to submit repurchase requests in good order by such deadline will be unable to liquidate Shares until a subsequent repurchase offer.
The Fund is required to offer to repurchase not less than 5% and not more than 25% of its outstanding Shares with each Repurchase Offer, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with relevant regulatory requirements (as discussed below). In connection with any given repurchase offer, it is possible that the Fund may offer to repurchase only the minimum allowable amount of 5% of its outstanding
Shares. The repurchase price will be the NAV per Share of the respective Share class applicable to the repurchase offer determined on the repurchase pricing date, which will be a date not more than 14 calendar days following the
Repurchase Request Deadline, or the next business day if the 14th day is not a business day (
“
Repurchase Offer
Amount
”
). Payment for all Shares repurchased pursuant to these offers will be made not later than 7 calendar days after the repurchase pricing date (
“
Repurchase Payment Deadline
”
). Under normal circumstances, it is expected that
the repurchase pricing date will be the Repurchase Request Deadline and that the repurchase price will be the Fund's
NAV determined after close of business on the Repurchase Request Deadline. If the tendered shares have been purchased immediately prior to the tender, the Fund will not release repurchase proceeds until payment for the tendered shares has settled. During the period the offer to repurchase is open, shareholders may obtain the current NAV by calling
1-800-992-0180
.
If more Shares are tendered for repurchase than the Fund has offered to repurchase, the Board may, but is not obligated to, increase the number of Shares to be repurchased by up to 2% of the Fund's Shares outstanding per quarter, subject to the 25% limitation on the repurchase of the Fund's outstanding Shares during any calendar quarter. If there are still more Shares tendered than are offered for repurchase, Shares will be repurchased on a pro-rata
basis. However,
the Fund may determine to alter the
pro-rata
allocation and the Fund may accept all Shares tendered by persons who own, in the aggregate, fewer than 100 Shares and who tender all of their Shares, before prorating shares tendered by others.
Because of the foregoing, shareholders may be unable to liquidate all, or a given percentage, of their Shares and some shareholders may tender more Shares than they wish to have repurchased in order to ensure repurchase of at least a specific number of shares. Shareholders may withdraw Shares tendered for repurchase at any time prior to the Repurchase Request Deadline.
The Fund does not presently intend to deduct any repurchase fees, other than any applicable EWC, from the repurchase amount. However, in the future, the Board may determine to charge a repurchase fee payable to the Fund, to reasonably compensate it for its expenses directly related to the repurchase. These fees could be used to compensate the Fund for, among other things, its costs incurred in disposing of securities or in borrowing in order to make payment for repurchased shares. Any repurchase fees will never exceed 2% of the proceeds of the repurchase. It should be noted
that the Board may implement repurchase fees without a shareholder vote.
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund's portfolio to be fully invested, which may reduce returns. Moreover, diminution in the size of the Fund's portfolio through repurchases without offsetting new sales, may result in untimely sales of portfolio securities and a higher expense ratio, and may limit the ability of the Fund to participate in new investment opportunities. Repurchases resulting in portfolio turnover will result in additional expenses being borne by the Fund. The Fund may also sell portfolio securities to meet repurchase obligations which, in certain circumstances, may adversely affect the market for loans and reduce the Fund's value.
Notwithstanding the foregoing, it is the Investment Adviser's or Sub-Adviser's intention to fund repurchases with the proceeds of borrowings whenever practical.
51

REPURCHASE OFFERS
(continued)

See
“
Tax Matters
”
for a general summary for U.S. shareholders. Investors should rely on their own tax adviser for advice about the particular federal, state and local tax consequences of investing in the Fund and participating in the
Fund's repurchase offer program.
Suspension or Postponement of a Repurchase Offer
The Fund may suspend or postpone a repurchase offer only: (i) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company (the
“
RIC
”
) under the Internal Revenue Code of
1986, as amended (the
“
Code
”
); (ii) for any period during which the NYSE or any market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (iii) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (iv) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.
Liquidity Requirements
From the time that the notification is sent to shareholders until the repurchase pricing date, the Fund will ensure that a percentage of its net assets equal to at least 100% of the Repurchase Offer Amount consists of assets: (i) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the investment within the time period between the Repurchase Request Deadline and the Repurchase Payment Deadline;
or (ii) that mature by the Repurchase Payment Deadline.
The Board has adopted procedures that are reasonably designed to ensure that the Fund's assets are sufficiently liquid so that the Fund can comply with the repurchase policy and the liquidity requirements described in the previous paragraph.
The Fund intends to finance repurchase offers with cash on hand, cash raised through borrowings, or the liquidation of portfolio securities. Diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective.
Redemption of Senior Securities
In order to permit the Fund to repurchase Shares, the borrowing or other indebtedness issued by the Fund must either mature by the next repurchase pricing date or provide for their redemption, call or repayment by the next repurchase pricing date without penalty or premium. Although the Fund ordinarily does not expect to redeem any senior security, it may be required to redeem such securities if, for example, the Fund does not meet an asset coverage ratio required by law or correct a failure to meet a rating agency guideline in a timely manner.
52

INVESTMENT MANAGEMENT AND OTHER SERVICE PROVIDERS

Investment Adviser
The business and affairs of the Fund, including supervision of the duties performed by the Fund's Investment Adviser and Sub-Adviser, are managed under the direction of the Board. The names and business addresses of the Trustees and Officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under
“
Management of the Fund
”
in the SAI.
Voya Investments, an Arizona limited liability company, is registered with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of, the Fund. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.
Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc.
is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.
Voya Investments' principal business address is 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona
85258. As of December 31, 2023, Voya Investments managed approximately $78.9 billion in assets.
Management Fee
The Investment Adviser bears the expenses of providing the services described above. The Investment Adviser currently receives from the Fund an annual fee of 1.15% of the Fund’s Managed Assets.
The Investment Adviser is responsible for all of its own costs, including costs of its personnel required to carry out its duties.
Information regarding the basis for the Board’s approval of the investment advisory and investment sub-advisory relationships will be available in the Fund’s initial annual or unaudited semi-annual report to shareholders.
Sub-Adviser
The Investment Adviser has engaged a sub-adviser to provide the day-to-day management of the Fund's portfolio.
The
sub-adviser is an affiliate of the Investment Adviser. The Investment Adviser is responsible for monitoring the investment program and performance of the sub-adviser. Under the terms of the sub-advisory agreement, the agreement can be terminated by either the Investment Adviser or the Board. In the event the sub-advisory agreement is terminated, the sub-adviser may be replaced subject to any regulatory requirements or the Investment Adviser may assume day-to-day investment management of the Fund.
Voya Investment Management Co. LLC
Voya IM, a Delaware limited liability company, was founded in 1972 and is registered with the SEC as an investment adviser. Voya IM has acted as an investment adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972. Voya IM is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the
Investment Adviser. Voya IM's principal business address is 230 Park Avenue, New York, New York, 10169. As of
December 31, 2023, Voya IM managed approximately $322 billion in assets.
The Sub-Adviser currently receives an annual fee, paid by the Investment Adviser, of 0.52% of the Fund’s Managed
Assets.
Portfolio Management
. The following individuals are jointly responsible for the day-to-day management of the Fund's portfolio.

Portfolio Manager	Sub-Adviser	Fund	Recent Professional Experience
Colin Dugas	Voya IM	Voya Enhanced Securitized Income Fund
Mr. Dugas has been a portfolio manager on the
securitized team at Voya Investment Management
since March 2009, focusing on portfolio
management and security selection, as well as
credit monitoring and analysis.

53

INVESTMENT MANAGEMENT AND OTHER SERVICE PROVIDERS
(continued)

Portfolio Manager	Sub-Adviser	Fund	Recent Professional Experience
David Goodson	Voya IM	Voya Enhanced Securitized Income Fund
Mr. Goodson, Senior Portfolio Manager for
mortgage-backed securities and asset-backed
securities strategies, is head of securitized
fixed-income at Voya IM. Prior to joining Voya IM in
2002, he was a principal at an independent
investment bank focused on asset-backed
commercial paper transactions. Mr. Goodson began
his career as a vice-president in Wachovia
Securities’ asset-backed finance group, marketing
and executing securitizations for the bank’s
corporate clients.

Additional Information Regarding the Portfolio Managers
The SAI provides additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager, and the securities each portfolio manager owns in the Fund(s) the portfolio manager manages.
The Transfer Agent, Dividend Disbursing Agent, and Registrar
BNY Mellon Investment Servicing (US) Inc. (
“
Transfer Agent
”
) serves as the transfer agent, dividend disbursing agent,
and registrar for the Shares of the Fund. Its principal office is located at 301 Bellevue Parkway, Wilmington, Delaware
19809.
The Custodian
The Fund's securities and cash are held and maintained under a Custody Agreement with Bank of New York Mellon
(
“
Custodian
”
). Its principal office is located at 225 West Liberty Street, New York, New York 10286.
The Distributor
Voya Investments Distributor, LLC (the
“
Distributor
”
), a Delaware limited liability company, is the principal underwriter and distributor of the Fund. The Distributor is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the
Investment Adviser. The Distributor’s principal office is located at 7337 East Doubletree Ranch Road, Suite 100,
Scottsdale, Arizona 85258. See
“
Principal Underwriter
”
in the SAI.
The Distributor is a member of FINRA. To obtain information about FINRA member firms and their associated persons, you may contact FINRA at www.finra.org or the Public Disclosure Hotline at 800-289-9999.
Contractual Arrangements
The Fund has contractual arrangements with various service providers, which may include, among others, investment advisers, distributors, custodians and fund accounting agents, shareholder service providers, and transfer agents, who provide services to the Fund. Shareholders are not parties to, or intended (
“
third-party
”
) beneficiaries of, any of
those contractual arrangements, and those contractual arrangements are not intended to create in any individual shareholder or group of shareholders any right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Fund. This paragraph is not intended to limit any rights granted to shareholders under federal or state securities laws.
54

DIVIDENDS AND DISTRIBUTIONS

Distribution Policy
Income dividends on Shares are calculated and declared daily and paid monthly under guidelines approved by the
Board. The Fund may make one or more annual payments from any realized capital gains.
Dividend Reinvestment
Unless you instruct the Fund to pay you dividends in cash, dividends and distributions paid by the Fund will be reinvested in additional shares of the Fund.
You may, upon written request or by completing the appropriate section of the Account
Application, elect to have all dividends and other distributions paid on Shares of the Fund invested in another Voya mutual fund that offers the same class of shares.
Plan of Distribution
The Fund has entered into a distribution agreement with the Distributor (
“
Distribution Agreement
”
). Subject to the
terms and conditions of the Distribution Agreement, the Fund may issue and sell Shares of the Fund from time to time through certain broker-dealers which have entered into dealer agreements with the Distributor. The Shares will be offered on a continuous basis and may be purchased at NAV.
In connection with the sale of Class A Shares, the Distributor will reallow to broker-dealers participating in the offering from the sales charge depending on the amount of the sale as follows: 2.50% for amounts less than $100,000; and
2.00% for amounts of $100,000 to $499,999. For purchases of Class A Shares that are subject to a 1.00% EWC, the Distributor may compensate broker-dealers participating in the offering at the rate of 1.00% for amounts of $500,000 or more.
The Distributor will compensate broker-dealers participating in the offering at a rate of 1.00% of the gross sales price per share for Class C Shares purchased from the Fund by such broker-dealer.
Settlements of sales of Shares will occur on the third business day following the date on which any such sales are made. Unless otherwise indicated in a prospectus supplement, the Distributor will act as underwriter on a reasonable efforts basis.
In addition, the Distributor will compensate broker-dealers participating in the offering on a quarterly basis at rates that are based on the average daily net assets of shares that are registered in the name of such broker-dealer as nominee or held in a shareholder account that designates such broker-dealer as the dealer of record. The rates, on an annual basis, are as follows: 0.25% for Class A Shares and 0.75% for Class C Shares. Rights to these ongoing payments generally begin accruing in the 13th month following a purchase of Class A Shares, although the Distributor may, in its discretion, make payments prior to the 13th month.
Use of Proceeds
It is expected that 100% of the net proceeds of Shares issued pursuant to the offering will be invested in securities consistent with the Fund's investment objective and policies within three months. Pending investments, the proceeds will be used to pay down the Fund's outstanding borrowings under its credit facilities or to fund redemptions. See
“
Investment Objective and Policies - Policy on Borrowing.
”
By paying down the Fund's borrowings, the Fund can avoid adverse impacts on yields pending investment of such proceeds. As investment opportunities are subsequently identified, it is expected that the Fund will reborrow amounts previously repaid and invest such amounts or to fund redemptions.
55

DESCRIPTION OF THE FUND

The Fund is a Delaware statutory trust organized on September 26, 2023 and is registered with the SEC as a continuously-offered, diversified, closed-end management investment company that makes quarterly repurchase offers for its Shares, subject to certain conditions. The business and affairs of the Fund, including supervision of the duties performed by the Fund's Investment Adviser and Sub-Adviser are managed under the direction of its Board. The names and business addresses of the Trustees and Officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under
“
Management of the Fund
”
in the SAI. The Trustees are experienced
executives who oversee the Fund's activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund's performance.
The Fund's Agreement and Declaration of Trust (
“
Declaration of Trust
”
) authorizes the issuance of an unlimited number
of shares of beneficial interest.
Under Delaware law, Fund shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the general corporation law of Delaware. As an added protection, the Fund's
Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund. The Fund's Declaration of Trust provides for indemnification out of the Fund's property for all losses and expenses of any shareholder held liable on account of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.
The Fund will send unaudited reports at least semi-annually and audited financial statements annually to all of its shareholders.
The Declaration of Trust provides that obligations of the Fund are not binding upon Trustees individually but only upon the property of the Fund. It also provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.
The Fund is responsible for paying all of the expenses of its operations, including, without limitation, the management fee payable and extraordinary expenses, such as litigation expenses.
Under the Declaration of Trust, each Trustee, officer, shareholder, and person beneficially owning an interest in the
Fund, to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act (the
“
DSTA
”
),
(i) agrees that any claims, suits, actions or proceedings related to the Fund, except claims brought under the federal securities laws, must be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction;
(ii) submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding;
and (iii) waives any and all rights to trial by jury in any such claims, suits, actions or proceedings.
In addition to the requirements set forth in Section 3816 of the DSTA and except for claims brought under the federal securities laws, a shareholder may bring a derivative action on behalf of the Fund only if the shareholder makes a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed. Unless a demand is not required, (i) shareholders eligible to bring a derivative action under the Delaware Statutory Trust Act who collectively hold Shares representing ten percent (10%) or more of all
Shares issued and outstanding (or, if such action does not related to all Classes, of the Classes to which such action relates), shall join in the request for the Board to commence such action; and (ii) the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Board is entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the
Board determines not to bring such action.
Under the Declaration of Trust, to the fullest extent permitted by law, shareholders may not bring a general direct action against the Fund and/or the Board, except for a general direct action to enforce an individual shareholder’s right to vote or an individual shareholder’s rights under Sections 3805(e) or 3819 of the DSTA.
56

DESCRIPTION OF THE FUND
(continued)

Dividends, Voting and Liquidation Rights
Each Share of the Fund has one vote and shares equally in dividends and distributions, when and if, declared by the
Fund, and in the Fund's net assets upon liquidation. Matters such as approval of new advisory agreements and changes in a fundamental policy of the Fund require the affirmative vote of all shareholders. Matters affecting a certain class of the Fund will be voted on by shareholders of that particular class.
All Shares, when issued, are fully paid and are non-assessable by the Fund. There are no preemptive or conversion rights applicable to any of the Shares. Shares do not have cumulative voting rights and, as such, holders of more than 50% of the Shares voting for trustees representing the holder of Shares can elect all trustees representing the holders of Shares and the remaining shareholders would not be able to elect any such trustees.
Trustees will be elected by holders of Shares voting separately as a single class.
Status of Shares
The following table sets forth information about the Fund's outstanding Shares as of February 12, 2024:

Title of Class	Number Authorized	Number Held By the Fund or for its Own Account	Number Outstanding
Class A Shares	Unlimited	0	5,000
Class C Shares	Unlimited	0	5,000
Class I Shares	Unlimited	0	10,000
Fundamental and Non-Fundamental Investment Policies of the Fund
The investment objective of the Fund, certain policies of the Fund specified herein as fundamental, and the investment restrictions of the Fund described in the SAI are fundamental policies of the Fund and may not be changed without a majority vote of the shareholders of the Fund. The term majority vote means the affirmative vote of: (i) more than 50%
of the outstanding shares of the Fund; or (ii) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares of the Fund are represented at the meeting in person or by proxy, whichever is less. All other policies of the Fund may be modified by resolution of the Board.
57

DESCRIPTION OF THE CAPITAL STRUCTURE

Shares
The Fund's Declaration of Trust authorizes the issuance of an unlimited number of Shares of beneficial interest. All
Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Shares will, when issued, be fully paid and non-assessable and will have no pre-emptive or conversion rights or rights to cumulative voting.
Borrowings
The Fund's Declaration of Trust authorizes the Fund, without the prior approval of holders of Shares, to borrow money.
In this connection, the Fund may issue notes or other evidence of indebtedness (including bank borrowings, reverse repurchase agreements or commercial paper) and may secure any such borrowings by mortgaging, pledging
,
or
otherwise
granting a security interest in the Fund's assets. See
“
Risk Factors and Special Considerations.
”
58

TAX MATTERS

The following information is meant as a general summary for U.S. shareholders. Please see the SAI for additional information. Investors should rely on their own tax adviser for advice about the particular federal, state, and local tax consequences to them of investing in the Fund. The Investment Adviser is not obligated to consider the tax consequences related to its management of the Fund’s investments or other activities. It is possible that the actions taken by the
Fund or the Investment Adviser on the Fund’s behalf could be disadvantageous to shareholders that hold shares through a taxable account. However, such actions likely will have no tax effect to shareholders that invest through a tax-advantaged account. Circumstances among investors may vary, so you are encouraged to discuss an investment in a Fund with your tax advisor.
The Fund will distribute all or substantially all of its net investment income and net realized capital gains, if any, to its shareholders each year. Although the Fund will not be taxed on amounts it distributes, most shareholders will be taxed on amounts they receive. A particular distribution generally will be taxable as either ordinary income or long-term capital gain. It generally does not matter how long a shareholder has held the Fund's Shares or whether the shareholder elects to receive distributions in cash or reinvest them in additional Shares . For example, if the Fund properly reports a particular distribution as a capital gain dividend, it will be taxable to a shareholder at his or her long-term capital gains rate.
Dividends from the Fund are not expected to be eligible for the reduced rate of tax that may apply to distributions attributable to certain qualifying dividends on corporate stocks. Distributions attributable to non-qualifying dividends, interest income, other types of ordinary income, and short-term capital gains will be taxed at the ordinary income tax rate applicable to the shareholder.
Dividends declared by the Fund and payable to shareholders of record in October, November, or December and paid during the following January will be treated as having been received by shareholders in the year the distributions were declared.
Each shareholder will receive an annual statement summarizing the shareholder's dividend and capital gains distributions.
If you purchase Shares of the Fund through a financial intermediary, that entity will provide this information to you.
The Fund intends to be treated as a RIC under Subchapter M of the Code and intends each year to qualify and to be eligible to be treated as such. A RIC generally is not subject to tax at the fund level on income and gains from investments that are timely distributed to shareholders. However, the Fund’s failure to qualify as a RIC would result in fund level taxation and therefore, a reduction in income available for distribution.
If a shareholder invests through a tax-advantaged account such as a retirement plan, the shareholder generally will not have to pay tax on dividends, at least until they are distributed from the account. These accounts are subject to complex tax rules and shareholders should consult a tax adviser about investing through a tax-advantaged account.
There may be tax consequences to a shareholder if the shareholder sells the Fund's Shares . A shareholder will generally have a capital gain or loss, which will be long-term or short-term, generally depending on how long the shareholder has held those Shares . If a shareholder exchanges shares, the shareholder may be treated as if he or she sold them.
Any capital loss incurred on the sale or exchange of Fund shares held for six months or less will be treated as long-term loss to the extent of capital gain dividends received with respect to such shares. Additionally, any loss realized on a sale, redemption, or exchange of shares of the Fund may be disallowed under
“
wash sale
”
rules to the extent the
shares disposed of are replaced with other shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, including pursuant to a dividend reinvestment plan. If disallowed, the loss will be reflected as an adjustment to the tax basis of the shares acquired. You are responsible for any tax liabilities generated by your transactions.
The Fund generally is required to withhold U.S. federal income tax on all taxable distributions payable to a shareholder if the shareholder fails to provide the Fund with his or her correct taxpayer identification number or to make required certifications, or if the shareholder has been notified by the Internal Revenue Service (
“
IRS
”
) that he or she is subject
to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against a shareholder's U.S. federal income tax liability.
59

TAX MATTERS
(continued)

Unless your investment is in a tax-advantaged account, you may want to avoid buying shares shortly before the Fund makes a distribution as doing so can increase your tax liability. If you buy shares when the Fund has declared but not distributed ordinary income or capital gains, you will pay the full price for the shares and later receive a portion of the price back in the form of a taxable dividend. This is known as
“
buying a dividend.
”
To avoid buying a dividend, you
may want to consult your tax advisor or check the Fund’s distribution schedule before you invest.
Foreign shareholders invested in the Fund should consult with their tax advisors as to if and how the U.S. federal income tax law and its withholding requirements apply to them. Generally, the Fund will withhold 30% (or lower applicable treaty rate) on distributions to foreign shareholders.
The IRS requires mutual fund companies and brokers to report on Form 1099-B the cost basis on the sale or exchange of Fund shares acquired on or after January 1, 2012 (
“
covered shares
”
). If you acquire and hold shares directly through
the Fund and not through a financial intermediary, the Fund will use an average cost single category methodology for tracking and reporting your cost basis on covered shares, unless you request, in writing, another cost basis reporting methodology. Information regarding the methods available for cost basis reporting is included in the SAI.
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions, sales, exchanges or other taxable dispositions of Fund shares) of U.S. individuals, estates and trusts to the extent their income exceeds certain threshold amounts.
If, pursuant to an offer by the Fund to repurchase its Shares, a shareholder tenders all Shares of the Fund that he or she owns or is considered to own, the shareholder may realize a taxable gain or loss. This gain or loss will be treated as capital gain or loss if the Fund's Shares are held as capital assets and will generally be long-term or short-term depending upon the shareholder's holding period for the Shares. If, pursuant to an offer by the Fund to repurchase its Shares, a shareholder tenders fewer than all of the Shares of the Fund that he or she owns or is considered to own, the redemption may not qualify as a sale or exchange, and the proceeds received may be treated as a dividend, return of capital or capital gain, depending on the Fund's earnings and profits and the shareholder's basis in the tendered Shares. If that occurs, there is a risk that non-tendering shareholders may be considered to have received a deemed distribution as a result of the Fund's purchase of tendered Shares, and all or a portion of that deemed distribution may be taxable as a dividend.
60

MORE INFORMATION ABOUT THE FUND

Legal Matters
The validity of the Shares offered hereby will be passed upon for the Fund by Ropes & Gray LLP, Prudential Tower,
800 Boylston Street, Boston Massachusetts 02199-3600, counsel to the Fund.
Independent Registered Public Accounting Firm
Ernst & Young LLP serves as the independent registered public accounting firm for the Fund. The principal address of Ernst & Young LLP is 200 Clarendon Street, Boston, Massachusetts 02116.
61

APPENDIX A

Financial Intermediary Specific Sales Charge Waiver and Related Discount Policy
Information
As described in the Prospectus, Class A Shares may be subject to an initial sales charge and an EWC and Class C
Shares may be subject to an EWC. Certain financial intermediaries may impose different initial sales charges or waive the initial sales charge or EWC in certain circumstances. This Appendix details the variations in sales charge waivers by financial intermediary. You should consult your financial representative for assistance in determining whether you may qualify for a particular sales charge waiver.
AMERIPRISE FINANCIAL
Class A Shares Front-End Sales Charge Waivers Available at Ameriprise Financial:
The following information applies to Class A Shares

purchases if you have an account with or otherwise purchase
Fund shares through Ameriprise Financial:
Shareholders purchasing Fund shares through an Ameriprise Financial brokerage account are eligible for the following front-end sales charge waivers and discounts, and EWC waivers, which may differ from those disclosed elsewhere in this Fund’s prospectus or SAI:
•
Employer-sponsored retirement plans (
e.g.
, 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs or SAR-SEPs.
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same Fund (but not any other fund within the same fund family).
•
Shares exchanged from Class C Shares of the same fund in the month of or following the 7-year anniversary of the purchase date. To the extent that this prospectus elsewhere provides for a waiver with respect to such shares following a shorter holding period, that waiver will apply.
•
Employees and registered representatives of Ameriprise Financial or its affiliates and their immediate family members.
•
Shares purchased by or through qualified accounts (including IRAs, Coverdell Education Savings Accounts, 401(k)s,
403(b) TSCAs subject to ERISA and defined benefit plans) that are held by a covered family member, defined as an Ameriprise financial advisor and/or the advisor’s spouse, advisor’s lineal ascendant (mother, father, grandmother, grandfather, great grandmother, great grandfather), advisor’s lineal descendant (son, step-son, daughter, step-daughter, grandson, granddaughter, great grandson, great granddaughter) or any spouse of a covered family member who is a lineal descendant.
•
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed Shares were subject to a front-end or deferred sales load (
i.e.
Rights of Reinstatement).
ROBERT W. BAIRD & CO. INC. (
“
BAIRD
”
)
Shareholders purchasing fund shares through a Baird platform or account will only be eligible for the following sales charge waivers (front-end sales charge waivers and EWC waivers) and discounts, which may differ from those disclosed elsewhere in this Prospectus or the SAI.
Front-End Sales Charge Waivers on Class A Shares Available at Baird
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing share of the same Fund.
•
Shares purchased by employees and registered representatives of Baird or its affiliates and their family members as designated by Baird.
•
Shares purchased from the proceeds of redemptions from another Voya fund, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same accounts, and (3)
redeemed shares were subject to a front-end or deferred sales charge (known as rights of reinstatement).
62

APPENDIX A
(continued)

•
A shareholder in the Fund’s Class C Shares will have their shares converted at net asset value to Class A
Shares of the Fund if the shares are no longer subject to EWC and the conversion is in line with the policies and procedures of Baird.
•
Employer-sponsored retirement plans or charitable accounts in a transactional brokerage account at Baird, including
401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans. For purposes of this provision, employer-sponsored retirement plans do not include
SEP IRAs, Simple IRAs or SAR-SEPs.
CDSC Waivers on Class A and C Shares Available at Baird
•
Shares sold due to death or disability of the shareholder.
•
Shares sold as part of a systematic withdrawal plan as described in the Fund’s Prospectus.
•
Shares bought due to returns of excess contributions from an IRA Account.
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 72 as described in the Fund’s Prospectus.
•
Shares sold to pay Baird fees but only if the transaction is initiated by Baird.
•
Shares acquired through a right of reinstatement.
Front-End Sales Charge Discounts Available at Baird: Breakpoints and/or Rights of Accumulations
•
Breakpoints as described in this Prospectus.
•
Rights of accumulations which entitles shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund assets held by accounts within the purchaser’s household at Baird.
Eligible fund assets not held at Baird may be included in the rights of accumulations calculation only if the shareholder notifies his or her financial advisor about such assets.
•
Letters of Intent (
“
LOI
”
) allow for breakpoint discounts based on anticipated purchases of fund shares through
Baird, over a 13-month period of time.
D.A. DAVIDSON & CO. (
“
D.A. DAVIDSON
”
)
Shareholders purchasing Fund shares, including existing Fund shareholders, through a D.A. Davidson &. Co. (
“
D.A.
Davidson
”
) platform or account, or through an introducing broker-dealer or independent registered investment advisor for which D.A. Davidson provides trade execution, clearance, and/or custody services, will be eligible for the following sales charge waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Prospectus or the Fund’s SAI.
Front-End Sales Charge Waivers on Class A Shares available at D.A. Davidson
•
Shares purchased within the same fund family through a systematic reinvestment of capital gains and dividend distributions.
•
Employees and registered representatives of D.A. Davidson or its affiliates and their family members as designated by D.A. Davidson.
•
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales charge (known as Rights of Reinstatement).
•
A shareholder in the Fund’s Class C Shares will have their shares converted at net asset value to Class A
Shares (or the appropriate share class) of the Fund after 6 years from the date of first purchase of the Class
C Shares and if the shares are no longer subject to a EWC and the conversion is consistent with D.A. Davidson’s policies and procedures.
EWC Waivers on Class A and Class C Shares available at D.A. Davidson
•
Death or disability of the shareholder.
•
Shares sold as part of a systematic withdrawal plan as described in the Fund’s prospectus.
•
Return of excess contributions from an IRA account.
63

APPENDIX A
(continued)

•
Shares sold as part of a required minimum distribution for IRA or other qualifying retirement accounts pursuant to the Code.
•
Shares acquired through a right of reinstatement.
Front-end sales charge discounts available at D.A. Davidson: breakpoints, rights of accumulation and/or letters of intent
•
Breakpoints as described in this Prospectus.
•
Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at D.A.
Davidson. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of rights of accumulation only if the shareholder notifies his or her financial advisor about such assets.
•
Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at D.A. Davidson may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets.
EDWARD D. JONES & CO., L.P. (
“
EDWARD JONES
”
)
Policies Regarding Transactions Through Edward Jones
The following information has been provided by Edward Jones:
The following information supersedes prior information with respect to transactions and positions held in Fund Shares through an Edward Jones system. Clients of Edward Jones (also referred to as
“
shareholders
”
) purchasing Fund Shares
on the Edward Jones commission and fee-based platforms are eligible only for the following sales charge discounts
(also referred to as
“
breakpoints
”
) and waivers, which can differ from discounts and waivers described elsewhere in the this Prospectus or the SAI or through another broker-dealer. In all instances, it is the shareholder's responsibility to inform Edward Jones at the time of purchase of any relationship, holdings of Voya funds and Voya 529 Plans or other facts qualifying the purchaser for discounts or waivers. Edward Jones can ask for documentation of such circumstance.
Shareholders should contact Edward Jones if they have questions regarding their eligibility for these discounts and waivers.
Breakpoints
•
Breakpoint pricing, otherwise known as volume pricing, at dollar thresholds as described in this Prospectus.
Rights of Accumulation (
“
ROA
”
)
•
The applicable sales charge on a purchase of Class A Shares is determined by taking into account all share classes (except certain money market funds and any assets held in group retirement plans) of the Voya funds and Voya 529 Plans held by the shareholder or in an account grouped by Edward Jones with other accounts for the purpose of providing certain pricing considerations (
“
pricing groups
”
). If grouping assets as a shareholder,
this includes all share classes held on the Edward Jones platform and/or held on another platform. The inclusion of eligible fund family assets in the ROA calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation. Money market funds are included only if such shares were sold with a sales charge at the time of purchase or acquired in exchange for shares purchased with a sales charge.
•
The employer maintaining a SEP IRA plan and/or SIMPLE IRA plan may elect to establish or change ROA for the
IRA accounts associated with the plan to a plan-level grouping as opposed to including all share classes at a shareholder or pricing group level.
•
ROA is determined by calculating the higher of cost minus redemptions or market value (current shares x NAV).
Letter of Intent (
“
LOI
”
)
64

APPENDIX A
(continued)

•
Through a LOI, shareholders can receive the sales charge and breakpoint discounts for purchases shareholders intend to make over a 13-month period from the date Edward Jones receives the LOI. The LOI is determined by calculating the higher of cost or market value of qualifying holdings at LOI initiation in combination with the value that the shareholder intends to buy over a 13-month period to calculate the front-end sales charge and any breakpoint discounts. Each purchase the shareholder makes during that 13-month period will receive the sales charge and breakpoint discount that applies to the total amount. The inclusion of eligible fund family assets in the LOI calculation is dependent on the shareholder notifying Edward Jones of such assets at the time of calculation. Purchases made before the LOI is received by Edward Jones are not adjusted under the LOI and will not reduce the sales charge previously paid. Sales charges will be adjusted if LOI is not met.
•
If the employer maintaining a SEP IRA plan and/or SIMPLE IRA plan has elected to establish or change ROA for the IRA accounts associated with the plan to a plan-level grouping, LOIs will also be at the plan-level and may only be established by the employer.
Sales Charge Waivers
•
Sales charges are waived for the following shareholders and in the following situations:
•
Associates of Edward Jones and its affiliates and other accounts in the same pricing group (as determined by
Edward Jones under its policies and procedures) as the associate. This waiver will continue for the remainder of the associate's life if the associate retires from Edward Jones in good-standing and remains in good standing pursuant to Edward Jones' policies and procedures.
•
Shares purchased in an Edward Jones fee-based program.
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment.
•
Shares purchased from the proceeds of redeemed shares of the same fund family so long as the following conditions are met: the proceeds are from the sale of shares within 60 days of the purchase, the sale and purchase are made from a share class that charges a front-end sales charge and one of the following:
○
The redemption and repurchase occur in the same account.
○
The redemption proceeds are used to process an: IRA contribution, excess contributions, conversion, recharacterizing of contributions, or distribution, and the repurchase is done in an account within the same Edward Jones grouping for ROA.
•
Shares exchanged into Class A Shares from another share class so long as the exchange is into the same fund and was initiated at the discretion of Edward Jones. Edward Jones is responsible for any remaining EWC due to the fund company, if applicable. Any future purchases are subject to the applicable sales charge as disclosed in the prospectus.
•
Exchanges from Class C Shares to Class A Shares of the same fund, generally, in the 84th month following the anniversary of the purchase date or earlier at the discretion of Edward Jones.
•
Purchases of Class 529-A Common Shares through a rollover from either another education savings plan or a security used for qualified distributions.
•
Purchases of Class 529 Common Shares made for recontribution of refunded amounts.
Early Withdrawal Charge (
“
EWC
”
) Waivers
If the shareholder purchases Shares that are subject to an EWC and those Shares are redeemed before the EWC is expired, the shareholder is responsible to pay the EWC except in the following conditions:
•
The death or disability of the shareholder
•
Systematic withdrawals with up to 10% per year of the account value
•
Return of excess contributions from an Individual Retirement Account (IRA)
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts if the redemption is taken in or after the year the shareholder reaches qualified age based on applicable IRS regulations
•
Shares redeemed to pay Edward Jones fees or costs in such cases where the transaction is initiated by Edward
Jones
•
Shares exchanged in an Edward Jones fee-based program
65

APPENDIX A
(continued)

•
Shares acquired through NAV reinstatement
•
Shares redeemed at the discretion of Edward Jones for Minimum Balances, as described below.
Other Important Information Regarding Transactions Through Edward Jones
Minimum Purchase Amounts
•
Initial purchase minimum: $250
•
Subsequent purchase minimum: none
Minimum Balances
•
Edward Jones has the right to redeem at its discretion fund holdings with a balance of $250 or less. The following are examples of accounts that are not included in this policy:
○
A fee-based account held on an Edward Jones platform
○
A 529 account held on an Edward Jones platform
○
An account with an active systematic investment plan or LOI
Exchanging Share Classes
•
At any time it deems necessary, Edward Jones has the authority to exchange at NAV a shareholder's holdings in a fund to Class A Shares of the same fund.
E*TRADE FRONT-END SALES CHARGE WAIVER
Shareholders purchasing Fund shares through an E*TRADE brokerage account will be eligible for a waiver of the front-end sales charge with respect to Class A Shares (or the equivalent). This includes shares purchased through the reinvestment of dividends and capital gains distributions.
JANNEY MONTGOMERY SCOTT LLC
Shareholders purchasing Fund Shares through a Janney Montgomery Scott LLC (
“
Janney
”
) account will be eligible
only for the following load waivers (front-end sales charge waivers and early withdrawal charge (
“
EWC
”
), or back-end,
sales charge waivers) and discounts, which may differ from those disclosed elsewhere in the Fund’s Prospectus or
SAI.
EWC waivers on Class A Shares

available at Janney
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the Fund (but not any other fund within the fund family).
•
Shares purchased by employees and registered representatives of Janney or its affiliates and their family members as designated by Janney.
•
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within ninety (90) days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (
i.e.,
right of reinstatement).
•
Class C Shares that are no longer subject to a contingent deferred sales charge and are converted to Class A
Shares of the Fund pursuant to Janney’s policies and procedures.
Sales charge waivers on Class A and C Shares

available at Janney
•
Shares sold upon the death or disability of the shareholder.
•
Shares sold as part of a systematic withdrawal plan as described in the Fund’s Prospectus.
•
Shares purchased in connection with a return of excess contributions from an IRA account.
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70½ as described in the Fund’s Prospectus.
•
Shares sold to pay Janney fees but only if the transaction is initiated by Janney.
•
Shares acquired through a right of reinstatement.
Front-end load discounts available at Janney: breakpoints, and/or rights of accumulation
66

APPENDIX A
(continued)

•
Breakpoints as described in the Fund’s Prospectus.
•
Rights of accumulation (
“
ROA
”
), which entitle shareholders to breakpoint discounts, will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at
Janney. Eligible fund family assets not held at Janney may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets.
J.P. MORGAN SECURITIES LLC
If you purchase or hold fund shares through an applicable J.P. Morgan Securities LLC brokerage account, you will be eligible for the following sales charge waivers (front-end sales charge waivers and contingent deferred sales charge
(
“
CDSC
”
), or back-end sales charge, waivers), share class conversion policy and discounts, which may differ from those disclosed elsewhere in this fund’s prospectus or Statement of Additional Information.
Front-end sales charge waivers on Class A Shares available at J.P. Morgan Securities LLC
•
Shares exchanged from Class C (
i.e
. level-load) Shares that are no longer subject to a CDSC and are exchanged into Class A Shares of the same fund pursuant to J.P. Morgan Securities LLC’s share class exchange policy.
•
Qualified employer-sponsored defined contribution and defined benefit retirement plans, nonqualified deferred compensation plans, other employee benefit plans and trusts used to fund those plans.  For purposes of this provision, such plans do not include SEP IRAs, SIMPLE IRAs, SAR-SEPs or 501(c)(3) accounts.
•
Shares of funds purchased through J.P. Morgan Securities LLC Self-Directed Investing accounts.
•
Shares purchased through rights of reinstatement.
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family).
•
Shares purchased by employees and registered representatives of J.P. Morgan Securities LLC or its affiliates and their spouse or financial dependent as defined by J.P. Morgan Securities LLC.
Class C to Class A Shares conversion
•
A shareholder in the fund’s Class C Shares will have their shares converted to Class A Shares (or the appropriate share class) of the same fund if the shares are no longer subject to a CDSC and the conversion is consistent with J.P. Morgan Securities LLC’s policies and procedures.
CDSC waivers on Class A and C Shares available at J.P. Morgan Securities LLC
•
Shares sold upon the death or disability of the shareholder.
•
Shares sold as part of a systematic withdrawal plan as described in the fund’s prospectus.
•
Shares purchased in connection with a return of excess contributions from an IRA account.
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts pursuant to the Internal
Revenue Code.
•
Shares acquired through a right of reinstatement.
Front-end load discounts available at J.P. Morgan Securities LLC: breakpoints, rights of accumulation & letters of intent
•
Breakpoints as described in the prospectus.
•
Rights of Accumulation (
“
ROA
”
) which entitle shareholders to breakpoint discounts as described in the fund’s prospectus will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at J.P. Morgan Securities LLC. Eligible fund family assets not held at J.P. Morgan
Securities LLC (including 529 program holdings, where applicable) may be included in the ROA calculation only if the shareholder notifies their financial advisor about such assets.
•
Letters of Intent (
“
LOI
”
) which allow for breakpoint discounts based on anticipated purchases within a fund family, through J.P. Morgan Securities LLC, over a 13-month period of time (if applicable).
MERRILL LYNCH (
“
Merrill
”
)
67

APPENDIX A
(continued)

Purchases or sales of front-end (i.e. Class A) or level-load (i.e., Class C) mutual fund shares through a Merrill platform or account will be eligible only for the following sales load waivers (front-end, contingent deferred, or back-end waivers)
and discounts, which differ from those disclosed elsewhere in this Fund’s Prospectus. Purchasers will have to buy mutual fund shares directly from the mutual fund company or through another intermediary to be eligible for waivers or discounts not listed below.
It is the shareholder’s responsibility to notify Merrill at the time of purchase or sale of any relationship or other facts that qualify the transaction for a waiver or discount. A Merrill representative may ask for reasonable documentation of such facts and Merrill may condition the granting of a waiver or discount on the timely receipt of such documentation.
Additional information on waivers and discounts is available in the Merrill Sales Load Waiver and Discounts Supplement
(the
“
Merrill SLWD Supplement
”
) and in the Mutual Fund Investing at Merrill pamphlet at ml.com/funds. Shareholders are encouraged to review these documents and speak with their financial advisor to determine whether a transaction is eligible for a waiver or discount.
Front-End Sales Charge Waivers on Class A Shares Available at Merrill
•
Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans provided that the Shares are not held in a commission-based brokerage account and Shares are held for the benefit of the plan. For purposes of this provision, employer-sponsored retirement plans do not include Simplified Employee Pension IRAs (
“
SEP IRA
”
), Simple IRAs, SAR-SEPs or Keogh
plans.
•
Shares purchased through a Merrill investment advisory program.
•
Brokerage class Shares exchanged from advisory class shares due to the holdings moving from a Merrill investment advisory program to a Merrill brokerage account.
•
Shares of Funds purchased through the Merrill Edge Self-Directed platform.
•
Shares purchased through the systematic reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same mutual fund in the same account.
•
Shares exchanged from level-load shares to front-end sales charge Shares of the same Fund in accordance with the description in the Merrill SLWD Supplement.
•
Shares purchased by eligible employees of Merrill or its affiliates and their family members who purchase Shares in accounts within the employee’s Merrill Household (as defined in the Merrill SLWD Supplement).
•
Trustees of the Fund, and employees of the Investment Adviser or any of its affiliates, as described in this
Prospectus.
•
Shares purchased from the proceeds of the Fund’s redemption in front-end sales charge shares provided: (1)
the repurchase is in a mutual fund within the same fund family; (2) the repurchase occurs within 90 calendar days from the redemption trade date, and (3) the redemption and purchase occur in the same account

(known
as Rights of Reinstatement). Automated transactions (i.e. systematic purchases and withdrawals) and purchases made after Shares are automatically sold to pay Merrill’s account maintenance fees are not eligible for Rights of Reinstatement.
CDSC Waivers on Class A and Class C Shares Available at Merrill
•
Shares sold due to shareholder’s death or disability (as defined by Internal Revenue Code Section 22e(3)).
•
Shares sold pursuant to a systematic withdrawal program subject to Merrill’s maximum systematic withdrawal limits as described in the Merrill SLWD Supplement.
•
Shares sold due to return of excess contributions from an IRA account.
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the investor reaching the qualified age based on applicable IRS regulation.
•
Front-end or level-load Shares held in commission-based, non-taxable retirement brokerage accounts (e.g. traditional,
Roth, rollover, SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans) that are transferred to fee-based accounts or platforms and exchanged for a lower cost share class of the same Fund.
Front-End Load Discounts Available at Merrill: Breakpoints, ROA & LOI
68

APPENDIX A
(continued)

•
Breakpoints as described in this Prospectus, where the sales charge is at or below the maximum sales charge that Merrill permits to be assessed to a front-end load purchase, as described in the Merrill SLWD Supplement.
•
ROA, as described in the Merrill SLWD Supplement, which entitle shareholders to breakpoint discounts based on the aggregated holdings of mutual fund family assets held in accounts in their Merrill Household.
•
LOI: which allow for breakpoint discounts on eligible new purchases based on anticipated future eligible purchases within a fund family at Merrill, in accounts within your Merrill Household, as further described in the Merrill
SLWD Supplement.
MORGAN STANLEY WEALTH MANAGEMENT
Shareholders purchasing Fund shares through a Morgan Stanley Wealth Management transactional brokerage account will be eligible only for the following front-end sales charge waivers with respect to Class A Shares, which may differ from and may be more limited than those disclosed elsewhere in this Fund’s Prospectus or SAI.
Front-end Sales Charge Waivers on Class A Shares

available at Morgan Stanley Wealth Management
•
Employer-sponsored retirement plans (
e.g.
, 401(k) plans, 457 plans, employer-sponsored 403(b) plans, profit sharing and money purchase pension plans and defined benefit plans). For purposes of this provision, employer-sponsored retirement plans do not include SEP IRAs, Simple IRAs, SAR-SEPs or Keogh plans
•
Morgan Stanley employee and employee-related accounts according to Morgan Stanley’s account linking rules
•
Shares purchased through reinvestment of dividends and capital gains distributions when purchasing Shares of the same fund
•
Shares purchased through a Morgan Stanley self-directed brokerage account
•
Class C Shares (
i.e.
, level-load) shares that are no longer subject to an EWC and are converted to Class A
Shares of the same fund pursuant to Morgan Stanley Wealth Management’s share class conversion program
– Shares purchased from the proceeds of redemptions within the same fund family, provided (i) the repurchase occurs within 90 days following the redemption, (ii) the redemption and purchase occur in the same account, and (iii) redeemed shares were subject to a frontend or deferred sales charge.
OPPENHEIMER & CO. (
“
OPCO
”
)
Shareholders purchasing Fund shares through an OPCO platform or account are eligible only for the following load waivers (front-end sales charge waivers and early withdrawal, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this Fund's Prospectus or SAI.
Front-end Sales Load Waivers on Class A Shares

available at OPCO
•
Employer-sponsored retirement, deferred compensation and employee benefit plans (including health savings accounts) and trusts used to fund those plans, provided that the shares are not held in a commission-based brokerage account and shares are held for the benefit of the plan.
•
Shares purchased through an OPCO affiliated investment advisory program.
•
Shares purchased through reinvestment of capital gains distributions and dividend reinvestment when purchasing shares of the same fund (but not any other fund within the fund family).
•
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same amount, and (3) redeemed shares were subject to a front-end or deferred sales load (known as
“
Rights of Restatement
”
).
•
A shareholder in the Fund’s Class C Shares will have their shares converted at net asset value to Class A
Shares (or the appropriate share class) of the Fund after 5 years from the date of first purchase of the Class
C Shares and if the shares are no longer subject to an EWC and the conversion is in line with the policies and procedures of OPCO.
•
Employees and registered representatives of OPCO or its affiliates and their family members.
•
Directors or Trustees of the Fund, and employees of the Fund’s investment adviser or any of its affiliates, as described in the Fund’s Prospectus.
EWC Waivers on Class A and C Shares available at OPCO
69

APPENDIX A
(continued)

•
Death or disability of the shareholder
•
Shares sold as part of a systematic withdrawal plan as described in the Fund's prospectus
•
Return of excess contributions from an IRA Account
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70½ as described in the Fund’s Prospectus
•
Shares sold to pay OPCO fees but only if the transaction is initiated by OPCO
•
Shares acquired through a right of reinstatement
Front-end load Discounts Available at OPCO: Breakpoints, Rights of Accumulation & Letters of Intent
•
Breakpoints as described in the Fund’s Prospectus.
•
Rights of Accumulation (
“
ROA
”
) which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser's household at
OPCO. Eligible fund family assets not held at OPCO may be included in the ROA calculation only if the shareholder notifies his or her financial advisor about such assets
RAYMOND JAMES & ASSOCIATES, INC., RAYMOND JAMES FINANCIAL SERVICES, INC. and each entity’s affiliates (
“
RAYMOND
JAMES
”
)
Shareholders purchasing fund shares through a Raymond James platform or account, or through an introducing broker-dealer or independent registered investment adviser for which Raymond James provides trade execution, clearance, and/or custody services, will be eligible only for the following load waivers (front-end sales charge waivers and contingent deferred, or back-end, sales charge waivers) and discounts, which may differ from those disclosed elsewhere in this
Fund’s Prospectus or SAI.
Front-end sales load waivers on Class A Shares

available at Raymond James
•
Shares purchased in an investment advisory program.
•
Shares purchased within the same fund family through a systematic reinvestment of capital gains and dividend distributions.
•
Employees and registered representatives of Raymond James or its affiliates and their family members as designated by Raymond James.
•
Shares purchased from the proceeds of redemptions within the same fund family, provided (1) the repurchase occurs within 90 days following the redemption, (2) the redemption and purchase occur in the same account, and (3) redeemed shares were subject to a front-end or deferred sales load (known as Rights of Reinstatement).
•
A shareholder in the Fund’s Class C Shares will have their shares converted at net asset value to Class A
Shares (or the appropriate share class) of the Fund if the shares are no longer subject to an EWC and the conversion is in line with the policies and procedures of Raymond James.
EWC Waivers on Classes A and C Shares

available at Raymond James
•
Death or disability of the shareholder.
•
Shares sold as part of a systematic withdrawal plan as described in the Fund’s Prospectus.
•
Return of excess contributions from an IRA Account.
•
Shares sold as part of a required minimum distribution for IRA and retirement accounts due to the shareholder reaching age 70½ as described in the Fund’s Prospectus.
•
Shares sold to pay Raymond James fees but only if the transaction is initiated by Raymond James.
•
Shares acquired through a right of reinstatement.
Front-end load discounts available at Raymond James: breakpoints, rights of accumulation, and/or letters of intent
•
Breakpoints as described in this Prospectus.
70

APPENDIX A
(continued)

•
Rights of accumulation which entitle shareholders to breakpoint discounts will be automatically calculated based on the aggregated holding of fund family assets held by accounts within the purchaser’s household at Raymond
James. Eligible fund family assets not held at Raymond James may be included in the calculation of rights of accumulation calculation only if the shareholder notifies his or her financial advisor about such assets.
•
Letters of intent which allow for breakpoint discounts based on anticipated purchases within a fund family, over a 13-month time period. Eligible fund family assets not held at Raymond James may be included in the calculation of letters of intent only if the shareholder notifies his or her financial advisor about such assets.
STIFEL, NICOLAUS & COMPANY, INCORPORATED (
“
STIFEL
”
)
The following information applies to shareholders purchasing Class C Shares of the Fund through a Stifel platform or account or who own Class C Shares for which Stifel or an affiliate is the broker-dealer of record. This information may differ from information about Class C Shares disclosed elsewhere in this Fund’s Prospectus or SAI.
Class C Conversion to Class A; Class A Shares Front-End Sales Waiver Available at Stifel:
•
A Class C Shares shareholder of the Fund will have such shareholder’s Class C Shares converted at net asset value to Class A Shares of the Fund in accordance with Stifel’s policies and procedures. Stifel has informed the Fund that its policies and procedures currently provide for such a conversion following the seventh (7th)
anniversary of the shareholder’s purchase of the Class C Shares.
71

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Voya Enhanced Securitized Income Fund

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

1-800-992-0180
FUND ADVISERS AND SERVICE PROVIDERS

Investment Adviser

Voya Investments, LLC

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258
Sub-Adviser

Voya Investment Management Co. LLC

230 Park Avenue

New York, New York 10169
Custodian

Bank of New York Mellon

801 Pennsylvania Avenue

Kansas City, Missouri 64105
Independent Registered Public Accounting Firm

Ernst & Young LLP

200 Clarendon Street, Boston, Massachusetts 02116
Distributor

Voya Investments Distributor, LLC

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258
Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

301 Bellevue Parkway

Wilmington, Delaware 19809
Legal Counsel

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston Massachusetts 02199-3600
Institutional Investors and Analysts

Call 1-800-336-3436
The Fund has not authorized any person to provide you with any information or to make any representations other than those contained in this Prospectus in connection with this offer. You should rely only on the information in this Prospectus or other information to which we have referred you. This Prospectus is not an offer to sell, or the solicitation of any offer to buy, any security other than the Shares offered by this Prospectus; nor does it constitute an offer to sell, or a solicitation of any offer to buy, the Shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. The delivery of this Prospectus or any sale made pursuant to this
Prospectus does not imply that the information contained in this Prospectus is correct as of any time after the date of this Prospectus.
However, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented.

Reports and other information about the Funds are available on the EDGAR Database on the SEC's Internet website at
https://www.sec.gov
, and copies of this information may be obtained, upon payment of a duplicating fee, by electronic request at the following e-mail address:
publicinfo@sec.gov
.
When contacting the SEC, you will want to refer to the Fund's SEC file number. The file number is as follows:

1940 Act File No.	811-23903
225957
(0524-050124)

STATEMENT OF ADDITIONAL INFORMATION
May 1, 2024
Voya Enhanced Securitized Income Fund

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, Arizona 85258-2034

1-800-992-0180
Class/Ticker:
A
/VVJHX;
C
/VVJIX;
I
/VVJJX

This Statement of Additional Information (the
“
SAI
”
) contains additional information about the fund listed above (the
“
Fund
”
). This SAI is
not a prospectus and should be read in conjunction with the Fund’s prospectus dated May 1, 2024, as supplemented or revised from time to time (the
“
Prospectus
”
). The Fund’s Prospectus and annual or unaudited semi-annual shareholder reports, when available, may be obtained free of charge by contacting the Fund at the address and phone number written above or by visiting our website at
www.voyainvestments.com.

INTRODUCTION AND GLOSSARY

This SAI is designed to elaborate upon information contained in the Fund’s Prospectus, including the discussion of certain securities and investment techniques. The more detailed information contained in this SAI is intended for investors who have read the Prospectus and are interested in a more detailed explanation of certain aspects of some of the Fund’s securities and investment techniques. Some investment techniques are described only in the Prospectus and are not repeated here.
Capitalized terms used, but not defined, in this SAI have the same meaning as in the Prospectus and some additional terms are defined particularly for this SAI.
Following are definitions of general terms that may be used throughout this SAI:
1933 Act
: Securities Act of 1933, as amended
1934 Act
: Securities Exchange Act of 1934, as amended
1940 Act
: Investment Company Act of 1940, as amended, including the rules and regulations thereunder, and the terms of applicable no-action relief or exemptive orders granted thereunder
Affiliated Fund
: A fund within the Voya family of funds
Board
: The Board of Trustees for the Trust
Business Day
: Each day the NYSE opens for regular trading
CDSC
: Contingent deferred sales charge
CFTC:
United States

Commodity Futures Trading Commission
Code
: Internal Revenue Code of 1986, as amended
Distributor
: Voya Investments Distributor, LLC
Distribution Agreement
: The Distribution Agreement for the Fund, as described herein
ETF
: Exchange-Traded Fund
EU
: European Union
Expense Limitation Agreement
: The Expense Limitation Agreement(s) for the Fund, as described herein
FDIC:
Federal Deposit Insurance Corporation
FHLMC:
Federal Home Loan Mortgage Corporation
FINRA
: Financial Industry Regulatory Authority, Inc.
Fiscal Year End of the Fund
: February 28 or 29, as applicable
Fitch:
Fitch Ratings
FNMA:
Federal National Mortgage Association
Fund
: Voya Enhanced Securitized Credit Fund
GNMA:
Government National Mortgage Association
Independent Trustees
: The Trustees of the Board who are not
“
interested persons
”
(as defined in the 1940 Act) of the Fund

Investment Adviser:
Voya Investments, LLC or Voya Investments
Investment Management Agreement
: The Investment Management Agreement for the Fund, as described herein
IPO:
Initial Public Offering
IRA:
Individual Retirement Account
IRS
: United States Internal Revenue Service
LIBOR
: London Interbank Offered Rate
Moody’s:
Moody’s Investors Service, Inc.
NAV
: Net Asset Value
NRSRO:
Nationally Recognized Statistical Rating Organization
NYSE
: New York Stock Exchange
OTC:
Over-the-counter

Principal Underwriter
: Voya Investments Distributor, LLC or the
“
Distributor
”
Prospectus
: One or more prospectuses for the Fund
REIT
: Real Estate Investment Trust
REMICs
: Real Estate Mortgage Investment Conduits
RIC
: A
“
Regulated Investment Company,
”
pursuant to the Code
Rule 12b-1
: Rule 12b-1 (under the 1940 Act)
Rule 12b-1 Plan
: A Distribution and/or Shareholder Service Plan adopted under Rule 12b-1
S&L:
Savings & Loan Association
S&P
: S&P Global Ratings
SEC
: United States Securities and Exchange Commission
SOFR:
Secured Overnight Financing Rate
Sub-Adviser
: One or more sub-advisers for the Fund, as described herein
Sub-Advisory Agreement
: The Sub-Advisory Agreement(s) for the Fund, as described herein
Underlying Funds
: Unless otherwise stated, other mutual funds or ETFs in which the Fund may invest
Voya family of funds or the
“
funds
”
: All of the registered investment companies managed by Voya Investments
Voya IM
: Voya Investment Management Co. LLC
The Trust
: Voya Enhanced Securitized Income Fund

HISTORY OF
the Trust

Voya Enhanced Securitized Income Fund, a continuously-offered, diversified, closed-end investment company that is registered under the
1940 Act, was organized as a Delaware statutory trust on September 26, 2023.

SUPPLEMENTAL DESCRIPTION OF
Fund
INVESTMENTS AND RISKS

Some of the different types of securities in which the Fund may invest, subject to its investment objective, policies, and restrictions, are described in the Prospectus under
“
Investment Objective and Policies.
”
Additional information concerning certain of the Fund’s investments and investment techniques is set forth below.
EQUITY SECURITIES

Common Stocks:
Common stock represents an equity or ownership interest in an issuer. A common stock may decline in value due to an actual or perceived deterioration in the prospects of the issuer, an actual or anticipated reduction in the rate at which dividends are paid, or other factors affecting the value of an investment, or due to a decline in the values of stocks generally or of stocks of issuers in a particular industry or market sector. The values of common stocks may be highly volatile. If an issuer of common stock is liquidated or declares bankruptcy, the claims of owners of debt instruments and preferred stock take precedence over the claims of those who own common stock, and as a result the common stock could become worthless.
Convertible Securities:
Convertible securities are securities that combine the investment characteristics of debt instruments and common stocks. Convertible securities typically consist of debt instruments or preferred stock that may be converted (on a voluntary or mandatory basis) within a specified period of time (normally for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. Convertible securities also include debt instruments with warrants or common stock attached and derivatives combining the features of debt instruments and equity securities. Other convertible securities with additional or different features and risks may become available in the future. Convertible securities involve risks similar to those of both debt instruments and equity securities. In a corporation’s capital structure, convertible securities are senior to common stock but are usually subordinated to senior debt instruments of the issuer.
The market value of a convertible security is a function of its
“
investment value
”
and its
“
conversion value.
”
A security’s
“
investment
value
”
represents the value of the security without its conversion feature (
i.e
., a nonconvertible debt instrument). The investment value
may be determined by reference to its credit quality and the current value of its yield to maturity or probable call date. At any given time, investment value is dependent upon such factors as the general level of interest rates, the yield of similar nonconvertible securities, the financial strength of the issuer, and the seniority of the security in the issuer’s capital structure. A security’s
“
conversion value
”
is determined
by multiplying the number of shares the holder is entitled to receive upon conversion or exchange by the current price of the underlying security. If the conversion value of a convertible security is significantly below its investment value, the convertible security will trade like a nonconvertible debt instruments or preferred stock and its market value will not be influenced greatly by fluctuations in the market price of the underlying security. In that circumstance, the convertible security takes on the characteristics of a debt instrument, and the price moves in the opposite direction from interest rates. Conversely, if the conversion value of a convertible security is near or above its investment value, the market value of the convertible security will be more heavily influenced by fluctuations in the market price of the underlying security. In that case, the convertible security’s price may be as volatile as that of common stock. Because both interest rates and market movements can influence its value, a convertible security generally is not as sensitive to interest rates as a similar debt instrument, nor is it as sensitive to changes in share price as its underlying equity security. Convertible securities are often rated below investment grade or are not rated, and they are generally subject to greater levels of credit risk and liquidity risk.
Contingent Convertible Securities (
“
CoCos
”
):

CoCos are a form of hybrid debt instrument. They are subordinated instruments that are designed to behave like bonds or preferred equity in times of economic health for the issuer, yet absorb losses when a pre-determined trigger event affecting the issuer occurs. CoCos are either convertible into equity at a predetermined share price or written down if a pre-specified trigger event occurs. Trigger events vary by individual security and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk-weighted assets, the share price of the issuer falling to a particular level for a certain period of time, and certain regulatory events. CoCos are subject to credit, interest rate, high-yield securities, foreign investments and market risks associated with both debt instruments and equity securities. In addition, CoCos have no stated maturity and have fully discretionary coupons.  If the CoCos are converted into the issuer’s underlying equity securities following a conversion event, each holder will be subordinated due to their conversion from being the holder of a debt instrument to being the holder of an equity instrument, hence worsening the holder’s standing in a bankruptcy proceeding.
Initial Public Offerings:
The value of an issuer’s securities may be highly unstable at the time of its IPO and for a period thereafter due to factors such as market psychology prevailing at the time of the IPO, the absence of a prior public market, the small number of shares available, and limited availability of investor information. Securities purchased in an IPO may be held for a very short period of time. As a result, investments in IPOs may increase portfolio turnover, which increases brokerage and administrative costs and may result in additional distributions to shareholders. Investors in IPOs can be adversely affected by substantial dilution of the value of their shares due to sales of additional shares, and by concentration of control in existing management and principal shareholders.
Investments in IPOs may have a substantial beneficial effect on investment performance. Investment returns earned during a period of substantial investment in IPOs may not be sustained during other periods of more-limited, or no, investments in IPOs. In addition, as an investment portfolio increases in size, the impact of IPOs on performance will generally decrease. Investment in securities offered in an
IPO may lose money. There can be no assurance that investments in IPOs will be available or improve performance. Investments in secondary public offerings may be subject to certain of the foreign risks. The Fund will not necessarily participate in an IPO in which other mutual funds or accounts managed by the Investment Adviser or Sub-Adviser participate.

Other Investment Companies and Pooled Investment Vehicles:
Securities of other investment companies and pooled investment vehicles, including shares of closed-end investment companies, unit investment trusts, ETFs, open-end investment companies, and private investment funds represent interests in managed portfolios that may invest in various types of instruments. Investing in another investment company or pooled investment vehicle exposes the Fund to all the risks of that other investment company or pooled investment vehicle as well as additional expenses at the other investment company or pooled investment vehicle-level, such as a proportionate share of portfolio management fees and operating expenses. Such expenses are in addition to the expenses the Fund pays in connection with its own operations. Investing in a pooled investment vehicle involves the risk that the vehicle will not perform as anticipated. The amount of assets that may be invested in another investment company or pooled investment vehicle or in other investment companies or pooled investment vehicles generally may be limited by applicable law.
The securities of other investment companies, particularly closed-end funds, may be leveraged and, therefore, will be subject to the risks of leverage. The securities of closed-end investment companies and ETFs carry the risk that the price paid or received may be higher or lower than their NAV. Closed-end investment companies and ETFs are also subject to certain additional risks, including the risks of illiquidity and of possible trading halts due to market conditions or other factors.
In making decisions on the allocation of the assets in other investment companies, the Investment Adviser and Sub-Adviser are subject to several conflicts of interest when they serve as the investment adviser and sub-adviser to one or more of the other investment companies.
These conflicts could arise because the Investment Adviser or Sub-Adviser or their affiliates earn higher net advisory fees (the advisory fee received less any sub-advisory fee paid and fee waivers or expense subsidies) on some of the other investment companies than others. For example, where the other investment companies have a sub-adviser that is affiliated with the Investment Adviser, the entire advisory fee is retained by a Voya company. Even where the net advisory fee is not higher for other investment companies sub-advised by an affiliate of the Investment Adviser or Sub-Adviser, the Investment Adviser and Sub-Adviser may have an incentive to prefer affiliated sub-advisers for other reasons, such as increasing assets under management or supporting new investment strategies, which in turn would lead to increased income to Voya. Further, the Investment Adviser and Sub-Adviser may believe that redemption from another investment company will be harmful to that investment company, the Investment Adviser and Sub-Adviser or an affiliate. Therefore, the Investment
Adviser and Sub-Adviser may have incentives to allocate and reallocate in a fashion that would advance its own economic interests, the economic interests of an affiliate, or the interests of another investment company.
The Investment Adviser has informed the Board that its investment process may be influenced by an affiliated insurance company that issues financial products in which the Fund may be offered as an investment option. In certain of those products an affiliated insurance company may offer guaranteed lifetime income or death benefits. The Investment Adviser’s and Sub-Adviser’s investment decisions, including their allocation decisions with respect to the other investment companies, may benefit the affiliated insurance company issuing such benefits. For example, selecting and allocating assets to other investment companies which invest primarily in debt instruments or in a more conservative or less volatile investment style, may reduce the regulatory capital requirements which the affiliated insurance company must satisfy to support its guarantees under its products, may help reduce the affiliated insurance company’s risk from the lifetime income or death benefits, or may make it easier for the insurance company to manage its risk through the use of various hedging techniques.
The Investment Adviser and Sub-Adviser have adopted various policies and procedures that are intended to identify, monitor, and address actual or potential conflicts of interest. Nonetheless, investors bear the risk that
the Investment Adviser's and Sub-Adviser’s allocation
decisions may be affected by their conflicts of interest.
Rule 12d1-4 under the 1940 Act is designed to streamline and enhance the regulatory framework for funds of funds arrangements. Rule
12d1-4 permits acquiring funds to invest in the securities of other registered investment companies beyond certain statutory limits, subject to certain conditions. In connection with this rule, the SEC rescinded Rule 12d1-2 under the 1940 Act and most fund of funds exemptive orders, effective January 19, 2022.
Exchange-Traded Funds
: ETFs are investment companies whose shares trade like a stock throughout the day. Certain ETFs use a
“
passive
”
investment strategy and will not attempt to take defensive positions in volatile or declining markets. Other ETFs are actively managed
(
i.e
., they do not seek to replicate the performance of a particular index). The value of an ETF’s shares will change based on changes in the values of the investments it holds. The value of an ETF’s shares will also likely be affected by factors affecting trading in the market for those shares, such as illiquidity, exchange or market rules, and overall market volatility. The market price for ETF shares may be higher or lower than the ETF’s NAV. The timing and magnitude of cash flows in and out of an ETF could create cash balances that act as a drag on the ETF’s performance. An active secondary market in an ETF’s shares may not develop or be maintained and may be halted or interrupted due to actions by its listing exchange, unusual market conditions or other reasons. Substantial market or other disruptions affecting ETFs could adversely affect the liquidity and value of the shares of the Fund to the extent it invests in ETFs. There can be no assurance an
ETF’s shares will continue to be listed on an active exchange.
Holding Company Depositary Receipts
: Holding Company Depositary Receipts (
“
HOLDRs
”
) are securities that represent beneficial ownership
in a group of common stocks of specified issuers in a particular industry. HOLDRs are typically organized as grantor trusts, and are generally not required to register as investment companies under the 1940 Act. Each HOLDR initially owns a set number of stocks, and the composition of a HOLDR does not change after issue, except in special cases like corporate mergers, acquisitions or other specified events. As a result, stocks selected for those HOLDRs with a sector focus may not remain the largest and most liquid in their industry, and may even leave the industry altogether. If this happens, HOLDRs invested may not provide the same targeted exposure to the industry that was initially expected. Because HOLDRs are not subject to concentration limits, the relative weight of an individual stock may increase substantially, causing the HOLDRs to be less diversified and creating more risk.

Private Funds
: Private funds are private investment funds, pools, vehicles, or other structures, including hedge funds and private equity funds. They may be organized as corporations, partnerships, trusts, limited partnerships, limited liability companies, or any other form of business organization (collectively,
“
Private Funds
”
). Investments in Private Funds may be highly speculative and highly volatile and may produce gains or losses at rates that exceed those of the Fund’s other holdings and of publicly offered investment pools. Private
Funds may engage actively in short selling. Private Funds may utilize leverage without limit and, to the extent the Fund invests in Private
Funds that utilize leverage, the Fund will indirectly be exposed to the risks associated with that leverage and the values of its shares may be more volatile as a result.
Many Private Funds invest significantly in issuers in the early stages of development, including issuers with little or no operating history, issuers operating at a loss or with substantial variation in operation results from period to period, issuers with the need for substantial additional capital to support expansion or to maintain a competitive position, or issuers with significant financial leverage. Such issuers may also face intense competition from others including those with greater financial resources or more extensive development, manufacturing, distribution or other attributes, over which the Fund will have no control.
Interests in a Private Fund will be subject to substantial restrictions on transfer and, in some instances, may be non-transferable for a period of years. Private Funds may participate in only a limited number of investments and, as a consequence, the return of a particular
Private Fund may be substantially adversely affected by the unfavorable performance of even a single investment. Certain Private Funds may pay their investment managers a fee based on the performance of the Private Fund, which may create an incentive for the manager to make investments that are riskier or more speculative than would be the case if the manager was paid a fixed fee. Many Private Funds are not registered under the 1940 Act and, consequently, such funds are not subject to the restrictions on affiliated transactions and other protections applicable to registered investment companies. The valuations of securities held by Private Funds, which are generally unlisted and illiquid, may be very difficult and will often depend on the subjective valuation of the managers of the Private Funds, which may prove to be inaccurate. Inaccurate valuations of a Private Fund’s portfolio holdings will affect the ability of the Fund to calculate its
NAV accurately.
Preferred Stocks:
Preferred stock represents an equity interest in an issuer that generally entitles the holder to receive, in preference to the holders of other stocks such as common stocks, dividends and a fixed share of the proceeds resulting from a liquidation of the issuer.
Preferred stocks may pay fixed or adjustable rates of return. Preferred stock dividends may be cumulative or noncumulative, fixed, participating, auction rate or other. If interest rates rise, a fixed dividend on preferred stocks may be less attractive, causing the value of preferred stocks to decline either absolutely or relative to alternative investments. Preferred stock may have mandatory sinking fund provisions, as well as provisions that allow the issuer to redeem or call the stock.
Preferred stock is subject to issuer-specific and market risks applicable generally to equity securities. In addition, because a substantial portion of the return on a preferred stock may be the dividend, its value may react similarly to that of a debt instrument to changes in interest rates. An issuer’s preferred stock generally pays dividends only after the issuer makes required payments to holders of its debt instruments and other debt. For this reason, the value of preferred stock will usually react more strongly than debt instruments to actual or perceived changes in the issuer’s financial condition or prospects. Preferred stocks of smaller issuers may be more vulnerable to adverse developments than preferred stock of larger issuers.
Real Estate Securities and Real Estate Investment Trusts:
Investments in equity securities of issuers that are principally engaged in the real estate industry are subject to certain risks associated with the ownership of real estate and with the real estate industry in general.
These risks include, among others: possible declines in the value of real estate; risks related to general and local economic conditions;
possible lack of availability of mortgage funds or other limitations on access to capital; overbuilding; risks associated with leverage; market illiquidity; extended vacancies of properties; increase in competition, property taxes, capital expenditures and operating expenses; changes in zoning laws or other governmental regulation; costs resulting from the clean-up of, and liability to third parties for damages resulting from, other acts that destroy real property; tenant bankruptcies or other credit problems; casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents, including decreases in market rates for rents; investment in developments that are not completed or that are subject to delays in completion; and changes in interest rates.
To the extent that assets underlying the Fund’s investments are concentrated geographically, by property type or in certain other respects, the Fund may be subject to certain of the foregoing risks to a greater extent. Investments by the Fund in securities of issuers providing mortgage servicing will be subject to the risks associated with refinancing and their impact on servicing rights.
In addition, if the Fund receives rental income or income from the disposition of real property acquired as result of a default on securities the Fund owns, the receipt of such income may adversely affect the Fund’s ability to qualify as a RIC because of certain income source requirements applicable to RICs under the Code.
REITs are pooled investment vehicles that invest primarily in income-producing real estate or real estate-related loans or interests. The affairs of REITs are managed by the REIT's sponsor and, as such, the performance of the REIT is dependent on the management skills of the REIT's sponsor. REITs are not diversified, and are subject to the risks of financing projects. REITs possess certain risks which differ from an investment in common stocks. REITs are financial vehicles that pool investor’s capital to purchase or finance real estate. REITs may concentrate their investments in specific geographic areas or in specific property types,
i.e
., hotels, shopping malls, residential complexes
and office buildings. REITs are subject to management fees and other expenses, and so the Fund that invests in REITs will bear its proportionate share of the costs of the REITs’ operations. There are three general categories of REITs: Equity REITs, Mortgage REITs and Hybrid REITs.
Equity REITs invest primarily in direct fee ownership or leasehold ownership of real property; they derive most of their income from rents.
Mortgage REITs invest mostly in mortgages on real estate, which may secure construction, development or long-term loans; the main source of their income is mortgage interest payments. Hybrid REITs hold both ownership and mortgage interests in real estate.

Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general.
The market value of REIT shares and the ability of the REITs to distribute income may be adversely affected by several factors, including rising interest rates, changes in the national, state and local economic climate and real estate conditions, perceptions of prospective tenants of the safety, convenience and attractiveness of the properties, the ability of the owners to provide adequate management, maintenance and insurance, the cost of complying with the Americans with Disabilities Act, increased competition from new properties, the impact of present or future environmental legislation and compliance with environmental laws, failing to maintain their eligibility for favorable tax-treatment under the Code and for exemptions from registration under the 1940 Act, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, adverse changes in zoning laws and other factors beyond the control of the issuers of the REITs.
REITs (especially mortgage REITs) are also subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT. Rising interest rates also generally increase the costs of obtaining financing, which could cause the value of investments in REITs to decline. During periods when interest rates are declining, mortgages are often refinanced. Refinancing may reduce the yield on investments in mortgage REITs. In addition, since REITs depend on payment under their mortgage loans and leases to generate cash to make distributions to their shareholders, investments in REITs may be adversely affected by defaults on such mortgage loans or leases.
Investing in certain REITs, which often have small market capitalizations, may also involve the same risks as investing in other small-capitalization issuers. REITs may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger issuer securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks such as those included in the S&P 500
®
Index. The management
of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may involve significant amounts of leverage.
Small- and Mid-Capitalization Issuers:
Issuers with smaller market capitalizations, including small- and mid-capitalization issuers, may have limited product lines, markets, or financial resources, may lack the competitive strength of larger issuers, may have inexperienced managers or depend on a few key employees. In addition, their securities often are less widely held and trade less frequently and in lesser quantities, and their market prices are often more volatile, than the securities of issuers with larger market capitalizations. Issuers with smaller market capitalizations may include issuers with a limited operating history (unseasoned issuers). Investment decisions for these securities may place a greater emphasis on current or planned product lines and the reputation and experience of the issuer’s management and less emphasis on fundamental valuation factors than would be the case for more mature issuers. In addition, investments in unseasoned issuers are more speculative and entail greater risk than do investments in issuers with an established operating record.
The liquidation of significant positions in small- and mid-capitalization issuers with limited trading volume, particularly in a distressed market, could be prolonged and result in investment losses.
Trust Preferred Securities:
Trust preferred securities have the characteristics of both subordinated debt and preferred stock. Generally, trust preferred securities are issued by a trust that is wholly owned by a financial institution or other corporate entity, typically a bank holding company. The financial institution creates the trust and owns the trust’s common stocks, which may typically represent a small percentage of the trust’s capital structure. The remainder of the trust’s capital structure typically consists of trust preferred securities, which are sold to investors. The trust uses the sale proceeds of its common stocks to purchase subordinated debt instruments issued by the financial institution. The financial institution uses the proceeds from the sale of the subordinated debt instruments to increase its capital while the trust receives periodic interest payments from the financial institution for holding the subordinated debt instruments.
The interests of the holders of the trust preferred securities are senior to those of common stockholders in the event that the financial institution is liquidated, although their interests are typically subordinated to those of other holders of other debt instruments issued by the financial institution. The primary advantage of this structure to the financial institution is that the trust preferred securities issued by the trust are treated by the financial institution as debt instruments for U.S. federal income tax purposes, the interest on which is generally a deductible expense for U.S. federal income tax purposes, and as equity for the calculation of capital requirements.
The trust uses interest payments it receives from the financial institution to make dividend payments to the holders of the trust preferred securities. Trust preferred securities typically bear a market rate coupon comparable to interest rates available on debt of a similarly rated issuer. Typical characteristics of trust preferred securities include long-term maturities, early redemption option by the issuer, and maturities at face value. Holders of trust preferred securities have limited voting rights to control the activities of the trust and no voting rights with respect to the financial institution. The market value of trust preferred securities may be more volatile than those of conventional debt instruments. Trust preferred securities may be issued in reliance on Rule 144A under the 1933 Act (
“
Rule 144A
”
) and subject to restrictions
on resale. There can be no assurance as to the liquidity of trust preferred securities and the ability of holders to sell their holdings. The condition of the financial institution can be considered when seeking to identify the risks of trust preferred securities as the trust typically has no business operations other than to issue the trust preferred securities. If the financial institution defaults on interest payments to the trust, the trust will not be able to make dividend payments to holders of its securities.
DEBT INSTRUMENTS

Asset-Backed Securities:
Asset-backed securities are securities backed by assets that may include such items as credit card and automobile finance receivables, home equity sharing agreements or loans, student loans, consumer loans, installment loan contracts, home equity loans, mobile home loans, boat loans, business and small business loans, project finance loans, airplane leases, and leases of various other types of real and personal property (including those relating to railcars, containers, or telecommunication, energy, and/or other infrastructure assets and infrastructure-related assets), and other non‑mortgage related income streams, such as income from renewable energy projects and franchise rights. Asset-backed securities are
“
pass-through
”
securities, meaning that principal and interest payments
– net of expenses – made by the borrower on the underlying assets (such as credit card receivables) are passed through to the investor.
The value of asset-backed securities based on debt instruments, like that of traditional debt instruments, typically increases when interest rates fall and decreases when interest rates rise. However, these asset-backed securities differ from traditional debt instruments because of their potential for prepayment. A home equity sharing agreement is an agreement between a financial services company and a homeowner which allows a homeowner to access some of the equity in their home in exchange for a specified equity stake in the property. Unlike a mortgage, a home equity sharing agreement is not a loan and does not require a monthly payment. Instead, at the conclusion of the agreement term, the homeowner pays back the equity advance and a percentage of any appreciation in the property value. The price paid for asset-backed securities, the yield expected from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed security.
Moreover, when the proceeds of a prepayment are reinvested in these circumstances, a rate of interest will likely be received that is lower than the rate on the security that was prepaid. To the extent that asset-backed securities are purchased at a premium, prepayments may result in a loss to the extent of the premium paid. If such securities are bought at a discount, both scheduled payments and unscheduled prepayments generally will also result in the recognition of income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a longer term security. Since the value of longer-term asset-backed securities generally fluctuates more widely in response to changes in interest rates than the value of shorter term asset-backed securities maturity extension risk could increase volatility. When interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other debt instruments, and as noted above, changes in market rates of interest may accelerate or retard prepayments and thus affect maturities. During periods of deteriorating economic conditions, such as recessions or periods of rising unemployment, delinquencies and losses generally increase, sometimes dramatically, with respect to securitizations involving loans, sales contracts, receivables and other obligations underlying asset-backed securities. The effects of COVID-19, and governmental responses to the effects of the pandemic may result in increased delinquencies and losses and may have other, potentially unanticipated, adverse effects on such investments and the markets for those investments.
The credit quality of asset-backed securities depends primarily on the quality of the underlying assets, the rights of recourse available against the underlying assets and/or the issuer, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-support provider, if any. The values of asset-backed securities may be affected by other factors, such as the availability of information concerning the pool of assets and its structure, the market’s perception of the asset backing the security, the creditworthiness of the servicing agent for the pool of assets, the originator of the underlying assets, or the entities providing the credit enhancement. The market values of asset-backed securities also can depend on the ability of their servicers to service the underlying assets and are, therefore, subject to risks associated with servicers’ performance. In some circumstances, a servicer’s or originator’s mishandling of documentation related to the underlying assets (
e.g.
, failure to document a security interest in the underlying assets properly) may affect the rights of the security holders in and to the underlying assets. In addition, the insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays. Asset-backed securities that do not have the benefit of a security interest in the underlying assets present certain additional risks that are not present with asset-backed securities that do have a security interest in the underlying assets. For example, many securities backed by credit card receivables are unsecured.
Collateralized Debt Obligations
: Collateralized Debt Obligations (
“
CDOs
”
) are a type of asset-backed security and include collateralized bond obligations (
“
CBOs
”
), collateralized loan obligations (
“
CLOs
”
), and other similarly structured securities. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of bonds. A CLO is an obligation of a trust or other special purpose vehicle typically collateralized by a pool of loans, which may include senior secured and unsecured loans and subordinate corporate loans, including loans that may be rated below investment grade, or equivalent unrated loans. CDOs may incur management fees and administrative expenses.
For both CBOs and CLOs, the cash flows from the trust are split into two or more portions, called tranches, which vary in risk and yield.
The riskier portions are the residual, equity, and subordinate tranches, which bear some or all of the risk of default by the debt instruments or loans in the trust, and therefore protect the other, more senior tranches from default in all but the most severe circumstances. Since they are partially protected from defaults, senior tranches of a CBO trust or CLO trust typically have higher ratings and lower yields than junior tranches. Despite the protection from the riskier tranches, senior CBO or CLO tranches can experience substantial losses due to actual defaults (including collateral default), the total loss of the riskier tranches due to losses in the collateral, market anticipation of defaults, fraud by the trust, and the illiquidity of CBO or CLO securities.
The risks of an investment in a CDO largely depend on the type of underlying collateral securities and the tranche in which there are investments. Typically, CBOs, CLOs, and other CDOs are privately offered and sold, and thus are not registered under the securities laws.
As a result, investments in CDOs may be characterized as illiquid. CDOs are subject to the typical risks associated with debt instruments discussed elsewhere in this SAI and the Prospectus, including interest rate risk, prepayment and extension risk, credit risk, liquidity risk and market risk. Additional risks of CDOs include: (i) the possibility that distributions from collateral securities will be insufficient to make interest or other payments; (ii) the possibility that the quality of the collateral may decline in value or default, due to factors such as the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying collateral, remoteness of those collateral assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral, and the capability of the servicer of the securitized assets; and (iii) market and liquidity risks affecting the price of a structured finance investment, if required to be sold, at the time of sale. In addition, due to the complex nature of a CDO, an investment in a CDO may not perform as expected. An investment in a CDO also is subject to the risk that the issuer and the investors may interpret the terms of the instrument differently, giving rise to disputes.

Bank Instruments:
Bank instruments include certificates of deposit (
“
CDs
”
), fixed-time deposits, and other debt and deposit-type obligations
(including promissory notes that earn a specified rate of return) issued by: (i) a U.S. branch of a U.S. bank; (ii) a non-U.S. branch of a
U.S. bank; (iii) a U.S. branch of a non-U.S. bank; or (iv) a non-U.S. branch of a non-U.S. bank. Bank instruments may be structured as fixed-, variable- or floating-rate obligations.
CDs typically are interest-bearing debt instruments issued by banks and have maturities ranging from a few weeks to several years. Yankee dollar certificates of deposit are negotiable CDs issued in the United States by branches and agencies of non-U.S. banks. Eurodollar certificates of deposit are CDs issued by non-U.S. banks with interest and principal paid in U.S. dollars. Eurodollar and Yankee Dollar
CDs typically have maturities of less than two years and have interest rates that typically are pegged to SOFR. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are
“
accepted
”

by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Bankers’ acceptances are a customary means of effecting payment for merchandise sold in import-export transactions and are a general source of financing.
A fixed-time deposit is a bank obligation payable at a stated maturity date and bearing interest at a fixed rate. There are generally no contractual restrictions on the right to transfer a beneficial interest in a fixed-time deposit to a third party, although there is generally no market for such deposits. Typically, there are penalties for early withdrawals of time deposits. Promissory notes are written commitments of the maker to pay the payee a specified sum of money either on demand or at a fixed or determinable future date, with or without interest.
Certain bank instruments, such as some CDs, are insured by the FDIC up to certain specified limits. Many other bank instruments, however, are neither guaranteed nor insured by the FDIC or the U.S. government. These bank instruments are
“
backed
”
only by the creditworthiness
of the issuing bank or parent financial institution. U.S. and non-U.S. banks are subject to different governmental regulation. They are subject to the risks of investing in the particular issuing bank and of investing in the banking and financial services sector generally.
Certain obligations of non-U.S. banks, including Eurodollar and Yankee dollar obligations, involve different and/or heightened investment risks than those affecting obligations of U.S. banks, including, among others, the possibilities that: (i) their liquidity could be impaired because of political or economic developments; (ii) the obligations may be less marketable than comparable obligations of U.S. banks;
(iii) a non-U.S. jurisdiction might impose withholding and other taxes at high levels on interest income; (iv) non-U.S. deposits may be seized or nationalized; (v) non-U.S. governmental restrictions such as exchange controls may be imposed, which could adversely affect the payment of principal and/or interest on those obligations; (vi) there may be less publicly available information concerning non-U.S.
banks issuing the obligations; and (vii) the reserve requirements and accounting, auditing and financial reporting standards, practices and requirements applicable to non-U.S. banks may differ (including those that are less stringent) from those applicable to U.S. banks.
Non-U.S. banks generally are not subject to examination by any U.S. government agency or instrumentality.
Commercial Paper:
Commercial paper represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations and finance companies. Commercial paper may consist of U.S. dollar- or foreign currency-denominated obligations of U.S. or non-U.S. issuers, and may be rated or unrated. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.
Section 4(a)(2) commercial paper is commercial paper issued in reliance on the so-called
“
private placement
”
exemption from registration
afforded by Section 4(a)(2) of the 1933 Act (
“
Section 4(a)(2) paper
”
). Section 4(a)(2) paper is restricted as to disposition under the U.S.
federal securities laws, and generally is sold to investors who agree that they are purchasing the paper for investment and not with a view to public distribution. Any resale by the purchaser must be in an exempt transaction. Section 4(a)(2) paper is normally resold to other investors through or with the assistance of the issuer or dealers who make a market in Section 4(a)(2) paper, thus providing liquidity.
Corporate Debt Instruments:
Corporate debt instruments are long and short-term debt instruments typically issued by businesses to finance their operations. Corporate debt instruments are issued by public or private issuers, as distinct from debt instruments issued by a government or its agencies. The issuer of a corporate debt instrument typically has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal periodically or on a specified maturity date. The broad category of corporate debt instruments includes debt issued by U.S. or non-U.S. issuers of all kinds, including those with small-, mid- and large-capitalizations. The category also includes bank loans, as well as assignments, participations and other interests in bank loans. Corporate debt instruments may be rated investment grade or below investment grade and may be structured as fixed-, variable or floating-rate obligations or as zero-coupon, pay-in-kind and step-coupon securities and may be privately placed or publicly offered. They may also be senior or subordinated obligations. Because of the wide range of types and maturities of corporate debt instruments, as well as the range of creditworthiness of issuers, corporate debt instruments can have widely varying risk/return profiles.
Corporate debt instruments carry both credit risk and interest rate risk. Credit risk is the risk that an investor could lose money if the issuer of a corporate debt instrument is unable to pay interest or repay principal when it is due. Some corporate debt instruments that are rated below investment grade (commonly referred to as
“
junk bonds
”
) are generally considered speculative because they present a greater risk of loss, including default, than higher rated debt instruments. The credit risk of a particular issuer’s debt instrument may vary based on its priority for repayment. For example, higher-ranking (senior) debt instruments have a higher priority than lower ranking
(subordinated) debt instruments. This means that the issuer might not make payments on subordinated debt instruments while continuing to make payments on senior debt instruments. In addition, in the event of bankruptcy, holders of higher-ranking senior debt instruments may receive amounts otherwise payable to the holders of more junior securities. The market value of corporate debt instruments may be expected to rise and fall inversely with interest rates generally. In general, corporate debt instruments with longer terms tend to fall more in value when interest rates rise than corporate debt instruments with shorter terms. The value of a corporate debt instrument may also be affected by supply and demand for similar or comparable securities in the marketplace. Fluctuations in the value of portfolio securities subsequent to their acquisition will not affect cash income from such securities but will be reflected in NAV. Corporate debt instruments generally trade in the over-the-counter market and can be less liquid that other types of investments, particularly during adverse market and economic conditions.
Credit-Linked Notes:
Credit-linked notes are privately negotiated obligations whose returns are linked to the returns of one or more designated securities or other instruments that are referred to as
“
reference securities,
”
such as an emerging market bond. A credit-linked note
typically is issued by a special purpose trust or similar entity and is a direct obligation of the issuing entity. The entity, in turn, invests in debt instruments or derivative contracts in order to provide the exposure set forth in the credit-linked note. The periodic interest payments and principal obligations payable under the terms of the note typically are conditioned upon the entity’s receipt of payments on its underlying investment. Purchasing a credit-linked note assumes the risk of the default or, in some cases, other declines in credit quality of the reference securities. There is also exposure to the issuer of the credit-linked note in the full amount of the purchase price of the note and the note is often not secured by the reference securities or other collateral.
The market for credit-linked notes may be or may become illiquid. The number of investors with sufficient understanding to support transacting in the notes may be quite limited, and may include only the parties to the original purchase/sale transaction. Changes in liquidity may result in significant, rapid and unpredictable changes in the value for credit-linked notes. In certain cases, a market price for a credit-linked note may not be available and it may be difficult to determine a fair value of the note.
Floating or Variable Rate Instruments:
Variable and floating rate instruments are a type of debt instrument that provides for periodic adjustments in the interest rate paid on the instrument. Variable rate instruments provide for the automatic establishment of a new interest rate on set dates, while floating rate instruments provide for an automatic adjustment in the interest rate whenever a specified interest rate changes. Variable rate instruments will be deemed to have a maturity equal to the period remaining until the next readjustment of the interest rate.
There is a risk that the current interest rate on variable and floating rate instruments may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. The interest rates on floating or variable rate instruments may be reset daily, weekly, monthly, quarterly, or some other reset period, and may have a floor or ceiling on interest rate changes. Changes in short-term market interest rates will directly affect the yield on investments in floating or variable rate loans. If short-term market interest rates fall, the yield on the Fund's shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on assets in the Fund's portfolio, the impact of rising rates will be delayed to the extent of such lag. Some variable or floating rate instruments are structured with liquidity features such as: (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries; or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt instruments (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer’s declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker-dealer to make a secondary market for such instruments. As a result, variable or floating rate instruments that include market-dependent liquidity features may lose value and the holders of such instruments may be required to retain them for an extended period of time or indefinitely.
Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate instruments than on the market value of comparable debt instruments. Thus, investing in variable and floating rate instruments generally allows less potential for capital appreciation and depreciation than investing in comparable debt instruments.
Guaranteed Investment Contracts:
Guaranteed Investment Contracts (
“
GICs
”
) are issued by insurance companies. An insurance company
issuing a GIC typically agrees, in return for the purchase price of the contract, to pay interest at an agreed upon rate (which may be a fixed or variable rate) and to repay principal. GICs typically guarantee that the interest rate will not be less than a certain minimum rate.
The insurance company may assess periodic charges against a GIC for expense and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. A GIC is a general obligation of the issuing insurance company and not a separate account.
The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the insurance company’s general assets. Generally, a GIC is not assignable or transferable without the permission of the issuing insurance company, and an active secondary market in GICs does not currently exist. In addition, the issuer may not be able to pay the principal amount to the Fund on seven days’ notice or less, at which time the investment may be considered illiquid securities. GICs are not backed by the
U.S. government nor are they insured by the FDIC. GICs are generally guaranteed only by the insurance companies that issue them.
High-Yield Securities:
High-yield securities (commonly referred to as
“
junk bonds
”
) are debt instruments that are rated below investment
grade. Investing in high-yield securities involves special risks in addition to the risks associated with investments in higher rated debt instruments. While investments in high-yield securities generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, investments in high-yield securities typically entail greater price volatility as well as principal and income risk. High-yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of high-yield securities may be more complex than for issuers of higher quality debt instruments.
High-yield securities may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. The prices of high-yield securities are likely to be sensitive to adverse economic downturns or individual corporate developments.
A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high-yield security prices because the advent of a recession could lessen the ability of a highly leveraged issuer to make principal and interest payments on its debt instruments. If an issuer of high-yield securities defaults, in addition to risking payment of all or a portion of interest and principal, additional expenses to seek recovery may be incurred.
The secondary market on which high-yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a high-yield security could be sold, and could adversely affect daily NAV. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high-yield securities, especially in a thinly traded market. When secondary markets for high-yield securities are less liquid than the market for higher grade securities, it may be more difficult to value lower rated securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available.
Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities.
They do not, however, evaluate the market value risk of lower-quality securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the condition of the issuer that affect the market value of the securities. Consequently, credit ratings are used only as a preliminary indicator of investment quality. Each credit rating agency applies its own methodology in measuring creditworthiness and uses a specific rating scale to publish its ratings. For more information on credit agency ratings, please see Appendix A. Furthermore, high-yield debt instruments may not be registered under the 1933 Act, and, unless so registered, the Fund will not be able to sell such high-yield debt instruments except pursuant to an exemption from registration under the 1933 Act. This may further limit the Fund's ability to sell high-yield debt instruments or to obtain the desired price for such securities.
Special tax considerations are associated with investing in high-yield securities structured as zero-coupon or pay-in-kind instruments.
Income accrues on these instruments prior to the receipt of cash payments, which income must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.
LIBOR Transition and Reference Benchmarks:
The London Interbank Offered Rate (
“
LIBOR
”
) was the offered rate for short-term Eurodollar
deposits between major international banks. The terms of investments, financings or other transactions (including certain derivatives transactions) to which the Fund may be a party, have historically been tied to LIBOR. In connection with the global transition away from
LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies and markets in these new rates are continuing to develop. The transition away from LIBOR to the use of replacement rates has gone relatively smoothly but the full impact of the transition on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined.
In addition, interest rates or other types of rates and indices which are classed as
“
benchmarks
”
have been the subject of ongoing national
and international regulatory reform, including under the EU regulation on indices used as benchmarks in financial instruments and financial contracts (known as the
“
Benchmarks Regulation
”
). The Benchmarks Regulation has been enacted into United Kingdom (
“
UK
”
) law by
virtue of the European Union (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and
Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Such changes could cause increased market volatility and disruptions in liquidity for instruments that rely on or are impacted by such benchmarks. Additionally, there could be other consequences which cannot be predicted.
Mortgage-Related Securities (including Collateralized Mortgaged Obligations):
Mortgage-related securities are interests in pools of residential or commercial mortgage loans, including mortgage loans made by savings and loan institutions, mortgage bankers, commercial banks and others. Pools of mortgage loans are assembled as securities for sale to investors by various governmental, government-related and private organizations. There may also be investments in debt instruments which are secured with collateral consisting of mortgage-related securities (see
“
Collateralized Mortgage Obligations
”
).
Financial downturns (particularly an increase in delinquencies and defaults on residential mortgages, falling home prices, and unemployment)
may adversely affect the market for mortgage-related securities. Many so-called sub-prime mortgage pools become distressed during periods of economic distress and may trade at significant discounts to their face value during such periods. In addition, various market and governmental actions may impair the ability to foreclose on or exercise other remedies against underlying mortgage holders, or may reduce the amount received upon foreclosure. These factors may cause certain mortgage-related securities to experience lower valuations and reduced liquidity. There is also no assurance that the U.S. government will take further action to support the mortgage-related securities industry, as it has in the past, should the economy experience another downturn. Further, legislative action and any future government actions may significantly alter the manner in which the mortgage-related securities market functions. Each of these factors could ultimately increase the risk of losses on mortgage-related securities.
Mortgage Pass-Through Securities
: Interests in pools of mortgage-related securities differ from other forms of debt instruments, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a
“
pass-through
”
of the monthly payments made by the individual borrowers on their residential or commercial mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by repayments of principal resulting from the sale of the underlying property, refinancing or foreclosure, net of fees or costs which may be incurred. Some mortgage-related securities (such as securities issued by GNMA) are described as
“
modified pass-through.
”
These securities entitle the holder to receive all interest and principal payments owed on the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether or not the mortgagor actually makes the payment.
The rate of pre-payments on underlying mortgages will affect the price and volatility of a mortgage-related security, and may have the effect of shortening or extending the effective duration of the security relative to what was anticipated at the time of purchase. To the extent that unanticipated rates of pre-payment on underlying mortgages increase the effective duration of a mortgage-related security, the volatility of such security can be expected to increase. The residential mortgage market in the United States has in the past experienced difficulties that may adversely affect the performance and market value of certain mortgage-related investments. Delinquencies and losses on residential mortgage loans (especially subprime and second-lien mortgage loans) generally have increased in the past and may continue to increase, and a decline in or flattening of housing values (as has occurred in the past and which may continue to occur in many housing markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. Also, a number of residential mortgage loan originators have experienced serious financial difficulties or bankruptcy. Due largely to the foregoing, reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements have caused limited liquidity in the secondary market for certain mortgage-related securities, which can adversely affect the market value of mortgage-related securities. It is possible that such limited liquidity in such secondary markets could continue or worsen.
Adjustable Rate Mortgage-Backed Securities
: Adjustable rate mortgage-backed securities (
“
ARM MBSs
”
) have interest rates that reset
at periodic intervals. Acquiring ARM MBSs permits participation in increases in prevailing current interest rates through periodic adjustments in the coupons of mortgages underlying the pool on which ARM MBSs are based. Such ARM MBSs generally have higher current yield and lower price fluctuations than is the case with more traditional debt instruments of comparable rating and maturity. In addition, when prepayments of principal are made on the underlying mortgages during periods of rising interest rates, there can be reinvestment in the proceeds of such prepayments at rates higher than those at which they were previously invested. Mortgages underlying most ARM MBSs, however, have limits on the allowable annual or lifetime increases that can be made in the interest rate that the mortgagor pays. Therefore, if current interest rates rise above such limits over the period of the limitation, there is no benefit from further increases in interest rates.
Moreover, when interest rates are in excess of coupon rates (
i.e
., the rates being paid by mortgagors) of the mortgages, ARM MBSs behave more like debt instruments and less like adjustable rate debt instruments and are subject to the risks associated with debt instruments.
In addition, during periods of rising interest rates, increases in the coupon rate of adjustable rate mortgages generally lag current market interest rates slightly, thereby creating the potential for capital depreciation on such securities.
Agency Mortgage-Related Securities
: The principal governmental guarantor of mortgage-related securities is GNMA. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of mortgages insured by the Federal Housing Administration (the
“
FHA
”
), or guaranteed by the Department of Veterans Affairs (the
“
VA
”
). Government-related
guarantors (
i.e
., not backed by the full faith and credit of the U.S. government) include FNMA and FHLMC. FNMA is a government-sponsored corporation. FNMA purchases conventional (
i.e
., not insured or guaranteed by any government agency) residential mortgages from a list of approved sellers/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks and credit unions and mortgage bankers. Pass-through securities issued by FNMA are guaranteed as to timely payment of principal and interest by FNMA, but are not backed by the full faith and mortgage credit for residential housing. It is a government-sponsored corporation that issues Participation Certificates (
“
PCs
”
), which are pass-through securities, each representing an undivided interest in a pool of residential mortgages. FHLMC guarantees the timely payment of interest and ultimate collection of principal, but PCs are not backed by the full faith and credit of the U.S. government.
On September 6, 2008, the Federal Housing Finance Agency (
“
FHFA
”
) placed FNMA and FHLMC into conservatorship. As the conservator,
FHFA succeeded to all rights, titles, powers and privileges of FNMA and FHLMC and of any stockholder, officer or director of FNMA and
FHLMC with respect to FNMA and FHLMC and the assets of FNMA and FHLMC. FHFA selected a new chief executive officer and chairman of the board of directors for each of FNMA and FHLMC.
FNMA and FHLMC are continuing to operate as going concerns while in conservatorship and each remain liable for all of its obligations, including its guaranty obligations, associated with its mortgage-backed securities. The Senior Preferred Stock Purchase Agreement is intended to enhance each of FNMA’s and FHLMC’s ability to meet its obligations. The FHFA has indicated that the conservatorship of each enterprise will end when the director of FHFA determines that FHFA’s plan to restore the enterprise to a safe and solvent condition has been completed.
Under the Federal Housing Finance Regulatory Reform Act of 2008 (the
“
Reform Act
”
), which was included as part of the Housing and
Economic Recovery Act of 2008, FHFA, as conservator or receiver, has the power to repudiate any contract entered into by FNMA or
FHLMC prior to FHFA’s appointment as conservator or receiver, as applicable, if FHFA determines, in its sole discretion, that performance of the contract is burdensome and that repudiation of the contract promotes the orderly administration of FNMA’s or FHLMC’s affairs.
The Reform Act requires FHFA to exercise its right to repudiate any contract within a reasonable period of time after its appointment as conservator or receiver.

FHFA, in its capacity as conservator, has indicated that it has no intention to repudiate the guaranty obligations of FNMA or FHLMC because
FHFA views repudiation as incompatible with the goals of the conservatorship. However, in the event that FHFA, as conservator or if it is later appointed as receiver for FNMA or FHLMC, were to repudiate any such guaranty obligation, the conservatorship or receivership estate, as applicable, would be liable for actual direct compensatory damages in accordance with the provisions of the Reform Act. Any such liability could be satisfied only to the extent of FNMA’s or FHLMC’s assets available therefor.
In the event of repudiation, the payments of interest to holders of FNMA or FHLMC mortgage-backed securities would be reduced if payments on the mortgage loans represented in the mortgage loan groups related to such mortgage-backed securities are not made by the borrowers or advanced by the servicer. Any actual direct compensatory damages for repudiating these guaranty obligations may not be sufficient to offset any shortfalls experienced by such mortgage-backed security holders.
Further, in its capacity as conservator or receiver, FHFA has the right to transfer or sell any asset or liability of FNMA or FHLMC without any approval, assignment or consent. Although FHFA has stated that it has no present intention to do so, if FHFA, as conservator or receiver, were to transfer any such guaranty obligation to another party, holders of FNMA or FHLMC mortgage-backed securities would have to rely on that party for satisfaction of the guaranty obligation and would be exposed to the credit risk of that party.
In addition, certain rights provided to holders of mortgage-backed securities issued by FNMA and FHLMC under the operative documents related to such securities may not be enforced against FHFA, or enforcement of such rights may be delayed, during the conservatorship or any future receivership. The operative documents for FNMA and FHLMC mortgage-backed securities may provide (or with respect to securities issued prior to the date of the appointment of the conservator may have provided) that upon the occurrence of an event of default on the part of FNMA or FHLMC, in its capacity as guarantor, which includes the appointment of a conservator or receiver, holders of such mortgage-backed securities have the right to replace FNMA or FHLMC as trustee if the requisite percentage of mortgage-backed securities holders consent. The Reform Act prevents mortgage-backed security holders from enforcing such rights if the event of default arises solely because a conservator or receiver has been appointed. The Reform Act also provides that no person may exercise any right or power to terminate, accelerate or declare an event of default under certain contracts to which FNMA or FHLMC is a party, or obtain possession of or exercise control over any property of FNMA or FHLMC, or affect any contractual rights of FNMA or FHLMC, without the approval of FHFA, as conservator or receiver, for a period of 45 or 90 days following the appointment of FHFA as conservator or receiver, respectively.
To the extent third party entities involved with mortgage-backed securities issued by private issuers are involved in litigation relating to the securities, actions may be taken that are adverse to the interests of holders of the mortgage-backed securities, including the Fund.
For example, third parties may seek to withhold proceeds due to holders of the mortgage-related securities, including the Fund, to cover legal or related costs. Any such action could result in losses to the Fund.
Collateralized Mortgage Obligations
: Collateralized Mortgage Obligations (
“
CMOs
”
) are debt obligations of a legal entity that are collateralized by mortgages and divided into classes. Similar to a bond, interest and prepaid principal is paid, in most cases, on a monthly basis. CMOs may be collateralized by whole mortgage loans or private mortgage bonds, but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by GNMA, FHLMC, or FNMA, and their income streams. The issuer of a series of mortgage pass-through securities may elect to be treated as a REMIC. REMICs include governmental and/or private entities that issue a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities, but unlike CMOs, which are required to be structured as debt instruments, REMICs may be structured as indirect ownership interests in the underlying assets of the REMICs themselves. Although CMOs and REMICs differ in certain respects, characteristics of CMOs described below apply in most cases to REMICs as well.
CMOs are structured into multiple classes, often referred to as
“
tranches,
”
with each class bearing a different stated maturity and entitled to a different schedule for payments of principal and interest, including pre-payments. Actual maturity and average life will depend upon the pre-payment experience of the collateral. In the case of certain CMOs (known as
“
sequential pay
”
CMOs), payments of principal received
from the pool of underlying mortgages, including pre-payments, are applied to the classes of CMOs in the order of their respective final distribution dates. Thus, no payment of principal will be made to any class of sequential pay CMOs until all other classes having an earlier final distribution date have been paid in full.
As CMOs have evolved, some classes of CMO bonds have become more common. For example, there may be investments in parallel-pay and planned amortization class (
“
PAC
”
) CMOs and multi-class pass-through certificates. Parallel-pay CMOs and multi-class pass-through certificates are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO and multi-class pass-through structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PACs generally require payments of a specified amount of principal on each payment date. PACs are parallel-pay CMOs with the required principal amount on such securities having the highest priority after interest has been paid to all classes. Any CMO or multi-class pass through structure that includes PAC securities must also have support tranches—known as support bonds, companion bonds or non-PAC bonds—which lend or absorb principal cash flows to allow the PAC securities to maintain their stated maturities and final distribution dates within a range of actual prepayment experience. These support tranches are subject to a higher level of maturity risk compared to other mortgage-related securities, and usually provide a higher yield to compensate investors. If principal cash flows are received in amounts outside a pre-determined range such that the support bonds cannot lend or absorb sufficient cash flows to the PAC securities as intended, the PAC securities are subject to heightened maturity risk. A manager may invest in various tranches of CMO bonds, including support bonds.

CMO Residuals
: CMO residuals are mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses and any management fee of the issuer. The residual in a
CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the pre-payment experience on the mortgage assets.
In particular, the yield to maturity on CMO residuals is extremely sensitive to pre-payments on the related underlying mortgage assets, in the same manner as an interest-only (
“
IO
”
) class of stripped mortgage-backed securities. See
“
Mortgage-Related Securities—Stripped
Mortgage-Backed Securities.
”
In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. As described below with respect to stripped mortgage-backed securities, in certain circumstances, the initial investment in a
CMO residual may never be fully recouped.
CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question.
In addition, CMO residuals may, or pursuant to an exemption therefrom may not, have been registered under the 1933 Act. CMO residuals, whether or not registered under the 1933 Act, may be subject to certain restrictions on transferability.
Commercial Mortgage-Backed Securities
: Commercial mortgage-backed securities include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in commercial mortgage-backed securities reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants.
Commercial mortgage-backed securities may be less liquid and exhibit greater price volatility than other types of mortgage- or asset-backed securities.
Credit Risk Transfer Securities
: Credit risk transfer securities are fixed- or floating-rate unsecured general obligations issued from time to time by Freddie Mac, Fannie Mae or another government-sponsored entity. Typically, such securities are issued at par and have stated
final maturities. The securities are structured so that: (i) interest is paid directly by the issuing entity, and (ii) principal is paid by the issuing entity in accordance with the principal payments and default performance of a certain pool of residential mortgage loans acquired by the entity (
“
reference obligations
”
). The performance of the securities will be directly affected by the selection of the reference obligations by the entity. Such securities are issued in tranches to which are allocated certain principal repayments and credit losses corresponding to the seniority of the particular tranche. Each tranche of securities will have credit exposure to the reference obligations and the yield to maturity will be directly related to, among other things, the amount and timing of certain defined credit events on the reference obligations, any prepayments by borrowers, and any removals of a reference obligation from the pool.
Credit risk transfer securities are unguaranteed
and unsecured debt securities issued by the entity and therefore are not directly linked to or backed by the underlying mortgage loans.
As a result, in the event that the entity fails to pay principal or interest on its credit risk transfer securities or goes through a bankruptcy, insolvency or similar proceeding, holders of such credit risk transfer securities have no direct recourse to the underlying mortgage loans and will generally receive recovery on par with other unsecured creditors in such a scenario. The Fund may also invest in credit risk transfer securities that are issued by private entities, such as banks or other financial institutions. Such securities are subject to risks similar to those associated with credit risk transfer securities issued by government-sponsored entities, though they may be less creditworthy than those issued by a government-sponsored entity.
The risks associated with an investment in credit risk transfer securities are different than the risks associated with an investment in mortgage-backed securities subject to a guarantee or the credit support of Fannie Mae,
Freddie Mac, or other government-sponsored entities because some or all of the mortgage default or credit risk associated with the underlying mortgage loans is transferred to investors in credit risk transfer securities. As a result, the risk of loss is substantially greater with credit risk transfer securities.
Reverse Mortgage-Related Securities and Other Mortgage-Related Securities
: Reverse mortgage-related securities and other mortgage-related securities include securities other than those described above that directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including mortgage dollar rolls, or stripped mortgage-backed securities (
“
SMBS
”
).
Other mortgage-related securities may be equity or debt instruments issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, partnerships, trusts and special purpose entities of the foregoing.
Mortgage-related securities include, among other things, securities that reflect an interest in reverse mortgages. In a reverse mortgage, a lender makes a loan to a homeowner based on the homeowner’s equity in his or her home. While a homeowner must be age 62 or older to qualify for a reverse mortgage, reverse mortgages may have no income restrictions. Repayment of the interest or principal for the loan is generally not required until the homeowner dies, sells the home, or ceases to use the home as his or her primary residence.
There are three general types of reverse mortgages: (1) single-purpose reverse mortgages, which are offered by certain state and local government agencies and nonprofit organizations; (2) federally-insured reverse mortgages, which are backed by the U.S. Department of
Housing and Urban Development; and (3) proprietary reverse mortgages, which are privately offered loans. A mortgage-related security may be backed by a single type of reverse mortgage. Reverse mortgage-related securities include agency and privately issued mortgage-related securities. The principal government guarantor of reverse mortgage-related securities is GNMA.

Reverse mortgage-related securities may be subject to risks different than other types of mortgage-related securities due to the unique nature of the underlying loans. The date of repayment for such loans is uncertain and may occur sooner or later than anticipated. The timing of payments for the corresponding mortgage-related security may be uncertain. Because reverse mortgages are offered only to persons 62 and older and there may be no income restrictions, the loans may react differently than traditional home loans to market events.
Stripped Mortgage-Backed Securities
: SMBS are derivative multi-class mortgage securities. SMBS may be issued by agencies or instrumentalities of the U.S. government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose entities of the foregoing.
SMBS are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of SMBS will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the
“
IO class
”
), while the other class will receive all of the principal (the principal-only or
“
PO class
”
). The
yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including pre-payments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on a yield to maturity from these securities.
If the underlying mortgage assets experience greater than anticipated pre-payments of principal, there may be failure to recoup some or all of the initial investment in these securities even if the security is in one of the highest rating categories.
Privately Issued Mortgage-Related Securities
: Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators and/or servicers of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.
Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit, which may be issued by governmental entities or private insurers. Such insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets certain investment quality standards. There can be no assurance that insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Mortgage-related securities without insurance or guarantees may be bought if, through an examination of the loan experience and practices of the originators/servicers and poolers, the Investment Adviser or Sub-Adviser determines that the securities meet certain quality standards. Securities issued by certain private organizations may not be readily marketable.
Privately issued mortgage-related securities are not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately issued mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government sponsored entity guarantee is not available.
The coupon rates and maturities of the underlying mortgage loans in a privately-issued mortgage-related securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans are loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had in many cases higher default rates than those loans that meet government underwriting requirements.
The risk of non-payment is greater for mortgage-related securities that are backed by loans that were originated under weak underwriting standards, including loans made to borrowers with limited means to make repayment. A level of risk exists for all loans, although, historically, the poorest performing loans have been those classified as subprime. Other types of privately issued mortgage-related securities, such as those classified as pay-option adjustable rate or Alt-A have also performed poorly. Even loans classified as prime have experienced higher levels of delinquencies and defaults. Market factors that may adversely affect mortgage loan repayment include adverse economic conditions, unemployment, a decline in the value of real property, or an increase in interest rates.
Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.
Privately issued mortgage-related securities are originated, packaged and serviced by third party entities. It is possible that these third parties could have interests that are in conflict with the holders of mortgage-related securities, and such holders could have rights against the third parties or their affiliates. For example, if a loan originator, servicer or its affiliates engaged in negligence or willful misconduct in carrying out its duties, then a holder of the mortgage-related security could seek recourse against the originator/servicer or its affiliates, as applicable. Also, as a loan originator/servicer, the originator/servicer or its affiliates may make certain representations and warranties regarding the quality of the mortgages and properties underlying a mortgage-related security. If one or more of those representations or warranties is false, then the holders of the mortgage-related securities could trigger an obligation of the originator/servicer or its affiliates, as applicable, to repurchase the mortgages from the issuing trust. Notwithstanding the foregoing, many of the third parties that are legally bound by trust and other documents have failed to perform their respective duties, as stipulated in such trust and other documents, and investors have had limited success in enforcing terms.

Mortgage-related securities that are issued or guaranteed by the U.S. government, its agencies or instrumentalities, are not subject to the investment restrictions related to industry concentration by virtue of the exclusion from that test available to all U.S. government securities. The assets underlying such securities may be represented by a portfolio of residential or commercial mortgages (including both whole mortgage loans and mortgage participation interests that may be senior or junior in terms of priority of repayment) or portfolios of mortgage pass-through securities issued or guaranteed by GNMA, FNMA or FHLMC. Mortgage loans underlying a mortgage-related security may in turn be insured or guaranteed by the FHA or the VA. In the case of privately issued mortgage-related securities whose underlying assets are neither U.S. government securities nor U.S. government-insured mortgages, to the extent that real properties securing such assets may be located in the same geographical region, the security may be subject to a greater risk of default than other comparable securities in the event of adverse economic, political or business developments that may affect such region and, ultimately, the ability of residential homeowners to make payments of principal and interest on the underlying mortgages.
Tiered Index Bonds
: Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined
“
strike
”
rate, the interest rate
on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the
“
strike
”
rate, the interest rate of
the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.
Municipal Securities:
Municipal securities are debt instruments issued by state and local governments, municipalities, territories and possessions of the United States, regional government authorities, and their agencies and instrumentalities of states, and multi-state agencies or authorities, the interest of which, in the opinion of bond counsel to the issuer at the time of issuance, is exempt from U.S.
federal income tax. Municipal securities include both notes (which have maturities of less than one (1) year) and bonds (which have maturities of one (1) year or more) that bear fixed or variable rates of interest.
In general, municipal securities are issued to obtain funds for a variety of public purposes such as the construction, repair, or improvement of public facilities including airports, bridges, housing, hospitals, mass transportation, schools, streets, water and sewer works. Municipal securities may be issued to refinance outstanding obligations as well as to raise funds for general operating expenses and lending to other public institutions and facilities.
The two principal classifications of municipal securities are
“
general obligation
”
securities and
“
revenue
”
securities. General obligation
securities are obligations secured by the issuer’s pledge of its full faith, credit, and taxing power for the payment of principal and interest.
Characteristics and methods of enforcement of general obligation bonds vary according to the law applicable to a particular issuer, and the taxes that can be levied for the payment of debt instruments may be limited or unlimited as to rates or amounts of special assessments.
Revenue securities are payable only from the revenues derived from a particular facility, a class of facilities or, in some cases, from the proceeds of a special excise tax. Revenue bonds are issued to finance a wide variety of capital projects including, among others: electric, gas, water, and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Conditions in those sectors may affect the overall municipal securities markets.
Some longer-term municipal bonds give the investor the right to
“
put
”
or sell the security at par (face value) to the issuer within a specified number of days following the investor’s request. This demand feature enhances a security’s liquidity by shortening its effective maturity and enables it to trade at a price equal to or very close to par. If a demand feature terminates prior to being exercised, the longer-term securities still held could experience substantially more volatility.
Insured municipal debt involves scheduled payments of interest and principal guaranteed by a private, non-governmental or governmental insurance company. The insurance does not guarantee the market value of the municipal debt or the value of the shares.
Municipal securities are subject to credit and market risk. Generally, prices of higher quality issues tend to fluctuate less with changes in market interest rates than prices of lower quality issues and prices of longer maturity issues tend to fluctuate more than prices of shorter maturity issues. The secondary market for municipal bonds typically has been less liquid than that for taxable debt instruments, and this may affect the Fund’s ability to sell particular municipal bonds at then-current market prices, especially in periods when other investors are attempting to sell the same securities.
Prices and yields on municipal bonds are dependent on a variety of factors, including general money-market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation and the rating of the issue. A number of these factors, including the ratings of particular issues, are subject to change from time to time.
Information about the financial condition of an issuer of municipal bonds may not be as extensive as that which is made available by corporations whose securities are publicly traded.
Securities, including municipal securities, are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code (including special provisions related to municipalities and other public entities), and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power, ability or willingness of issuers to meet their obligations for the payment of interest and principal on their municipal securities may be materially affected or their obligations may be found to be invalid or unenforceable. Such litigation or conditions may from time to time have the effect of introducing uncertainties in the market for municipal securities or certain segments thereof, or of materially affecting the credit risk with respect to particular securities. Adverse economic, business, legal or political developments might affect all or a substantial portion of the Fund’s municipal securities in the same manner.

From time to time, proposals have been introduced before Congress that, if enacted, would have the effect of restricting or eliminating the U.S. federal income tax exemption for interest on debt instruments issued by states and their political subdivisions. U.S. federal tax laws limit the types and amounts of tax-exempt bonds issuable for certain purposes, especially industrial development bonds and private activity bonds. Such limits may affect the future supply and yields of these types of municipal securities. Further proposals limiting the issuance of municipal securities may well be introduced in the future.
Industrial Development and Pollution Control Bonds
: Industrial development bonds and pollution control bonds, which in most cases are revenue bonds and generally are not payable from the unrestricted revenues of an issuer, are issued by or on behalf of public authorities to raise money to finance privately operated facilities for business, manufacturing, housing, sport complexes, and pollution control. The principal security for these bonds is generally the net revenues derived from a particular facility, group of facilities, or in some cases, the proceeds of a special excise tax or other specific revenue sources. Consequently, the credit quality of these securities is dependent upon the ability of the user of the facilities financed by the bonds and any guarantor to meet its financial obligations.
Moral Obligation Securities
: Moral obligation securities are usually issued by special purpose public authorities. A moral obligation security is a type of state issued municipal bond which is backed by a moral, not a legal, obligation. If the issuer of a moral obligation security cannot fulfill its financial responsibilities from current revenues, it may draw upon a reserve fund, the restoration of which is a moral commitment, but not a legal obligation, of the state or municipality that created the issuer.
Municipal Lease Obligations and Certificates of Participation
: Municipal lease obligations and participations in municipal leases are undivided interests in an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as
“
Lease
Obligations
”
). Generally Lease Obligations do not constitute general obligations of the municipality for which the municipality’s taxing power is pledged. Instead, a Lease Obligation is ordinarily backed by the municipality’s covenant to budget for, appropriate, and make the payments due under the Lease Obligation. As a result of this structure, Lease Obligations are generally not subject to state constitutional debt limitations or other statutory requirements that may apply to other municipal securities.
Lease Obligations may contain
“
non-appropriation
”
clauses, which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the Lease Obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.
In addition to the risk of
“
non-appropriation,
”
municipal lease securities may not have as highly liquid a market as conventional municipal bonds.
Participation on Creditors’ Committees:
The Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may incur additional expenses such as legal fees and may make the Fund an
“
insider
”
of the issuer for purposes of the federal securities laws, which may restrict such Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation on such committees may also expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors.
Short-Term Municipal Obligations
: Short-term municipal securities include tax anticipation notes, revenue anticipation notes, bond anticipation notes, construction loan notes and short-term discount notes. Tax anticipation notes are used to finance working capital needs of municipalities and are issued in anticipation of various seasonal tax revenues, to be payable from these specific future taxes. They are usually general obligations of the issuer, secured by the taxing power of the municipality for the payment of principal and interest when due. Revenue anticipation notes are generally issued in expectation of receipt of other kinds of revenue, such as the revenues expected to be generated from a particular project. Bond anticipation notes normally are issued to provide interim financing until long-term financing can be arranged.
The long-term bonds then provide the money for the repayment of the notes. Construction loan notes are sold to provide construction financing for specific projects. After successful completion and acceptance, many such projects may receive permanent financing through another source. Short-term Discount notes (tax-exempt commercial paper) are short-term (365 days or less) promissory notes issued by municipalities to supplement their cash flow. Revenue anticipation notes, construction loan notes, and short-term discount notes may, but will not necessarily, be general obligations of the issuer.
Senior and Other Bank Loans:
Investments in variable or floating rate loans or notes (
“
Senior Loans
”
) are typically made by purchasing
an assignment of a portion of a Senior Loan from a third party, either in connection with the original loan transaction (
i.e.
, the primary
market) or after the initial loan transaction (
i.e.
, in the secondary market). The Fund may also make its investments in Senior Loans through the use of derivative instruments as long as the reference obligation for such instrument is a Senior Loan. In addition, the Fund has the ability to act as an agent in originating and administering a loan on behalf of all lenders or as one of a group of co-agents in originating loans.
Investment Quality and Credit Analysis
: The Senior Loans in which the Fund may invest generally are rated below investment grade credit quality or are unrated. In acquiring a loan, the manager will consider some or all of the following factors concerning the borrower: ability to service debt from internally generated funds; adequacy of liquidity and working capital; appropriateness of capital structure; leverage consistent with industry norms; historical experience of achieving business and financial projections; the quality and experience of management;
and adequacy of collateral coverage. The manager performs its own independent credit analysis of each borrower. In so doing, the manager may utilize information and credit analyses from agents that originate or administer loans, other lenders investing in a loan, and other sources. The manager also may communicate directly with management of the borrowers. These analyses continue on a periodic basis for any Senior Loan held by the Fund.

Senior Loan Characteristics
: Senior Loans are loans that are typically made to business borrowers to finance leveraged buy-outs, recapitalizations, mergers, stock repurchases, and internal growth. Senior Loans generally hold the most senior position in the capital structure of a borrower and are usually secured by liens on the assets of the borrowers; including tangible assets such as cash, accounts receivable, inventory, property, plant and equipment, common and/or preferred stocks of subsidiaries; and intangible assets including trademarks, copyrights, patent rights, and franchise value. They may also provide guarantees as a form of collateral. Senior Loans are typically structured to include two or more types of loans within a single credit agreement. The most common structure is to have a revolving loan and a term loan. A revolving loan is a loan that can be drawn upon, repaid fully or partially, and then the repaid portions can be drawn upon again. A term loan is a loan that is fully drawn upon immediately and once repaid it cannot be drawn upon again.
Sometimes there may be two or more term loans and they may be secured by different collateral, have different repayment schedules and maturity dates. In addition to revolving loans and term loans, Senior Loan structures can also contain facilities for the issuance of letters of credit and may contain mechanisms for lenders to pre-fund letters of credit through credit-linked deposits.
By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders.
Senior Loans typically pay interest, at least quarterly, at rates which equal a fixed percentage spread over a base rate such as SOFR. For example, if SOFR were 3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be
5.50%. Base rates, and therefore the total rates paid on Senior Loans, float,
i.e.
, they change as market rates of interest change.
Although a base rate such as SOFR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will change. A single loan may have multiple reset periods at the same time, with each reset period applicable to a designated portion of the loan. Such periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods. The fixed spread over the base rate on a Senior
Loan typically does not change.
Agents
: Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services.
The agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. An agent for a loan is required to administer and manage the loan and to service or monitor the collateral. The agent is also responsible for the collection of principal, interest, and fee payments from the borrower and the apportionment of these payments to the credit of all lenders which are parties to the loan agreement. The agent is charged with the responsibility of monitoring compliance by the borrower with the restrictive covenants in the loan agreement and of notifying the lenders of any adverse change in the borrower’s financial condition. In addition, the agent generally is responsible for determining that the lenders have obtained a perfected security interest in the collateral securing the loan.
Loan agreements may provide for the termination of the agent’s agency status in the event that it fails to act as required under the relevant loan agreement, becomes insolvent, enters FDIC receivership or, if not FDIC insured, enters into bankruptcy. Should such an agent, lender or assignor with respect to an assignment inter-positioned between the Fund and the borrower become insolvent or enter
FDIC receivership or bankruptcy, any interest in the Senior Loan of such person and any loan payment held by such person for the benefit of the fund should not be included in such person’s or entity’s bankruptcy estate. If, however, any such amount were included in such person’s or entity’s bankruptcy estate, the Fund would incur certain costs and delays in realizing payment or could suffer a loss of principal or interest. In this event, the Fund could experience a decrease in the NAV.
Typically, under loan agreements, the agent is given broad discretion in enforcing the loan agreement and is obligated to use the same care it would use in the management of its own property. The borrower compensates the agent for these services. Such compensation may include special fees paid on structuring and funding the loan and other fees on a continuing basis. The precise duties and rights of an agent are defined in the loan agreement.
When the Fund is an agent it has, as a party to the loan agreement, a direct contractual relationship with the borrower and, prior to allocating portions of the loan to the lenders if any, assumes all risks associated with the loan. The agent may enforce compliance by the borrower with the terms of the loan agreement. Agents also have voting and consent rights under the applicable loan agreement.
Action subject to agent vote or consent generally requires the vote or consent of the holders of some specified percentage of the outstanding principal amount of the loan, which percentage varies depending on the relative loan agreement. Certain decisions, such as reducing the amount or increasing the time for payment of interest on or repayment of principal of a loan, or relating collateral therefor, frequently require the unanimous vote or consent of all lenders affected.
Pursuant to the terms of a loan agreement, the agent typically has sole responsibility for servicing and administering a loan on behalf of the other lenders. Each lender in a loan is generally responsible for performing its own credit analysis and its own investigation of the financial condition of the borrower. Generally, loan agreements will hold the agent liable for any action taken or omitted that amounts to gross negligence or willful misconduct. In the event of a borrower’s default on a loan, the loan agreements provide that the lenders do not have recourse against the Fund for its activities as agent. Instead, lenders will be required to look to the borrower for recourse.

At times the Fund may also negotiate with the agent regarding the agent’s exercise of credit remedies under a Senior Loan.
Additional Costs
: When the Fund purchases a Senior Loan in the primary market, it may share in a fee paid to the original lender. When the Fund purchases a Senior Loan in the secondary market, it may pay a fee to, or forego a portion of the interest payments from, the lending making the assignment.
The Fund may be required to pay and receive various fees and commissions in the process of purchasing, selling, and holding loans. The fee component may include any, or a combination of, the following elements: arrangement fees, non-use fees, facility fees, letter of credit fees, and ticking fees. Arrangement fees are paid at the commencement of a loan as compensation for the initiation of the transaction.
A non-use fee is paid based upon the amount committed but not used under the loan. Facility fees are on-going annual fees paid in connection with a loan. Letter of credit fees are paid if a loan involves a letter of credit. Ticking fees are paid from the initial commitment indication until loan closing or for an extended period. The amount of fees is negotiated at the time of closing.
Loan Participation and Assignments
: The Fund’s investment in loan participations typically will result in the fund having a contractual relationship only with the lender and not with the borrower. The Fund will have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower. In connection with purchasing participation, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any right of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the participation. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower.
When the Fund is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (
e.g
., declaring defaults,
initiating collection action, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in the loan and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because the Fund usually does not hold a majority of the investment in any loan, it will not be able by itself to control decisions that require a vote by the lenders.
Because assignments are arranged through private negotiations between potential assignees and potential assignors, the rights and obligations acquired by the Fund as the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender. Because there is no liquid market for such assets, the Fund anticipates that such assets could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such assets and the Fund’s ability to dispose of particular assignments or participations when necessary to meet redemption of fund shares, to meet the Fund’s liquidity needs or, in response to a specific economic event such as deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for assignments and participations also may make it more difficult for the Fund to value these assets for purposes of calculating its NAV.
Additional Information on Loans
: The loans in which the Fund may invest usually include restrictive covenants which must be maintained by the borrower. Such covenants, in addition to the timely payment of interest and principal, may include mandatory prepayment provisions arising from free cash flow and restrictions on dividend payments, and usually state that a borrower must maintain specific minimum financial ratios as well as establishing limits on total debt. A breach of covenant, that is not waived by the agent, is normally an event of acceleration,
i.e.
, the agent has the right to call the loan. In addition, loan covenants may include mandatory prepayment provisions stemming from free cash flow. Free cash flow is cash that is in excess of capital expenditures plus debt service requirements of principal and interest. The free cash flow shall be applied to prepay the loan in an order of maturity described in the loan documents. Under certain interests in loans, the Fund may have an obligation to make additional loans upon demand by the borrower. The Fund generally ensures its ability to satisfy such demands by segregating sufficient assets in high quality short-term liquid investments or borrowing to cover such obligations.
A principal risk associated with acquiring loans from another lender is the credit risk associated with the borrower of the underlying loan.
Additional credit risk may occur when the Fund acquires a participation in a loan from another lender because the fund must assume the risk of insolvency or bankruptcy of the other lender from which the loan was acquired.
Loans, unlike certain bonds, usually do not have call protection. This means that investments, while having a stated one to ten year term, may be prepaid, often without penalty. The Fund generally holds loans to maturity unless it becomes necessary to sell them to satisfy any shareholder repurchase offers or to adjust the fund’s portfolio in accordance with the manager’s view of current or expected economics or specific industry or borrower conditions.
Loans frequently require full or partial prepayment of a loan when there are asset sales or a securities issuance. Prepayments on loans may also be made by the borrower at its election. The rate of such prepayments may be affected by, among other things, general business and economic conditions, as well as the financial status of the borrower. Prepayment would cause the actual duration of a loan to be shorter than its stated maturity. Prepayment may be deferred by the Fund. Prepayment should, however, allow the Fund to reinvest in a new loan and would require the Fund to recognize as income any unamortized loan fees. In many cases reinvestment in a new loan will result in a new facility fee payable to the Fund.
Because interest rates paid on these loans fluctuate periodically with the market, it is expected that the prepayment and a subsequent purchase of a new loan by the Fund will not have a material adverse impact on the yield of the portfolio.

Bridge Loans
: The Fund may acquire interests in loans that are designed to provide temporary or
“
bridge
”
financing to a borrower pending
the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. Bridge loans often are unrated. The Fund may also invest in loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness.
Covenant-Lite Loans
: Loans in which the Fund may invest or to which the Fund may gain exposure indirectly through its investments in
CDOs, CLOs or other types of structured securities may be considered
“
covenant-lite
”
loans. Covenant-lite refers to loans which do not
incorporate traditional performance-based financial maintenance covenants. Covenant-lite does not refer to a loan’s seniority in the borrower’s capital structure nor to a lack of the benefit from a legal pledge of the borrower’s assets, and it also does not necessarily correlate to the overall credit quality of the borrower. Covenant-lite loans generally do not include terms which allow the lender to take action based on the borrower’s performance relative to its covenants. Such actions may include the ability to renegotiate and/or re-set the credit spread on the loan with the borrower, and even to declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Covenant-lite loans typically still provide lenders with other covenants that restrict a company from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in or has exposure to covenant-lite loans and, accordingly, may have a greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.
U.S. Government Securities and Obligations:
Some U.S. government securities, such as Treasury bills, notes, and bonds and mortgage-backed securities guaranteed by GNMA, are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others are supported only by the credit of the issuing agency, instrumentality, or enterprise. Although U.S.
government-sponsored enterprises may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury, their obligations are not supported by the full faith and credit of the U.S. government, and so investments in their securities or obligations issued by them involve greater risk than investments in other types of U.S. government securities. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued or guaranteed by these entities.
The events surrounding the U.S. federal government debt ceiling and any resulting agreement could adversely affect the Fund. On August
5, 2011, S&P lowered its long-term sovereign credit rating on the United States. More recently, Fitch Ratings downgraded the U.S. long-term credit rating on August 1, 2023. The downgrade by S&P and other future downgrades could increase volatility in both stock and bond markets, result in higher interest rates and lower Treasury prices and increase the costs of all kinds of debt. These events and similar events in other areas of the world could have significant adverse effects on the economy generally and could result in significant adverse impacts on the Fund or issuers of securities held by the Fund. The Investment Adviser and Sub-Adviser cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on the Fund’s portfolio. The Investment Adviser and Sub-Adviser may not timely anticipate or manage existing, new or additional risks, contingencies or developments.
Government Trust Certificates
: Government trust certificates represent an interest in a government trust, the property of which consists of: (i) a promissory note of a foreign government, no less than 90% of which is backed by the full faith and credit guarantee issued by the federal government of the United States pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs
Appropriations Act of 1998; and (ii) a security interest in obligations of the U.S. Treasury backed by the full faith and credit of the United
States sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note;
provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody’s or have received a comparable rating by another NRSRO.
Zero-Coupon, Deferred Interest and Pay-in-Kind Bonds:
Zero-coupon and deferred interest bonds are debt instruments that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest and therefore are issued and traded at a discount from their face amounts or par values. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt instruments of comparable maturities that make regular distributions of interest. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds.
Zero-coupon bonds either may be issued at a discount by a corporation or government entity or may be created by a brokerage firm when it strips the coupons from a bond or note and then sells the bond or note and the coupon separately. This technique is used frequently with U.S. Treasury bonds. Zero-coupon bonds also are issued by municipalities.
Interest income from these types of securities accrues prior to the receipt of cash payments and must be distributed to shareholders when it accrues, potentially requiring the liquidation of other investments, including at times when such liquidation may not be advantageous, in order to comply with the distribution requirements applicable to RICs under the Code.
FOREIGN INVESTMENTS

Investments in non-U.S. issuers (including depositary receipts) entail risks not typically associated with investing in U.S. issuers. Similar risks may apply to instruments traded on a U.S. exchange that are issued by issuers with significant exposure to non-U.S. countries. The less developed a country’s securities market is, the greater the level of risk. In certain countries, legal remedies available to investors may be more limited than those available with regard to U.S. investments. Because non-U.S. instruments are normally denominated and traded in currencies other than the U.S. dollar, the value of the assets may be affected favorably or unfavorably by currency exchange rates, exchange control regulations, and restrictions or prohibitions on the repatriation of non-U.S. currencies. Income and gains with respect to investments in certain countries may be subject to withholding and other taxes. There may be less information publicly available about a non-U.S. issuer than about a U.S. issuer, and many non-U.S. issuers are not subject to accounting, auditing, and financial reporting standards, regulatory framework and practices comparable to those in the United States. The securities of some non-U.S. issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign (non-U.S.) security trading, settlement, and custodial practices (including those involving securities settlement where the assets may be released prior to receipt of payment) are often less well developed than those in U.S. markets, and may result in increased risk of substantial delays in the event of a failed trade or in insolvency of, or breach of obligation by, a foreign broker-dealer, securities depository, or foreign sub-custodian. Non-U.S. transaction costs, such as brokerage commissions and custody costs, may be higher than in the United States. In addition, there may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, imposition of tariffs or other economic and trade sanctions, entering or exiting trade or other intergovernmental agreements, confiscatory taxation, political of financial instability, and diplomatic developments that could adversely affect the values of the investments in certain non-U.S. countries. In certain foreign markets an issuer’s securities are blocked from trading at the custodian or sub-custodian level for a specified number of days before and, in certain instances, after a shareholder meeting where such shares are voted. This is referred to as
“
share blocking.
”
The blocking period
can last up to several weeks. Share blocking may prevent buying or selling securities during this period, because during the time shares are blocked, trades in such securities will not settle. It may be difficult or impossible to lift blocking restrictions, with the particular requirements varying widely by country. Economic or other sanctions imposed on a foreign country or issuer by the U.S., or on the U.S. by a foreign country, could impair the Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign (non-U.S.) security. The Public Company Accounting Oversight Board, which regulates auditors of U.S. public companies, is unable to inspect audit work papers in certain foreign countries. Investors in foreign countries often have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other authorities to bring and enforce actions against foreign issuers or foreign persons is limited.
Depositary Receipts:
Depositary receipts are typically trust receipts issued by a U.S. bank or trust company that evince an indirect interest in underlying securities issued by a foreign entity, and are in the form of sponsored or unsponsored American Depositary Receipts (
“
ADRs
”
),
European Depositary Receipts (
“
EDRs
”
) and Global Depositary Receipts (
“
GDRs
”
).
Generally, ADRs are publicly traded on a U.S. stock exchange or in the OTC market, and are denominated in U.S. dollars, and the depositaries are usually a U.S. financial institution, such as a bank or trust company, but the underlying securities are issued by a foreign issuer.
GDRs may be traded in any public or private securities markets in U.S dollars or other currencies and generally represent securities held by institutions located anywhere in the world. For GDRs, the depositary may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S issuer.
EDRs are generally issued by a European bank and traded on local exchanges.
Depositary receipts may be sponsored or unsponsored. Although the two types of depositary receipt facilities are similar, there are differences regarding a holder’s rights and obligations and the practices of market participants. With sponsored facilities, the underlying issuer typically bears some of the costs of the depositary receipts (such as dividend payment fees of the depositary), although most sponsored depositary receipt holders may bear costs such as deposit and withdrawal fees. Depositaries of most sponsored depositary receipts agree to distribute notices of shareholder meetings, voting instructions, and other shareholder communications and financial information to the depositary receipt holders at the underlying issuer’s request. Holders of unsponsored depositary receipts, which are created independently of the issuer of the underlying security, generally bear all the costs of the facility. The depositary usually charges fees upon the deposit and withdrawal of the underlying securities, the conversion of dividends into U.S. dollars or other currency, the disposition of non-cash distributions, and the performance of other services. The depositary of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the underlying issuer or to pass through voting rights with respect to the underlying securities to depositary receipt holders. As a result, available information concerning the issuer of an unsponsored depositary receipt may not be as current as for sponsored depositary receipts, and the prices of unsponsored depositary receipts may be more volatile than if such instruments were sponsored by the issuer.
In addition, a depositary or issuer may unwind its depositary receipt program, or the relevant exchange may require depositary receipts to be delisted, which could require the Fund to sell its depositary receipts (potentially at disadvantageous prices) or to convert them into shares of the underlying non-U.S. security (which could adversely affect their value or liquidity). Depositary receipts also may be subject to illiquidity risk, and trading in depositary receipts may be suspended by the relevant exchange.
ADRs, GDRs and EDRs are subject to many of the same risks associated with investing directly in foreign issuers. Investments in depositary receipts may be less liquid and more volatile than the underlying securities in their primary trading market. If a depositary receipt is denominated in a different currency than its underlying securities it will be subject to the currency risk of both the investment in the depositary receipt and the underlying securities. The value of depositary receipts may have limited or no rights to take action with respect to the underlying securities or to compel the issuer of the receipts to take action.
Emerging Markets Investments:
Investments in emerging markets are generally subject to a greater risk of loss than investments in developed markets. This may be due to, among other things, the possibility of greater market volatility, lower trading volume and liquidity, greater risk of expropriation, nationalization, and social, political and economic instability, greater reliance on a few industries, international trade or revenue from particular commodities, less developed accounting, legal and regulatory systems, higher levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more significant governmental limitations on investment activity as compared to those typically found in a developed market. In addition, issuers (including governments) in emerging market countries may have less financial stability than in other countries. As a result, there will tend to be an increased risk of price volatility in investments in emerging market countries, which may be magnified by currency fluctuations relative to a base currency. Settlement and asset custody practices for transactions in emerging markets may differ from those in developed markets. Such differences may include possible delays in settlement and certain settlement practices, such as delivery of securities prior to receipt of payment, which increases the likelihood of a
“
failed
settlement.
”
Failed settlements can result in losses. For these and other reasons, investments in emerging markets are often considered speculative.
Investing through Stock Connect
: The Fund may, directly or indirectly (through, for example, participation notes or other types of equity-linked notes), purchase shares in mainland China-based companies that trade on Chinese stock exchanges such as the Shanghai Stock Exchange and the Shenzhen Stock Exchange (
“
China A-Shares
”
) through the Shanghai-Hong Kong Stock Connect (
“
Stock Connect
”
), a mutual market
access program designed to, among other things, enable foreign investment in the People’s Republic of China (
“
PRC
”
) via brokers in
Hong Kong. There are significant risks inherent in investing in China A-Shares through Stock Connect. The underdeveloped state of PRC’s investment and banking systems subjects the settlement, clearing, and registration of China A-Shares transactions to heightened risks.
Stock Connect can only operate when both PRC and Hong Kong markets are open for trading and when banking services are available in both markets on the corresponding settlement days. As such, if either or both markets are closed on a U.S. trading day, the Fund may not be able to dispose of its China A-Shares in a timely manner, which could adversely affect the Fund’s performance. PRC regulations require that the Fund that wishes to sell its China A-Shares pre-deliver the China A-Shares to a broker. If the China A-Shares are not in the broker’s possession before the market opens on the day of sale, the sell order will be rejected. This requirement could also limit the
Fund’s ability to dispose of its China A-Shares purchased through Stock Connect in a timely manner. Additionally, Stock Connect is subject to daily quota limitations on purchases of China A Shares. Once the daily quota is reached, orders to purchase additional China A-Shares through Stock Connect will be rejected. The Fund’s investment in China A-Shares may only be traded through Stock Connect and is not otherwise transferable. Stock Connect utilizes an omnibus clearing structure, and the Fund’s shares will be registered in its custodian’s name on the Central Clearing and Settlement System. This may limit the ability of the Investment Adviser or Sub-Adviser to effectively manage the Fund, and may expose the Fund to the credit risk of its custodian or to greater risk of expropriation. Investment in China
A-Shares through Stock Connect may be available only through a single broker that is an affiliate of the Fund’s custodian, which may affect the quality of execution provided by such broker. Stock Connect restrictions could also limit the ability of the Fund to sell its China
A-Shares in a timely manner, or to sell them at all. Further, different fees, costs and taxes are imposed on foreign investors acquiring
China A-Shares acquired through Stock Connect, and these fees, costs and taxes may be higher than comparable fees, costs and taxes imposed on owners of other securities providing similar investment exposure. Stock Connect trades are settled in Renminbi (
“
RMB
”
), the
official currency of PRC, and investors must have timely access to a reliable supply of RMB in Hong Kong, which cannot be guaranteed.
Europe:
European financial markets are vulnerable to volatility and losses arising from concerns about the potential exit of member countries from the EU and/or the Economic and Monetary Union of the European Union (the
“
EMU
”
) and, in the latter case, the reversion of those
countries to their national currencies. Defaults by EMU member countries on sovereign debt, as well as any future discussions about exits from the EMU, may negatively affect the Fund’s investments in the defaulting or exiting country, in issuers, both private and governmental, with direct exposure to that country, and in European issuers generally. The UK left the EU on January 31, 2020 (commonly known as
“
Brexit
”
) and entered into an 11-month transition period during which the UK remained part of the EU single market and customs union, the laws of which govern the economic, trade and security relations between the UK and EU. The transition period concluded on December
31, 2020 and the UK left the EU single market and customs union under the terms of a new trade agreement. The agreement governs the relationship between the UK and the EU with respect to trading goods and services, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is considerable uncertainty about the potential consequences of Brexit and how the financial markets will be affected. As this process unfolds, markets may be further disrupted. Given the size and importance of the UK’s economy, uncertainty about its legal, political, and economic relationship with the remaining member states of the EU may continue to be a source of instability.
Eurodollar and Yankee Dollar Instruments:
Eurodollar instruments are bonds that pay interest and principal in U.S. dollars held in banks outside the United States, primarily in Europe. Eurodollar instruments are usually issued on behalf of multinational companies and foreign governments by large underwriting groups composed of banks and issuing houses from many countries. The Eurodollar market is relatively free of regulations resulting in deposits that may pay somewhat higher interest than onshore markets. Their offshore locations make them subject to political and economic risk in the country of their domicile. Yankee dollar instruments are U.S. dollar-denominated bonds issued in the United States by foreign banks and corporations. These investments involve risks that are different from investments in securities issued by U.S. issuers and may carry the same risks as investing in foreign (non-U.S.) securities.
Foreign Currencies:
Investments in issuers in different countries are often denominated in foreign currencies. Changes in the values of those currencies relative to the U.S. dollar may have a positive or negative effect on the values of investments denominated in those currencies. Investments may be made in currency exchange contracts or other currency-related transactions (including derivatives transactions)
to manage exposure to different currencies. Also, these contracts may reduce or eliminate some or all of the benefits of favorable currency fluctuations. The values of foreign currencies may fluctuate in response to, among other factors, interest rate changes, intervention (or failure to intervene) by national governments, central banks, or supranational entities such as the International Monetary Fund, the imposition of currency controls, and other political or regulatory developments. Currency values can decrease significantly both in the short term and over the long term in response to these and other developments. Continuing uncertainty as to the status of the Euro and the EMU has created significant volatility in currency and financial markets generally. Any partial or complete dissolution of the EMU, or any continued
uncertainty as to its status, could have significant adverse effects on currency and financial markets, and on the values of portfolio investments. Some foreign countries have managed currencies, which do not float freely against the U.S. dollar.

Sovereign Debt:
Investments in debt instruments issued by governments or by government agencies and instrumentalities (so called sovereign debt) involve the risk that the governmental entities responsible for repayment may be unable or unwilling to pay interest and repay principal when due. A governmental entity’s willingness or ability to pay interest and repay principal in a timely manner may be affected by a variety of factors, including its cash flow, the size of its reserves, its access to foreign exchange, the relative size of its debt service burden to its economy as a whole, and political constraints. A governmental entity may default on its obligations or may require renegotiation or rescheduling of debt payment. Any restructuring of a sovereign debt obligation will likely have a significant adverse effect on the value of the obligation. In the event of default of sovereign debt, legal action against the sovereign issuer, or realization on collateral securing the debt, may not be possible. The sovereign debt of many non-U.S. governments, including their sub-divisions and instrumentalities, is rated below investment grade. Sovereign debt risk may be greater for debt instruments issued or guaranteed by emerging and/or frontier countries.
Sovereign debt includes Brady bonds, U.S. dollar-denominated bonds issued by an emerging market and collateralized by U.S. Treasury zero-coupon bonds. Brady bonds arose from an effort in the 1980s to reduce the debt held by less-developed countries that frequently defaulted on loans. The bonds are named for Treasury Secretary Nicholas Brady, who helped international monetary organizations institute the program of debt-restructuring. Defaulted loans were converted into bonds with U.S. Treasury zero-coupon bonds as collateral. Because the Brady bonds were backed by zero-coupon bonds, repayment of principal was insured. The Brady bonds themselves are coupon-bearing bonds with a variety of rate options (fixed, variable, step, etc.) with maturities of between 10 and 30 years. Issued at par or at a discount,
Brady bonds often include warrants for raw material available in the country of origin or other options.
Supranational Entities:
Obligations of supranational entities include securities designated or supported by governmental entities to promote economic reconstruction or development of international banking institutions and related government agencies. Examples include the
International Bank for Reconstruction and Development (the
“
World Bank
”
), the European Coal and Steel Community, the Asian Development
Bank and the Inter-American Development Bank. There is no assurance that participating governments will be able or willing to honor any commitments they may have made to make capital contributions to a supranational entity, or that a supranational entity will otherwise have resources sufficient to meet its commitments.
DERIVATIVE INSTRUMENTS

Derivatives are financial contracts whose values change based on changes in the values of one or more underlying assets or the difference between underlying assets. Underlying assets may include a security or other financial instrument, asset, currency, interest rate, credit rating, commodity, volatility measure, or index. Examples of derivative instruments include swap agreements, forward commitments, futures contracts, and options. Derivatives may be traded on contract markets or exchanges, or may take the form of contractual arrangements between private counterparties. Investing in derivatives involves counterparty risk, particularly with respect to contractual arrangements between private counterparties. Derivatives can be highly volatile and involve risks in addition to, and potentially greater than, the risks of the underlying asset(s). Gains or losses from derivatives can be substantially greater than the derivatives’ original cost and can sometimes be unlimited. Derivatives typically involve leverage. Derivatives can be complex instruments and can involve analysis and processing that differs from that required for other investment types. If the value of a derivative does not correlate well with the particular market or other asset class the derivative is intended to provide exposure to, the derivative may not have the effect intended. Derivatives can also reduce the opportunity for gains or result in losses by offsetting positive returns in other investments. Derivatives can be less liquid than other types of investments. Legislation and regulation of derivatives in the United States and other countries, including margin, clearing, trading, reporting, and position limits, may make derivatives more costly and/or less liquid, limit the availability of certain types of derivatives, cause changes in the use of derivatives, or otherwise adversely affect the use of derivatives.
Certain derivative transactions require margin or collateral to be posted to and/or exchanged with a broker, prime broker, futures commission merchant, exchange, clearing house, or other third party, whether directly or through a segregated custodial account. If an entity holding the margin or collateral becomes bankrupt or insolvent or otherwise fails to perform its obligations due to financial difficulties, there could be delays and/or losses in liquidating open positions purchased or sold through such entity and/or recovering amounts owed, including a loss of all or part of its collateral or margin deposits with such entity.
Some derivatives may be used for
“
hedging,
”
meaning that they may be used when the manager seeks to protect investments from a decline in value, which could result from changes in interest rates, market prices, currency fluctuations, and other market factors. Derivatives may also be used when the manager seeks to increase liquidity; implement a cash management strategy; invest in a particular stock, bond, or segment of the market in a more efficient or less expensive way; modify the characteristics of portfolio investments; and/or to enhance return. However, when derivatives are used, their successful use is not assured and will depend upon the manager’s ability to predict and understand relevant market movements.
Derivatives Regulation
: The U.S. Congress, various exchanges and regulatory and self-regulatory authorities have undertaken reviews of derivatives trading in recent periods. Among the actions that have been taken or proposed to be taken are new position limits and reporting requirements, and new or more stringent daily price fluctuation limits for futures and options transactions. In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) bans on, and/or reporting requirements for, short positions on securities acquired through derivative transactions. Additional measures are under active consideration and as a result there may be further actions that adversely affect the regulation of instruments in which the Fund may invest. It is possible that these or similar measures could limit or completely restrict the ability of the Fund to use these instruments as a part of its investment strategy. Limits or restrictions applicable to the counterparties with which the Fund may engage in derivative transactions could also prevent the Fund from using these instruments.

The U.S. government has enacted legislation that provides for regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The EU, the UK, and some other jurisdictions have implemented or are in the process of implementing similar requirements, which will affect derivatives transactions with a counterparty organized in, or otherwise subject to, the EU’s or other jurisdiction’s derivatives regulations. Clearing rules and other new rules and regulations could, among other things, restrict a registered investment company's ability to engage in, or increase the cost of, derivatives transactions, for example, by eliminating the availability of some types of derivatives, increasing margin or capital requirements, or otherwise limiting liquidity or increasing transaction costs. While these rules and regulations and central clearing of some derivatives transactions are designed to reduce systemic risk (
i.e
., the risk that
the interdependence of large derivatives dealers could cause them to suffer liquidity, solvency, or other challenges simultaneously), there is no assurance that they will achieve that result, and in the meantime, central clearing and related requirements may expose investors to different kinds of costs and risks. For example, in the event of a counterparty's (or its affiliate's) insolvency, the Fund's ability to exercise remedies (such as the termination of transactions, netting of obligations and realization on collateral) could be stayed or eliminated under new special resolution regimes adopted in the United States, the EU, the UK and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the liabilities of counterparties who are subject to such proceedings in the EU and the UK could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a
“
bail in
”
).
Additionally, U.S. regulators, the EU, the UK, and certain other jurisdictions have adopted minimum margin and capital requirements for uncleared derivatives transactions. It is expected that these regulations will have a material impact on the use of uncleared derivatives.
These rules impose minimum margin requirements on derivatives transactions between a registered investment company and its counterparties and may increase the amount of margin required. They impose regulatory requirements on the timing of transferring margin and the types of collateral that parties are permitted to exchange.
The SEC adopted Rule 18f-4 under the 1940 Act (
“
Rule 18f-4
”
), related to the use of derivatives, reverse repurchase agreements, and certain other transactions by registered investment companies. In connection with the adoption of Rule 18f-4, the SEC withdrew prior guidance requiring compliance with an asset segregation framework for covering certain derivative instruments and related transactions.
Rule 18f-4, like the prior guidance, provides a mechanism by which the Fund is able to engage in derivatives transactions, even if the derivatives are considered to be
“
senior securities
”
for purposes of Section 18 of the 1940 Act, and it is expected that the Fund will continue to rely on that exemption, to the extent applicable. Rule 18f-4, among other things, requires a fund to apply value-at-risk (
“
VaR
”
)
leverage limits to its investments in derivatives transactions and certain other transactions that create future payment and delivery obligations as well as implement a derivatives risk management program. Generally, these requirements apply unless a fund satisfies Rule 18f-4's
“
limited derivatives users
”
exception. When a fund invests in reverse repurchase agreements or similar financing transactions, including certain tender option bonds, Rule 18f-4 requires the fund to either aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the fund’s asset coverage ratio or treat all such transactions as derivatives transactions.
Exclusions of the Investment Adviser from commodity pool operator definition
:

With respect to the Fund, the Investment Adviser has claimed an exclusion from the definition of
“
commodity pool operator
”
(
“
CPO
”
) under the Commodity Exchange Act (the
“
CEA
”
) and the rules
thereunder and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, with respect
to the Fund, the Investment
Adviser is relying upon a related exclusion from the definition of
“
commodity trading advisor
”
under the CEA and the rules of the CFTC.
The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in
“
commodity interests.
”
Commodity interests include commodity futures, commodity options, and swaps, which, in turn, include non-deliverable forward currency contracts, as further described below. Compliance with the terms of the CPO exclusion may limit the ability of the Investment Adviser to manage the investment program of the Fund in the same manner as it would in the absence of the exclusion. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options, or swaps markets. The CFTC has neither reviewed nor approved the Investment Adviser’s reliance on the exclusion, or the Fund, its investment strategies, or this SAI.
Forward Commitments:
Forward commitments are contracts to purchase securities for a fixed price at a future date beyond customary settlement time. A forward commitment may be disposed of prior to settlement. Such a disposition would result in the realization of short-term profits or losses.
Payment for the securities pursuant to one of these transactions is not required until the delivery date. However, the purchaser assumes the risks of ownership (including the risks of price and yield fluctuations) and the risk that the security will not be issued or delivered as anticipated. If the Fund makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage.
Forward commitments involve a risk of loss if the value of the security to be purchased declines prior to the settlement date, or if the other party fails to complete the transaction.
Forward Currency Contracts
: A forward currency contract is an obligation to purchase or sell a specified currency against another currency at a future date and price as agreed upon by the parties. Forward contracts usually are entered into with banks and broker-dealers and usually are for less than one year, but may be renewed. Forward contracts may be held to maturity and make the contemplated payment and delivery, or, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract. Secondary markets generally do not exist for forward currency contracts, with the result that closing transactions generally can be made for forward currency contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that the Fund would be able to close out a forward currency contract at a favorable price or time prior to maturity.

Forward currency transactions may be used for hedging purposes. For example, the Fund might sell a particular currency forward if it holds bonds denominated in that currency but the Investment Adviser (or Sub-Adviser, if applicable) anticipates, and seeks to protect the
Fund against, a decline in the currency against the U.S. dollar. Similarly, the Fund might purchase a currency forward to
“
lock in
”
the dollar
price of securities denominated in that currency which the Investment Adviser (or Sub-Adviser, if applicable) anticipates purchasing for the Fund.
Hedging against a decline in the value of a currency does not limit fluctuations in the prices of portfolio securities or prevent losses to the extent they arise from factors other than changes in currency exchange rates. In addition, hedging transactions may limit opportunities for gain if the value of the hedged currency should rise. Moreover, it may not be possible to hedge against a devaluation that is so generally anticipated that no contracts are available to sell the currency at a price above the devaluation level it anticipates. The cost of engaging in currency exchange transactions varies with such factors as the currency involved, the length of the contract period, and prevailing market conditions. Because currency exchange transactions are usually conducted on a principal basis, no fees or commissions are involved.
Futures Contracts:
A futures contract is an agreement between two parties to buy or sell in the future a specific quantity of an underlying asset at a specific price and time agreed upon when the contract is made. Futures contracts are traded in the U.S. only on commodity exchanges or boards of trade - known as
“
contract markets
”
- approved for such trading by the CFTC, and must be executed through a futures commission merchant (also referred to herein as a
“
broker
”
) which is a member of the relevant contract market. Futures are subject to the creditworthiness of the futures commission merchant(s) and clearing organizations involved in the transaction.
Certain futures contracts are physically settled (
i.e
., involve the making and taking of delivery of a specified amount of an underlying asset). For instance, the sale of physically settled futures contracts on foreign currencies or financial instruments creates an obligation of the seller to deliver a specified quantity of an underlying foreign currency or financial instrument called for in the contract for a stated
price at a specified time. Conversely, the purchase of such futures contracts creates an obligation of the purchaser to pay for and take delivery of the underlying asset called for in the contract for a stated price at a specified time. In some cases, the specific instruments delivered or taken, respectively, on the settlement date are not determined until on or near that date. That determination is made in accordance with the rules of the exchange on which the sale or purchase was made.
Some futures contracts are cash settled (rather than physically settled), which means that the purchase price is subtracted from the current market value of the instrument and the net amount, if positive, is paid to the purchaser by the seller of the futures contract and, if negative, is paid by the purchaser to the seller of the futures contract. See, for example,
“
Index Futures Contracts
”
below.
The value of a futures contract typically fluctuates in correlation with the increase or decrease in the value of the underlying asset. The buyer of a futures contract enters into an agreement to purchase the underlying asset on the settlement date and is said to be
“
long
”

the contract. The seller of a futures contract enters into an agreement to sell the underlying asset on the settlement date and is said to be
“
short
”
the contract.
The purchaser or seller of a futures contract is not required to deliver or pay for the underlying asset unless the contract is held until the settlement date. The purchaser or seller of a futures contract is required to deposit
“
initial margin
”
with a futures commission merchant
when the futures contract is entered into. Initial margin is typically calculated as a percentage of the contract's notional amount. A futures contract is valued daily at the official settlement price of the exchange on which it is traded. Each day cash is paid or received, called
“
variation margin,
”
equal to the daily change in value of the futures contract. The minimum margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. Additional margin may be required by the futures commission merchant.
The risk of loss in trading futures contracts can be substantial, because of the low margin required, the extremely high degree of leverage involved in futures pricing, and the potential high volatility of the futures markets. As a result, a relatively small price movement in a futures position may result in immediate and substantial loss (or gain) to the investor. Thus, a purchase or sale of a futures contract may result in unlimited losses. In the event of adverse price movements, an investor would continue to be required to make daily cash payments to maintain its required margin. In addition, on the settlement date, an investor may be required to make delivery of the assets underlying the futures positions it holds.
Futures can be held until their settlement dates, or can be closed out by offsetting purchases or sales of futures contracts before then if a liquid market is available. It may not be possible to liquidate or close out a futures contract at any particular time or at an acceptable price and an investor would remain obligated to meet margin requirements until the position is closed. Moreover, most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially resulting in substantial losses. The inability to close futures positions could require maintaining a futures positions under circumstances where the manager would not otherwise have done so, resulting in losses.
If the Fund buys or sells a futures contract as a hedge to protect against a decline in the value of a portfolio investment, changes in the value of the futures position may not correlate as expected with changes in the value of the portfolio investment. As a result, it is possible that the futures position will not provide the desired hedging protection, or that money will be lost on both the futures position and the portfolio investment.

Margin Payments
: If the Fund purchases or sells a futures contract, it is required to deposit with a futures commission merchant an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a percentage of the amount of the futures contract. This amount is known as
“
initial margin.
”
The nature of initial margin is different from that of margin in security transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Fund upon termination of the contract, assuming the Fund satisfies its contractual obligations.
Subsequent payments to and from the broker occur on a daily basis in a process known as
“
marking to market.
”
These payments are
called
“
variation margin
”
and are made as the value of the underlying futures contract fluctuates. For example, when the Fund sells a futures contract and the price of the underlying asset rises above the contract price, the Fund’s position declines in value. The Fund then pays the broker a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. Conversely, if the price of the underlying asset falls below the contract price of the contract, the
Fund’s futures position increases in value. The broker then must make a variation margin payment generally equal to the difference between the contract price of the futures contract and the market price of the underlying asset. If an exchange raises margin rates, the
Fund would have to provide additional capital to cover the higher margin rates which could require closing out other positions earlier than anticipated.
If the Fund terminates a position in a futures contract, a final determination of variation margin would be made, additional cash would be paid by or to the Fund, and the Fund would realize a loss or a gain. Such closing transactions involve additional commission costs.
Index Futures Contracts
: An index futures contract is a contract to buy or sell specified units of an index at a specified future date at a price agreed upon when the contract is made. The value of a unit is based on the current value of the index. Under such contracts no delivery of the actual securities or other assets making up the index takes place. Rather, upon expiration of the contract, settlement is made by exchanging cash in an amount equal to the difference between the contract price and the closing price of the index at expiration, net of variation margin previously paid.
Interest Rate Futures Contracts
: An interest rate futures contract is an agreement to take or make delivery of either: (i) an amount of cash equal to the difference between the value of a particular interest rate index, debt instrument, or index of debt instruments at the beginning and at the end of the contract period; or (ii) a specified amount of a particular debt instrument at a future date at a price set at the time of the contract. Interest rate futures contracts may be bought or sold in an attempt to protect against the effects of interest rate changes on current or intended investments in debt instruments or generally to adjust the duration and interest rate sensitivity of an investment portfolio. For example, if the Fund owned long-term bonds and interest rates were expected to increase, the Fund might enter into interest rate futures contracts for the sale of debt instruments. Such a sale would have much the same effect as selling some of the long-term bonds in the Fund’s portfolio. If interest rates did increase, the value of the debt instruments in the portfolio would decline, but the value of the interest rate futures contracts would be expected to increase, subject to the correlation risks described below, thereby keeping the NAV of the Fund from declining as much as it otherwise would have.
Similarly, if interest rates were expected to decline, interest rate futures contracts may be purchased to hedge in anticipation of subsequent purchases of long-term bonds at higher prices. Since the fluctuations in the value of the interest rate futures contracts should be similar to that of long-term bonds, an interest rate futures contract may protect against the effects of the anticipated rise in the value of long-term bonds until the necessary cash becomes available or the market stabilizes. At that time, the interest rate futures contracts could be liquidated and cash could then be used to buy long-term bonds on the cash market. Similar results could be achieved by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase. However, the futures market may be more liquid than the cash market in certain cases or at certain times.
Foreign Currency Futures
: Currency futures contracts are similar to currency forward contracts (described above), except that they are traded on exchanges (and always have margin requirements) and are standardized as to contract size and settlement date. Most currency futures call for payment in U.S. dollars. A foreign currency futures contract is a standardized exchange-traded contract for the future sale of a specified amount of a foreign currency at a price set at the time of the contract. Foreign currency futures contracts traded in the U.S.
are designed by and traded on exchanges regulated by the CFTC, such as the Chicago Mercantile Exchange, and have margin requirements.
At the maturity of a deliverable currency futures contract, the Fund either may accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to futures contracts may be effected only on a commodities exchange or board of trade which provides a market in such contracts. There is no assurance that a liquid market on an exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.
Options on Futures Contracts
: Options on futures contracts generally operate in the same manner as options purchased or written directly on the underlying assets. A futures option gives the holder, in return for the premium paid, the right, but not the obligation, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer’s futures margin account which represents the amount by which the market price of the futures contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures. If an option is exercised on the last trading day prior to its expiration date, the settlement will be made entirely in cash. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

Like the buyer or seller of a futures contract, the holder or writer of an option has the right to terminate its position prior to the scheduled expiration of the option by selling or purchasing an option of the same series, at which time the person entering into the closing purchase transaction will realize a gain or loss. There is no guarantee that such closing purchase transactions can be effected.
The Fund would be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers’ requirements similar to those described above in connection with the discussion on futures contracts.
See
“
Margin Payments
”
above.
Risks of transactions in futures contracts and related options
: Successful use of futures contracts is subject to the ability of the Investment
Adviser (or Sub-Adviser, if applicable) to predict movements in various factors affecting financial markets. Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Fund because the maximum amount at risk is the premium paid for the options (plus transaction costs). However, there may be circumstances when the purchase of a call or put option on a futures contract would result in a loss when the purchase or sale of a futures contract would not result in a loss, such as when there is no movement in the prices of the underlying futures contracts. The writing of an option on a futures contract involves risks similar to those risks relating to the sale of futures contracts.
The use of futures and related options involves the risk of imperfect correlation among movements in the prices of the assets underlying the futures and options, of the options and futures contracts themselves, and, in the case of hedging transactions, of the underlying assets which are the subject of a hedge. The successful use of these strategies further depends on the ability of the Investment Adviser
(or Sub-Adviser, if applicable) to forecast market movements such as movements in interest rates correctly. It is possible that, where the
Fund has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurred, the Fund would lose money on the puts and also experience a decline in value in its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying asset due to certain market distortions. For example, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions, which could distort the normal relationship between the underlying asset and futures markets. The margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than the securities markets do. Increased participation by speculators in the futures markets may also cause temporary price distortions.
There is no assurance that higher than anticipated trading activity or other unforeseen events might not, at times, render certain market clearing facilities inadequate, and thereby result in the institution by exchanges of special procedures which may interfere with the timely execution of customer orders.
The ability to establish and close out positions will be subject to the development and maintenance of a liquid market. It is not certain that this market will develop or continue to exist for a particular futures contract or option. The Fund’s futures commission merchant may limit the Fund’s ability to invest in certain futures contracts. Such restrictions may adversely affect the Fund’s performance and its ability to achieve its investment objective.
The CFTC and U.S. futures exchanges have established (and continue to evaluate and monitor) speculative position limits, referred to as
“
position limits,
”
on the maximum net long or net short positions which any person may hold or control in particular options and futures contracts. In addition, federal position limits apply to swaps that are economically equivalent to futures contracts that are subject to CFTC set speculative limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of complying with these speculative limits, unless an exemption applies. Thus, even if the Fund’s holding does not exceed applicable position limits, it is possible that some or all of the positions in client accounts managed by the Investment Adviser (or Sub-Adviser, if applicable) and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Investment Adviser (or
Sub-Adviser, if applicable) may be affected by the sizes of such aggregate positions. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy.
Hybrid Instruments:
A hybrid instrument may be a debt instrument, preferred stock, depositary share, trust certificate, warrant, convertible security, certificate of deposit or other evidence of indebtedness on which a portion of or all interest payments, and/or the principal or stated amount payable at maturity, redemption or retirement, is determined by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, commodities, indexes, economic factors or other measures, including interest rates, currency exchange rates, or commodities or securities indices, or other indicators. Thus, hybrid instruments may take a variety of forms, including, but not limited to, debt instruments with interest or principal payments or redemption terms determined by reference to the value of a currency or commodity or securities index at a future point in time, preferred stocks with dividend rates determined by reference to the value of a currency, or convertible securities with the conversion terms related to a particular commodity.
Hybrid instruments can be an efficient means of creating exposure to a particular market, or segment of a market, with the objective of enhancing total return. For example, the Fund may wish to take advantage of expected declines in interest rates in several European countries, but avoid the transaction costs associated with buying and currency-hedging the foreign bond positions. One solution would be to purchase a U.S. dollar-denominated hybrid instrument whose redemption price is linked to the average three-year interest rate in a designated group of countries. The redemption price formula would provide for payoffs of greater than par if the average interest rate was lower than a specified level and payoffs of less than par if rates were above the specified level. Furthermore, the Fund could limit the downside risk of the security by establishing a minimum redemption price so that the principal paid at maturity could not be below a predetermined minimum level if interest rates were to rise significantly. The purpose of this arrangement, known as a structured security with an embedded put option, would be to give the Fund the desired European bond exposure while avoiding currency risk, limiting downside market risk, and lowering transactions costs. Of course, there is no guarantee that the strategy would be successful, and the Fund could lose money if, for example, interest rates do not move as anticipated or credit problems develop with the issuer of the hybrid instrument.
Risks of Investing in Hybrid Instruments
: The risks of investing in hybrid instruments reflect a combination of the risks of investing in securities, swaps, options, futures and currencies. An investment in a hybrid instrument may entail significant risks that are not associated with a similar investment in a traditional debt instrument. The risks of a particular hybrid instrument will depend upon the terms of the instrument, but may include the possibility of significant changes in the benchmark(s) or the prices of the underlying assets to which the instrument is linked. Such risks generally depend upon factors unrelated to the operations or credit quality of the issuer of the hybrid instrument, which may not be foreseen by the purchaser, such as economic and political events, the supply and demand profiles of the underlying assets and interest rate movements. Hybrid instruments may be highly volatile.
The return on a hybrid instrument will be reduced by the costs of the swaps, options, or other instruments embedded in the instrument.
Hybrid instruments are potentially more volatile and carry greater market risks than traditional debt instruments. Depending on the structure of the particular hybrid instrument, changes in an underlying asset may be magnified by the terms of the hybrid instrument and have an even more dramatic and substantial effect upon the value of the hybrid instrument. Also, the prices of the hybrid instrument and the underlying asset may not move in the same direction or at the same time.
Hybrid instruments may bear interest or pay preferred dividends at below market (or even nominal) rates. Alternatively, hybrid instruments may bear interest at above market rates but bear an increased risk of principal loss (or gain). Leverage risk occurs when the hybrid instrument is structured so that a given change in an underlying asset is multiplied to produce a greater value change in the hybrid instrument, thereby magnifying the risk of loss as well as the potential for gain.
If a hybrid instrument is used as a hedge against, or as a substitute for, a portfolio investment, the hybrid instrument may not correlate as expected with the portfolio investment, resulting in losses. While hedging strategies involving hybrid instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other investments.
Hybrid instruments may also carry liquidity risk since the instruments are often
“
customized
”
to meet the portfolio needs of a particular
investor. The Fund may be prohibited from transferring a hybrid instrument, or the number of possible purchasers may be limited by applicable law or because few investors have an interest in purchasing such a customized product. Because hybrid instruments are typically privately negotiated contracts between two parties, the value of a hybrid instrument will depend on the willingness and ability of the issuer of the instrument to meet its obligations. Hybrid instruments also may not be subject to regulation by the CFTC, which generally regulates the trading of commodity futures, options, and swaps.
Synthetic Convertible Securities
: Synthetic convertible securities are derivative positions composed of two or more different securities whose investment characteristics, taken together, resemble those of convertible securities. For example, the Fund may purchase a non-convertible debt instrument and a warrant or option, which enables the Fund to have a convertible-like position with respect to a company, group of companies, or stock index. Synthetic convertible securities are typically offered by financial institutions and investment banks in private placement transactions. Upon conversion, the Fund generally receives an amount in cash equal to the difference between the conversion price and the then-current value of the underlying security. Unlike a true convertible security, a synthetic convertible security comprises two or more separate securities, each with its own market value. Therefore, the market value of a synthetic convertible security is the sum of the values of its debt component and its convertible component. For this reason, the value of a synthetic convertible security and a true convertible security may respond differently to market fluctuations.
Options:
An option gives the holder the right, but not the obligation, to purchase (in the case of a call option) or sell (in the case of a put option) a specific amount or value of a particular underlying asset at a specific price (called the
“
exercise
”
or
“
strike
”
price) at one or
more specific times before the option expires. The underlying asset of an option contract can be a security, currency, index, future, swap, commodity, or other type of financial instrument. The seller of an option is called an option writer. The purchase price of an option is called the premium. The potential loss to an option purchaser is limited to the amount of the premium plus transaction costs. This will be the case, for example, if the option is held and not exercised prior to its expiration date.
Options can be traded either through established exchanges (
“
exchange-traded options
”
) or privately negotiated transactions OTC options.
Exchange-traded options are standardized with respect to, among other things, the underlying asset, expiration date, contract size and strike price. The terms of OTC options are generally negotiated by the parties to the option contract which allows the parties greater flexibility in customizing the agreement, but OTC options are generally less liquid than exchange-traded options.
All option contracts involve credit risk if the counterparty to the option contract (
e.g
., the clearing house or OTC counterparty) or the third
party effecting the transaction in the case of cleared options (
e.g
., futures commission merchant or broker/dealer) fails to perform. The value of an OTC option that is not cleared is dependent on the credit worthiness of the individual counterparty to the contract and may be greater than the credit risk associated with cleared options.
The purchaser of a put option obtains the right (but not the obligation) to sell a specific amount or value of a particular asset to the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical put option can expect to realize a gain if the price of the underlying asset falls. However, if the underlying asset’s price does not fall enough to offset the cost of purchasing the option, the purchaser of a put option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).

The purchaser of a call option obtains the right (but not the obligation) to purchase a specified amount or value of an underlying asset from the option writer at a fixed strike price. In return for this right, the purchaser pays the option premium. The purchaser of a typical call option can expect to realize a gain if the price of the underlying asset rises. However, if the underlying asset’s price does not rise enough to offset the cost of purchasing the option, the buyer of a call option can expect to suffer a loss (limited to the amount of the premium, plus related transaction costs).
The purchaser of a call or put option may terminate its position by allowing the option to expire, exercising the option or closing out its position by entering into an offsetting option transaction if a liquid market is available. If the option is allowed to expire, the purchaser will lose the entire premium. If the option is exercised, the purchaser would complete the purchase or sale, as applicable, of the underlying asset to the option writer at the strike price.
The writer of a put or call option takes the opposite side of the transaction from the option’s purchaser. In return for receipt of the premium, the writer assumes the obligation to buy or sell (depending on whether the option is a put or a call) a specified amount or value of a particular asset at the strike price if the purchaser of the option chooses to exercise it. A call option written on a security or other instrument held by the Fund (commonly known as
“
writing a covered call option
”
) limits the opportunity to profit from an increase in the market price of the underlying asset above the exercise price of the option. A call option written on securities that are not currently held by the Fund is commonly known as
“
writing a naked call option.
”
During periods of declining securities prices or when prices are stable, writing these types of call options can be a profitable strategy to increase income with minimal capital risk. However, when securities prices increase, the Fund would be exposed to an increased risk of loss, because if the price of the underlying asset or instrument exceeds the option’s exercise price, the Fund would suffer a loss equal to the amount by which the market price exceeds the exercise price at the time the call option is exercised, minus the premium received. Calls written on securities that the Fund does not own are riskier than calls written on securities owned by the Fund because there is no underlying asset held by the Fund that can act as a partial hedge. When such a call is exercised, the Fund must purchase the underlying asset to meet its call obligation or make a payment equal to the value of its obligation in order to close out the option. Calls written on securities that the Fund does not own have speculative characteristics and the potential for loss is theoretically unlimited. There is also a risk, especially with less liquid preferred and debt instruments, that the asset may not be available for purchase.
Generally, an option writer sells options with the goal of obtaining the premium paid by the option purchaser. If an option sold by an option writer expires without being exercised, the writer retains the full amount of the premium. The option writer’s potential loss is equal to the amount the option is
“
in-the-money
”
when the option is exercised offset by the premium received when the option was written. A call option is in-the-money if the value of the underlying asset exceeds the strike price of the option, and so the call option writer’s loss is theoretically unlimited. A put option is in-the-money if the strike price of the option exceeds the value of the underlying asset, and so the put option writer’s loss is limited to the strike price. Generally, any profit realized by an option purchaser represents a loss for the option writer. The writer of an option may seek to terminate a position in the option before exercise by closing out its position by entering into an offsetting option transaction if a liquid market is available. If the market is not liquid for an offsetting option, however, the writer must continue to be prepared to sell or purchase the underlying asset at the strike price while the option is outstanding, regardless of price changes.
If the Fund is the writer of a cleared option, the Fund is required to deposit initial margin. Additional variation margin may also be required.
If the Fund is the writer of an uncleared option, the Fund may be required to deposit initial margin and additional variation margin.
A physical delivery option gives its owner the right to receive physical delivery (if it is a call), or to make physical delivery (if it is a put) of the underlying asset when the option is exercised. A cash-settled option gives its owner the right to receive a cash payment based on the difference between a determined value of the underlying asset at the time the option is exercised and the fixed exercise price of the option. In the case of physically settled options, it may not be possible to terminate the position at any particular time or at an acceptable price. A cash-settled call conveys the right to receive a cash payment if the determined value of the underlying asset at exercise exceeds the exercise price of the option, and a cash-settled put conveys the right to receive a cash payment if the determined value of the underlying asset at exercise is less than the exercise price of the option.
Combination option positions are positions in more than one option at the same time. A spread involves being both the buyer and writer of the same type of option on the same underlying asset but different exercise prices and/or expiration dates. A straddle consists of purchasing or writing both a put and a call on the same underlying asset with the same exercise price and expiration date.
The principal factors affecting the market value of a put or call option include supply and demand, interest rates, the current market price of the underlying asset in relation to the exercise price of the option, the volatility of the underlying asset and the remaining period to the expiration date.
If a trading market in particular options were illiquid, investors in those options would be unable to close out their positions until trading resumes, and option writers may be faced with substantial losses if the value of the underlying asset moves adversely during that time.
There can be no assurance that a liquid market will exist for any particular options product at any specific time. Lack of investor interest, changes in volatility, or other factors or conditions might adversely affect the liquidity, efficiency, continuity, or even the orderliness of the market for particular options. Exchanges or other facilities on which options are traded may establish limitations on options trading, may order the liquidation of positions in excess of these limitations, or may impose other sanctions that could adversely affect parties to an options transaction.
Many options, in particular OTC options, are complex and often valued based on subjective factors. Improper valuations can result in increased cash payment requirements to counterparties or a loss of value to the Fund.

Foreign Currency Options
: Put and call options on foreign currencies may be bought or sold either on exchanges or in the OTC market. A put option on a foreign currency gives the purchaser of the option the right to sell a foreign currency at the exercise price until the option expires. A call option on a foreign currency gives the purchaser of the option the right to purchase the currency at the exercise price until the option expires. Currency options traded on U.S. or other exchanges may be subject to position limits which may limit the ability of the
Fund to reduce foreign currency risk using such options.
Index Options:
An index option is a put or call option on a securities index or other (typically securities-related) index. In contrast to an option on a security, the holder of an index option has the right to receive a cash settlement amount upon exercise of the option. This settlement amount is equal to: (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied; by (ii) a fixed
“
index multiplier.
”

The index underlying an index option may be a
“
broad-based
”
index, such as the S&P 500
®
Index or the NYSE Composite Index, the
changes in value of which ordinarily will reflect movements in the stock market in general. In contrast, certain options may be based on narrower market indices, such as the S&P 100 Index, or on indices of securities of particular industry groups, such as those of oil and gas or technology issuers. A stock index assigns relative values to the stocks included in the index, and the index fluctuates with changes in the market values of the stocks so included. The composition of the index is changed periodically. The risks of purchasing and selling index options are generally similar to the risks of purchasing and selling options on securities.
Rights and Warrants:
Warrants and rights are types of securities that give a holder a right to purchase shares of common stock. Warrants usually are issued in conjunction with a bond or preferred stock and entitle a holder to purchase a specified amount of common stock at a specified price typically for a period of years. Rights are instruments, frequently distributed to an issuer’s shareholders as a dividend, that usually entitle the holder to purchase a specified amount of common stock at a specified price on a specific date or during a specific period of time (typically for a period of only weeks). The exercise price on a right is normally at a discount from the market value of the common stock at the time of distribution.
Warrants may be used to enhance the marketability of a bond or preferred stock. Rights are frequently used outside of the United States as a means of raising additional capital from an issuer’s current shareholders.
Warrants and rights do not carry with them the right to dividends or to vote, do not represent any rights in the assets of the issuer and may or may not be transferable. Investments in warrants and rights may be considered more speculative than certain other types of investments. In addition, the value of a warrant or right does not necessarily change with the value of the underlying securities, and expires worthless if it is not exercised on or prior to its expiration date, if any.
Bonds issued with warrants attached to purchase equity securities have many characteristics of convertible bonds and their prices may, to some degree, reflect the performance of the underlying stock. Bonds also may be issued with warrants attached to purchase additional debt instruments.
Equity-linked warrants are purchased from a broker, who in turn is expected to purchase shares in the local market. If the Fund exercises its warrant, the shares are expected to be sold and the warrant redeemed with the proceeds. Typically, each warrant represents one share of the underlying stock. Therefore, the price and performance of the warrant are directly linked to the underlying stock, less transaction costs. In addition to the market risk related to the underlying holdings, the Fund bears counterparty risk with respect to the issuing broker.
There is currently no active trading market for equity-linked warrants, and they may be highly illiquid.
Index-linked warrants are put and call warrants where the value varies depending on the change in the value of one or more specified securities indices. Index-linked warrants are generally issued by banks or other financial institutions and give the holder the right, at any time during the term of the warrant, to receive upon exercise of the warrant a cash payment from the issuer based on the value of the underlying index at the time of exercise. In general, if the value of the underlying index rises above the exercise price of the index-linked warrant, the holder of a call warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the value of the index and the exercise price of the warrant; if the value of the underlying index falls, the holder of a put warrant will be entitled to receive a cash payment from the issuer upon exercise based on the difference between the exercise price of the warrant and the value of the index. The holder of a warrant would not be entitled to any payments from the issuer at any time when, in the case of a call warrant, the exercise price is greater than the value of the underlying index, or, in the case of a put warrant, the exercise price is less than the value of the underlying index. If the Fund were not to exercise an index-linked warrant prior to its expiration, then the Fund would lose the amount of the purchase price paid by it for the warrant.
Index-linked warrants are normally used in a manner similar to its use of options on securities indices. The risks of index-linked warrants are generally similar to those relating to its use of index options. Unlike most index options, however, index-linked warrants are issued in limited amounts and are not obligations of a regulated clearing agency, but are backed only by the credit of the bank or other institution that issues the warrant. Also, index-linked warrants may have longer terms than index options. Index-linked warrants are not likely to be as liquid as certain index options backed by a recognized clearing agency. In addition, the terms of index-linked warrants may limit the
Fund’s ability to exercise the warrants at such time, or in such quantities, as the Fund would otherwise wish to do.
Indirect investment in foreign equity securities may be made through international warrants, local access products, participation notes, or low exercise price warrants. International warrants are financial instruments issued by banks or other financial institutions, which may or may not be traded on a foreign exchange. International warrants are a form of derivative security that may give holders the right to buy or sell an underlying security or a basket of securities from or to the issuer for a particular price or may entitle holders to receive a cash payment relating to the value of the underlying security or basket of securities. International warrants are similar to options in that they are exercisable by the holder for an underlying security or the value of that security, but are generally exercisable over a longer term than typical options. These types of instruments may be American style exercise, which means that they can be exercised at any time on or before the expiration date of the international warrant, or European style exercise, which means that they may be exercised only on the expiration date. International warrants have an exercise price, which is typically fixed when the warrants are issued.
Low exercise price warrants are warrants with an exercise price that is very low relative to the market price of the underlying instrument at the time of issue (
e.g
., one cent or less). The buyer of a low exercise price warrant effectively pays the full value of the underlying common stock at the outset. In the case of any exercise of warrants, there may be a time delay between the time a holder of warrants gives instructions to exercise and the time the price of the common stock relating to exercise or the settlement date is determined, during which time the price of the underlying security could change significantly. These warrants entail substantial credit risk, since the issuer of the warrant holds the purchase price of the warrant (approximately equal to the value of the underlying investment at the time of the warrant’s issue) for the life of the warrant.
The exercise or settlement date of the warrants and other instruments described above may be affected by certain market disruption events, such as difficulties relating to the exchange of a local currency into U.S. dollars, the imposition of capital controls by a local jurisdiction or changes in the laws relating to foreign investments. These events could lead to a change in the exercise date or settlement currency of the instruments, or postponement of the settlement date. In some cases, if the market disruption events continue for a certain period of time, the warrants may become worthless, resulting in a total loss of the purchase price of the warrants.
Investments in these instruments involve the risk that the issuer of the instrument may default on its obligation to deliver the underlying security or cash in lieu thereof. These instruments may also be subject to liquidity risk because there may be a limited secondary market for trading the warrants. They are also subject, like other investments in foreign (non-U.S.) securities, to foreign risk and currency risk.
Swap Transactions and Options on Swap Transactions
: Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard
“
swap
”
transaction, two parties agree to exchange
the returns (or differentials in rates of return) earned or realized on particular predetermined underlying assets, which may be adjusted for an interest factor. The gross returns to be exchanged or
“
swapped
”
between the parties are generally calculated with respect to a
“
notional amount,
”
(
i.e
., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a
“
basket
”
of securities representing a particular index). When the Fund enters into an interest rate swap, it typically agrees to make payments to its counterparty based on a specified long- or short-term interest rate, and will receive payments from its counterparty based on another interest rate. Other forms of swap agreements include interest rate caps, under which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or
“
cap
”
; interest rate floors, under
which, in return for a specified payment stream, one party agrees to make payments to the other to the extent that interest rates fall below a specified rate, or
“
floor
”
; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels. The Fund may enter into an interest rate swap in order, for example, to hedge against the effect of interest rate changes on the value of specific securities in its portfolio, or to adjust the interest rate sensitivity (duration) or the credit exposure of its portfolio overall, or otherwise as a substitute for a direct investment in debt instruments.
In a total return swap, one party typically agrees to pay to the other a short-term interest rate in return for a payment at one or more times in the future based on the increase in the value of an underlying asset; if the underlying asset declines in value, the party that pays the short-term interest rate must also pay to its counterparty a payment based on the amount of the decline. A swap may create a long or short position in the underlying asset. A total return swap may be used to hedge against an exposure in an investment portfolio (including to adjust the duration or credit quality of a bond portfolio) or generally to put cash to work efficiently in the markets in anticipation of, or as a replacement for, cash investments. A total return swap may also be used to gain exposure to securities or markets which may not be accessed directly (in so-called market access transactions).
In a credit default swap, one party provides what is in effect insurance against a default or other adverse credit event affecting an issuer of debt instruments (typically referred to as a
“
reference entity
”
). In general, the protection
“
buyer
”
in a credit default swap is obligated
to pay the protection
“
seller
”
an upfront amount or a periodic stream of payments over the term of the swap. If a
“
credit event
”
occurs,
the buyer has the right to deliver to the seller bonds or other obligations of the reference entity (with a value up to the full notional value of the swap), and to receive a payment equal to the par value of the bonds or other obligations. Rather than exchange the bonds for the par value, a single cash payment may be due from the seller representing the difference between the par value of the bonds and the current market value of the bonds (which may be determined through an auction). Credit events that would trigger a request that the seller make payment are specific to each credit default swap agreement, but generally include bankruptcy, failure to pay, restructuring, obligation acceleration, obligation default, or repudiation/moratorium. If the Fund buys protection, it may or may not own securities of the reference entity. If it does own securities of the reference entity, the swap serves as a hedge against a decline in the value of the securities due to the occurrence of a credit event involving the issuer of the securities. If the Fund does not own securities of the reference entity, the credit default swap may be seen to create a short position in the reference entity. If the Fund is a buyer and no credit event occurs, the
Fund will typically recover nothing under the swap, but will have had to pay the required upfront payment or stream of continuing payments under the swap. If the Fund sells protection under a credit default swap, the position may have the effect of creating leverage in the
Fund’s portfolio through the Fund’s indirect long exposure to the issuer or securities on which the swap is written. If the Fund sells protection, it may do so either to earn additional income or to create such a
“
synthetic
”
long position. Credit default swaps involve general market
risks, illiquidity risk, counterparty risk, and credit risk.
A cross-currency swap is a contract between two counterparties to exchange interest and principal payments in different currencies. A cross-currency swap normally has an exchange of principal at maturity (the final exchange); an exchange of principal at the start of the swap (the initial exchange) is optional. An initial exchange of notional principal amounts at the spot exchange rate serves the same function as a spot transaction in the foreign exchange market (for an immediate exchange of foreign exchange risk). An exchange at maturity of notional principal amounts at the spot exchange rate serves the same function as a forward transaction in the foreign exchange market
(for a future transfer of foreign exchange risk). The currency swap market convention is to use the spot rate rather than the forward rate for the exchange at maturity. The economic difference is realized through the coupon exchanges over the life of the swap. In contrast to single currency interest rate swaps, cross-currency swaps involve both interest rate risk and foreign exchange risk.
A portfolio may enter into swap transactions for any legal purpose consistent with its investment objective and policies, such as for the purpose of attempting to obtain or preserve a particular return or spread at a lower cost than obtaining a return or spread through purchases and/or sales of instruments in other markets, to protect against currency fluctuations, as a duration management technique, to protect against any increase in the price of securities the portfolio anticipates purchasing at a later date, or to gain exposure to certain markets in a more economical way.
An interest rate cap is a right to receive periodic cash payments over the life of the cap equal to the difference between any higher actual level of interest rates in the future and a specified strike (or
“
cap
”
) level. The cap buyer purchases protection for a floating rate move above the strike. An interest rate floor is the right to receive periodic cash payments over the life of the floor equal to the difference between any lower actual level of interest rates in the future and a specified strike (or
“
floor
”
) level. The floor buyer purchases protection
for a floating rate move below the strike. The strikes are based on a reference rate chosen by the parties and are typically measured quarterly. Rights arising pursuant to both caps and floors are typically exercised automatically if the strike is in the money. Caps and floors can eliminate the risk that the buyer fails to exercise an in-the-money option.
The swap market has grown over the years, with a large number of banks and investment banking firms acting both as principals and agents utilizing standard swap documentation, which has contributed to greater liquidity in certain areas of the swap market under normal market conditions.
An option on swap agreement (
“
swaption
”
) is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement, at some designated future time on specified terms. Depending on the terms of the particular swaption, generally a greater degree of risk is incurred when writing a swaption than when purchasing a swaption. If the Fund purchases a swaption, it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, if the Fund writes a swaption, upon exercise of the option the Fund will become obligated according to the terms of the underlying agreement.
The successful use of swap agreements or swaptions depends on the manager’s ability to predict correctly whether certain types of investments are likely to produce greater returns than other investments. Moreover, the Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty.
Swaps are highly specialized instruments that require investment techniques and risk analyses different from those associated with traditional investments. The use of a swap requires an understanding not only of the referenced asset, reference rate, or index but also of the swap itself, without the benefit of observing the performance of the swap under all possible market conditions. Because they are two-party contracts that may be subject to contractual restrictions on transferability and termination and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. To the extent that a swap is not liquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses.
Like most other investments, swap agreements are subject to the risk that the market value of the instrument will change in a way detrimental to the Fund’s interest. The Fund bears the risk that its manager will not accurately forecast future market trends or the values of assets, reference rates, indices, or other economic factors in establishing swap positions for the Fund. If the manager attempts to use a swap as a hedge against, or as a substitute for, a portfolio investment, the Fund would be exposed to the risk that the swap will have or will develop imperfect or no correlation with the portfolio investment. This could cause substantial losses for the Fund. While hedging strategies involving swap instruments can reduce the risk of loss, they can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Many swaps are complex and often valued subjectively.
Counterparty risk with respect to derivatives has been and may continue to be affected by rules and regulations concerning the derivatives market. Some interest rate swaps and credit default index swaps are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds the position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses and clearing members, and it is not clear how an insolvency proceeding of a clearing house or clearing member would be conducted, what effect the insolvency proceeding would have on any recovery by the Fund, and what impact an insolvency of a clearing house or clearing member would have on the financial system more generally. In some ways, cleared derivative arrangements are less favorable to the Fund than bilateral arrangements, for example, by requiring that the Fund provide more margin for its cleared derivatives positions. Also, as a general matter, in contrast to a bilateral derivatives position, following a period of notice to the Fund, the clearing house or the clearing member through which it holds its position at any time can require termination of an existing cleared derivatives position or an increase in the margin required at the outset of a transaction. Any increase in margin requirements or termination of existing cleared derivatives positions by the clearing member or the clearing house could interfere with the ability of the Fund to pursue its investment strategy.
Also, in the event of a counterparty's (or its affiliate's) insolvency, the possibility exists that the Fund's ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the U.S., the EU, the UK, and various other jurisdictions. Such regimes provide government authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, the regulatory authorities could reduce, eliminate, or convert to equity the liabilities to the Fund of a counterparty who is subject to such proceedings in the EU and the
UK (sometimes referred to as a
“
bail in
”
).
The U.S. government, the EU, and the UK have also adopted mandatory minimum margin requirements for bilateral derivatives. Such requirements could increase the amount of margin required to be provided by the Fund in connection with its derivatives transactions and, therefore, make derivatives transactions more expensive.
Foreign Currency Warrants
: Foreign currency warrants such as Currency Exchange Warrants
SM
(
“
CEWs
SM
”
) are warrants that entitle the
holder to receive from their issuer an amount of cash (generally, for warrants issued in the U.S., in U.S. dollars) which is calculated pursuant to a predetermined formula and based on the exchange rate between a specified foreign currency and the U.S. dollar as of the exercise date of the warrant. Foreign currency warrants generally are exercisable upon their issuance and expire as of a specified date and time. The formula used to determine the amount payable upon exercise of a foreign currency warrant may make the warrant worthless unless the applicable foreign currency exchange rate moves in a particular direction (
e.g
., unless the U.S. dollar appreciates or depreciates
against the particular foreign currency to which the warrant is linked or indexed).
OTHER INVESTMENT TECHNIQUES

Borrowing:
Borrowing will result in leveraging of the Fund’s assets. This borrowing may be secured or unsecured. Borrowing, like other forms of leverage, will tend to exaggerate the effect on NAV of any increase or decrease in the market value of the Fund’s portfolio. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased, if any. The
Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. Provisions of the 1940 Act require the Fund to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed, with an exception for borrowings not in excess of 5% of the Fund’s total assets made for temporary administrative purposes. Any borrowings for temporary administrative purposes in excess of 5% of total assets must maintain continuous asset coverage. If the 300% asset coverage should decline as a result of market fluctuations or other reasons, the Fund may be required to sell some of its portfolio holdings within three days to reduce the debt and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell holdings at that time.
From time to time, the Fund may enter into, and make borrowings for temporary purposes related to the redemption of shares under, a credit agreement with third-party lenders. Borrowings made under such credit agreements will be allocated pursuant to guidelines approved by the Board.
The Fund may engage in other transactions that may have the effect of creating leverage in the Fund’s portfolio, including, by way of example, reverse repurchase agreements, dollar rolls, and derivatives transactions. The Fund will generally not treat such transactions as borrowings of money.
Illiquid Securities:
Illiquid investment means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
The Fund may not invest more than 15% of its net assets in illiquid investments. With the exception of money market funds, Rule 22e-4 under the 1940 Act requires the Fund to adopt a liquidity risk management program to assess and manage its liquidity risk. Under its program, the Fund is required to classify its investments into specific liquidity categories and monitor compliance with limits on investments in illiquid securities. While the liquidity risk management program attempts to assess and manage liquidity risk, there is no guarantee it will be effective in its operations and it may not reduce the liquidity risk inherent in the Fund’s investments. The SEC has proposed amendments to Rule 22e-4 under the 1940 Act and Rule 22c-1 under the 1940 Act that, if adopted, would, among other things, cause more investments to be treated as illiquid, which could prevent the Fund from investing in securities that the Investment Adviser or Sub-Adviser believes are attractive investment opportunities.
Repurchase Agreements:
A repurchase agreement is a contract under which the Fund acquires a security for a relatively short period
(usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to resell such security at a fixed time and price. Repurchase agreements may be viewed as loans which are collateralized by the securities subject to repurchase. The value of the underlying securities in such transactions will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller’s estate. To the extent that the Fund has invested a substantial portion of its assets in repurchase agreements, the investment return on such assets, and potentially the ability to achieve the investment objectives, will depend on the counterparties’ willingness and ability to perform their obligations under the repurchase agreements.
Restricted Securities
: The Fund may invest in securities that are legally restricted as to resale (such as those issued in private placements).
These investments may include securities governed by Rule 144A and securities that are offered in reliance on Section 4(a)(2) of the
1933 Act and restricted as to their resale. The Fund may incur additional expenses when disposing of restricted securities, including costs to register the sale of the securities. The Board has delegated to Fund management the responsibility for monitoring and determining the liquidity of restricted securities, subject to the Board’s oversight.

Reverse Repurchase Agreements and Dollar Roll Transactions:
Reverse repurchase agreements involve sales of portfolio securities to another party and an agreement by the Fund to repurchase the same securities at a later date at a fixed price. During the reverse repurchase agreement period, the Fund continues to receive principal and interest payments on the securities and also has the opportunity to earn a return on the collateral furnished by the counterparty to secure its obligation to redeliver the securities.
Dollar rolls involve selling securities (
e.g.,
mortgage-backed securities or U.S. Treasury securities) and simultaneously entering into a commitment to purchase those or similar securities on a specified future date and price from the same party. Mortgage-dollar rolls and
U.S. Treasury rolls are types of dollar rolls. During the roll period, principal and interest paid on the securities is not received but proceeds from the sale can be invested.
Reverse repurchase agreement and dollar rolls involve the risk that the market value of the securities to be repurchased under the agreement may decline below the repurchase price. If the buyer of securities under a reverse repurchase agreement or dollar rolls files for bankruptcy or becomes insolvent, such a buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the obligation to repurchase the securities and use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Additionally, reverse repurchase agreements entail many of the same risks as OTC derivatives. These include the risk that the counterparty to the reverse repurchase agreement may not be able to fulfill its obligations, that the parties may disagree as to the meaning or application of contractual terms, or that the instrument may not perform as expected.
Securities Lending:
Securities lending involves lending of portfolio securities to qualified broker/dealers, banks or other financial institutions who may need to borrow securities in order to complete certain transactions, such as covering short sales, avoiding failure to deliver securities, or completing arbitrage operations. Securities are loaned pursuant to a securities lending agreement approved by the Board and under the terms, structure and the aggregate amount of such loans consistent with the 1940 Act. Lending portfolio securities increases the lender’s income by receiving a fixed fee or a percentage of the collateral, in addition to receiving the interest or dividend on the securities loaned. As collateral for the loaned securities, the borrower gives the lender collateral equal to at least 100% of the value of the loaned securities. The collateral may consist of cash (including U.S. dollars and foreign currency), securities issued by the U.S. Government or its agencies or instrumentalities, or such other collateral as may be approved by the Board. The borrower must also agree to increase the collateral if the value of the loaned securities increases but may request some of the collateral be returned if the market value of the loaned securities goes down.
During the existence of the loan, the lender will receive from the borrower amounts equivalent to any dividends, interest or other distributions on the loaned securities, as well as interest on such amounts. Loans are subject to termination by the lender or a borrower at any time.
The Fund may choose to terminate a loan in order to vote in a proxy solicitation.
During the time a security is on loan and the issuer of the security makes an interest or dividend payment, the borrower pays the lender a substitute payment equal to any interest or dividends the lender would have received directly from the issuer of the security if the lender had not loaned the security. When a lender receives dividends directly from domestic or certain foreign corporations, a portion of the dividends paid by the lender itself to its shareholders and attributable to those dividends (but not the portion attributable to substitute payments) may be eligible for (i) treatment as
“
qualified dividend income
”
in the hands of individuals or (ii) the U.S. federal dividends received deduction in the hands of corporate shareholders. The Investment Adviser expects generally to follow the practice of causing the
Fund to terminate a securities loan – and forego any income on the loan after the termination – in anticipation of a dividend payment. By doing so, a lender would receive the dividend directly from the issuer of the securities, rather than a substitute payment from the borrower of the securities, and thereby preserve the possibility of those tax benefits for certain shareholders. A lender’s shares may be held by affiliates of the Investment Adviser, and the Investment Adviser’s termination of securities loans under these circumstances (resulting in the lender’s foregoing income from the loans after the termination) may provide an economic benefit to those affiliates.
Securities lending involves counterparty risk, including the risk that a borrower may not provide additional collateral when required or return the loaned securities in a timely manner. Counterparty risk also includes a potential loss of rights in the collateral if the borrower or the Lending Agent defaults or fails financially. This risk is increased if loans are concentrated with a single borrower or limited number of borrowers. There are no limits on the number of borrowers that may be used and securities may be loaned to only one or a small group of borrowers. Participation in securities lending also incurs the risk of loss in connection with investments of cash collateral received from the borrowers. Cash collateral is invested in accordance with investment guidelines contained in the Securities Lending Agreement and approved by the Board. Some or all of the cash collateral received in connection with the securities lending program may be invested in one or more pooled investment vehicles, including, among other vehicles, money market funds managed by the Lending Agent (or its affiliates). The Lending Agent shares in any income resulting from the investment of such cash collateral, and an affiliate of the Lending
Agent may receive asset-based fees for the management of such pooled investment vehicles, which may create a conflict of interest between the Lending Agent (or its affiliates) and the Fund with respect to the management of such cash collateral. To the extent that the value or return on investments of the cash collateral declines below the amount owed to a borrower, the Fund may incur losses that exceed the amount it earned on lending the security. The Lending Agent will indemnify the Fund from losses resulting from a borrower’s failure to return a loaned security when due, but such indemnification does not extend to losses associated with declines in the value of cash collateral investments. The Investment Adviser is not responsible for any loss incurred by the Fund in connection with the securities lending program.
Short Sales:
Short sales can be made
“
against the box
”
or not
“
against the box.
”
A short sale that is not made
“
against the box
”
is a
transaction in which a party sells a security it does not own, in anticipation of a decline in the market value of that security. To complete such a transaction, the seller must borrow the security to make delivery to the buyer. To borrow the security, the seller also may be required to pay a premium, which would increase the cost of the security sold. The seller then is obligated to replace the security borrowed by purchasing it at the market price at the time of replacement. It may not be possible to liquidate or close out the short sale at any particular time or at an acceptable price. The price at such a time may be more or less than the price at which the security was sold by the seller. The seller will incur a loss if the price of the security increases between the date of the short sale and the date on which the seller replaced the borrowed security. Such loss may be unlimited. The seller will realize a gain if the security declines in price between those dates. The amount of any gain will decrease, and the amount of a loss will increase, by the amount of the premium, dividends or interest the seller may be required to pay in connection with a short sale. The proceeds of the short sale will be retained by the broker, to the extent necessary to meet the margin requirements, until the short position is closed out.
The seller may also make short sales
“
against the box.
”
A short sale
“
against the box
”
is a transaction in which a security identical to
one owned by the seller is borrowed and sold short. If the seller enters into a short sale against the box, it is required to hold securities equivalent in-kind and in amount to the securities sold short (or securities convertible or exchangeable into such securities) while the short sale is outstanding. The seller will incur transaction costs, including interest, in connection with opening, maintaining, and closing short sales against the box and will forgo an opportunity for capital appreciation in the security.
Selling short
“
against the box
”
typically limits the amount of effective leverage. Short sales
“
against the box
”
may be used to hedge
against market risks when the manager believes that the price of a security may decline, causing a decline in the value of a security or a security convertible into or exchangeable for such security. In such case, any future losses in the long position would be reduced by a gain in the short position. The extent to which such gains or losses in the long position are reduced will depend upon the amount of securities sold short relative to the amount of the securities owned, either directly or indirectly, and, in the case of convertible securities, changes in the investment values or conversion premiums of such securities.
In response to market events, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted)
bans on, and/or reporting requirements for, short sales of certain securities.
To Be Announced Sale Commitments:
To be announced commitments represent an agreement to purchase or sell securities on a delayed delivery or forward commitment basis through the
“
to-be announced
”
(
“
TBA
”
) market. With TBA transactions, a commitment is made to
either purchase or sell securities for a fixed price, without payment, and delivery at a scheduled future dated beyond the customary settlement period for securities. In addition, with TBA transactions, the particular securities to be delivered or received are not identified at the trade date; however, securities delivered to a purchaser must meet specified criteria (such as yield, duration, and credit quality)
and contain similar characteristics. TBA securities may be sold to hedge positions or to dispose of securities under delayed delivery arrangements.
Although the particular TBA securities must meet industry-accepted
“
good delivery
”
standards, there can be no assurance that a security
purchased on a forward commitment basis will ultimately be issued or delivered by the counterparty. During the settlement period, the purchaser will still bear the risk of any decline in the value of the security to be delivered. Because these transactions do not require the purchase and sale of identical securities, the characteristics of the security delivered to the purchaser may be less favorable than the security delivered to the dealer. The purchaser of TBA securities generally is subject to increased market risk and interest rate risk because the delivered securities may be less favorable than anticipated by the purchaser. TBA securities have the effect of creating leverage.
Recently finalized but not yet effective FINRA rules include mandatory margin requirements for the TBA market with limited exceptions.
TBAs historically have not been required to be collateralized. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity.
When-Issued Securities and Delayed Delivery Transactions:
When-issued securities and delayed delivery transactions involve the purchase or sale of securities at a predetermined price or yield with payment and delivery taking place in the future after the customary settlement period for that type of security. Upon the purchase of the securities, liquid assets with an amount equal to or greater than the purchase price of the security will be set aside to cover the purchase of that security. The value of these securities is reflected in the net assets value as of the purchase date; however, no income accrues from the securities prior to their delivery.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold on a delayed delivery basis will be delivered. When the Fund engages in when-issued or delayed delivery transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund’s incurring a loss or missing an opportunity to obtain a price considered to be advantageous.
The purchase of securities in this type of transaction increases an overall investment exposure and involves a risk of loss if the value of the securities declines prior to settlement. If deemed advisable as a matter of investment strategy, the securities may be disposed of or the transaction renegotiated after it has been entered into, and the securities sold before those securities are delivered on the settlement date.
OTHER RISKS

Cyber Security Issues:
Cyber security incidents and cyber-attacks (referred to collectively herein as
“
cyber-attacks
”
) have been occurring
globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Voya family of funds, and their service providers, may be prone to operational and information security risks resulting from cyber-attacks. Furthermore, as the Fund’s assets grow, it may become a more appealing target for cybersecurity threats such as hackers and malware. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, ransomware attacks, social engineering attempts (such as business email compromise attacks), the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Fund or its service providers may adversely impact the Fund. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private shareholder information or confidential business information, impede trading, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes.
In addition, substantial costs may be incurred in order to prevent any cyber-attacks in the future. Similar types of cyber security risks are also present for issuers of securities in which the Fund may invest, which could result in material adverse consequences for such issuers and may cause the Fund’s investment in such companies to lose value. In addition, cyber-attacks involving the Fund’s counterparty could affect such counterparty's ability to meet its obligations to the Fund, which may result in losses to the Fund and its shareholders. Furthermore, as a result of cyber-attacks, disruptions or failures, an exchange or market may close or issue trading halts on specific securities or the entire market, which may result in the Fund being, among other things, unable to buy or sell certain securities or unable to accurately price its investments. While the Fund has established a business continuity plan in the event of, and risk management systems to prevent, such cyber-attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Fund cannot control the cyber security plans and systems put in place by service providers to the Fund, and such third-party service providers may have limited indemnification obligations to the Investment Adviser or the Fund, each of whom could be negatively impacted as a result. The Fund and its shareholders could be negatively impacted as a result. Any problems relating to the performance and effectiveness of security procedures used by the Fund or third-party service providers to protect the Fund’s assets, such as algorithms, codes, passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on an investment in the Fund. There may be an increased risk of cyber-attacks during periods of geo-political or military conflict and new ways to carry out cyber-attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Fund’s ability to plan for or respond to a cyber-attack.
Qualified Financial Contracts:
The Fund’s investments may involve qualified financial contracts (
“
QFCs
”
). QFCs include, but are not limited
to, securities contracts, commodities contracts, forward contracts, repurchase agreements, securities lending agreements and swaps agreements, as well as related master agreements, security agreements, credit enhancements, and reimbursement obligations. Under regulations adopted by federal banking regulators pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, certain
QFCs with counterparties that are part of U.S. or foreign global systemically important banking organizations are required to include contractual restrictions on close-out and cross-default rights. If a covered counterparty of the Fund or certain of the covered counterparty's affiliates were to become subject to certain insolvency proceedings, the Fund may be temporarily, or in some cases permanently, unable to exercise certain default rights, and the QFC may be transferred to another entity. These requirements may impact the Fund’s credit and counterparty risks.
TEMPORARY DEFENSIVE STRATEGIES

When the Investment Adviser or the Sub-Adviser to the Fund anticipates unusual market, economic, political, or other conditions, the Fund may temporarily depart from its principal investment strategies as a defensive measure. In such circumstances, the Fund may invest in securities believed to present less risk, such as cash, cash equivalents, money market fund shares and other money market instruments, debt instruments that are high quality or higher quality than normal, more liquid securities, or others. While the Fund invests defensively, it may not achieve its investment objective. The Fund's defensive investment position may not be effective in protecting its value. It is impossible to predict accurately how long such alternative strategies may be utilized.

PORTFOLIO TURNOVER

A change in securities held in the Fund’s portfolio is known as portfolio turnover and may involve the payment by the Fund of dealer mark-ups or brokerage or underwriting commissions and other transaction costs associated with the purchase or sale of securities.
The Fund may sell a portfolio investment soon after its acquisition if the Investment Adviser or Sub-Adviser believes that such a disposition is consistent with the Fund’s investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. Portfolio turnover rate for a fiscal year is the percentage determined by dividing (i) the lesser of the cost of purchases or sales of portfolio securities by (ii) the monthly average of the value of portfolio securities owned by the Fund during the fiscal year. Securities with maturities at acquisition of one year or less are excluded from this calculation. The Fund cannot accurately predict its turnover rate; however, the rate will be higher when the Fund finds it necessary or desirable to significantly change its portfolio to adopt a temporary defensive position or respond to economic or market events.
A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and transaction costs which are ultimately borne by the Fund’s shareholders. High portfolio turnover may result in the realization of substantial capital gains.
FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

Unless otherwise noted, whenever an investment policy or limitation states a maximum percentage of the Fund’s assets that may be invested in any security or other asset, or sets forth a policy regarding quality standards, such percentage limitation or standard will be determined immediately after and as a result of the Fund’s acquisition of such security or other asset, except in the case of borrowing
(or other activities that may be deemed to result in the issuance of a
“
senior security
”
under the 1940 Act). Accordingly, any subsequent
change in value, net assets or other circumstances will not be considered when determining whether the investment complies with the
Fund’s investment policies and limitations.
There is no limitation on the percentage of the Fund’s total assets that may be invested in instruments which are not readily marketable or subject to restrictions on resale and to the extent the Fund invests in such instruments, the Fund’s portfolio should be considered illiquid. The extent to which the Fund invests in such instruments may affect its ability to realize the NAV of the Fund in the event of the voluntary or involuntary liquidation of its assets.
FUNDAMENTAL INVESTMENT RESTRICTIONS
The Fund has adopted the following investment restrictions as fundamental policies, which means they cannot be changed without the approval of the holders of a
“
majority
”
of the Fund’s outstanding voting securities, as that term is defined in the 1940 Act. The term
“
majority
”
is defined in the 1940 Act as the lesser of: (i) 67% or more of the Fund’s voting securities present at a meeting of shareholders at which the holders of more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy; or
(ii) more than 50% of the Fund’s outstanding voting securities.
As a matter of fundamental policy, the Fund:
1.
may not invest 25% or more of its total assets in the same industry (other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities);
2.
may borrow money to the extent permitted by applicable law;
3.
may make loans to the extent permitted by applicable law;
4.
may underwrite securities to the extent permitted by applicable law;
5.
may purchase, sell or hold real estate to the extent permitted by applicable law;
6.
may issue senior securities to the extent permitted by applicable law; and
7.
may purchase and sell commodities to the extent permitted by applicable law.
Other Information Regarding Investment Restrictions
Fundamental Investment Restrictions Nos. (2) through (7), as numbered above, limit the Fund's ability to engage in certain investment practices and purchase securities or other instruments to the extent limited by applicable law, as that law changes from time to time.
Applicable law includes the 1940 Act, the rules or regulations thereunder and applicable orders of the SEC as are currently in place. In addition, interpretations and guidance provided by the SEC staff may be taken into account, where deemed appropriate by the Fund, to determine if an investment practice or the purchase of securities or other instruments is permitted by applicable law. As such, the effects of these limitations will change as the statute, rules, regulations or orders (or, if applicable, interpretations) change. The additional information set forth below regarding the Fund’s investment restrictions are not deemed to be part of the Fund’s investment restrictions and are not fundamental policies of the Fund. No shareholder vote will be required or sought if the information below is changed or when changes in statute, rules, regulations or orders (or if applicable, interpretations) change and such changes permit or require a resulting change in practice.

For the purposes of applying Fundamental Investment Restriction No. 1, (i) asset-backed and mortgage-backed securities that are issued or guaranteed by the U.S. Government, its agencies or instrumentalities, do not represent interests in any particular industry, and (ii) the
Fund will associate, to the extent practicable, each privately issued asset-backed security and mortgage-backed security held by the Fund with a particular industry associated with the type(s) of assets that collateralize the asset-backed security or mortgage-backed security, as determined by the Investment Adviser.
With respect to Fundamental Investment Restriction No. 2, the Fund may borrow money in an amount not exceeding 33
 1
∕
3
% of its total
assets (including the amount borrowed) less liabilities (other than borrowings) or in connection with engaging in transactions considered by the Commission to constitute a form of borrowing under the 1940 Act (
e.g
., reverse repurchase agreements) to the extent permitted
by the Fund’s investment objectives and policies.
With respect to Fundamental Investment Restriction No. 3, under the 1940 Act, the Fund may make loans if permitted to do so by its investment policies. As set forth in the Fund’s Principal Investment Strategies, the Fund is permitted to make loans. Under the 1940 Act, the Fund may not make loans to persons who control or are under common control with the Fund.
With respect to Fundamental Investment Restriction No. 4, this restriction would permit the underwriting of securities to the extent permitted under the 1940 Act.
With respect to Fundamental Investment Restriction No. 5, this restriction would permit the purchase, sale, or holding of real estate to the extent permitted under the 1940 Act. Real estate-related instruments include real estate investment trusts, commercial and residential mortgage-backed securities, and real estate financings.
With respect to Fundamental Investment Restriction No. 6, the ability of a closed-end fund to issue senior securities is circumscribed by complex regulatory constraints under the 1940 Act that restrict, for instance, the amount, timing, and form of senior securities that may be issued. Under the 1940 Act, a
“
senior security
”
does not include (i) any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed or (ii) any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.
With respect to Fundamental Investment Restriction No. 7, this restriction would permit investment in commodities to the extent permitted under the 1940 Act. Commodities may be deemed to include any commodities contracts (including those with underlying bulk goods, such as grains, metals and foodstuffs), futures contracts and related options, options, and forward contracts. The 1940 Act does not directly limit the Fund’s ability to invest directly in physical commodities. However, the Fund’s direct and indirect investments in physical commodities may be limited by the Fund’s intention to qualify as a regulated investment company, the Fund’s investment strategy, and other regulatory requirements. While the Fund does not intend to invest in commodities, the Fund may invest in certain derivatives that are regulated by the CFTC for the purpose of hedging currency or interest rate risk.
REPURCHASE OFFER FUNDAMENTAL POLICY

The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time, subject to any regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization of their staff under, such rule.
The Fund will repurchase shares that are tendered by a specific date (the
“
Repurchase Request Deadline
”
), which will be established by
the Board in accordance with Rule 23c-3, as amended from time to time, subject to any regulatory guidance or interpretations of, or any exemptive order or other relief issued by the SEC or any successor organization of their staff under, such rule. Rule 23c-3 requires the
Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.
There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day)
between the Repurchase Request Deadline and the date on which the Fund’s net asset value (
“
NAV
”
) applicable to the repurchase offer
is determined (the
“
Repurchase Pricing Date
”
).
The Repurchase Offer fundamental policy may be changed only with approval of a majority of the Fund’s outstanding voting securities.
QUARTERLY DISCLOSURE OF
the Fund’s PORTFOLIO SECURITIES

The Fund will file its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form
NPORT-P. The Fund’s Form NPORT-P will be available on the SEC’s website at
https://www.sec.gov/
. The Fund’s complete schedule of
portfolio holdings will be available at
https://individuals.voya.com/product/mutual-fund/prospectuses-reports and without charge upon
request from the Fund by calling shareholder services toll-free at
1-800-992-0180
.

MANAGEMENT OF
the Trust

The business and affairs of the Trust are managed under the direction of the Trust’s Board according to the applicable laws of the State of Delaware.
The Board governs the Fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee the Fund’s activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund’s performance.
Set forth in the table below is information about each Trustee of the Fund.

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustees 2	Other Board Positions Held by Trustees
Independent Trustees
Colleen D. Baldwin (1960) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Chairperson Trustee	September 2023-Present	President, Glantuam Partners, LLC, a business consulting firm (January 2009 – Present).	138	Stanley Global Engineering (2020 – Present).
John V. Boyer (1953) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Trustee	September 2023 – Present	Retired. Formerly, President and Chief Executive Officer, Bechtler Arts Foundation, an arts and education foundation (January 2008 – December 2019).	138	None.
Martin J. Gavin (1950) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Trustee	September 2023 – Present	Retired.	138	None.
Joseph E. Obermeyer (1957) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Trustee	September 2023 – Present	President, Obermeyer & Associates, Inc., a provider of financial and economic consulting services (November 1999 – Present).	138	None.

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years	Number of Funds in the Fund Complex Overseen by Trustees 2	Other Board Positions Held by Trustees
Sheryl K. Pressler (1950) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Trustee	September 2023 – Present	Consultant (May 2001 – Present).	138	Centerra Gold Inc. (May 2008 – Present).
Christopher P. Sullivan (1954) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Trustee	September 2023 – Present	Retired.	138	None.

1
Trustees serve until their successors are duly elected and qualified. The tenure of each Trustee who is not an
“
interested person
”
as defined in the 1940 Act, of the Fund (as defined below,
“
Independent Trustee
”
) is subject to the Board’s
retirement policy, which states that each duly elected or appointed Independent Trustee shall retire from and cease to be a member of the Board of Trustees at the close of business on December 31 of the calendar year in which the Independent
Trustee attains the age of 75. A majority vote of the Board’s other Independent Trustees may extend the retirement date of an Independent Trustee if the retirement would trigger a requirement to hold a meeting of shareholders of the Trust under applicable law, whether for the purposes of appointing a successor to the Independent Trustee or otherwise complying under applicable law, in which case the extension would apply until such time as the shareholder meeting can be held or is no longer required (as determined by a vote of a majority of the other Independent Trustees).
2
For the purposes of this table,
“
Fund Complex
”
includes the following investment companies: Voya Asia Pacific High Dividend Equity Income Fund; Voya Balanced Portfolio, Inc.; Voya Credit Income Fund; Voya Emerging Markets High Dividend
Equity Fund; Voya Enhanced Securitized Income Fund, Voya Equity Trust; Voya Funds Trust; Voya Global Advantage and Premium Opportunity Fund; Voya Global Equity Dividend and Premium Opportunity Fund; Voya Government Money Market
Portfolio; Voya Infrastructure, Industrials and Materials Fund; Voya Intermediate Bond Portfolio; Voya Investors Trust; Voya Mutual Funds; Voya Partners, Inc.; Voya Separate Portfolios Trust; Voya Strategic Allocation Portfolios, Inc.; Voya Variable
Funds; Voya Variable Insurance Trust; Voya Variable Portfolios, Inc.; and Voya Variable Products Trust. The number of funds in the Fund Complex is as of February 29, 2024.
Information Regarding Officers of the Trust
Set forth in the table below is information for each Officer of the Trust.

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years
Andy Simonoff (1973) 5780 Powers Ferry Road NW Atlanta, Georgia 30327	President and Chief Executive Officer	September 2023– Present
Director, President, and Chief Executive
Officer, Voya Funds Services, LLC, Voya
Capital, LLC, and Voya Investments, LLC
(January 2023 – Present); Managing
Director, Chief Strategy and Transformation
Officer, Voya Investment Management
(January 2020 – Present). Formerly,
Managing Director, Head of Business
Management, Voya Investment Management
(March 2019 – January 2020); Managing
Director, Head of Business Management,
Fixed Income, Voya Investment Management
(November 2015 – March 2019).

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years
Jonathan Nash (1967) 230 Park Avenue New York, New York 10169	Executive Vice President Chief Investment Risk Officer	September 2023 - Present
Executive Vice President and Chief
Investment Risk Officer, Voya Investments,
LLC (March 2020 – Present); Senior Vice
President, Investment Risk Management,
Voya Investment Management (March 2017
– Present). Formerly, Vice President, Voya
Investments, LLC (September 2018 – March
2020).

James M. Fink (1958) 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Executive Vice President	September 2023 - Present
Senior Vice President, Voya Investments
Distributor, LLC (April 2018 – Present);
Managing Director, Voya Investments, LLC,
Voya Capital, LLC, and Voya Funds Services,
LLC (March 2018 – Present); Chief
Administrative Officer, Voya Investment
Management (September 2017 – Present).

Steven Hartstein (1963) 230 Park Avenue New York, New York 10169	Chief Compliance Officer	September 2023 – Present
Senior Vice President, Voya Investment
Management (December 2022 – Present).
Formerly, Head of Funds Compliance,
Brighthouse Financial, Inc.; and Chief
Compliance Officer, Brighthouse Funds and
Brighthouse Investment Advisers, LLC
(March 2017 – December 2022).

Todd Modic (1967) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Senior Vice President, Chief/Principal Financial Officer and Assistant Secretary	September 2023 - Present
Director and Senior Vice President, Voya
Capital, LLC and Voya Funds Services, LLC
(September 2022 – Present); Director, Voya
Investments, LLC (September 2022 –
Present); Senior Vice President, Voya
Investments, LLC (April 2005 – Present).
Formerly, President, Voya Funds Services,
LLC (March 2018 – September 2022).

Kimberly A. Anderson (1964) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Senior Vice President	September 2023 - Present	Senior Vice President, Voya Investments, LLC (September 2003 – Present).
Sara M. Donaldson (1959) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Senior Vice President	September 2023 - Present
Senior Vice President, Voya Investments,
LLC (February 2022 – Present); Senior Vice
President, Head of Active Ownership, Voya
Investment Management (September 2021
– Present). Formerly, Vice President, Voya
Investments, LLC (October 2015 – February
2022); Vice President, Head of Proxy Voting,
Voya Investment Management (October
2015 – August 2021).

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years
Andrew K. Schlueter (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Senior Vice President	September 2023 - Present
Senior Vice President, Head of Investment
Operations Support, Voya Investment
Management (April 2023 - Present); Vice
President, Voya Investments Distributor, LLC
(April 2018 - Present); Vice President, Voya
Investments, LLC and Voya Funds Services,
LLC (March 2018 - Present). Formerly,
Senior Vice President, Head of Mutual Fund
Operations, Voya Investment Management
(March 2022 - March 2023); Vice President,
Head of Mutual Fund Operations, Voya
Investment Management (February 2018 -
February 2022). (February 2018 – February
2022); Vice President, Voya Investment
Management (March 2014 – February
2018).

Joanne F. Osberg (1982) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Senior Vice President Secretary	September 2023 – Present
Senior Vice President and Secretary, Voya
Investments, LLC, Voya Capital, LLC, and
Voya Funds Services, LLC and Senior Vice
President and Chief Counsel, Voya
Investment Management – Mutual Fund
Legal Department (March 2023 – Present).
Formerly, Secretary, Voya Capital, LLC
(August 2022 – March 2023); Vice
President and Secretary, Voya Investments,
LLC and Voya Funds Services, LLC and Vice
President and Senior Counsel, Voya
Investment Management – Mutual Fund
Legal Department (September 2020 –
March 2023); Vice President and Counsel,
Voya Investment Management – Mutual
Fund Legal Department (January 2013 –
September 2020).

Robert Terris (1970) 5780 Powers Ferry Road NW Atlanta, Georgia 30327	Senior Vice President	September 2023 - Present
Senior Vice President, Voya Investments
Distributor, LLC (April 2018 – Present);
Senior Vice President, Head of Investment
Services, Voya Investments, LLC (April 2018
– Present); Senior Vice President, Head of
Investment Services, Voya Funds Services,
LLC (March 2006 – Present).

Fred Bedoya (1973) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Vice President and Principal Accounting Officer Treasurer	September 2023 – Present	Vice President, Voya Investments, LLC (October 2015 – Present) and Voya Funds Services, LLC (July 2012 – Present).

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years
Robyn L. Ichilov (1967) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Vice President	September 2023 - Present	Vice President Voya Investments, LLC (August 1997 – Present); and Vice President, Voya Funds Services, LLC (November 1995 – Present).
Jason Kadavy (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Vice President	September 2023 - Present	Vice President, Voya Investments, LLC (October 2015 – Present); Vice President, Voya Funds Services, LLC (July 2007 – Present).
Erica McKenna (1972) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Vice President	September 2023 - Present
Vice President, Head of Mutual Fund
Compliance and Chief Compliance Officer,
Voya Investments, LLC (May 2022 –
Present). Formerly, Vice President, Fund
Compliance Manager, Voya Investments,
LLC (March 2021 – May 2022); Assistant
Vice President, Fund Compliance Manager,
Voya Investments, LLC (December 2016 –
March 2021).

Craig Wheeler (1969) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Vice President	September 2023 - Present	Vice President – Director of Tax, Voya Investments, LLC (October 2015 – Present).
Nicholas C.D. Ward (1993) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Assistant Vice President and Assistant Secretary	September 2023 - Present	Counsel, Voya Investment Management – Mutual Fund Legal Department (November 2021 – Present). Formerly, Associate, Dechert LLP (October 2018 – November 2021).
Gizachew Wubishet (1976) 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, Arizona 85258-2034	Assistant Vice President and Assistant Secretary	September 2023 - Present	Assistant Vice President and Counsel, Voya Investment Management – Mutual Fund Legal Department (May 2019 – Present). Formerly, Attorney, Ropes & Gray LLP (October 2011 – April 2019).

Name, Address and Year of Birth	Position(s) Held with the Trust	Term of Office and Length of Time Served 1	Principal Occupation(s) During the Past 5 Years
Monia Piacenti (1976) One Orange Way Windsor, Connecticut 06095	Anti-Money Laundering Officer	September 2023 - Present
Compliance Consultant, Voya Financial, Inc.
(January 2019 – Present); Anti-Money
Laundering Officer, Voya Investments
Distributor, LLC, Voya Investment
Management, and Voya Investment
Management Trust Co. (June 2018 –
Present). Formerly, Senior Compliance
Officer, Voya Investment Management
(December 2009 – December 2018).

1
The Officers hold office until the next annual meeting of the Board of Trustees and until their successors shall have been elected and qualified.

The Board of Trustees
The Trust and the Fund are governed by the Board, which oversees the Trust’s business and affairs. The Board delegates the day-to-day management of the Trust and the Fund to the Trust’s Officers and to various service providers that have been contractually retained to provide such day-to-day services. The Voya entities that render services to the Trust and the Fund do so pursuant to contracts that have been approved by the Board. The Trustees are experienced executives who, among other duties, oversee the Trust’s activities, review contractual arrangements with companies that provide services to the Fund, and review the Fund’s investment performance.
The Board Leadership Structure and Related Matters
The Board is comprised of six (6) members, all of whom are independent or disinterested persons, which means that they are not
“
interested
persons
”
of the Fund as defined in Section 2(a)(19) of the 1940 Act (the
“
Independent Trustees
”
).
The Trust is one of 21 registered investment companies (with a total of approximately 139 separate series) in the Voya family of funds and all of the Trustees serve as members of, as applicable, each investment company’s Board of Directors or Board of Trustees. The
Board employs substantially the same leadership structure with respect to each of these investment companies.
One of the Independent Trustees, currently Colleen D. Baldwin, serves as the Chairperson of the Board of the Trust. The responsibilities of the Chairperson of the Board include: coordinating with management in the preparation of agendas for Board meetings; presiding at
Board meetings; between Board meetings, serving as a primary liaison with other Trustees, officers of the Trust, management personnel, and legal counsel to the Independent Trustees; and such other duties as the Board periodically may determine. Ms. Baldwin does not hold a position with any firm that is a sponsor of the Trust. The designation of an individual as the Chairperson does not impose on such
Independent Trustee any duties, obligations or liabilities greater than the duties, obligations or liabilities imposed on such person as a member of the Board, generally.
The Board performs many of its oversight and other activities through the committee structure described below in the
“
Board Committees
”
section. Each Committee operates pursuant to a written charter approved by the Board. The Board currently conducts regular meetings eight (8) times a year. All of these regular meetings consist of sessions held
over a two- or three-day period. In addition, during the course of a year, the Board and many of its Committees typically hold special meetings by telephone or in person to discuss specific matters that require action prior to the next regular meeting. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The Board believes that its committee structure is an effective means of empowering the Trustees to perform their fiduciary and other duties. For example, the Board’s committee structure facilitates, as appropriate, the ability of individual Board members to receive detailed presentations on topics under their review and to develop increased familiarity with respect to such topics and with key personnel at relevant service providers. At least annually, with guidance from its Nominating and Governance Committee, the Board analyzes whether there are potential means to enhance the efficiency and effectiveness of the Board’s operations.
Board Committees
Audit Committee
. The Board has established an Audit Committee whose functions include, among other things: (i) meeting with the independent registered public accounting firm of the Trust to review the scope of the Trust’s audit, the Trust’s financial statements and accounting controls; (ii) meeting with management concerning these matters, internal audit activities, reports under the Trust’s whistleblower procedures, the services rendered by various service providers, and other matters; and (iii) overseeing the implementation of the Voya funds’ valuation procedures and the fair value determinations made with respect to securities held by the Voya funds for which market value quotations are not readily available. The Audit Committee currently consists of three (3) Independent Trustees. The following Trustees currently serve as members of the Audit Committee: Ms. Baldwin and Messrs. Gavin and Sullivan. Mr. Gavin currently serves as the Chairperson of the
Audit Committee. All Committee members have been designated as Audit Committee Financial Experts under the Sarbanes-Oxley Act of
2002. The Audit Committee typically meets five (5) times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.
Compliance Committee
. The Board has established a Compliance Committee for the purpose of, among other things: (i) providing oversight with respect to compliance by the funds in the Voya family of funds and their service providers with applicable laws, regulations, and internal policies and procedures affecting the operations of the funds; (ii) receiving reports of evidence of possible material violations of applicable U.S. federal or state securities laws and breaches of fiduciary duty arising under U.S. federal or state laws; (iii) coordinating activities between the Board and the Chief Compliance Officer (
“
CCO
”
) of the funds; (iv) facilitating information flow among Board members and the CCO between Board meetings; (v) working with the CCO and management to identify the types of reports to be submitted by the
CCO to the Compliance Committee and the Board; (vi) making recommendations regarding the role, performance, compensation, and oversight of the CCO; (vii) overseeing the cybersecurity practices of the funds and their key service providers; (viii) overseeing management’s administration of proxy voting; (ix) overseeing the effectiveness of brokerage usage by the Trust’s advisers or sub-advisers, as applicable, and compliance with regulations regarding the allocation of brokerage for services; and (x) overseeing the implementation of the funds’
liquidity risk management program.
The Compliance Committee currently consists of three (3) Independent Trustees: Ms. Pressler and Messrs. Boyer and Obermeyer. Mr.
Boyer currently serves as the Chairperson of the Compliance Committee. The Compliance Committee typically meets four (4) times per year, and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.

Contracts Committee
. The Board has established a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements, distribution agreements, and Rule 12b-1 Plans and, at the discretion of the Board, other service agreements or plans involving the Voya funds (including the Fund). The responsibilities of the Contracts Committee include, among other things: (i) identifying the scope and format of information to be provided by service providers in connection with applicable contract approvals or renewals; (ii) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (iii) evaluating regulatory and other developments that might have an impact on applicable approval and renewal processes; (iv) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (v)
assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; (vi) recommending to the Board specific steps to be taken by it regarding the contracts approval and renewal process, including, for example, proposed schedules of certain actions to be taken; and (vii) otherwise providing assistance in connection with Board decisions to renew, reject, or modify agreements or plans.
The Contracts Committee currently consists of all six (6) of the Independent Trustees of the Board. Ms. Pressler currently serves as the
Chairperson of the Contracts Committee. The Contracts Committee typically meets five (5) times per year and may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting.
Investment Review Committees
. The Board has established, for all of the funds under its direction, the following two Investment Review
Committees (each an
“
IRC
”
and together, the
“
IRCs
”
): (i) the Investment Review Committee E (
“
IRC E
”
); and (ii) the Investment Review
Committee F (
“
IRC F
”
). The funds are allocated among IRCs periodically by the Board as the Board deems appropriate to balance the workloads of the IRCs and to have similar types of funds or funds with the same investment sub-adviser or the same portfolio management team assigned to the same IRC. Each IRC performs the following functions, among other things: (i) monitoring the investment performance of the funds in the Voya family of funds that are assigned to that Committee; (ii) making recommendations to the Board with respect to investment management activities performed by the investment advisers and/or sub-advisers on behalf of such Voya funds, and reviewing and making recommendations regarding proposals by management to retain new or additional sub-advisers for these Voya funds; and (iii)
making recommendations to the Board regarding the role, performance, compensation, and oversight of the Chief Investment Risk Officer.
The Fund is monitored by the IRCs, as indicated below. Each committee is described below.

Fund	IRC E	IRC F
Voya Enhanced Securitized Income Fund		X
The IRC E currently consists of three (3) Independent Trustees. The following Trustees serve as members of the IRC E: Ms. Baldwin and
Messrs. Gavin and Obermeyer. Mr. Obermeyer currently serves as the Chairperson of the IRC E. The IRC E typically meets five (5) times per year and on an as-needed basis.
The IRC F currently consists of three (3) Independent Trustees. The following Trustees serve as members of the IRC F: Ms. Pressler and
Messrs. Boyer and Sullivan. Mr. Sullivan currently serves as the Chairperson of the IRC F. The IRC F typically meets five (5) times per year and on an as-needed basis.
The IRC E and IRC F sometimes meet jointly to consider matters that are reviewed by both Committees.
Nominating and Governance Committee
. The Board has established a Nominating and Governance Committee for the purpose of, among other things: (i) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustee vacancies on the Board; (ii) reviewing workload and capabilities of Independent Trustees and recommending changes to the size or composition of the Board, as necessary; (iii) monitoring regulatory developments and recommending modifications to the Committee’s responsibilities;
(iv) considering and, if appropriate, recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and
“
best practices
”
in corporate governance; (v) conducting an annual review of the membership and chairpersons of all Board committees and of practices relating to such membership and chairpersons; (vi) undertaking a periodic study of compensation paid to independent board members of investment companies and making recommendations for any compensation changes for the Independent
Trustees; (vii) overseeing the Board’s annual self-evaluation process; (viii) developing (with assistance from management) an annual meeting calendar for the Board and its committees; (ix) overseeing actions to facilitate attendance by Independent Trustees at relevant educational seminars and similar programs; and (x) overseeing insurance arrangements for the funds.
In evaluating potential candidates to fill Independent Trustee vacancies on the Board, the Nominating and Governance Committee will consider a variety of factors. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee will consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews nominees that it identifies as potential candidates. A shareholder nominee for
Trustee should be submitted in writing to the Trust’s Secretary at 7337 East Doubletree Ranch Road, Suite 100, Scottsdale, Arizona
85258-2034. Any such shareholder nomination should include at least the following information as to each individual proposed for nomination as Trustee: such person’s written consent to be named in a proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules, and regulations, including such information as the
Board may reasonably deem necessary to satisfy its oversight and due diligence duties.

The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely in connection with a shareholder meeting to elect Trustees, any such submission must be delivered to the Trust’s Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Trust with the SEC.
The Nominating and Governance Committee currently consists of all six (6) of the Independent Trustees of the Board. Mr. Gavin currently serves as the Chairperson of the Nominating and Governance Committee. The Nominating and Governance Committee conducts meetings as needed or appropriate.
The Board’s Risk Oversight Role
The day-to-day management of various risks relating to the administration and operation of the Trust is the responsibility of management and other service providers retained by the Board or by management, most of whom employ professional personnel who have risk management responsibilities. The Board oversees this risk management function consistent with and as part of its oversight duties. The Board performs this risk management oversight function directly and, with respect to various matters, through its committees. The following description provides an overview of many, but not all, aspects of the Board’s oversight of risk management for the Fund. In this connection, the Board has been advised that it is not practicable to identify all of the risks that may impact the Fund or to develop procedures or controls that are designed to eliminate all such risk exposures, and that applicable securities law regulations do not contemplate that all such risks be identified and addressed.
The Board, working with management personnel and other service providers, has endeavored to identify the primary risks that confront the Fund. In general, these risks include, among others: (i) investment risks; (ii) credit risks; (iii) liquidity risks; (iv) valuation risks; (v)
operational risks; (vi) reputational risks; (vii) regulatory risks; (viii) risks related to potential legislative changes; (ix) the risk of conflicts of interest affecting Voya affiliates in managing the Fund; and (x) cybersecurity risks. The Board has adopted and periodically reviews various policies and procedures that are designed to address these and other risks confronting the Fund. In addition, many service providers to the Fund have adopted their own policies, procedures, and controls designed to address particular risks to the Fund. The Board and persons retained to render advice and service to the Board periodically review and/or monitor changes to, and developments relating to, the effectiveness of these policies and procedures.
The Board oversees risk management activities in part through receipt and review by the Board or its committees of regular and special reports, presentations and other information from Officers of the Trust, including the CCOs for the Trust and the Investment Adviser and
the Trust’s Chief Investment Risk Officer (
“
CIRO
”
), and from other service providers. For example, management personnel and the other persons make regular reports and presentations to: (i) the Compliance Committee regarding compliance with regulatory requirements and oversight of cybersecurity practices by the Fund and key service providers; (ii) the IRCs regarding investment activities and strategies that may pose particular risks; (iii) the Audit Committee with respect to financial reporting controls and internal audit activities; (iv) the
Nominating and Governance Committee regarding corporate governance and best practice developments; and (v) the Contracts Committee regarding regulatory and related developments that might impact the retention of service providers to the Trust. The CIRO oversees an
Investment Risk Department (
“
IRD
”
) that provides an additional source of analysis and research for Board members in connection with their oversight of the investment process and performance of portfolio managers. Among its other duties, the IRD seeks to identify and, where practicable, measure the investment risks being taken by the Fund’s portfolio managers. Although the IRD works closely with management of the Trust in performing its duties, the CIRO is directly accountable to, and maintains an ongoing dialogue with, the Independent Trustees.
Qualifications of the Trustees
The Board believes that each of its Trustees is qualified to serve as a Trustee of the Trust based on its review of the experience, qualifications, attributes, and skills of each Trustee. The Board bases this conclusion on its consideration of various criteria, no one of which is controlling.
Among others, the Board has considered the following factors with respect to each Trustee: strong character and high integrity; an ability to review, evaluate, analyze, and discuss information provided; the ability to exercise effective business judgment in protecting shareholder interests while taking into account different points of views; a background in financial, investment, accounting, business, regulatory, or other skills that would be relevant to the performance of a Trustee's duties; the ability and willingness to commit the time necessary to perform his or her duties; and the ability to work in a collegial manner with other Board members. Each Trustee's ability to perform his or her duties effectively is evidenced by his or her: experience in the investment management business; related consulting experience;
other professional experience; experience serving on the boards of directors/trustees of other public companies; educational background and professional training; prior experience serving on the Board, as well as the boards of other investment companies in the Voya family of funds and/or of other investment companies; and experience as attendees or participants in conferences and seminars that are focused on investment company matters and/or duties that are specific to board members of registered investment companies.
Information indicating certain of the specific experience and qualifications of each Trustee relevant to the Board’s belief that the Trustee should serve in this capacity is provided in the table above that provides information about each Trustee. That table includes, for each
Trustee, positions held with the Trust, the length of such service, principal occupations during the past five (5) years, the number of series within the Voya family of funds for which the Trustee serves as a Board member, and certain directorships held during the past five (5) years. Set forth below are certain additional specific experiences, qualifications, attributes, or skills that the Board believes support a conclusion that each Trustee should serve as a Board member in light of the Trust’s business and structure.

Independent Trustees
Colleen D. Baldwin
has been a Trustee of the Trust since September 2023 and a board member of other investment companies in the
Voya family of funds since 2007. She also has served as the Chairperson of the Trust’s Board of Trustees since September 2023 and, as the Chairperson of the Trust’s IRC E as of September 2023.
Ms. Baldwin has been a Board member of Stanley Global Engineering since 2020 and President of Glantuam Partners, LLC, a business consulting firm, since 2009. Prior to that, she served in senior positions at the following financial services firms: Chief Operating Officer for Ivy Asset Management, Inc. (2002-2004), a hedge fund manager;
Chief Operating Officer and Head of Global Business and Product Development for AIG Global Investment Group (1995-2002), a global investment management firm; Senior Vice President at Bankers Trust Company (1994-1995); and Senior Managing Director at J.P. Morgan
& Company (1987-1994). Ms. Baldwin began her career in 1981 at AT&T/Bell Labs as a systems analyst. Ms. Baldwin holds a B.S. from
Fordham University and an M.B.A. from Pace University.
John V. Boyer
has been a Trustee of the Trust since September 2023 and a board member of other investment companies in the Voya family of funds since 1997. He also has served as the Chairperson of the Trust’s Compliance Committee since September 2023. Prior to that, he served as the Chairperson of the Trust’s IRC F since September 2023 and as the Chairperson of the Compliance Committee
for other funds in the Voya family of funds.
Mr. Boyer was the President and CEO of the Bechtler Arts Foundation from 2008 until 2019 for which, among his other duties, Mr. Boyer oversaw all fiduciary aspects of the Foundation and assisted in the oversight of the Foundation’s endowment fund. Previously, he served as President and Chief Executive Officer of the Franklin and Eleanor Roosevelt Institute (2006-2007)
and as Executive Director of The Mark Twain House & Museum (1989-2006) where he was responsible for overseeing business operations, including endowment funds. He also served as a board member of certain predecessor mutual funds of the Voya family of funds (1997-2005).
Mr. Boyer holds a B.A. from the University of California, Santa Barbara and an M.F.A. from Princeton University.
Martin J. Gavin
has been a Trustee of the Trust since September 2023 and as a board member of other investment companies in the
Voya family of funds from 2009 until 2010, from 2011 until 2013, and from 2015 to present.
Mr. Gavin was the President and Chief
Executive Officer of the Connecticut Children’s Medical Center from 2006 to 2015. Prior to his position at Connecticut Children’s Medical
Center, Mr. Gavin worked in the insurance and investment industries for more than 27 years. Mr. Gavin served in several senior executive positions with The Phoenix Companies during a 16 year period, including as President of Phoenix Trust Operations, Executive Vice President
and Chief Financial Officer of Phoenix Duff & Phelps, a publicly-traded investment management company, and Senior Vice President of
Investment Operations at Phoenix Home Life. Mr. Gavin holds a B.A. from the University of Connecticut.
Joseph E. Obermeyer
has been a Trustee of the Trust since September 2023, and a board member of other investment companies in the Voya family of funds since 2003. He also has served as the Chairperson of the the Trust’s IRC E since January 2024 and, prior to that, as the Chairperson of the Trust’s Nominating and Governance Committee from September 2023 to December 2023.
Mr. Obermeyer
is the founder and President of Obermeyer & Associates, Inc., a provider of financial and economic consulting services since 1999. Prior to founding Obermeyer & Associates, Mr. Obermeyer had more than 15 years of experience in accounting, including serving as a Senior
Manager at Arthur Andersen LLP from 1995 until 1999. Previously, Mr. Obermeyer served as a Senior Manager at Coopers & Lybrand
LLP from 1993 until 1995, as a Manager at Price Waterhouse from 1988 until 1993, Second Vice President from 1985 until 1988 at
Smith Barney, and as a consultant with Arthur Andersen & Co. from 1984 until 1985. Mr. Obermeyer holds a B.A. in Business Administration from the University of Cincinnati, an M.B.A. from Indiana University, and post graduate certificates from the University of Tilburg and
INSEAD.
Sheryl K. Pressler
has been a Trustee of the Trust since September 2023 and a board member of other investment companies in the
Voya family of funds since 2006. She also has served as the Chairperson of the Trust’s Contracts Committee since September 2023.

Ms. Pressler has served on the Board of Centerra Gold since May 2008. Ms. Pressler has served as a consultant on financial matters since 2001. Previously, she held various senior positions involving financial services, including as Chief Executive Officer (2000-2001)
of Lend Lease Real Estate Investments, Inc. (real estate investment management and mortgage servicing firm), Chief Investment Officer
(1994-2000) of California Public Employees’ Retirement System (state pension fund), Director of Stillwater Mining Company (May 2002
– May 2013), and Director of Retirement Funds Management (1981-1994) of McDonnell Douglas Corporation (aircraft manufacturer). Ms.
Pressler holds a B.A. from Webster University and an M.B.A. from Washington University.
Christopher P. Sullivan
has been a Trustee of the Trust since September 2023. He also has served as the Chairperson of the Trust’s IRC
F since September 2023. He retired from Fidelity Management & Research in October 2012, following three years as first the President of the Bond Group and then the Head of Institutional Fixed Income. Previously, Mr. Sullivan served as Managing Director and Co-Head of
U.S. Fixed Income at Goldman Sachs Asset Management (2001-2009) and prior to that, Senior Vice President at PIMCO (1997-2001).
He currently serves as a Director of Rimrock Funds (since 2013), a fixed-income hedge fund. He is also a Senior Advisor to Asset Grade
(since 2013), a private wealth management firm, and serves as a Trustee of the Overlook Foundation, a foundation that supports Overlook
Hospital in Summit, New Jersey. In addition to his undergraduate degree from the University of Chicago, Mr. Sullivan holds an M.A. degree from the University of California at Los Angeles and is a Chartered Financial Analyst.
Trustee Ownership of Securities
In order to further align the interests of the Independent Trustees with shareholders, it is the policy of the Board for Independent Trustees to own, beneficially, shares of one or more funds in the Voya family of funds at all times (the
“
Ownership Policy
”
). For this purpose, beneficial
ownership of shares of a Voya fund includes, in addition to direct ownership of Voya fund shares, ownership of a variable contract whose proceeds are invested in a Voya fund within the Voya family of funds, as well as deferred compensation payments under the Board’s deferred compensation arrangements pursuant to which the future value of such payments is based on the notional value of designated funds within the Voya family of funds.

The Ownership Policy requires the initial value of investments in the Voya family of funds that are directly or indirectly owned by the Trustees to equal or exceed the annual retainer fee for Board services (excluding any annual retainers for service as chairpersons of the Board or its committees or as members of committees), as such retainer shall be adjusted from time to time.
The Ownership Policy provides that existing Trustees shall have a reasonable amount of time from the date of any recent or future increase in the minimum ownership requirements in order to satisfy the minimum share ownership requirements. In addition, the Ownership Policy provides that a new Trustee shall satisfy the minimum share ownership requirements within a reasonable amount of time of becoming a
Trustee. For purposes of the Ownership Policy, a reasonable period of time will be deemed to be, as applicable, no more than three years after a Trustee has assumed that position with the Voya family of funds or no more than one year after an increase in the minimum share ownership requirement due to changes in annual Board retainer fees. A decline in value of any fund investments will not cause a Trustee to have to make any additional investments under the Ownership Policy.
Investment in mutual funds of the Voya family of funds by the Trustees pursuant to the Ownership Policy is subject to: (i) policies, applied by the mutual funds of the Voya family of funds to other similar investors, that are designed to prevent inappropriate market timing trading practices; and (ii) any provisions of the Code of Ethics for the Voya family of funds that otherwise apply to the Trustees.
Trustees' Fund Equity Ownership Positions
The following table sets forth information regarding each Trustee's beneficial ownership of equity securities of the Fund and the aggregate holdings of shares of equity securities of all the funds in the Voya family of funds for the calendar year ended December 31, 2023. As of
December 31, 2023, none of the Trustee's owned Shares of the Fund because the Fund had not yet begun investment operations and therefore states
“
N/A
”
.

Fund	Dollar Range of Equity Securities in the Fund as of December 31, 2023
	Colleen D. Baldwin	John V. Boyer	Martin J. Gavin
Voya Enhanced Securitized Income Fund	N/A	N/A	N/A
Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in the Voya family of funds	Over $100,000 1	Over $100,000	Over $100,000 1

Fund	Dollar Range of Equity Securities in the Fund as of December 31, 2023
	Joseph E. Obermeyer	Sheryl K. Pressler	Christopher P. Sullivan
Voya Enhanced Securitized Income Fund	N/A	N/A	N/A
Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in the Voya family of funds	Over $100,000 1	Over $100,000 1	Over $100,000
1
Includes the value of shares in which a Trustee has an indirect interest through a deferred compensation plan and/or a 401(k) plan.

Independent Trustee Ownership of Securities of the Investment Adviser, Principal Underwriter, and their Affiliates
The following table sets forth information regarding each Independent Trustee's (and his/her immediate family members) share ownership, beneficially or of record, in securities of the Investment Adviser or Principal Underwriter, and the ownership of securities in an entity controlling, controlled by, or under common control with the Investment Adviser or Principal Underwriter of the Fund (not including registered investment companies) as of December 31, 2023.

Name of Trustee	Name of Owners and Relationship to Trustee	Company	Title of Class	Value of Securities	Percent of Class
Colleen D. Baldwin	N/A	N/A	N/A	N/A	N/A
John V. Boyer	N/A	N/A	N/A	N/A	N/A
Martin J. Gavin	N/A	N/A	N/A	N/A	N/A
Joseph E. Obermeyer	N/A	N/A	N/A	N/A	N/A
Sheryl K. Pressler	N/A	N/A	N/A	N/A	N/A
Christopher P. Sullivan	N/A	N/A	N/A	N/A	N/A
Trustee Compensation
Each Trustee is reimbursed for reasonable expenses incurred in connection with each meeting of the Board or any of its Committee meetings attended. Each Independent Trustee is compensated for his or her services, on a quarterly basis, according to a fee schedule adopted by the Board. The Board may from time to time designate other meetings as subject to compensation.
The Fund pays each Trustee who is not an interested person of the Fund his or her pro rata
share, as described below, of: (i) an annual
retainer of $270,000; (ii) Ms. Baldwin, as the Chairperson of the Board, receives an additional annual retainer of $100,000; (iii) Mses.
Chadwick and Pressler and Messrs. Boyer, Gavin, Obermeyer, and Sullivan, as the Chairpersons of Committees of the Board, each receives an additional annual retainer of $30,000, $65,000, $30,000, $30,000, $30,000 and $30,000, respectively; (iv) $10,000 per attendance at any of the regularly scheduled meetings (four (4) quarterly meetings, two (2) auxiliary meetings, and two (2) annual contract review meetings); and (v) out-of-pocket expenses. The Board at its discretion may from time to time designate other special meetings as subject to compensation in such amounts as the Board may reasonably determine on a case-by-case basis.
The
pro rata
share paid by the Fund is based on the Fund’s average net assets as a percentage of the average net assets of all the funds managed by the Investment Adviser or its affiliate for which the Trustees serve in common as Trustees.
Future Compensation Payment
Certain future payment arrangements apply to certain Trustees. More particularly, each non-interested Trustee who will have served as a non-interested Trustee for five or more years for one or more funds in the Voya family of funds is entitled to a future payment (
“
Future
Payment
”
), if such Trustee:  (i) retires in accordance with the Board’s retirement policy; (ii) dies; or (iii) becomes disabled.  The Future
Payment shall be made promptly to, as applicable, the Trustee or the Trustee’s estate, in an amount equal to two (2) times the annual compensation payable to such Trustee, as in effect at the time of his or her retirement, death or disability if the Trustee had served as
Trustee for at least five years as of May 9, 2007, or in a lesser amount calculated based on the proportion of time served by such Trustee
(as compared to five years) as of May 9, 2007.  The annual compensation determination shall be based upon the annual Board membership retainer fee in effect at the time of that Trustee’s retirement, death or disability (but not any separate annual retainer fees for chairpersons of committees and of the Board), provided that the annual compensation used for this purpose shall not exceed the annual retainer fees as of May 9, 2007.  This amount shall be paid by the Voya fund or Voya funds on whose Board the Trustee was serving at the time of his or her retirement, death, or disability.  Each applicable Trustee may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments.
Compensation Table
Because the Fund is newly formed, no compensation has been paid to the Trustees by the Fund. The following table sets forth information provided by the Investment Adviser regarding estimated future compensation to be paid to the Trustees of the Fund for the fiscal year ended February 28, 2025 and actual compensation paid by other funds managed by the Investment Adviser and its affiliates for the fiscal year ended February 29, 2024. Officers of the Trust and Trustees who are interested persons of the Trust do not receive any compensation from the Trust or any other funds managed by the Investment Adviser or its affiliates.

Fund	Aggregate Compensation
	Colleen D. Baldwin	John V. Boyer	Patricia W. Chadwick 1	Martin J. Gavin
Voya Enhanced Securitized Income Fund	$96	$81	$0	$81
Pension or Retirement Benefits Accrued as Part of Fund Expenses 2	N/A	$0	$0	N/A
Estimated Annual Benefits Upon Retirement 3	N/A	$400,000	$113,333	N/A

Fund	Aggregate Compensation
	Colleen D. Baldwin	John V. Boyer	Patricia W. Chadwick 1	Martin J. Gavin
Total Compensation from the Fund and the Voya family of funds Paid to Trustees	$455,000	$385,000	$385,000	$385,000

Fund	Aggregate Compensation
	Joseph E. Obermeyer	Sheryl K. Pressler	Christopher P. Sullivan
Voya Enhanced Securitized Income Fund	$81	$88	$81
Pension or Retirement Benefits Accrued as Part of Fund Expenses 2	$0	N/A	N/A
Estimated Annual Benefits Upon Retirement 3	N/A	$113,333	N/A
Total Compensation from the Fund and the Voya family of funds Paid to Trustees	$385,000 4	$420,000 4	$385,000
1
Patricia W. Chadwick retired as a Trustee effective December 31, 2023.
2
Future Compensation Payment amounts are accrued
pro rata
to all Voya funds in the same year that the Trustee retires.
3
As discussed in the section entitled
“
Future Compensation Payment
”
above, this is not an annual benefit. Rather each applicable Trustee may elect to receive payment of his or her benefit in a lump sum or in three substantially equal payments. Future Compensation Payments included in this table represent the total payment allocated pro rata
to all Voya funds.
4
During the fiscal year ended February 29, 2024, Mr. Obermeyer and Ms. Pressler deferred $38,500 and $60,000, respectively, of their compensation from the Voya family of funds.
CODE OF ETHICS

The Fund, the Investment Adviser, the Sub-Adviser, and the Distributor have adopted a code of ethics (the
“
Code of Ethics
”
) pursuant to
Rule 17j-1 under the 1940 Act governing personal trading activities of all Trustees, Officers of the Trust, and persons who, in connection with their regular functions, play a role in the recommendation of or obtain information pertaining to any purchase or sale of a security by the Fund. The Code of Ethics is intended to prohibit fraud against the Fund that may arise from the personal trading of securities that may be purchased or held by that Fund or of the Fund’s shares. The Code of Ethics prohibits short-term trading of the Fund’s shares by persons subject to the Code of Ethics. Personal trading is permitted by such persons subject to certain restrictions; however, such persons are generally required to pre-clear security transactions with the Investment Adviser or its affiliates and to report all transactions on a regular basis.
The Code of Ethics can be reviewed and copied at the SEC’s Public Reference Room located at 100 F Street, NE, Washington, DC 20549.
Information on the operation of the Public Reference Room may be obtained by calling the SEC at (202) 551-8090. The Code of Ethics is available on the EDGAR Database on the SEC’s website at www.sec.gov and copies may also be obtained at prescribed rates by electronic request at publicinfo@sec.gov, or by writing the SEC’s Public Reference Section at the address listed above.
PROXY VOTING POLICY

The Board has approved the Investment Adviser’s Proxy Voting Policy (the
“
Proxy Voting Policy
”
) for voting proxies on behalf of the Voya
funds.
The Proxy Voting Policy requires the Investment Adviser to vote the Fund’s portfolio securities that have voting rights in accordance with the Proxy Voting Policy and provides a method for responding to potential conflicts of interest. An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation, recordkeeping, and disclosure services. The Compliance Committee oversees the implementation of the Fund’s Proxy Voting Policy, as applicable.
A copy of
the Proxy Voting Policy is attached hereto as Appendix A.
If applicable, no later than August 31st of each year, information regarding how the Fund voted proxies relating to portfolio securities for the twelve-month period ending June 30th is available online, without charge, at
https://individuals.voya.com/product/mutual-fund/prospectuses-reports or by accessing the SEC’s EDGAR database at https://sec.gov.
PRINCIPAL SHAREHOLDERS AND CONTROL PERSONS

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than
25% of the voting securities of a company. A control person may have a significant impact on matters submitted to a shareholder vote.
No information is provided regarding control persons or principal shareholders because the Fund had not commenced operations as of the date of this filing.
Trustee and Officer Holdings
Because the Fund did not commence operations prior to the date of this SAI, the Trustees and officers of the Trust as a group owned no securities of the Fund.
Principal Shareholders
Because the Fund did not commence operations prior to the date of this SAI, no person owned beneficially or of-record 5% or more of the outstanding shares of any class of the Fund or 5% or more of the outstanding shares of the Fund.

INVESTMENT ADVISER

Voya Investments, an Arizona limited liability company, is registered with the SEC as an investment adviser. Voya Investments serves as the investment adviser to, and has overall responsibility for the management of, the Fund. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.
Voya Investments began business as an investment adviser in 1994 and currently serves as investment adviser to certain registered investment companies, consisting of open- and closed-end registered investment companies and collateralized loan obligations. Voya
Investments is an indirect subsidiary of Voya Financial, Inc. Voya Financial, Inc. is a U.S.-based financial institution whose subsidiaries operate in the retirement, investment, and insurance industries.
Investment Management Agreement
The Investment Adviser serves pursuant to an Investment Management Agreement between the Investment Adviser and the Trust on behalf of the Fund.
Under the Investment Management Agreement, the Investment Adviser oversees, subject to the authority of the Board, the provision of all investment advisory and portfolio management services for the Fund. In addition, the Investment Adviser provides administrative services reasonably necessary for the ordinary operation of the Fund.
The Investment Adviser has delegated certain management
responsibilities to one or more Sub-Advisers.
Investment Management Services
Among other things, the Investment Adviser:
(i) provides general investment advice and guidance with respect to the Fund and provides advice and guidance to the Fund’s Board; (ii) provides the Board with any periodic or special reviews or reporting it requests, including any reports regarding the Sub-Adviser and its investment performance; (iii) oversees management of the Fund’s investments and portfolio composition including supervising the Sub-Adviser with respect to the services the Sub-Adviser provides; (iv) makes available its officers and employees to the Board and officers of the Trust; (v) designates and compensates from its own resources such personnel as the
Investment Adviser may consider necessary or appropriate to the performance of its services hereunder; (vi) periodically monitors and evaluates the performance of the Sub-Adviser with respect to the investment objectives and policies of the Fund and performs periodic detailed analysis and review of the Sub-Adviser’s investment performance; (vii) reviews, considers and reports on any changes in the personnel of the Sub-Adviser responsible for performing the Sub-Adviser’s obligations or any changes in the ownership or senior management of the Sub-Adviser; (viii) performs periodic in-person or telephonic diligence meetings with the Sub-Adviser; (ix) assists the Board and management of the Fund in developing and reviewing information with respect to the initial and subsequent annual approval of the Sub-Advisory
Agreement(s); (x) monitors the Sub-Adviser for compliance with the investment objective(s), policies and restrictions of the Fund, the
1940 Act, Subchapter M of the Code, and, if applicable, regulations under these provisions, and other applicable law; (xi) if appropriate, analyzes and recommends for consideration by the Board termination of a contract with the Sub-Adviser; (xii) identifies potential successors to or replacements of the Sub-Adviser or potential additional sub-adviser(s), performs appropriate due diligence, and develops and presents recommendations to the Board; and (xiii) is authorized to exercise full investment discretion and make all determinations with respect to the day-to-day investment of the Fund’s assets and the purchase and sale of portfolio securities for the Fund in the event that at any time no sub-adviser is engaged to manage the assets of such Fund.
In addition, the Investment Adviser assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services.
The Investment Adviser also reviews the Fund for compliance with applicable legal requirements and monitors the Sub-Adviser for compliance with requirements under applicable law and with the investment policies and restrictions of the Fund.
Limitation of Liability
The Investment Adviser is not subject to liability to the Fund for any act or omission in the course of, or in connection with, rendering services under the Investment Management Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Investment Management Agreement.
Continuation and Termination of the Investment Management Agreement
After an initial term of two years, the Investment Management Agreement continues in effect from year to year with respect to the Fund so long as such continuance is specifically approved at least annually by: (i) the Board of Trustees; or (ii) the vote of a
“
majority
”
of the
Fund’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); and provided that such continuance is also approved by a vote of at least a majority of the Independent Trustees who are not parties to the agreement by a vote cast either in person at a meeting called for the purpose of voting on such approval, or in reliance on exemptive relief from the SEC that has permitted such approval at virtual meetings held by video or telephone conference since the commencement of the COVID-19 pandemic.
The Investment Management Agreement may be terminated as to the Fund at any time without penalty by: (i) the vote of the Board; (ii)
the vote of a majority of the Fund’s outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act); or (iii) the Investment
Adviser, on sixty (60) days’ prior written notice to the other party. The notice provided for herein may be waived by either party, as a single class, or upon notice given by the Investment Adviser. The Investment Management Agreement will terminate automatically in the event of its
“
assignment
”
(as defined in Section 2(a)(4) of the 1940 Act).
Management Fees

The Investment Adviser pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including executive salaries and expenses of the Trustees and officers of the Trust who are employees of the Investment Adviser or its affiliates, except the CCO.
The Investment Adviser pays the fees of the Sub-Adviser.
The Investment Adviser receives an annual management fee, payable monthly, in an amount equal to 1.15% of the Fund’s
“
total managed
assets.
”
Total managed assets means the total assets of the Fund (including assets attributable to any reverse repurchase agreements and borrowings) minus the Fund’s accrued liabilities (other than liabilities for reverse repurchase agreements and the principal amount of any borrowings incurred) (
“
Managed Assets
”
).
Total Investment Management Fees Paid by the Fund
The Fund had not commenced operations as of the date of this SAI and therefore did not pay fees to the Adviser for the past three fiscal years.
EXPENSES

The Fund’s assets may decrease or increase during its fiscal year and the Fund’s operating expense ratios may correspondingly increase or decrease.
In addition to the management fee and other fees described previously, the Fund pays other expenses, such as legal, audit, transfer agency and custodian out-of-pocket fees, proxy solicitation costs, and the compensation of Trustees who are not affiliated with the Investment
Adviser.
Certain expenses of the Fund are generally allocated to the Fund, and each class of the Fund, in proportion to its pro rata
average net
assets, provided that expenses that are specific to a class of the Fund may be charged directly to that class in accordance with the
Trust’s Multiple Class Plan(s) pursuant to Rule 18f-3. However, any Rule 12b-1 Plan fees for each class of shares are charged proportionately only to the outstanding shares of that class.
EXPENSE LIMITATIONS

As described in the Prospectus, the Investment Adviser, Distributor, and/or Sub-Adviser may have entered into one or more expense limitation agreements with the Fund pursuant to which they have agreed to waive or limit their fees. In connection with such an agreement, the Investment Adviser, Distributor, or Sub-Adviser, as applicable, will assume expenses, including offering and organizational expenses
(excluding certain expenses as discussed below), so that the total annual ordinary operating expenses of the Fund do not exceed the amount specified in the Fund’s Prospectus.
Exclusions
Expense limitations do not extend to interest, taxes, other investment-related costs, leverage expenses (as defined below), extraordinary expenses such as litigation and expenses of the CCO and CIRO, other expenses not incurred in the ordinary course of the Fund’s business, and expenses of any counsel or other persons or services retained by the Independent Trustees. Leverage expenses shall mean fees, costs, and expenses incurred in connection with the Fund’s use of leverage (including, without limitation, expenses incurred by the Fund in creating, establishing, and maintaining leverage through borrowings or reverse repurchase agreements).
Acquired Fund Fees and Expenses
are not covered by any expense limitation agreement.
If an expense limitation is subject to recoupment (as indicated in the Prospectus), the Investment Adviser, Distributor, or Sub-Adviser, as
applicable, may recoup any expenses reimbursed within 36 months of the waiver or reimbursement and the amount of the recoupment is limited to the lesser of the amounts that would be recoupable under: (i) the expense limitation in effect at the time of the waiver or reimbursement; or (ii) the expense limitation in effect at the time of recoupment. Reimbursement for fees waived or expenses assumed will only apply to amounts waived or expenses assumed after the effective date of the expense limitation.
NET FUND FEES WAIVED, REIMBURSED, OR RECOUPED

The Fund had not commenced operations as of the date of this SAI and therefore no fund expenses were reimbursed or waived by the
Investment Adviser and Distributor for the last three fiscal years.
Sub-Adviser

The Investment Adviser has engaged the services of the Sub-Adviser to provide sub-advisory services to the Fund and, pursuant to a
Sub-Advisory Agreement, has delegated certain management responsibilities to the Sub-Adviser. The Investment Adviser monitors and evaluates the performance of the Sub-Adviser.
The Sub-Adviser provides, subject to the supervision of the Board and the Investment Adviser, a continuous investment program for the
Fund and determines the composition of the assets of the Fund, including determination of the purchase, retention, or sale of the securities, cash and other investments for the Fund, in accordance with the Fund’s investment objectives, policies and restrictions and applicable laws and regulations.
Limitation of Liability
The Sub-Adviser is not subject to liability to the Fund for any act or omission in the course of, or in connection with, rendering services under the Sub-Advisory Agreement, except by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties under the Sub-Advisory Agreement.

Continuation and Termination of the Sub-Advisory Agreement
After an initial term of two years, the Sub-Advisory Agreement continues in effect from year-to-year so long as such continuance is specifically approved at least annually by: (i) the Board; or (ii) the vote of a majority of the Fund’s outstanding voting securities (as defined in Section
2(a)(42) of the 1940 Act); provided, that the continuance is also approved by a majority of the Independent Trustees who are not parties to the agreement by a vote cast in person at a meeting called for the purpose of voting on such approval.
The Sub-Advisory Agreement may be terminated as to the Fund without penalty upon sixty (60) days’ written notice by: (i) the Board; (ii)
the majority vote of the outstanding voting securities of the Fund; (iii) the Investment Adviser; or (iv) the Sub-Adviser upon 60-90 days’
written notice, depending on the terms of the Sub-Advisory Agreement. The Sub-Advisory Agreement terminates automatically in the event of its assignment or in the event of the termination of the Investment Management Agreement.
Sub-Advisory Fees
The Sub-Adviser receives compensation from the Investment Adviser at the annual rate of a specified percentage of the Fund’s average daily Managed Assets, as indicated below. The fee is accrued daily and paid monthly. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the Sub-Advisory Agreement.

Sub-Adviser	Annual Sub-Advisory Fee
Voya IM	0.52%
Total Sub-Advisory Fees Paid
The Fund had not commenced operations as of the date of this SAI and therefore no fund expenses were reimbursed or waived by the
Investment Adviser and Distributor for the last three fiscal years.
Portfolio Management
OTHER ACCOUNTS MANAGED
The following table sets forth the number of accounts and total assets in the accounts managed by each portfolio manager as of December
31, 2023:

Portfolio Manager	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Total Assets	Number of Accounts	Total Assets	Number of Accounts	Total Assets
Colin Dugas	0	$ 0	0	$ 0	0	$ 0
David Goodson	5	$ 12,232,949,639	78	$ 3,015,860,998	88	$ 16,906,924,233
Potential Material Conflicts of Interest
A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to the Fund. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs, and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager’s various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager’s accounts.
A potential conflict of interest may arise as a result of the portfolio manager’s responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager’s accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.
A portfolio manager may also manage accounts whose objectives and policies differ from those of the Fund. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Fund maintained its position in that security.
A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees – the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.
As part of its compliance program, Voya IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.
Finally, a potential conflict of interest may arise because the investment mandates for certain other accounts, such as hedge funds, may allow extensive use of short sales which, in theory, could allow them to enter into short positions in securities where other accounts hold long positions. Voya IM has policies and procedures reasonably designed to limit and monitor short sales by the other accounts to avoid harm to the Fund.
Compensation

Compensation consists of: (i) a fixed base salary; (ii) a bonus, which is based on Voya IM performance, one-, three-, and five-year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks, peer universe performance, and revenue growth and net cash flow growth (changes in the accounts’ net assets not attributable to changes in the value of the accounts’ investments) of the accounts they are responsible for; and (iii) long-term equity awards tied to the performance of our parent company, Voya Financial, Inc. and/or a notional investment in a pre-defined set of Voya IM sub-advised funds.
Portfolio managers are also eligible to receive an annual cash incentive award delivered in some combination of cash and a deferred award in the form of Voya stock. The overall design of the annual incentive plan was developed to tie pay to both performance and cash flows, structured in such a way as to drive performance and promote retention of top talent. As with base salary compensation, individual target awards are determined and set based on external market data and internal comparators. Investment performance is measured on both relative and absolute performance in all areas.
The measures for the team are outlined on a
“
scorecard
”
that is reviewed on an annual basis. These scorecards measure investment performance versus benchmark and peer groups over one-, three-, and five-year periods; and year-to-date net cash flow (changes in the accounts’ net assets not attributable to changes in the value of the accounts’ investments) for all accounts managed by the team. The results for overall Voya IM scorecards are typically calculated on an asset weighted performance basis of the individual team scorecards.
Investment professionals’ performance measures for bonus determinations are weighted by 25% being attributable to the overall Voya
IM performance and 75% attributable to their specific team results (65% investment performance, 5% net cash flow, and 5% revenue growth).
Voya IM's long-term incentive plan is designed to provide ownership-like incentives to reward continued employment and to link long-term compensation to the financial performance of the business. Based on job function, internal comparators and external market data, employees may be granted long-term awards. All senior investment professionals participate in the long-term compensation plan. Participants receive annual awards determined by the management committee based largely on investment performance and contribution to firm performance.
Plan awards are based on the current year’s performance as defined by the Voya IM component of the annual incentive plan. Awards typically include a combination of performance shares, which vest ratably over a three-year period, and Voya restricted stock and/or a notional investment in a predefined set of Voya IM sub-advised funds, each subject to a three-year cliff-vesting schedule.
If a portfolio manager’s base salary compensation exceeds a particular threshold, he or she may participate in Voya’s deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, Voya stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.
For the Fund, Voya IM has defined ICE BofA U.S. Dollar 3-Month Deposit Offered Rate Constant Maturity Index as the benchmark index for the investment team.
Ownership of Securities
The following table shows the dollar range of equity securities of the Fund beneficially owned by each portfolio manager as of December
31, 2023, including investments by his/her immediate family members and amounts invested through retirement and deferred compensation plans:

Portfolio Manager	Dollar Range of Fund Shares Owned
Colin Dugas	None
David Goodson	None
PRINCIPAL UNDERWRITER

The Distributor, a Delaware limited liability company, is the principal underwriter and distributor of the Fund. The Distributor is an indirect subsidiary of Voya Financial, Inc. and is an affiliate of the Investment Adviser. The Distributor’s principal business address is 7337 East
Doubletree Ranch Road, Suite 100, Scottsdale, Arizona 85258.
Shares of the Fund are offered on a continuous basis. As principal underwriter, the Distributor has agreed to use reasonable efforts to distribute the Shares, although it is not obligated to sell any particular amount of shares.
The Distributor is responsible for all of its expenses in providing services pursuant to the Distribution Agreement, including the payment of any commissions.
The Distribution Agreement may be continued from year to year if approved annually by the Trustees or by a vote of a majority of the outstanding voting securities of the Fund and by a vote of a majority of the Trustees who are not
“
interested persons
”
of the Distributor,
or the Trust or parties to the Distribution Agreement, appearing in person at a meeting called for the purpose of approving such Agreement.
The Distribution Agreement terminates automatically upon assignment, and may be terminated at any time on sixty (60) days’ written notice by the Trustees or the Distributor or by vote of a majority of the outstanding voting securities of the Fund without the payment of any penalty.

In addition to paying fees under the Distribution Agreement, the Fund may pay service fees to intermediaries such as brokers-dealers, financial advisors, or other financial institutions, including affiliates of Voya Investments (such as Voya Funds Services, LLC) for administration, sub-transfer agency, and other shareholder services associated with investors whose shares are held of record in omnibus accounts.
These additional fees paid by the Fund to intermediaries are a fixed dollar amount payment per each underlying shareholder account.
These may include payments for 401k sub-accounting services, networking fees, and omnibus account servicing fees.
For the fiscal years ended February 28, 2023, February 28, 2022, and February 28, 2021, the Distributor paid no service fees as the
Fund was not in operation during those years.
Commissions and Compensation Received by the Principal Underwriter
The Fund had not commenced operations as of the date of this SAI. Therefore no commissions or other compensation were received by the Principal Underwriter.
Additional Cash Compensation for Sales by
“
Focus Firms
”
The Distributor may, at its discretion, pay additional cash compensation to its employee sales staff for sales by certain broker-dealers or
“
focus firms.
”
The Distributor may pay up to an additional 0.10% to its employee sales staff for sales that are made by registered representatives of these focus firms. As of the date of this SAI, the focus firms are: Ameriprise Financial Services, LLC.; Broadridge Business Process
Outsourcing, LLC; Cetera Financial Holdings, Inc.; Charles Schwab & Co. Inc.; Directed Services LLC; Empower Financial Services, Inc.;
Fidelity Brokerage Services, LLC J.P. Morgan Securities, LLC; LPL Financial, LLC; Merrill Lynch, Pierce, Fenner & Smith Inc.; Mid Atlantic
Clearing & Settlement Corporation , Inc; Morgan Stanley; Osaic, Inc; Pershing, LLC; Prudential Insurance Company of America; Raymond
James & Associates, Inc.; RBC Capital Markets, LLC; Reliance Trust Company; ReliaStar Life Insurance Company of New York; Stifel Nicolaus
& Company, Inc.; TD Ameritrade Clearing, Inc; UBS Financial Services, Inc; Voya Financial Advisers, Inc.; Voya Retirement Insurance and
Annuity Company; and Wells Fargo Clearing Services, LLC.
Other Incentives
The Distributor may, from time to time, pay additional cash and non-cash compensation from its own resources to its employee sales staff for sales of certain Voya funds that are made by registered representatives of broker-dealers to the extent such compensation is not prohibited by law or the rules of any self-regulatory agency, such as FINRA.
OTHER SERVICE PROVIDERS

Custodian
The Bank of New York Mellon, 240 Greenwich Street, New York, New York 10286 serves as custodian for the Fund.
The custodian’s responsibilities include safekeeping and controlling the Fund’s cash and securities, handling the receipt and delivery of securities, and collecting interest and dividends on the Fund’s investments. The custodian does not participate in determining the investment policies of the Fund, in deciding which securities are purchased or sold by the Fund, or in the declaration of dividends and distributions.
The Fund may, however, invest in obligations of the custodian and may purchase or sell securities from or to the custodian.
For portfolio securities that are purchased and held outside the United States, the custodian has entered into sub-custodian arrangements with certain foreign banks and clearing agencies which are designed to comply with Rule 17f-5 under the 1940 Act.
Independent Registered Public Accounting Firm
Ernst & Young LLP serves as an independent registered public accounting firm for the Fund. Ernst & Young LLP provides audit services and tax return preparation services. Ernst & Young LLP is located at 200 Clarendon Street, Boston, Massachusetts 02116.
Legal Counsel
Legal matters for the Trust are passed upon by Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199-3600.
Transfer Agent, Dividend Disbursing Agent, and Registrar
BNY Mellon Investment Servicing (US) Inc. (
“
Transfer Agent
”
) serves as the transfer agent, dividend disbursing agent, and registrar for the Shares of the Fund. Its principal office is located at 301 Bellevue Parkway, Wilmington, Delaware 19809. As transfer agent, dividend disbursing agent and registrar, BNY Mellon Investment Servicing (US) Inc. is responsible for maintaining account records, detailing the ownership of Fund shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.
Securities Lending Agent
The Bank of New York Mellon serves as the securities lending agent. The services provided by The Bank of New York Mellon, as the securities lending agent, for the most recent fiscal year primarily included the following:
(1) selecting borrowers from an approved list of borrowers and executing a securities lending agreement as agent on behalf of the Fund with each such borrower;
(2) negotiating the terms of securities loans, including the amount of fees;
(3) directing the delivery of loaned securities;

(4) monitoring the daily value of the loaned securities and directing the payment of additional collateral or the return of excess collateral, as necessary;
(5) investing cash collateral received in connection with any loaned securities in accordance with specific guidelines and instructions provided by the Investment Adviser;
(6) monitoring distributions on loaned securities (for example, interest and dividend activity);
(7) in the event of default by a borrower with respect to any securities loan, using the collateral or the proceeds of the liquidation of collateral to purchase replacement securities of the same issue, type, class and series as that of the loaned securities; and
(8) terminating securities loans and arranging for the return of loaned securities to the Fund at loan termination.
The dollar amounts of income and fees/compensation related to the securities lending activities of the Fund have been omitted because the Fund had not commenced investment operations as of the date of this SAI.
PORTFOLIO TRANSACTIONS

The Fund will generally have at least 80% of its net assets (plus borrowings for investment purposes) invested in securitized credit instruments.
The Fund will acquire investments from and sell investments to banks, insurance companies, finance companies, and other investment companies and private investment funds. The Fund may also purchase investments from and sell investments to U.S. branches of foreign banks which are regulated by the Federal Reserve System or appropriate state regulatory authorities. The Fund’s interest in a particular investment will terminate when the Fund receives full payment on the investment or sells an investment in the secondary market. Costs associated with purchasing or selling investments in the secondary market include commissions paid to brokers and processing fees paid to agents. These costs are allocated between the purchaser and seller as agreed between the parties.
The Investment Adviser or the Sub-Adviser for the Fund places orders for the purchase and sale of investment securities for the Fund, pursuant to authority granted in the relevant Investment Management Agreement or Sub-Advisory Agreement.
Subject to policies and procedures approved by the Board, the Investment Adviser and/or Sub-Adviser have discretion to make decisions relating to placing these orders including, where applicable, selecting the brokers or dealers that will execute the purchase and sale of investment securities, negotiating the commission or other compensation paid to the broker or dealer executing the trade, or using an electronic communications network (
“
ECN
”
) or alternative trading system (
“
ATS
”
).
In situations where the Sub-Adviser resigns or the Investment Adviser otherwise assumes day to day management of the Fund pursuant to its Investment Management Agreement with such Fund, the Investment Adviser will perform the services described herein as being performed by the Sub-Adviser.
How Securities Transactions are Effected
Purchases and sales of securities on a securities exchange (which include most equity securities) are effected through brokers who charge a commission for their services. In transactions on securities exchanges in the U.S., these commissions are negotiated, while on many foreign (non-U.S.) securities exchanges commissions are fixed. Securities traded in the OTC markets (such as debt instruments and some equity securities) are generally traded on a
“
net
”
basis with market makers acting as dealers; in these transactions, the dealers act as principal for their own accounts without a stated commission, although the price of the security usually includes a profit to the dealer.
Transactions in certain OTC securities also may be effected on an agency basis when, in the Investment Adviser’s or the Sub-Adviser’s opinion, the total price paid (including commission) is equal to or better than the best total price available from a market maker. In underwritten offerings, securities are usually purchased at a fixed price, which includes an amount of compensation to the underwriter, generally referred to as the underwriter’s concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. The Investment Adviser or the Sub-Adviser may also place trades using an ECN or
ATS.
How the Investment Adviser or
the Sub Adviser
Selects Broker-Dealers
The Investment Adviser and the Sub-Adviser(s) have a duty to seek to obtain best execution of the Fund’s orders, taking into consideration a full range of factors designed to produce the most favorable overall terms reasonably available under the circumstances. In selecting brokers and dealers to execute trades, the Investment Adviser or the Sub-Adviser may consider both the characteristics of the trade and the full range and quality of the brokerage services available from eligible broker-dealers. This consideration often involves qualitative as well as quantitative judgments. Factors relevant to the nature of the trade may include, among others, price (including the applicable brokerage commission or dollar spread), the size of the order, the nature and characteristics (including liquidity) of the market for the security, the difficulty of execution, the timing of the order, potential market impact, and the need for confidentiality, speed, and certainty of execution. Factors relevant to the range and quality of brokerage services available from eligible brokers and dealers may include, among others, each firm’s execution, clearance, settlement, and other operational facilities; willingness and ability to commit capital or take risk in positioning a block of securities, where necessary; special expertise in particular securities or markets; ability to provide liquidity, speed and anonymity; the nature and quality of other brokerage and research services provided to the Investment Adviser or the
Sub-Adviser (consistent with the
“
safe harbor
”
described below and subject to the restrictions of the EU’s updated Markets in Financial
Instruments Directive (
“
MiFID II
”
)); and each firm’s general reputation, financial condition and responsiveness to the Investment Adviser or the Sub-Adviser, as demonstrated in the particular transaction or other transactions. Subject to its duty to seek best execution of the
Fund’s orders, the Investment Adviser or the Sub-Adviser may select broker-dealers that participate in commission recapture programs that have been established for the benefit of the Fund. Under these programs, the participating broker-dealers will return to the Fund (in the form of a credit to the Fund) a portion of the brokerage commissions paid to the broker-dealers by the Fund. These credits are used to pay certain expenses of the Fund. These commission recapture payments benefit the Fund, and not the Investment Adviser or the
Sub-Adviser.
The Safe Harbor for Soft Dollar Practices
In selecting broker-dealers to execute a trade for the Fund, the Investment Adviser or the Sub-Adviser may consider the nature and quality of brokerage and research services provided to the Investment Adviser or the Sub-Adviser as a factor in evaluating the most favorable overall terms reasonably available under the circumstances. As permitted by Section 28(e) of the 1934 Act, the Investment Adviser or
the Sub-Adviser may cause the Fund to pay a broker-dealer a commission for effecting a securities transaction for the Fund that is in excess of the commission which another broker-dealer would have charged for effecting the transaction, as long as the services provided to the Investment Adviser or Sub-Adviser by the broker-dealer: (i) are limited to
“
research
”
or
“
brokerage
”
services; (ii) constitute lawful
and appropriate assistance to the Investment Adviser or Sub-Adviser in the performance of its investment decision-making responsibilities;
and (iii) the Investment Adviser or the Sub-Adviser makes a good faith determination that the broker’s commission paid by the Fund is reasonable in relation to the value of the brokerage and research services provided by the broker-dealer, viewed in terms of either the particular transaction or the Investment Adviser’s or the Sub-Adviser’s overall responsibilities to the Fund and its other investment advisory clients. In making such a determination, the Investment Adviser or Sub-Adviser might consider, in addition to the commission rate, the range and quality of a broker’s services, including the value of the research provided, execution capability, financial responsibility and responsiveness. The practice of using a portion of the Fund’s commission dollars to pay for brokerage and research services provided to the Investment Adviser or the Sub-Adviser is sometimes referred to as
“
soft dollars.
”
Section 28(e) of the 1934 Act is sometimes
referred to as a
“
safe harbor,
”
because it permits this practice, subject to a number of restrictions, including the Investment Adviser or the Sub-Adviser’s compliance with certain procedural requirements and limitations on the type of brokerage and research services that qualify for the safe harbor. The provisions of MiFID II may limit the ability of the Sub-Adviser to pay for research services using soft dollars in various circumstances.
Brokerage and Research Products and Services Under the Safe Harbor
– Research products and services may include, but are not limited to, general economic, political, business and market information and reviews, industry and company information and reviews, evaluations of securities and recommendations as to the purchase and sale of securities, financial data on a company or companies, performance and risk measuring services and analysis, stock price quotation services, computerized historical financial databases and related software, credit rating services, analysis of corporate responsibility issues, brokerage analysts’ earnings estimates, computerized links to current market data, software dedicated to research, and portfolio modeling. Research services may be provided in the form of reports, computer-generated data feeds and other services, telephone contacts, and personal meetings with securities analysts, as well as in the form of meetings arranged with corporate officers and industry spokespersons, economists, academics, and governmental representatives. Brokerage products and services assist in the execution, clearance and settlement of securities transactions, as well as functions incidental thereto including, but not limited to, related communication and connectivity services and equipment, software related to order routing, market access, algorithmic trading, and other trading activities. On occasion, a broker-dealer may furnish the Investment Adviser or the Sub-Adviser with a service that has a mixed use (that is, the service is used both for brokerage and research activities that are within the safe harbor and for other activities). In this case, the Investment Adviser or the Sub-Adviser is required to reasonably allocate the cost of the service, so that any portion of the service that does not qualify for the safe harbor is paid for by the Investment Adviser or the Sub-Adviser from its own funds, and not by portfolio commissions paid by the Fund.
Benefits to the Investment Adviser or the Sub-Adviser
– Research products and services provided to the Investment Adviser or the Sub-Adviser by broker-dealers that effect securities transactions for the Fund may be used by the Investment Adviser or the Sub-Adviser in servicing all of its accounts. Accordingly, not all of these services may be used by the Investment Adviser or the Sub-Adviser in connection with the
Fund. Some of these products and services are also available to the Investment Adviser or the Sub-Adviser for cash, and some do not have an explicit cost or determinable value. The research received does not reduce the management fees payable to the Investment
Adviser or the sub-advisory fees payable to the Sub-Adviser for services provided to the Fund. The Investment Adviser’s or the Sub-Adviser’s
expenses would likely increase if the Investment Adviser or the Sub-Adviser had to generate these research products and services through its own efforts, or if it paid for these products or services itself. It is possible that the Sub-Adviser subject to MiFID II will cause the Fund to pay for research services with soft dollars in circumstances where it is prohibited from doing so with respect to other client accounts, although those other client accounts might nonetheless benefit from those research services.
Broker-Dealers that are Affiliated with the Investment Adviser or the Sub-Adviser
Portfolio transactions may be executed by brokers affiliated with Voya Financial, Inc., the Investment Adviser, or the Sub-Adviser, so long as the commission paid to the affiliated broker is reasonable and fair compared to the commission that would be charged by an unaffiliated broker in a comparable transaction.
Prohibition on Use of Brokerage Commissions for Sales or Promotional Activities
The placement of portfolio brokerage with broker-dealers who have sold shares of the Fund is subject to rules adopted by the SEC and
FINRA. Under these rules, the Investment Adviser or the Sub-Adviser may not consider a broker’s promotional or sales efforts on behalf of the Fund when selecting a broker-dealer for portfolio transactions, and neither the Fund nor the Investment Adviser or Sub-Adviser may
enter into an agreement under which the Fund directs brokerage transactions (or revenue generated from such transactions) to a broker-dealer to pay for distribution of Fund shares. The Fund has adopted policies and procedures, approved by the Board, that are designed to attain compliance with these prohibitions.

Principal Trades and Research
Purchases of securities for the Fund also may be made directly from issuers or from underwriters. Purchase and sale transactions may be effected through dealers which specialize in the types of securities which the Fund will be holding. Dealers and underwriters usually act as principals for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter and purchases from dealers will include the spread between the bid and the asked price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above.
More Information about Trading in Debt Instruments
Purchases and sales of debt instruments will usually be principal transactions. Such instruments often will be purchased from or sold to dealers serving as market makers for the instruments at a net price. The Fund may also purchase such instruments in underwritten offerings and will, on occasion, purchase instruments directly from the issuer. Generally, debt instruments are traded on a net basis and do not involve brokerage commissions. The cost of executing debt instruments transactions consists primarily of dealer spreads and underwriting commissions.
In purchasing and selling debt instruments, it is the policy of the Fund to obtain the best results, while taking into account the dealer’s general execution and operational facilities, the type of transaction involved and other factors, such as the dealer’s risk in positioning the instruments involved. While the Investment Adviser or the Sub-Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily pay the lowest spread or commission available.
Transition Management
Changes in sub-advisers, investment personnel, and reorganizations of the Fund may result in the sale of a significant portion or even all of the Fund’s portfolio securities. This type of change generally will increase trading costs and the portfolio turnover for the affected Fund.
The Fund, the Investment Adviser, or the Sub-Adviser may engage a broker-dealer to provide transition management services in connection with a change in sub-adviser, reorganization, or other changes.
Allocation of Trades
Some securities considered for investment by the Fund may also be appropriate for other clients served by the Investment Adviser or
Sub-Adviser. If the purchase or sale of securities consistent with the investment policies of the Fund and one or more of these other clients is considered at, or about the same time, transactions in such securities will be placed on an aggregate basis and allocated among the other funds and such other clients in a manner deemed fair and equitable, over time, by the Investment Adviser or Sub-Adviser and consistent with the Investment Adviser’s or Sub-Adviser’s written policies and procedures. The Investment Adviser and Sub-Adviser may use different methods of trade allocation. The Investment Adviser’s and Sub-Adviser’s relevant policies and procedures and the results of aggregated trades in which the Fund participated are subject to periodic review by the Board. To the extent the Fund seeks to acquire (or dispose of) the same security at the same time as other funds, such Fund may not be able to acquire (or dispose of) as large a position in such security as it desires, or it may have to pay a higher (or receive a lower) price for such security. It is recognized that in some cases, this system could have a detrimental effect on the price or value of the security insofar as the Fund is concerned. However, over time, the Fund’s ability to participate in aggregate trades is expected to provide better execution for the Fund.
Cross-Transactions
The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof, provided they meet the conditions of Rule 17a-7 under the 1940 Act and conditions of the policy.
Brokerage Commissions Paid
The Fund had not commenced operations as of the date of this SAI and therefore no brokerage commissions were paid by the Fund for the last three fiscal years.
Affiliated Brokerage Commissions
Because the Fund had not commenced operations as of the date of this SAI, the Fund did not use affiliated brokers to execute portfolio transactions.
Securities of Regular Broker-Dealers
Because the Fund had not commenced operations as of the date of this SAI, the Fund acquired no securities of its regular broker-dealers
(as defined in Rule 10b-1 under the 1940 Act) or their parent companies.
ADDITIONAL PURCHASE INFORMATION

Orders Placed with Intermediaries
If you invest in the Fund through a financial intermediary, you may be charged a commission or transaction fee by the financial intermediary for the purchase and sale of Fund shares.

Special Purchases at Net Asset Value- Class A Shares
Class A Shares of the Fund may be purchased at NAV, without a sales charge, by persons who have offered for repurchase their Class A
Shares of the Fund or redeemed their Class A Shares of another Voya fund within the previous 90 days. The amount that may be so reinvested in the Fund is limited to an amount up to, but not exceeding, the repurchase or redemption proceeds (or to the nearest full share if fractional shares are not purchased). In order to exercise this privilege, a written order for the purchase of shares must be received by the Transfer Agent, or be postmarked, within 90 days after the date of redemption. This privilege may only be used once per calendar year. Payment must accompany the request and the purchase will be made at the then current NAV of the Fund. Such purchases may also be handled by a securities dealer who may charge a shareholder for this service. If the shareholder has realized a gain on the repurchase or redemption, the transaction is taxable and any reinvestment will not alter any applicable U.S. federal capital gains tax. If there has been a loss on the repurchase or redemption and a subsequent reinvestment pursuant to this privilege, some or all of the loss may not be allowed as a tax deduction depending upon the amount reinvested, although such disallowance is added to the tax basis of the shares acquired upon the reinvestment.
Class A Shares of the Fund may also be purchased at NAV by any charitable organization or any state, county, or city, or any instrumentality, department, authority or agency thereof that has determined that the Fund is a legally permissible investment and that is prohibited by applicable investment law from paying a sales charge or commission in connection with the purchase of shares of any registered management investment company (an
“
eligible governmental authority
”
). If an investment by an eligible governmental authority at NAV is made through a dealer who has executed a selling group agreement with respect to the Fund (or an open-end Voya fund), the Distributor may pay the selling firm 0.25% of the offering price.
The Fund’s Officers and Trustees (including retired officers and retired Board members), bona fide full-time employees of the Fund (including retired Fund employees) and the officers, directors, and full-time employees of their investment adviser, sub-adviser, principal underwriter, or any service provider to the Fund or affiliated corporation thereof (including retired officers and employees of the investment adviser, principal underwriter, Voya-affiliated service providers and affiliated corporations thereof) or any trust, pension, profit-sharing, or other benefit plan for such persons, broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step-relations, relations at-law, and cousins) employees of such broker-dealers
(including their immediate families) and discretionary advisory accounts of Voya Investments or any Sub-Adviser, may purchase Class A
Shares of the Fund at NAV without a sales charge. Such purchaser may be required to sign a letter stating that the purchase is for his own investment purposes only and that the securities will not be resold except to the Fund. The Fund may, under certain circumstances, allow registered advisers to make investments on behalf of their clients at NAV without any commission or concession. The Fund may terminate or amend the terms of this sales charge waiver at any time.
Class A Shares may also be purchased at NAV by certain fee based registered investment advisers, trust companies and bank trust departments under certain circumstances making investments on behalf of their clients and by shareholders who have authorized the automatic transfer of dividends from the same class of an open-end fund managed by the Investment Adviser.
Class A Shares may also be purchased without a sales charge by: (i) shareholders who have authorized the automatic transfer of dividends from the same class of another Voya fund distributed by the Distributor; (ii) registered investment advisors, trust companies and bank trust departments investing in Class A Shares on their own behalf or on behalf of their clients, provided that the aggregate amount invested in any one or more Voya funds, during the 13-month period starting with the first investment, equals at least $1,000,000; (iii) broker-dealers, who have signed selling group agreements with the Distributor, and registered representatives and employees of such broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step relations, relations-at-law and cousins); (iv) broker-dealers using third-party administrators for qualified retirement plans who have entered into an agreement with the Fund or an affiliate, subject to certain operational and minimum size requirements specified from time-to-time by the Fund; (v) accounts as to which a banker or broker-dealer charges an account management fee (
“
wrap
accounts
”
); (vi) any registered investment company for which the Investment Adviser serves as adviser; (vii) investors who purchase Fund shares with redemption proceeds received in connection with a distribution from a retirement plan investing either: (1) directly in the Fund or through an unregistered separate account sponsored by VRIAC or any successor thereto or affiliate thereof; or (2) in a registered separate account sponsored by VRIAC or any successor thereto or affiliate thereof, but only if no deferred sales charge is paid in connection with such distribution and the investor receives the distribution in connection with a separation from service, retirement, death, or disability;
and (viii) insurance companies (including separate accounts).
The Fund may terminate or amend the terms of these sales charge waivers at any time.
Letters of Intent and Rights of Accumulation- Class A Shares
An investor may immediately qualify for a reduced sales charge on a purchase of Class A Shares of the Fund by completing the Letter of
Intent section of the Shareholder Application (
“
Letter of Intent
”
or
“
Letter
”
). By completing the Letter, the investor expresses an intention to invest during the next 13 months a specified amount which, if made at one time, would qualify for the reduced sales charge. At any time within 90 days after the first investment which the investor wants to qualify for the reduced sales charge, a signed Shareholder
Application, with the Letter of Intent section completed, may be filed with the Fund. Those holdings will be counted towards completion of the Letter of Intent but will not be entitled to a retroactive downward adjustment of sales charge until the Letter of Intent is fulfilled.
After the Letter of Intent is filed, each additional investment made will be entitled to the sales charge applicable to the level of investment indicated on the Letter of Intent as described above. Sales charge reductions based upon purchases in more than one Voya fund will be effective only after notification to the Distributor that the investment qualifies for a discount. Any shares of the shareholder repurchased by the Fund during the 13-month period will be subtracted from the amount of the purchases for purposes of determining whether the terms of the Letter of Intent have been completed. If the Letter of Intent is not completed within the 13-month period, there will be an upward adjustment of the sales charge as specified below, depending upon the amount actually purchased (less amounts repurchased by the Fund) during the period.
An investor acknowledges and agrees to the following provisions by completing the Letter of Intent section of the Shareholder Application in the Prospectus. A minimum initial investment equal to 25% of the intended total investment is required. An amount equal to the maximum sales charge, as stated in the Prospectus, will be held in escrow at Voya funds, in the form of shares, in the investor’s name to assure that the full applicable sales charge will be paid if the intended purchase is not completed. The shares in escrow will be included in the total shares owned as reflected on the purchaser’s monthly statement; income and capital gain distributions on the escrowed shares will be paid directly to the investor. The escrowed shares will not be available for repurchase by the Fund until the Letter of Intent has been completed, or the higher sales charge paid. When the total purchases, less repurchases by the Fund, equal the amount specified under the Letter of Intent, the shares in escrow will be released. If the total purchases, less repurchases by the Fund, exceed the amount specified under the Letter of Intent and is an amount which would qualify for a further quantity discount, a retroactive price adjustment will be made by the Distributor and the dealer with whom purchases were made pursuant to the Letter of Intent (to reflect such further quantity discount) on purchases made within 90 days before, and on those made after filing the Letter of Intent. The resulting difference in offering price will be applied to the purchase of additional shares at the applicable offering price. If the total purchases, less repurchases by the Fund, are less than the amount specified under the Letter of Intent, the investor will remit to the Distributor an amount equal to the difference in dollar amount of sales charge actually paid and the amount of sales charge which would have applied to the aggregate purchases if the total of such purchases had been made at a single account in the name of the investor or to the investor’s order. If within 10 days after written request such difference in sales charge is not paid, an appropriate number of shares in escrow will be repurchased by the Fund at the next monthly repurchase to realize such difference. If the proceeds from a total repurchase of the escrowed shares are inadequate, the investor will be liable to the Distributor for the difference. In the event of a total repurchase of the account prior to fulfillment of the Letter of Intent, the additional sales charge due will be deducted from the proceeds of the repurchase and the balance will be forwarded to the Investor. By completing the Letter of Intent section of the Shareholder Application, an investor grants to the
Distributor a security interest in the shares in escrow and agrees to irrevocably appoint the Distributor as his or her attorney-in-fact with full power of substitution to surrender for repurchase any or all escrowed shares for the purpose of paying any additional sales charge due and authorizes the Transfer Agent or Sub-Transfer Agent to receive and liquidate shares and pay the proceeds as directed by the
Distributor. The investor or the securities dealer must inform the Transfer Agent or the Distributor that the Letter of Intent is in effect each time a purchase is made.
If at any time prior to or after completion of the Letter of Intent the investor wishes to cancel the Letter of Intent, the investor must notify the Distributor in writing. If, prior to the completion of the Letter of Intent, the investor requests the Distributor to liquidate all shares held by the investor, the Letter of Intent will be terminated automatically. Under either of these situations, the total purchased may be less than the amount specified in the Letter of Intent. If so, the Distributor will redeem at NAV to remit to the Distributor and the appropriate authorized dealer an amount equal to the difference between the dollar amount of the sales charge actually paid and the amount of the sales charge that would have been paid on the total purchases if made at one time.
The value of shares of the Fund plus shares of open-end funds distributed by the Distributor can be combined with a current purchase of shares of the Fund to determine the reduced sales charge and applicable offering price of the current purchase. The reduced sales charge applies to quantity purchases made at one time or on a cumulative basis over any period of time by: (i) an investor; (ii) the investor’s spouse and children under the age of majority; (iii) the investor’s custodian accounts for the benefit of a child under the Uniform Gift to
Minors Act; and (iv) a trustee or other fiduciary of a single trust estate or a single fiduciary account (including a pension, profit-sharing and/or other employee benefit plan qualified under Section 401 of the Code), by trust companies’ registered investment advisors, banks and bank trust departments for accounts over which they exercise exclusive investment discretionary authority and which are held in a fiduciary, agency, advisory, custodial or similar capacity.
The reduced sales charge also applies on a non-cumulative basis to purchases made at one time by the customers of a single dealer in excess of $1 million. The Letter of Intent option may be modified or discontinued at any time.
Shares of the Fund and open-end Voya funds purchased and owned of record or beneficially by a corporation, including employees of a single employer (or affiliates thereof) including shares held by its employees, under one or more retirement plans, can be combined with a current purchase to determine the reduced sales charge and applicable offering price of the current purchase, provided such transactions are not prohibited by one or more provisions of the Employee Retirement Income Security Act or the Code. Individuals and employees should consult with their tax advisors concerning the tax rules applicable to retirement plans before investing.
For the purposes of Rights of Accumulation and the Letter of Intent privilege, shares held by investors in the Voya family of funds which impose an EWC or CDSC may be combined with Class A Shares for a reduced sales charge but will not affect any EWC or CDSC which may be imposed upon the redemption of shares of the Fund which imposes an EWC or CDSC.
Liquidity Requirements
From the time that the Fund sends a notification to shareholders until the Repurchase Payment Deadline (as defined in the Fund’s repurchase offer documents), the Fund will maintain a percentage of the Fund’s assets equal to at least 100% of the Repurchase Offer Amount (as defined in the Fund’s repurchase offer documents) in assets: (a) that can be sold or disposed of in the ordinary course of business at approximately the price at which the Fund has valued the asset within the time period between the Repurchase Request Deadline and the next Repurchase Payment Deadline (as defined in the Fund’s repurchase offer documents); or (b) that mature by the next Repurchase
Payment Deadline. In the event that the Fund’s assets fail to comply with this requirement, the Board will cause the Fund to take such action as the Board deems appropriate to ensure compliance.
TAX CONSIDERATIONS

The following tax information supplements and should be read in conjunction with the tax information contained in the Fund’s Prospectus.
The Prospectus generally describes the U.S. federal income tax treatment of the Fund and its shareholders. This section of the SAI provides additional information concerning U.S. federal income taxes. It is based on the Code, applicable U.S. Treasury regulations, judicial authority, and administrative rulings and practice, all as in effect as of the date of this SAI and all of which are subject to change, including with retroactive effect. The following discussion is only a summary of some of the important U.S. federal tax considerations generally applicable to investments in the Fund. There may be other tax considerations applicable to particular shareholders. The Investment Adviser is not obligated to consider the tax consequences related to its management of the Fund's investments or other activities. It is possible that the actions taken by the Fund or the Investment Adviser on the Fund’s behalf could be disadvantageous to shareholders that hold shares through a taxable account. However, such actions likely will have no tax effect to shareholders that invest through a tax-advantaged account.
Shareholders should consult their own tax advisers regarding their particular situation and the possible application of foreign, state and local tax laws.
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans or tax-advantaged arrangements.
Shareholders should consult their tax advisers to determine the suitability of Fund shares as an investment through such plans and arrangements and the precise effect of an investment on their particular tax situation.

Qualification as a Regulated Investment Company
The Fund intends to elect to be treated as a RIC under Subchapter M of the Code and intends each year to qualify and to be eligible to be treated as such. In order to qualify for the special tax treatment accorded RICs and their shareholders, the Fund must, among other things: (a) derive at least 90% of its gross income for each taxable year from: (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (ii) net income derived from interests in
“
qualified publicly traded partnerships
”
(as defined below); (b) diversify its holdings
so that, at the end of each quarter of the Fund’s taxable year: (i) at least 50% of the fair market value of its total assets consists of: (A)
cash and cash items (including receivables), U.S. government securities and securities of other RICs; and (B) other securities (other than those described in clause (A)) limited in respect of any one issuer to a value that does not exceed 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer; and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, in the securities of any one issuer
(other than those described in clause (i)(A)), the securities (other than securities of other RICs) of two or more issuers the Fund controls and which are engaged in the same, similar, or related trades or businesses, or the securities of one or more qualified publicly traded partnerships; and (c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses, taking into account any capital loss carryforwards) and its net tax-exempt income, for such year.
In general, for purposes of the 90% gross income requirement described in (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the RIC. However, 100% of the net income derived from an interest in a
“
qualified publicly traded partnership
”
(generally
defined as a partnership (x) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (y) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Code Section 7704(c)(2). In addition, although in general the passive loss rules of the Code do not apply to RICs, such rules do apply to a RIC with respect to items attributable to an interest in a qualified publicly traded partnership. Certain of the Fund’s investments in ETFs, if any, may qualify as interests in qualified publicly traded partnerships.
For purposes of the diversification test in (b) above, the term
“
outstanding voting securities of such issuer
”
will include the equity securities
of a qualified publicly traded partnership and in the case of the Fund’s investments in loan participations, the Fund shall treat both the financial intermediary and the issuer of the underlying loan as an issuer. Also, for purposes of the diversification test in (b) above, the identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, the identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test in (b) above. The qualifying income and diversification requirements described above may limit the extent to which the Fund can engage in certain derivative transactions, as well as the extent to which it can invest in certain commodity-linked
ETFs.
If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will not be subject to U.S. federal income tax on investment company taxable income and net capital gain (
i.e
., the excess of net long-term capital gain over net short-term capital loss, determined with reference to any capital loss carryforwards) distributed in a timely manner to its shareholders in the form of dividends (including
Capital Gain Dividends, as defined below).

If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or if the Fund were otherwise to fail to qualify as a RIC accorded special tax treatment for such year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as
“
qualified dividend income
”
in the case of shareholders taxed as individuals, provided,
in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund's shares (as described below).
In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.
The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any), and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). However, no assurance can be given that the Fund will not be subject to U.S. federal income taxation. Any taxable income, including any net capital gain retained by the Fund, will be subject to tax at the Fund level at regular corporate rates.
In the case of net capital gain, the Fund is permitted to designate the retained amount as undistributed capital gain in a timely notice to its shareholders who would then, in turn, be: (i) required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount; and (ii) entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and to claim refunds on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities. If the Fund makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund would be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Fund is not required to, and there can be no assurance the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.
In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend, as defined below, its taxable income, and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to any such portion of the taxable year) or late-year ordinary loss (generally, the sum of its: (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, and (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31)
as if incurred in the succeeding taxable year.
In order to comply with the distribution requirements described above applicable to RICs, the Fund generally must make the distributions in the same taxable year that it realizes the income and gain, although in certain circumstances, the Fund may make the distributions in the following taxable year in respect of income and gains from the prior taxable year.
If the Fund declares a distribution to shareholders of record in October, November, or December of one calendar year and pays the distribution in January of the following calendar year, the Fund and its shareholders will be treated as if the Fund paid the distribution on December
31 of the earlier year.
Excise Tax
If the Fund were to fail to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year (or December 31 of that year if the Fund is permitted to elect and so elects), plus any such amounts retained from the prior year, the Fund would be subject to a nondeductible
4% excise tax on the undistributed amounts.
The Fund intends generally to make distributions sufficient to avoid the imposition of the 4% excise tax. However, no assurance can be given that the Fund will not be subject to the excise tax.
For purposes of the required excise tax distribution, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax in the taxable year ending within the calendar year.
Use of Tax Equalization
The Fund distributes its net investment income and capital gains to shareholders at least annually to the extent required to qualify as a
RIC under the Code and generally to avoid U.S. federal income or excise tax. Under current law, the Fund is permitted to treat the portion of redemption proceeds paid to redeeming shareholders that represents the redeeming shareholders’
pro-rata
share of the Fund's accumulated
earnings and profits as a dividend on the Fund’s tax return. This practice, which involves the use of tax equalization, will reduce the amount of income and gains that the Fund is required to distribute as dividends to shareholders in order for the Fund to avoid U.S. federal income tax and excise tax, which may include reducing the amount of distributions that otherwise would be required to be paid to non-redeeming shareholders. The Fund’s NAV generally will not be reduced by the amount of any undistributed income or gains allocated to redeeming shareholders under this practice and thus the total return on a shareholder’s investment generally will not be reduced as a result of this practice.

Capital Loss Carryforwards
Capital losses in excess of capital gains (
“
net capital losses
”
) are not permitted to be deducted against the Fund’s net investment income.
Instead, potentially subject to certain limitations, the Fund is able to carry forward a net capital loss from any taxable year to offset its capital gains, if any, realized during a subsequent taxable year. Distributions from capital gains are generally made after applying any available capital loss carryforwards. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.
If the Fund incurs or has incurred net capital losses, those losses will be carried forward to one or more subsequent taxable years without expiration; any such carryover losses will retain their character as short-term or long-term.
See the Fund’s most recent annual shareholder report for the Fund’s available capital loss carryforwards, if any, as of the end of its most recently ended fiscal year.
Fund Distributions
For U.S. federal income tax purposes, distributions of investment income generally are taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned for more than one year, and short-term capital gain or loss on investments it has owned for one year or less. Tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss on such investments.
Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (
“
Capital Gain Dividends
”
) will be taxable
to shareholders as long-term capital gains and taxed to individuals at reduced rates relative to ordinary income. Distributions from capital gains generally are made after applying any available capital loss carryforwards. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of Capital Gain Dividends received through partnership interests constituting
“
applicable
partnership interests
”
under Section 1061 of the Code. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to shareholders as ordinary income. Distributions of investment income reported by the
Fund as derived from
“
qualified dividend income
”
will be taxed in the hands of individuals at the rates applicable to net capital gain, provided holding period and other requirements are met at both the shareholder and Fund level.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. For these purposes,
“
net investment income
”
generally includes, among
other things: (i) distributions paid by the Fund of net investment income and capital gains as described above; and (ii) any net gain from the sale, exchange or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisers regarding the possible implications of this additional tax on their investment in the Fund.
As required by U.S. federal law, detailed U.S. federal tax information with respect to each calendar year will be furnished to each shareholder early in the succeeding year.
If, in and with respect to any taxable year, the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares (but not below zero), and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares. To the extent the Fund makes distributions of capital gains in excess of the Fund’s net capital gain for the taxable year (as reduced by any available capital loss carryforwards from prior taxable years), there is a possibility that the distributions will be taxable as ordinary dividend distributions, even though distributed excess amounts would not have been subject to tax if retained by the Fund.
Distributions are taxable as described herein whether shareholders receive them in cash or reinvest them in additional shares.
A dividend paid to shareholders in January generally is deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.
Distributions on the Fund’s shares generally are subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund’s NAV reflects either unrealized gains, or realized but undistributed income or gains, that were therefore included in the price the shareholder paid. Such distributions may reduce the fair market value of the Fund’s shares below the shareholder’s cost basis in those shares. As described above, the Fund is required to distribute realized income and gains regardless of whether the Fund’s NAV also reflects unrealized losses.
If the Fund holds, directly or indirectly, one or more
“
tax credit bonds
”
on one or more applicable dates during a taxable year, it is possible that the Fund will elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder's proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, a shareholder will be deemed to receive a distribution of money with respect to its Fund shares equal to the shareholder’s proportionate share of the amount of such credits and be allowed a credit against the shareholder's U.S. federal income tax liability equal to the amount of such deemed distribution, subject to certain limitations imposed by the Code on the credits involved. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.
In order for some portion of the dividends received by the Fund shareholder to be
“
qualified dividend income
”
that is eligible for taxation
at long-term capital gain rates, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares. In general,

a dividend is not treated as qualified dividend income (at either the Fund or shareholder level): (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date); (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; (3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest; or (4) if the dividend is received from a foreign corporation that is: (a) not eligible for the benefits of a comprehensive income tax treaty with the
United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States); or (b) treated as a passive foreign investment company.
In general, distributions of investment income reported by the Fund as derived from qualified dividend income are treated as qualified dividend income in the hands of a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.
If the aggregate qualified dividends received by the Fund during a taxable year are 95% or more of its gross income (excluding net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly reported as Capital Gain
Dividends) are eligible to be treated as qualified dividend income.
In general, dividends of net investment income received by corporate shareholders of the Fund qualify for the dividends-received deduction generally available to corporations to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year. A dividend received by the Fund will not be treated as a dividend eligible for the dividends-received deduction: (1) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock); or (2) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced: (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund; or (2) by application of various provisions of the Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).
Any distribution of income that is attributable to: (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction; or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to individual shareholders and will not be eligible for the dividends-received deduction for corporate shareholders.
Distributions by the Fund to its shareholders that the Fund properly reports as
“
section 199A dividends,
”
as defined and subject to certain
conditions described below, are treated as qualified REIT dividends in the hands of non-corporate shareholders. Non-corporate shareholders are permitted a U.S. federal income tax deduction equal to 20% of qualified REIT dividends received by them, subject to certain limitations.
Very generally, a
“
section 199A dividend
”
is any dividend or portion thereof that is attributable to certain dividends received by the Fund from REITs, to the extent such dividends are properly reported as such by the RIC in a written notice to its shareholders. A section 199A dividend is treated as a qualified REIT dividend only if the shareholder receiving such dividend holds the dividend-paying RIC shares for at least 46 days of the 91-day period beginning 45 days before the shares become ex-dividend, and is not under an obligation to make related payments with respect to a position in substantially similar or related property. The Fund is permitted to report such part of its dividends as section 199A dividends as are eligible, but is not required to do so.
A shareholder whose distributions are reinvested in shares under the Dividend Reinvestment Plan generally will be treated as having received a dividend equal to either: (i) if the shares are trading below NAV, the amount of cash allocated to the shareholder for the purchase of shares on its behalf in the open market; or (ii) if shares are trading at or above NAV, generally the fair market value of the new shares issued to the shareholder.
Certain Loan and Debt Instrument Investments.
Some of the income and gain that the Fund may recognize, such as income and gain from real estate assets received upon foreclosure of a loan held by the Fund, generally does not constitute qualifying income. The Fund's investments therefore may be limited by the Fund's intention to qualify as a RIC and may bear on the Fund's ability to so qualify.
Tax Implications of Certain Fund Investments
Special Rules for Debt Obligations.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance
(and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount. Generally, the original issue discount (
“
OID
”
) is treated as interest income and is
included in the Fund’s income and required to be distributed by the Fund over the term of the debt instrument, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt instrument. In addition, payment-in-kind securities will give rise to income, which is required to be distributed and is taxable even though the Fund holding the security receives no interest payment in cash on the security during the year.
Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund in the secondary market may be treated as having
“
market discount.
”
Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with OID, its
“
revised issue price
”
) over the purchase price of such

obligation. Generally, any gain recognized on the disposition of, and any partial payment of principal on, a debt instrument having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the
“
accrued market discount
”
on
such debt instrument. Alternatively, the Fund may elect to accrue market discount currently, in which case the Fund will be required to include the accrued market discount in the Fund's income (as ordinary income) and thus distribute it over the term of the debt instrument, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt instrument.
The rate at which the market discount accrues, and thus is included in the Fund's income, will depend upon which of the permitted accrual methods the Fund elects.
Some debt obligations with a fixed maturity date of one year or less from the date of issuance may be treated as having OID or, in certain cases,
“
acquisition discount
”
(very generally, the excess of the stated redemption price over the purchase price). The Fund will be required to include the OID or acquisition discount in income (as ordinary income) and thus distribute it over the term of the debt instrument, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt instrument. The rate at which OID or acquisition discount accrues, and thus is included in the Fund's income, will depend upon which of the permitted accrual methods the Fund elects.
If the Fund holds the foregoing kinds of obligations, or other obligations subject to special rules under the Code, it may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received.
Such distributions may be made from the cash assets of the Fund or, if necessary, by disposition of portfolio securities including at a time when it may not be advantageous to do so. These dispositions may cause the Fund to realize higher amounts of short-term capital gains (generally taxed to shareholders at ordinary income tax rates) and, in the event the Fund realizes net capital gains from such transactions, its shareholders may receive a larger Capital Gain Dividend than if the Fund had not held such obligations.
Securities Purchased at a Premium.
Very generally, where the Fund purchases a bond at a price that exceeds the redemption price at maturity – that is, at a premium – the premium is amortizable over the remaining term of the bond. In the case of a taxable bond, if the
Fund makes an election applicable to all such bonds it purchases, which election is irrevocable without consent of the IRS, the Fund would reduce the current taxable income from the bond by the amortized premium and reduce its tax basis in the bond by the amount of such offset; upon the disposition or maturity of such bonds acquired on or after January 4, 2013, the Fund is permitted to deduct any remaining premium allocable to a prior period. In the case of a tax-exempt bond, tax rules require the Fund to reduce its tax basis by the amount of amortized premium.
A portion of the OID accrued on certain high yield discount obligations may not be deductible to the issuer and will instead be treated as a dividend paid by the issuer for purposes of the dividends received deduction. In such cases, if the issuer of the high-yield discount obligations is a domestic corporation, dividend payments by the Fund may be eligible for the dividends received deduction to the extent attributable to the deemed dividend portion of such OID.
At-risk or Defaulted Securities.
Investments in debt obligations that are at risk of or in default present special tax issues for the Fund.
Tax rules are not entirely clear about issues such as whether or to what extent the Fund should recognize market discount on a debt obligation, when the Fund may cease to accrue interest, OID or market discount, when and to what extent the Fund may take deductions for bad debts or worthless securities and how the Fund should allocate payments received on obligations in default between principal and income. These and other related issues will be addressed by the Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.
Certain Investments in REITs.
Any investment by the Fund in equity securities of REITs qualifying as such under Subchapter M of the Code may result in the Fund’s receipt of cash in excess of the REIT’s earnings; if the Fund distributes these amounts, these distributions could constitute a return of capital to Fund shareholders for U.S. federal income tax purposes. Dividends received by the Fund from a REIT will not qualify for the corporate dividends-received deduction and generally will not constitute qualified dividend income.
Certain distributions made by the Fund attributable to dividends received by the Fund from REITs may qualify as
“
qualified REIT dividends
”

in the hands of non-corporate shareholders, as discussed above.
Mortgage-Related Securities.
The Fund may invest directly or indirectly in REMICs (including by investing in residual interests in collateralized mortgage obligations (
“
CMOs
”
) with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools (
“
TMPs
”
). Under a notice issued by the IRS in October 2006 and U.S. Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Fund’s income (including income allocated to the Fund from a REIT or other pass-through entity) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Code as an
“
excess inclusion
”
)
will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, the Fund investing in such interests may not be a suitable investment for charitable remainder trusts, as noted below.
In general, excess inclusion income allocated to shareholders: (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions); (ii) will constitute unrelated business taxable income (
“
UBTI
”
) to entities (including a qualified pension plan,
an IRA, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income;
and (iii) in the case of a non-U.S. shareholder, will not qualify for any reduction in U.S. federal withholding tax. A shareholder will be subject to U.S. federal income tax on such inclusions notwithstanding any exemption from such income tax otherwise available under the Code.

Foreign Currency Transactions.
Any transaction by the Fund in foreign currencies, foreign currency-denominated debt obligations or certain foreign currency options, futures contracts or forward contracts (or similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned. Any such net gains could require a larger dividend toward the end of the calendar year. Any such net losses generally will reduce and potentially require the recharacterization of prior ordinary income distributions. Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income. Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.
Foreign currency gains generally are treated as qualifying income for purposes of the 90% gross income test described above. There is a remote possibility that the Secretary of the Treasury will issue contrary tax regulations with respect to foreign currency gains that are not directly related to a RIC’s principal business of investing in stocks or securities (or options or futures with respect to stocks or securities), and such regulations could apply retroactively.
Passive Foreign Investment Companies.
Equity investments by the Fund in certain
“
passive foreign investment companies
”
(
“
PFICs
”
)
could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company. This tax cannot be eliminated by making distributions to Fund shareholders.
However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a
“
qualified electing
fund
”
(
i.e.
, make a
“
QEF election
”
), in which case the Fund will be required to include its share of the PFIC’s income and net capital gains annually, regardless of whether it receives any distribution from the PFIC. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings
“
to the market
”
as though it had sold (and, solely for purposes of this mark-to-market election, repurchased) its holdings in those PFICs on the last day of the Fund’s taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund’s total return. Dividends paid by PFICs will not be eligible to be treated as
“
qualified dividend
income.
”
A foreign issuer in which the Fund invests will not be treated as a PFIC with respect to the Fund if such issuer is a controlled foreign corporation (
“
CFC
”
) for U.S. federal income tax purposes and the Fund holds (directly, indirectly, or constructively) 10% or more of the voting interests in or total value of such issuer. In such a case, the Fund generally would be required to include in gross income each year, as ordinary income, its share of certain amounts of a CFC's income, whether or not the CFC distributes such amounts to the
Fund.
Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.
Options and Futures
In general, option premiums received by the Fund are not immediately included in the income of the Fund. Instead, the premiums are recognized when the option contract expires, the option is exercised by the holder, or the Fund transfers or otherwise terminates the option (
e.g.
, through a closing transaction). If a call option written by the Fund is exercised and the Fund sells or delivers the underlying stock, the Fund generally will recognize capital gain or loss equal to (a) sum of the strike price and the option premium received by the
Fund minus (b) the Fund’s basis in the stock. Such gain or loss generally will be short-term or long-term depending upon the holding period of the underlying stock. If securities are purchased by the Fund pursuant to the exercise of a put option written by it, the Fund generally will subtract the premium received for purposes of computing its cost basis in the securities purchased. Gain or loss arising in respect of a termination of the Fund’s obligation under an option other than through the exercise of the option will be short-term gain or loss depending on whether the premium income received by the Fund is greater or less than the amount paid by the Fund (if any) in terminating the transaction. Thus, for example, if an option written by the Fund expires unexercised, the Fund generally will recognize short-term gain equal to the premium received.
The Fund’s options activities may include transactions constituting straddles for U.S. federal income tax purposes, that is, that trigger the U.S. federal income tax straddle rules contained primarily in Section 1092 of the Code. Such straddles include, for example, positions in a particular security, or an index of securities, and one or more options that offset the former position, including options that are
“
covered
”
by the Fund’s long position in the subject security. Very generally, where applicable, Section 1092 requires: (i) that losses be deferred on positions deemed to be offsetting positions with respect to
“
substantially similar or related property,
”
to the extent of unrealized
gain in the latter; and (ii) that the holding period of such a straddle position that has not already been held for the long-term holding period be terminated and begin anew once the position is no longer part of a straddle. Options on single stocks that are not
“
deep in the money
”

may constitute qualified covered calls, which generally are not subject to the straddle rules; the holding period on stock underlying qualified covered calls that are
“
in the money
”
although not
“
deep in the money
”
will be suspended during the period that such calls are outstanding.
These straddle rules and the rules governing qualified covered calls could cause gains that would otherwise constitute long-term capital gains to be treated as short-term capital gains, and distributions that would otherwise constitute
“
qualified dividend income
”
or qualify
for the dividends-received deduction to fail to satisfy the holding period requirements and therefore to be taxed as ordinary income or to fail to qualify for the dividends-received deduction, as the case may be.
The tax treatment of certain positions entered into by the Fund (including regulated futures contracts, certain foreign currency positions and certain listed non-equity options) will be governed by Section 1256 of the Code (
“
Section 1256 contracts
”
). Gains or losses on Section
1256 contracts generally are considered 60% long-term and 40% short-term capital gains or losses (
“
60/40
”
), although certain foreign
currency gains and losses from such contracts may be treated as ordinary in character. Also, Section 1256 contracts held by the Fund at the end of each taxable year (and, for purposes of the 4% excise tax, on certain other dates as prescribed under the Code) are
“
marked
to market
”
with the result that unrealized gains or losses are treated as though they were realized and the resulting gain or loss is treated as ordinary or 60/40 gain or loss, as applicable.
Other Derivatives, Hedging, and Related Transactions.
In addition to the special rules described above in respect of futures and options transactions, the Fund’s transactions in other derivative instruments (
e.g.
, forward contracts and swap agreements), as well as any of
its hedging, short sale, securities loan or similar transactions, may be subject to one or more special tax rules (
e.g.
, notional principal
contract, straddle, constructive sale, wash sale and short sale rules). These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting, among other things, whether capital gains and losses are treated as short-term or long-term. These rules could therefore affect the amount, timing and/or character of distributions to shareholders.
Because these and other tax rules applicable to these types of transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a
RIC and avoid a Fund-level tax.
Commodity-Linked Instruments.
The Fund’s investments in commodity-linked instruments can be limited by the Fund’s intention to qualify as a RIC, and can bear on the Fund’s ability to so qualify. Income and gains from certain commodity-linked instruments do not constitute qualifying income to a RIC for purposes of the 90% gross income test described above. The tax treatment of some other commodity-linked instruments in which the Fund might invest is not certain, in particular with respect to whether income or gains from such instruments constitute qualifying income to a RIC. If the Fund were to treat income or gain from a particular instrument as qualifying income and the income or gain were later determined not to constitute qualifying income and, together with any other nonqualifying income, caused the
Fund’s nonqualifying income to exceed 10% of its gross income in any taxable year, the Fund would fail to qualify as a RIC unless it is eligible to and does pay a tax at the Fund level.
Exchange-Traded Notes, Structured Notes.
The tax rules are uncertain with respect to the treatment of income or gains arising in respect of commodity-linked exchange-traded notes (
“
ETNs
”
) and certain commodity-linked structured notes; also, the timing and character of income or gains arising from ETNs can be uncertain. An adverse determination or future guidance by the IRS (which determination or guidance could be retroactive) may affect the Fund’s ability to qualify for treatment as a RIC and to avoid a Fund-level tax.
Book-Tax Differences.
Certain of the Fund’s investments in derivative instruments and foreign currency-denominated instruments, and any of the Fund's transactions in foreign currencies and hedging activities, are likely to produce a difference between its book income and the sum of its taxable income and net tax-exempt income (if any). If such a difference arises, and the Fund’s book income is less than the sum of its taxable income and net tax-exempt income, the Fund could be required to make distributions exceeding book income to qualify as a RIC that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if the Fund’s book income exceeds the sum of its taxable income (including realized capital gains) and net tax-exempt income, the distribution (if any) of such excess generally will be treated as: (i) a dividend to the extent of the Fund’s remaining earnings and profits (including earnings and profits arising from tax-exempt income); (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares (but not below zero); and
(iii) thereafter as gain from the sale or exchange of a capital asset.
Investments in Other RICs
. The Fund’s investments in shares of another mutual fund, an ETF or another company that qualifies as a RIC
(each, an
“
investment company
”
) can cause the Fund to be required to distribute greater amounts of net investment income or net capital gain than the Fund would have distributed had it invested directly in the securities held by the investment company, rather than in shares of the investment company. Further, the amount or timing of distributions from the Fund qualifying for treatment as a particular character
(
e.g.
, long-term capital gain, exempt interest, eligibility for dividends-received deduction, etc.) will not necessarily be the same as it would have been had the Fund invested directly in the securities held by the investment company. If the Fund receives dividends from an investment company and the investment company reports such dividends as qualified dividend income, then the Fund is permitted in turn to report a portion of its distributions as qualified dividend income, provided the Fund meets holding period and other requirements with respect to shares of the investment company.
If the Fund receives dividends from an investment company and the investment company reports such dividends as eligible for the dividends-received deduction, then the Fund is permitted in turn to report its distributions derived from those dividends as eligible for the dividends-received deduction as well, provided the Fund meets holding period and other requirements with respect to shares of the investment company.
Tax-Exempt Shareholders
Income of a RIC that would be UBTI if earned directly by a tax-exempt entity generally will not constitute UBTI when distributed to a tax-exempt shareholder of the RIC. Notwithstanding this
“
blocking
”
effect, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Code
Section 514(b).
A tax-exempt shareholder may also recognize UBTI if the Fund recognizes
“
excess inclusion income
”
derived from direct or indirect investments
in residual interests in REMICs or equity interests in TMPs as described above, if the amount of such income recognized by the Fund exceeds the Fund’s investment company taxable income (after taking into account deductions for dividends paid by the Fund).
In addition, special tax consequences apply to charitable remainder trusts (
“
CRTs
”
) that invest in RICs that invest directly or indirectly in
residual interests in REMICs or equity interests in TMPs. Under legislation enacted in December 2006, a CRT (as defined in Section 664 of the Code) that realizes any UBTI for a taxable year must pay an excise tax annually of an amount equal to such UBTI. Under IRS guidance issued in October 2006, a CRT will not recognize UBTI as a result of investing in the Fund that recognizes
“
excess inclusion income.
”

Rather, if at any time during any taxable year a CRT (or one of certain other tax-exempt shareholders, such as the United States, a state or political subdivision, or an agency or instrumentality thereof, and certain energy cooperatives) is a record holder of a share in the Fund that recognizes
“
excess inclusion income,
”
then the Fund will be subject to a tax on that portion of its
“
excess inclusion income
”
for the
taxable year that is allocable to such shareholders at the highest U.S. federal corporate income tax rate. The extent to which this IRS guidance remains applicable in light of the December 2006 legislation is unclear. To the extent permitted under the 1940 Act, the Fund may elect to specially allocate any such tax to the applicable CRT, or other shareholder, and thus reduce such shareholder’s distributions for the year by the amount of the tax that relates to such shareholder’s interest in the Fund.
CRTs and other tax-exempt investors are urged to consult their tax advisers concerning the consequences of investing in the Fund.
Sale, Exchange or Redemption of Shares
The sale, exchange or redemption of Fund shares may give rise to a gain or loss.
In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Fund shares held by a shareholder for six months or less will be treated as long-term, rather than short-term, to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.
Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed under the Code’s
“
wash-sale
”

rule if other substantially identical shares are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
Shareholders who tender all shares held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares, such shareholder may be treated as having received a distribution under Section 301 of the Code (
“
Section 301 distribution
”
) unless the redemption is treated as being either: (i)
“
substantially
disproportionate
”
with respect to such shareholder; or (ii) otherwise
“
not essentially equivalent to a dividend
”
under the relevant rules
of the Code. A Section 301 distribution is not treated as a sale or exchange giving rise to a capital gain or loss, but rather is treated as a dividend to the extent supported by the Fund’s current and accumulated earnings and profits, with the excess treated as a return of capital reducing the shareholder’s tax basis in Fund shares (but not below zero), and thereafter as capital gain. Where a redeeming shareholder is treated as receiving a dividend, there is a risk that non-tendering shareholders whose interests in the Fund increase as a result of such tender will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer.
To the extent that the Fund recognizes net gains on the liquidation of portfolio securities to meet such tenders or other repurchases of
Fund shares, the Fund will be required to make additional distributions to its common shareholders.
Tax Shelter Reporting Regulations
Under U.S. Treasury regulations, if a shareholder recognizes a loss of at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder or at least $10 million in any single taxable year or $20 million in any combination of taxable years for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult with their tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Foreign Taxation
Income, proceeds and gains received by the Fund (or RICs in which the Fund has invested) from sources within non-U.S. countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes. This will decrease the Fund’s yield on securities subject to such taxes. If more than 50% of the Fund’s assets at taxable year end consists of the securities of non-U.S. corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their
pro rata
portions of qualified taxes paid by the Fund to non-U.S. countries in respect of foreign (non-U.S.) securities that the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their
pro rata
shares of such taxes paid by the Fund. A shareholder’s ability to claim an offsetting foreign tax credit or deduction in respect of foreign taxes paid by the Fund is subject to certain limitations imposed by the Code, which may result in the shareholder’s not receiving a full credit or deduction (if any) for the amount of such taxes. Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but not a deduction) for such foreign taxes.
Even if the Fund were eligible to make such an election for a given year, it may determine not to do so. Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through IRAs or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

Foreign Shareholders
Distributions by the Fund to shareholders that are not
“
U.S. persons
”
within the meaning of the Code (
“
foreign shareholders
”
) properly
reported by the Fund as: (1) Capital Gain Dividends; (2) short-term capital gain dividends; and (3) interest-related dividends, each as defined below and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.
In general, the Code defines (1)
“
short-term capital gain dividends
”
as distributions of net short-term capital gains in excess of net long-term capital losses and (2)
“
interest-related dividends
”
as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Fund in a written notice to shareholders. The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests as described below. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the
United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation. If the Fund invests in a RIC that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to foreign shareholders. The
Fund may report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.
Foreign shareholders should contact their intermediaries regarding the application of these rules to their accounts.
Distributions by the Fund to foreign shareholders other than Capital Gain Dividends, short-term capital gain dividends and interest-related dividends (
e.g.
, dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).
A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Fund unless: (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States; (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United
States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met; or (iii) the special rules relating to gain attributable to the sale or exchange of
“
U.S. real property interests
”
(
“
USRPIs
”
) apply to the foreign shareholder's
sale of
shares
of the Fund (as described below).
Subject to certain exceptions (
e.g.
, for the Fund that is a
“
U.S. real property holding corporation
”
as described below), the Fund is generally
not required (and does not expect) to withhold on the amount of a non-dividend distribution (
i.e.
, a distribution that is not paid out of the
Fund’s current earnings and profits for the applicable taxable year or accumulated earnings and profits) when paid to its foreign shareholders.
Special rules would apply if the Fund were a qualified investment entity (
“
QIE
”
) because it is either a
“
U.S. real property holding corporation
”
(
“
USRPHC
”
) or would be a USRPHC but for the operation of certain exceptions to the definition of USRPIs described below. Very generally, a USRPHC is a domestic corporation that holds USRPIs the fair market value of which equals or exceeds 50% of the sum of the fair market values of the corporation’s USRPIs, interests in real property located outside the United States, and other trade or business assets.
USRPIs generally are defined as any interest in U.S. real property and any interest (other than solely as a creditor) in a USRPHC or, very generally, an entity that has been a USRPHC in the last five years. A fund that holds, directly or indirectly, significant interests in REITs may be a USRPHC. Interests in domestically controlled QIEs, including REITs and RICs that are QIEs, not-greater-than-10% interests in publicly traded classes of stock in REITs and not-greater-than-5% interests in publicly traded classes of stock in RICs generally are not
USRPIs, but these exceptions do not apply for purposes of determining whether the Fund is a QIE.
If an interest in a Fund were a USRPI, the Fund would be required to withhold U.S. tax on the proceeds of a share redemption by a greater-than-5%
foreign shareholder or any foreign shareholders if shares of the Fund are not considered regularly traded on an established securities market, in which case such foreign shareholder generally would also be required to file U.S. tax returns and pay any additional taxes due in connection with the redemption.
Moreover, if the Fund were a USRPHC or, very generally, had been one in the last five years, it would be required to withhold on amounts distributed to a greater-than-5% foreign shareholder to the extent such amounts would not be treated as a dividend,
i.e.
, are in excess
of the Fund’s current and accumulated
“
earnings and profits
”
for the applicable taxable year. Such withholding generally is not required if the Fund is a domestically controlled QIE.
If the Fund were a QIE, under a special
“
look-through
”
rule, any distributions by the Fund to a foreign shareholder (including, in certain cases, distributions made by the Fund in redemption of its shares) attributable directly or indirectly to: (i) distributions received by the
Fund from a lower-tier RIC or REIT that the Fund is required to treat as USRPI gain in its hands; and (ii) gains realized on the disposition of USRPIs by the Fund would retain their character as gains realized from USRPIs in the hands of the Fund’s foreign shareholders and would be subject to U.S. tax withholding. In addition, such distributions could result in the foreign shareholder being required to file a

U.S. tax return and pay tax on the distributions at regular U.S. federal income tax rates. The consequences to a foreign shareholder, including the rate of such withholding and character of such distributions (
e.g.
, as ordinary income or USRPI gain), would vary depending
upon the extent of the foreign shareholder’s current and past ownership of the Fund.
Foreign shareholders of the Fund also may be subject to
“
wash sale
”
rules to prevent the avoidance of the tax-filing and -payment obligations discussed above through the sale and repurchase of Fund shares.
Foreign shareholders should consult their tax advisers and, if holding shares through intermediaries, their intermediaries, concerning the application of these rules to their investment in the Fund.
Foreign shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisers.
In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form). Foreign shareholders should consult their tax advisers in this regard.
Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Fund shares through foreign partnerships. Additional considerations may apply to foreign trusts and estates. Investors holding Fund shares through foreign entities should consult their tax advisers about their particular situation.
A foreign shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.
Backup Withholding
The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding.
Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is timely furnished to the IRS.
Shareholder Reporting Obligations With Respect to Foreign Bank and Financial Accounts
Shareholders that are U.S. persons and own, directly or indirectly, more than 50% of the Fund could be required to report annually their
“
financial interest
”
in the Fund’s
“
foreign financial accounts,
”
if any, on FinCEN Form 114, Report of Foreign Bank and Financial Accounts
(
“
FBAR
”
). Shareholders should consult a tax adviser, and persons investing in the Fund through an intermediary should contact their intermediary, regarding the applicability to them of this reporting requirement.
Other Reporting and Withholding Requirements
Sections 1471-1474 of the Code and the U.S. Treasury regulations and IRS guidance issued thereunder (collectively,
“
FATCA
”
) generally
require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an
“
IGA
”
) between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the U.S. Department of the Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays.
If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above (
e.g.
, interest-related dividends and short-term
capital gain dividends).
Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.
General Considerations
The U.S. federal income tax discussion set forth above is for general information only. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of purchasing, holding, and disposing of shares of the Fund, as well as the effects of state, local, non-U.S., and other tax law and any proposed tax law changes.
FINANCIAL STATEMENTS

Appendix B to this SAI provides financial information regarding the Fund. The Fund’s financial statements have been audited by Ernst &
Young LLP.

The Fund is newly organized and has no operating history. Additional information about the Fund’s investments will be available in the
Fund’s annual and semi-annual reports, when available.
Paper copies of the Fund’s annual and semi-annual shareholder reports are not sent by mail, unless you specifically request paper copies of the reports. Instead, the reports are available on the Voya funds’ website (https://individuals.voya.com/literature), and you will be notified by mail each time a report is posted and provided with a website link to access the report. Effective July 24, 2024, shareholders will receive revised form of annual and semi-annual shareholder reports in accordance with recently adopted SEC rule and form amendments requiring the Fund to transmit streamlined annual and semi-annual shareholder reports that highlight key information to shareholders.
These annual and semi-annual shareholder reports will be sent to shareholders directly by mail. Other information, including financial statements, will no longer appear in the Fund’s shareholder reports but will be available on the Voya funds’ website
(https://individuals.voya.com/literature), delivered free of charge upon request, and filed on a semi-annual basis on Form N-CSR. You may elect to receive shareholder reports and other communications from a fund electronically anytime by contacting your financial intermediary
(such as a broker-dealer or bank) or, if you are a direct investor, by calling 1-800-992-0180 or by sending an e-mail request to Voyaim_literature@voya.com.

APPENDIX A – PROXY VOTING PROCEDURES AND GUIDELINES

Introduction
This document sets forth the proxy voting procedures (
“
Procedures
”
) and guidelines (
“
Guidelines
”
), collectively the
“
Proxy Voting
Policy
”
, that Voya Investments, LLC (
“
Adviser
”
) shall follow when voting proxies on behalf of the Voya funds for which it serves as investment adviser (each a
“
Fund
”
and collectively, the
“
Funds
”
). The Funds’ Boards of Directors/Trustees (
“
Board
”
) have approved
the Proxy Voting Policy.
The Board may determine to delegate proxy voting to a sub-adviser of one or more Funds (rather than to the Adviser) in which case the sub-adviser’s proxy policies and procedures for implementation on behalf of such Fund (a
“
Sub-Adviser-Voted Fund
”
) shall be
subject to Board approval. Sub-Adviser-Voted Funds are not covered under the Proxy Voting Policy except as described in the Reporting and Record Retention section below relating to vote reporting requirements. Sub-Adviser-Voted Funds are governed by the applicable sub-adviser’s respective proxy policies provided that the Board has approved such policies.
The Proxy Voting Policy incorporates principles and guidance set forth in relevant pronouncements of the
U.S. Securities and Exchange Commission (
“
SEC
”
) and its staff regarding the Adviser’s fiduciary duty to ensure that proxies are voted in a timely manner and that voting decisions are always in the Funds’ best interest.
Pursuant to the Policy, the Adviser’s Active Ownership team (
“
AO Team
”
) is delegated the responsibility to vote the Funds’ proxies in accordance with the Proxy Voting Policy on the Funds’ behalf.
The engagement of a Proxy Advisory Firm (as defined in the Proxy Advisory Firm section below) shall be subject to the Board’s initial approval and annual Board review and approval thereafter. The AO Team is responsible for Proxy Advisory Firm oversight and shall direct the Proxy Advisory Firm to vote proxies in accordance with the Guidelines.
The Board’s Compliance Committee (
“
Compliance Committee
”
) shall review the Proxy Voting Policy not less than annually and these documents shall be updated as appropriate. No material changes to the Proxy Voting Policy shall become effective without
Board approval. The Compliance Committee may approve non-material amendments for immediate implementation subject to full
Board ratification at its next regularly scheduled meeting.
Adviser’s Roles and Responsibilities
Active Ownership Team
The AO Team shall direct the Proxy Advisory Firm to vote proxies on the Funds’ and Adviser’s behalf in connection with annual and special shareholder meetings (except those regarding bankruptcy matters and/or related plans of reorganization).
The AO Team is responsible for overseeing the Proxy Advisory Firm and voting the Funds’ proxies in accordance with the Proxy
Voting Policy on the Funds’ and the Adviser’s behalf.
The AO Team is authorized to direct the Proxy Advisory Firm to vote Fund proxies in accordance with the Proxy Voting Policy. Responsibilities assigned to the AO Team or activities in support thereof may be performed by such members of the Proxy Committee (as defined in the Proxy Committee section below) or employees of the Adviser’s affiliates as the Proxy Committee deems appropriate.
The AO Team is also responsible for identifying potential conflicts between the proxy issuer and the Proxy Advisory Firm, the Adviser, the Funds’ principal underwriters, or an affiliated person of the Funds. The AO Team shall identify such potential conflicts of interest based on information the Proxy Advisory Firm periodically provides; analyses of Voya’s clients, distributors, broker-dealers, and vendors; and information derived from other sources including but not limited to public filings.
Proxy Committee
The Proxy Committee shall ensure that the Funds vote proxies consistent with the Proxy Voting Policy. The Proxy Committee accordingly reviews and evaluates this Policy, oversees the development and implementation thereof, and resolves ad hoc issues that may arise from time to time. The Proxy Committee is comprised of senior leaders of Voya Investment Management, including fundamental research, ESG research, active ownership, compliance, legal, finance, and operations of the Adviser. The Proxy Committee membership may be amended at the Adviser’s discretion from time to time. The Board will be informed of any membership changes quarterly at the next regularly scheduled meeting.
Investment Professionals
The Funds’ sub-advisers and/or portfolio managers are each referred to herein as an
“
Investment Professional
”
and collectively,
“
Investment Professionals
”
. Investment Professionals are encouraged to submit recommendations to the AO Team regarding any proxy voting-related proposals relating to the portfolio securities over which they have daily portfolio management responsibility including proxy contests, proposals relating to issuers with dual class shares with superior voting rights, and/or mergers and acquisitions.

Proxy Advisory Firm
The Proxy Advisory Firm is required to coordinate with the Funds’ custodians to ensure that those firms process all proxy materials they receive relating to portfolio securities in a timely manner. To the extent applicable the Proxy Advisory Firm is required to provide research, analysis, and vote recommendations under its Proxy Voting guidelines. The Proxy Advisory Firm is required to produce custom vote recommendations in accordance with the Guidelines and their vote recommendations.
PROXY VOTING PROCEDURES
Vote Classification
Within-Guidelines Votes:
Votes in Accordance with these Guidelines
A vote cast in accordance with these Guidelines is considered Within-Guidelines.
Out-of-Guidelines Votes: Votes
Contrary to these Guidelines
A vote that is contrary to these Guidelines may be cast when the AO team and/or Proxy Committee determine that application of these Guidelines is inappropriate under the circumstances. A vote is considered contrary to these Guidelines when such vote contradicts the approach outlined in the Policy.
A vote would not be considered contrary to these Guidelines for cases in which these Guidelines stipulate a Case-by-Case consideration, or an Investment Professional provides a written rationale for such vote.
Matters Requiring Case-by-Case Consideration
The Proxy Advisory Firm shall refer proxy proposals to the AO Team for consideration when the Procedures and Guidelines indicate
a
“
Case-by-Case
”
consideration. Additionally, the Proxy Advisory Firm shall refer a proxy proposal under circumstances in which the application of the Procedures and Guidelines is uncertain, appears to involve unusual or controversial issues, or is silent regarding the proposal.
Upon receipt of a referral from the Proxy Advisory Firm, the AO Team may solicit additional research or clarification from the Proxy
Advisory Firm, Investment Professional(s), or other sources.
The AO Team shall review matters requiring Case-by-Case consideration to determine whether such proposals require an Investment
Professional and/or Proxy Committee input and a vote determination.
Non-Votes: Votes in which No Action is Taken
The AO Team shall make reasonable efforts to secure and vote all Fund proxies. Nevertheless, a Fund may refrain from voting under certain circumstances including, but not limited to:
•
The economic effect on shareholder interests or the value of the portfolio holding is indeterminable or insignificant (e.g., proxies in connection with fractional shares), securities no longer held in a Fund, or a proxy is being considered for a Fund no longer in existence.
•
The cost of voting a proxy outweighs the benefits (e.g., certain international proxies, particularly in cases in which share-blocking practices may impose trading restrictions on the relevant portfolio security).
Conflicts of Interest
The Adviser shall act in the Funds’ best interests and strive to avoid conflicts of interest. Conflicts of interest may arise in situations in which, but not limited to:
•
The issuer is a vendor whose products or services are material to the Funds, the Adviser, or their affiliates;
•
The issuer is an entity participating to a material extent in the Funds’ distribution;
•
The issuer is a significant executing broker-dealer for the Funds and/or the Adviser;
•
Any individual who participates in the voting process for the Funds, including:
•
Investment Professionals;
•
Members of the Proxy Committee;
•
Employees of the Adviser;
•
Board Directors/Trustees; and
•
Individuals who serve as a director or officer of the issuer.
•
The issuer is Voya Financial.

Investment Professionals, the Proxy Advisory Firm, the Proxy Committee, and the AO Team shall disclose any potential conflicts of interest and/or confirm they do not have conflicts of interest relating to their participation in the voting process for portfolio securities.
The AO Team shall call a meeting of the Proxy Committee if a potential conflict exists and a member (or members) of the AO Team wishes to vote contrary to these Guidelines or an Investment Professional provides input regarding a meeting and has confirmed a conflict exists with regard thereto. The Proxy Committee shall then consider the matter and vote on a best course of action.
The AO Team shall use best efforts to convene the Proxy Committee with respect to all matters requiring its consideration. If the
Proxy Committee cannot meet its quorum requirements by the voting deadline it shall execute the vote in accordance with these
Guidelines.
The Adviser shall maintain records regarding any determinations to vote contrary to these Guidelines including those in which a potential Voya Investment Management Conflict exists. Such records shall include the rationale for the contrary vote.
Potential Conflicts with a Proxy Issuer
The AO Team shall identify potential conflicts with proxy issuers. In addition to obtaining potential conflict of interest information described in the Roles and Responsibilities section above, Proxy Committee members shall disclose to the AO Team any potential conflicts of interests with an issuer prior to discussing the Proxy Advisory Firm’s recommendation.
Proxy Committee members shall advise the AO Team in the event they believe a potential or perceived conflict of interest exists that may preclude them from making a vote determination in the Funds’ best interests. The Proxy Committee member may elect recusal from considering the relevant proxy. Proxy Committee members shall complete a Conflict of Interest Report when they verbally disclose a potential conflict of interest.
Investment Professionals shall also confirm that they do not have any potential conflicts of interest when submitting vote recommendations to the AO Team.
The AO Team gathers and analyzes the information provided by the:
•
Proxy Advisory Firm;
•
Adviser;
•
Funds’ principal underwriters;
•
Fund affiliates;
•
Proxy Committee members;
•
Investment Professionals; and
•
Fund Directors and Officers.
Assessment of the Proxy Advisory Firm
On the Board’s and Adviser’s behalf the AO Team shall assess whether the Proxy Advisory Firm:
•
Is independent from the Adviser;
•
Has resources that indicate it can competently provide analysis of proxy issues;
•
Can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners; and
•
Has adequate compliance policies and procedures to:
•
Ensure that its proxy voting recommendations are based on current and accurate information; and
•
Identify and address conflicts of interest.
The AO Team shall utilize and the Proxy Advisory Firm shall comply with such methods for completing the assessment as the AO
Team may deem reasonably appropriate. The Proxy Advisory Firm shall also promptly notify the AO Team in writing of any material changes to information it previously provided to the AO Team in connection with establishing the Proxy Advisory Firm’s independence, competence, or impartiality.
Voting Funds of Funds, Investing Funds and Feeder Funds
Funds that are funds-of-funds
1
(each a
“
Fund-of-Funds
”
and collectively,
“
Funds-of-Funds
”
) shall
“
echo
”
vote their interests in underlying
mutual funds, which may include mutual funds other than the Funds indicated on Voya’s website (www.voyainvestments.com). Meaning that if the Fund-of-Funds must vote on a proposal with respect to an underlying investment issuer the Fund-of-Funds shall vote its interest in that underlying fund in the same proportion as all other shareholders in the underlying investment company voted their interests.
However, if the underlying fund has no other shareholders, the Fund-of-Funds shall vote as follows:

1
Invest in underlying funds beyond 12d-1 limits.

•
If the Fund-of-Funds and the underlying fund are solicited to vote on the same proposal (e.g., the election of fund directors/trustees), the Fund-of-Funds shall vote the shares it holds in the underlying fund in the same proportion as all votes received from the holders of the Fund-of-Funds’ shares with respect to that proposal.
•
If the Fund-of-Funds is solicited to vote on a proposal for an underlying fund (e.g., a new sub-adviser to the underlying fund), and there is no corresponding proposal at the Fund-of-Funds level, the Adviser shall determine the most appropriate method of voting with respect to the underlying fund proposal.
An Investing Fund
2
(e.g., any Voya fund), while not a Fund-of-Funds shall have the foregoing Fund-of- Funds procedure applied to any Investing Fund that invests in one or more underlying funds. Accordingly:
•
Each Investing Fund shall
“
echo
”
vote its interests in an underlying fund if the underlying fund has shareholders other than the Investing Fund;
•
In the event an underlying fund has no other shareholders and the Investing Fund and the underlying fund are solicited to vote on the same proposal, the Investing Fund shall vote its interests in the underlying fund in the same proportion as all votes received from the holders of its own shares on that proposal; and
•
In the event an underlying fund has no other shareholders, and no corresponding proposal exists at the Investing Fund level, the Board shall determine the most appropriate method of voting with respect to the underlying fund proposal.
A fund that is a
“
Feeder Fund
”
in a master-feeder structure passes votes requested by the underlying master fund to its shareholders.
Meaning that, if the master fund solicits the Feeder Fund, the Feeder Fund shall request instructions from its own shareholders as to how it should vote its interest in an underlying master fund either directly or in the case of an insurance-dedicated Fund through an insurance product or retirement plan.
When a Fund is a feeder in a master-feeder structure, proxies for the master fund’s portfolio securities shall be voted pursuant to the master fund’s proxy voting policies and procedures. As such, Feeder Funds shall not be subject to the Procedures and Guidelines except as described in the Reporting and Record Retention section below.
Securities Lending
Many of the Funds participate in securities lending arrangements that generate additional revenue for the Fund. Accordingly, the
Fund is unable to vote securities that are on loan under these arrangements. However, under certain circumstances, for voting issues that may have a significant impact on the investment, members of the Proxy Committee or AO Team may request that the
Fund’s securities lending agent recall securities on loan if they determine that the benefit of voting outweighs the costs and lost revenue to the Fund as well as the administrative burden of retrieving the securities.
Investment Professionals may also deem a vote to be
“
material
”
in the context of the portfolio(s) they manage. They may therefore request that the Proxy Committee review lending activity on behalf of their portfolio(s) with respect to the relevant security and consider recalling and/or restricting the security. The Proxy Committee shall give primary consideration to relevant Investment Professional input in its determination as to whether a given proxy vote is material and if the associated security should accordingly be restricted from lending. The determination that a vote is material in the context of a Fund’s portfolio shall not mean that such vote is considered material across all Funds voting at that meeting. In order to recall or restrict shares on a timely basis for material voting purposes the AO Team shall use best efforts to consider and, when appropriate, act upon such requests on a timely basis. Any relevant
Investment Professional may submit a request to review lending activity in connection with a potentially material vote for the Proxy
Committee’s consideration at any time.
Reporting and Record Retention
Reporting by the Funds
Annually, as required, each Fund and each Sub-Adviser-Voted Fund shall post on the Voya Funds’ website its proxy voting record or a link to the prior one-year period ended June 30. The proxy voting record for each Fund and each Sub-Adviser-Voted Fund shall also be available on Form N-PX in the SEC’s EDGAR database on its website. For any Fund that is a feeder within a master-feeder structure, no proxy voting record related to the portfolio securities owned by the master fund shall be posted on the Funds’ website or included in the Fund’s Form N-PX; however, a cross-reference to the master fund’s proxy voting record as filed in the SEC’s
EDGAR database shall be included in the Fund’s Form N-PX and posted on the Funds’ website. If an underlying master fund solicited any Feeder Fund for a vote during the reporting period, a record of the votes cast by means of the pass-through process described above shall be included on the Voya funds’ website and in the Feeder Fund’s Form N-PX.
Reporting to the Compliance Committee
At each quarterly Compliance Committee meeting the AO Team shall provide to the Compliance Committee a report outlining each proxy proposal, or a summary of such proposals, that was:
1.
Voted Out-of-Guidelines; and/or

2
Invest in underlying funds but not beyond 12d-1 limits.

2.
When the Proxy Committee did not agree with an Investment Professional’s recommendation, as assessed when the Investment
Professional raises a potential conflict of interest.
The report shall include the name of the issuer, the substance of the proposal, a summary of the Investment Professional’s recommendation as applicable, and the reasons for voting or recommending an Out-of- Guidelines Vote or in the case of (2) above a vote which differed from that recommended by the Investment Professional.
Reporting by the AO Team on behalf of the Adviser
The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following:
•
A copy of each proxy statement received regarding a Fund’s portfolio securities. Such proxy statements the issuers send are available either in the SEC’s EDGAR database or upon request from the Proxy Advisory Firm;
•
A record of each vote cast on behalf of a Fund;
•
A copy of any Adviser-created document that was material to making a proxy vote decision or that memorializes the basis for that decision;
•
A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund;
•
A record of all recommendations from Investment Professionals to vote contrary to these Guidelines;
•
All proxy questions/recommendations that have been referred to the Compliance Committee; and
•
All applicable recommendations, analyses, research, Conflict Reports, and vote determinations. All proxy voting materials and supporting documentation shall be retained for a minimum of six years.
Records Maintained by the Proxy Advisory Firm
The Proxy Advisory Firm shall retain a record of all proxy votes handled by the Proxy Advisory Firm. Such record must reflect all the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of 1940.
Additionally, the Proxy Advisory Firm shall be responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.
PROXY VOTING GUIDELINES
Introduction
Proxies shall be voted in the Funds’ best interests. These Guidelines summarize the Funds’ positions regarding certain matters of importance to shareholders and provide an indication as to how the Funds’ ballots shall be voted for certain types of proposals.
These Guidelines are not exhaustive and do not provide guidance on all potential voting matters. Proposals may be addressed on
a
CASE-BY-CASE
basis rather than according to these Guidelines when assessing the merits of available rationale and disclosure.
These Guidelines apply to securities of publicly traded issuers and to those of privately held issuers if publicly available disclosure permits such application. All matters for which such disclosure is not available shall be considered on a
CASE-BY-CASE
basis.
Investment Professionals are encouraged to submit recommendations to the AO Team regarding proxy voting matters relating to the portfolio securities over which they have daily portfolio management responsibility. Investment Professionals may submit recommendations in connection with any proposal and they are likely to receive requests for recommendations relating to proxies for private equity or fixed income securities and/or proposals relating to merger transactions/corporate restructurings, proxy contests, or unusual or controversial issues.
Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement, or other legal requirement to which an issuer may be or become subject. No proposal shall be supported where implementation would contravene such requirements.
General Policies
The Funds generally support the recommendation of an issuer’s management when the Proxy Advisory Firm’s recommendation also aligns with such recommendation and to vote in accordance with the Proxy Advisory Firm’s recommendation when management has made no recommendation. However, this policy shall not apply to
CASE-BY-CASE
proposals for which a contrary recommendation
from the relevant Investment Professional(s) is utilized.
The rationale and vote recommendation from Investment Professionals shall receive primary consideration with respect to
CASE-BY-CASE

proposals considered on the relevant Fund’s behalf.
The Fund’s policy is to not support proposals that would negatively impact the existing rights of the Funds’ beneficial owners.
Shareholder proposals shall not be supported if they impose excessive costs and/or are overly restrictive or prescriptive. Depending on the relevant market, appropriate opposition may be expressed as an ABSTAIN,
AGAINST
, or
WITHHOLD
vote.

In the event competing shareholder and board proposals appear on the same agenda at uncontested proxies, the shareholder proposal shall not be supported, and the management proposal shall be supported when the management proposal meets the factors for support under the relevant topic/policy (e.g., Allocation of Income and Dividends); the competing proposals shall otherwise be considered on a CASE- BY-CASE basis.
International Policies
Companies incorporated outside the U.S. are subject to the following U.S. policies if they are listed on a
U.S. exchange and treated as a U.S. domestic issuer by the SEC. Where applicable, certain U.S. policies may also be applied to issuers incorporated outside the U.S. (e.g., issuers with a significant base of U.S. operations and employees).
However, given the differing regulatory and legal requirements, market practices, and political and economic systems existing in various international markets, the Funds shall:
•
Vote
AGAINST
international proposals when the Proxy Advisory Firm recommends voting
AGAINST
such proposal due to inadequate
relevant disclosure by the issuer or time provided for consideration of such disclosure;
•
Consider proposals that are associated with a firm
AGAINST
vote on a
CASE-BY-CASE
basis when the Proxy Advisory Firm
recommends support when:
•
The issuer or market transitions to better practices (e.g., committing to new regulations or governance codes);
•
The market standard is stricter than the Fund’s Guidelines; and/or
•
It is the more favorable choice when shareholders must choose between alternate proposals.
Proposal Specific Policies
As mentioned above, these Guidelines may be overridden in any case as provided for in the Procedures. Similarly, the Procedures outline the proposals with Guidelines that prescribe a firm voting position that may instead be considered on a
CASE-BY-CASE

basis when unusual or controversial circumstances so dictate, in such circumstances the AO Team may deem it appropriate to seek input from the relevant Investment Professional(s).
Proxy Contests:
Votes in contested elections on shall be considered on a
CASE-BY-CASE
basis with primary consideration given to input from the
relevant Investment Professional(s).
Uncontested Proxies:
1- The Board of Directors
Overview
The Funds may indicate disagreement with an issuer’s policies or practices by withholding support from the relevant proposal rather than from the director nominee(s) to which the Proxy Advisory Firm assigns fault or assigns an association.
The Funds shall withhold support from director(s) deemed responsible in cases in which the Funds’ disagreement is assigned to the board of directors. Responsibility may be attributed to the entire board, a committee, or an individual, and the Funds shall apply a vote accountability guideline (
“
Vote Accountability Guideline
”
) specific to the concerns under review. For example:
•
Relevant committee chair;
•
Relevant committee member(s); and/or
•
Board chair.
If any director to whom responsibility has been attributed is not standing for election (e.g., the board is classified) support shall typically not be withheld from other directors in their stead. Additionally, the Funds shall typically vote
FOR
a director in connection
with issues the Proxy Advisory Firm raises if the director did not serve on the board or relevant committee during the majority of the time period relevant to the concerns the Proxy Advisory Firm cited.
The Funds shall vote with the Proxy Advisory Firm’s recommendation when more candidates are presented than available seats and no other provisions under these Guidelines apply.
Vote with the Proxy Advisory Firm’s recommendation to withhold support from the legal entity and vote on the individual when a director holds one seat as an individual plus an additional seat as a representative of a legal entity.
Bundled Director Slates
The Funds shall
WITHHOLD
support from directors or slates of directors when they are presented in a manner not aligned with market best practice and/or regulation, irrespective of complying with independence requirements, such as:
•
Bundled slates of directors
(e.g.,
Canada
,
France
,
Hong Kong
, or
Spain
);

•
In markets with term lengths capped by regulation or market practice, directors whose terms exceed the caps or are not disclosed; or
•
Directors whose names are not disclosed in advance of the meeting or far enough in advance relative to voting deadlines to make an informed voting decision.
For issuers with multiple slates in
Italy
, the Funds shall follow the Proxy Advisory Firm’s standards for assessing which slate is best suited to represent shareholder interests.
Independence
Director and Board/Committee Independence
The Funds expect boards and key committees to have an appropriate level of independence and shall accordingly consider the
Proxy Advisory Firm’s standards to determine that adequate level of independence. A director would be deemed non-independent if the individual had/has a relationship with the issuer that could potentially influence the individual’s objectivity causing the inability to satisfy fiduciary standards on behalf of shareholders. Audit, compensation/remuneration, and nominating and/or governance committees are considered key committees and should be 100% independent. The Funds shall consider the Proxy Advisory Firm’s standards and generally accepted best practice (collectively
“
Independence Expectations
”
) with respect to determining director
independence and Board/Committee independence levels.
Note:
Non-voting directors (e.g., director emeritus or advisory director)
shall be excluded from calculations relating to board independence.
The Funds shall consider non-independent directors standing for election on a
CASE-BY-CASE
basis when the full board or committee
does not meet Independence Expectations. Additionally, the Funds shall:
•
WITHHOLD
support from the non-independent nominating committee chair or non-independent board chair, and if necessary, fewest non-independent directors, including the Founder, Chair, or Chief Executive Officer (
“
CEO
”
) if their removal would
achieve the independence requirements across the remaining board or key committee, except that support may be withheld from additional directors whose relative level of independence cannot be differentiated, or the number required to achieve the independence requirements is equal to or greater than the number of non-independent directors standing for election;
•
WITHHOLD
support from the nominating committee chair or board chair if the board chair is non- independent and the board does not have a lead independent director;
•
WITHHOLD
support from slates of directors if the board’s independence cannot be ascertained due to inadequate disclosure or when the board’s independence does not meet Independence Expectations;
•
WITHHOLD
support from key committee slates if they contain non-independent directors; and/or
•
WITHHOLD
support from non-independent nominating committee chair, board chair, and/or directors if the full board serves or appears to serve as a key committee, the board has not established a key committee, or the board and/or a key committee(s)
does not meet Independence Expectations.
Self-Nominated/Shareholder-Nominated Director Candidates
The Funds shall consider self-nominated or shareholder-nominated director candidates on a
CASE-BY- CASE
basis and shall
WITHHOLD

support from the candidate when:
•
Adequate disclosure has not been provided (e.g., rationale for candidacy and candidate’s qualifications relative to the issuer);
•
The candidate’s agenda is not in line with the long-term best interests of the issuer; or
•
Multiple self-nominated candidates are considered to constitute a proxy contest if similar issues are raised (e.g., potential change in control).
Management Proposals Seeking Non-Board Member Service on Key Committees
The Funds shall vote
AGAINST
proposals that permit non-board members to serve on the audit, remuneration (compensation), nominating, and/or governance committee, provided that bundled slates may be supported if no slate nominee serves on relevant committee(s) except in cases in which best market practice otherwise dictates.
The Funds shall consider other concerns regarding committee members on a
CASE-BY-CASE
basis.
Board Member Roles and Responsibilities
Attendance
The Funds shall
WITHHOLD
support from a director who, during the prior year attended less than 75 percent of the board and committee meetings with no valid reason for the absences, excluding directors who have not completed a full year on the board.
The Funds shall
WITHHOLD
support from nominating committee members according to the Vote Accountability Guideline if a director has three or more years of poor attendance without a valid reason for their absences.
The Funds shall apply a two-year attendance policy relating to statutory auditors at Japanese issuer meetings.

Over-boarding
The Funds shall vote
AGAINST
directors who serve on:
•
More than two public issuer boards and are named executive officers at any public issuer, and shall
WITHHOLD
support
only at their outside board(s);
•
Five or more public issuer boards; or
•
Four or more public issuer boards and is Board Chair at two or more public issuers and shall
WITHHOLD
support on boards
for which such director does not serve as chair.
The Funds shall vote
AGAINST
shareholder proposals limiting the number of public issuer boards on which a director may serve.
Tenure
The Funds shall
WITHHOLD
support from the nominating committee chair and/or members of the nominating committee when the average board tenure exceeds 15 years.
Combined Chair / CEO Role
The Funds shall vote
FOR
directors without regard to recommendations that the position of chair should be separate from that of
CEO or should otherwise require independence unless other concerns requiring
CASE-BY-CASE
consideration arise (e.g., a former
CEO proposed as board chair).
The Funds shall consider shareholder proposals that require that the positions of chair and CEO be held separately on a
CASE-BY-CASE

basis.
Cumulative/Net Voting Markets
When cumulative or net voting applies, the Funds shall follow the Proxy Advisory Firm’s recommendation to vote
FOR
nominees,
such as when the issuer assesses that such nominees are independent, irrespective of key committee membership, even if independence disclosure or criteria fall short of the Proxy Advisory Firm’s standards.
Board Accountability
Board Diversity
United States:
The Funds shall vote
AGAINST
directors according to the Vote Accountability Guideline if no women are on the issuer’s board. The
Funds shall consider directors on a
CASE-BY-CASE
basis if gender diversity existed prior to the most recent annual meeting.
The Funds shall vote
AGAINST
directors according to the Vote Accountability Guideline when the board has no apparent racially or ethnically diverse members. The Funds shall consider directors on a
CASE-BY- CASE
basis if racial and/or ethnic diversity existed
prior to the most recent annual meeting.
Diversity (Shareholder Proposals):
The Funds shall generally vote
FOR
shareholder proposals that request the issuer to improve/promote gender and/or racial/ethnic diversity and/or gender and/or racial/ethnic diversity-related disclosure.
International:
The Funds shall vote
AGAINST
directors according to the Vote Accountability Guideline when no women are on the issuer’s board or if its board’s gender diversity level does not meet a higher standard established by the relevant country’s corporate governance code and generally accepted best practice.
The Funds shall vote
AGAINST
directors according to the Vote Accountability Guideline when the relevant country’s corporate governance code contains a minimally acceptable threshold for racial/ethnic diversity and the board does not appear to meet this expectation.
Return on Equity
The Funds shall vote
FOR
the most senior executive at an issuer in
Japan
if the only reason the Proxy Advisory Firm withholds its
recommendation results from the issuer underperforming in terms of capital efficiency or issuer performance (e.g., net losses or low return on equity (ROE)).
Compensation Practices
The Funds may
WITHHOLD
support from compensation committee members whose actions or disclosure do not appear to support compensation practices aligned with the best interests of the issuer and its shareholders.

“
Say on Pay
”
Responsiveness
. The Funds shall consider compensation committee members on a
CASE- BY-CASE
basis for failure
to sufficiently address compensation concerns prompting significant opposition to the most recent advisory vote on executive officers’
compensation,
“
Say on Pay
”
, or continuing to maintain problematic pay practices, considering such factors as the level of shareholder opposition, subsequent actions taken by the compensation committee, and level of responsiveness disclosure, among others.
“
Say on Pay Frequency
”
. The Funds shall
WITHHOLD
support according to the Vote Accountability Guideline if the Proxy Advisory
Firm opposes directors due to the issuer’s failure to include a
“
Say on Pay
”
proposal and/or a
“
Say on Pay Frequency
”
proposal
when required pursuant to SEC or market regulatory provisions; or implemented a
“
Say on Pay Frequency
”
schedule that is less
frequent than the frequency most recently preferred by not less than a plurality of shareholders; or is an externally-managed issuer
(EMI) or externally-managed REIT (EMR) and has failed to include a
“
Say on Pay
”
proposal or adequate disclosure of the compensation
structure.
Commitments
. The Funds shall vote
FOR
compensation committee members receiving an adverse recommendation from the Proxy
Advisory Firm due to problematic pay practices or thresholds (e.g., burn rate) if the issuer makes a public commitment (e.g., via a
Form 8-K filing) to rectify the practice on a going- forward basis. However, the Funds shall consider such proposal on a
CASE-BY-CASE

basis if the issuer does not rectify the practice prior to the issuer’s next annual general meeting.
For markets
in which the issuer has not followed market practice by submitting a resolution on executive remuneration/compensation, the Funds shall consider remuneration/compensation committee members on a
CASE-BY-CASE
basis.
Accounting Practices
The Funds shall consider audit committee members, the issuer’s CEO or Chief Financial Officer (
“
CFO
”
) when nominated as directors,
or the board chair or lead director on a
CASE-BY-CASE
basis if poor accounting practice concerns are raised, considering, but not limited to, the following factors:
•
Audit committee failed to remediate known ongoing material weaknesses in the issuer’s internal controls for more than one year;
•
Issuer has not yet had a full year to remediate the concerns since the time such issues were identified; and/or
•
Issuer has taken adequate steps to remediate the concerns cited that would typically include removing or replacing the responsible executives and the concerning issues do not recur.
The Funds shall vote
FOR
audit committee members, or the issuer’s CEO or CFO when nominated as directors, who did not serve on the committee or did not have responsibility over the relevant financial function during the majority of the time period relevant to the concerns cited.
The Funds shall
WITHHOLD
support on audit committee members according to the Vote Accountability Guideline if the issuer has failed to disclose audit fees and has not provided an auditor ratification or remuneration proposal for shareholder vote.
Problematic Actions
The Funds shall consider directors on a
CASE-BY-CASE
basis when the Proxy Advisory Firm cites them for problematic actions including a lack of due diligence in relation to a major transaction (e.g., a merger or an acquisition), material failures, inadequate oversight, scandals, malfeasance, or negligent internal controls at the issuer or that of an affiliate, factoring in the merits of the director’s performance, rationale, and disclosure when:
•
Culpability can be attributed to the director (e.g., director manages or is responsible for the relevant function); or
•
The director has been directly implicated resulting in arrest, criminal charge, or regulatory sanction.
The Funds shall consider members of the nominating committee on a
CASE-BY-CASE
basis when an issuer nominates a director
who is subject to any of the above concerns to serve on its board.
The Funds shall vote
AGAINST
applicable directors due to share pledging concerns factoring in the pledged amount, unwinding time, and any historical concerns raised. Responsibility shall be assigned to the pledgor, where the pledged amount and unwinding time are deemed significant and therefore an unnecessary risk to the issuer.
The Funds shall
WITHHOLD
support from (a) all members of the governance committee or nominating committee if a formal governance committee has not been established, and (b) directors holding shares with superior voting rights if the issuer is controlled by means of a dual class share with superior/exclusive voting rights and does not have a reasonable sunset provision (e.g., fewer than five
(5) years).
The Funds shall
WITHHOLD
support from incumbent directors (tenure of more than one year) if (a) no governance or nominating committee directors are under consideration or the issuer does not have governance or nominating committees, and (b) no director holding the shares with superior voting rights is under consideration; otherwise, the Funds shall consider all directors on a
CASE-BY-CASE

basis. Investment Professionals who have daily portfolio management responsibility for such issuers may be required to submit a recommendation to the AO Team.

The Funds shall
WITHHOLD
support from directors according to the Vote Accountability Guideline when the Proxy Advisory Firm recommends withholding support due to the board (a) unilaterally adopting by-law amendments that have a negative impact on existing shareholder rights or function as a diminution of shareholder rights and which are not specifically addressed under these
Guidelines, or (b) failing to remove or subject to a reasonable sunset provision in its by-laws.
Anti-Takeover Measures
The Funds shall
WITHHOLD
support from directors according to the Vote Accountability Guideline if the issuer implements excessive anti-takeover measures.
The Funds shall
WITHHOLD
support from directors according to the Vote Accountability Guideline if the issuer fails to remove restrictive
“
poison pill
”
features, ensure a
“
poison pill
”
expiration, or submits the
“
poison pill
”
in a timely manner to shareholders for vote
unless an issuer has implemented a policy that should reasonably prevent abusive use of its
“
poison pill
”
.
Board Responsiveness
The Funds shall vote
FOR
directors if the majority-supported shareholder proposal has been reasonably addressed.
•
Proposals seeking shareholder ratification of a
“
poison pill
”
provision may be deemed reasonably addressed if the issuer
has implemented a policy that should reasonably prevent abusive use of the
“
poison pill
”
.
The Funds shall
WITHHOLD
support from directors according to the Vote Accountability Guideline if a shareholder proposal received majority support and the board has not disclosed a credible rationale for not implementing the proposal.
The Funds shall
WITHHOLD
support on a director if the board has not acted upon the director who did not receive shareholder support representing a majority of the votes cast at the previous annual meeting; and shall consider such directors on a
CASE-BY-CASE

basis if the issuer has a controlling shareholder(s).
The Funds shall vote
FOR
directors in cases in which an issue relevant to the majority negative vote has been adequately addressed or cured and which may include sufficient disclosure of the board’s rationale.
Board–Related Proposals
Classified/Declassified Board Structure
The Funds shall vote
AGAINST
proposals to classify the board unless the proposal represents an increased frequency of a director’s election in the staggered cycle (e.g., seeking to move from a three-year cycle to a two-year cycle).
The Funds shall vote
FOR
proposals to repeal classified boards and to elect all directors annually. Board Structure
The Funds shall vote
FOR
management proposals to adopt or amend board structures unless the resulting change(s) would mean the board would not meet Independence Expectations.
For issuers in
Japan
, the Funds shall vote
FOR
proposals seeking a board structure that would provide greater independent oversight.
Board Size
The Funds shall vote
FOR
proposals seeking a board range if the range is reasonable in the context of market practice and anti-takeover considerations; however, the Funds shall vote
AGAINST
a proposal if the issuer seeks to remove shareholder approval rights or the board fails to meet market independence requirements.
Director and Officer Indemnification and Liability Protection
The Funds shall consider proposals on director and officer indemnification and liability protection on a
CASE-BY-CASE
basis using
Delaware law as the standard.
The Funds shall vote
AGAINST
proposals to limit or eliminate entirely directors’ and officers’ liability in connection with monetary damages for violating their collective duty of care.
The Funds shall vote
AGAINST
indemnification proposals that would expand coverage beyond legal expenses to acts that are more serious violations of fiduciary obligation such as negligence.
Director and Officer Indemnification and Liability Protection
The Funds shall vote in accordance with the Proxy Advisory Firm’s standards (e.g., overly broad provisions).
Discharge of Management/Supervisory Board Members
The Funds shall vote
FOR
management proposals seeking the discharge of management and supervisory board members (including when the proposal is bundled) unless concerns surface relating to the past actions of the issuer’s auditors or directors, or legal or other shareholders take regulatory action against the board.
The Funds shall vote
FOR
such proposals in connection with remuneration practices otherwise supported under these Guidelines or as a means of expressing disapproval of the issuer’s or its board’s broader practices.

Establish Board Committee
The Funds shall vote
FOR
shareholder proposals that seek creation of a key board committee.
The Funds shall vote
AGAINST
shareholder proposals requesting creation of additional board committees or offices except as otherwise provided for herein.
Filling Board Vacancies / Removal of Directors
The Funds shall vote
AGAINST
proposals that allow removal of directors only for cause.
The Funds shall vote
FOR
proposals to restore shareholder ability to remove directors with or without cause.
The Funds shall vote
AGAINST
proposals that allow only continuing directors to elect replacement directors to fill board vacancies.
The Funds shall vote
FOR
proposals that permit shareholders to elect directors to fill board vacancies.
Stock Ownership Requirements
The Funds shall vote
AGAINST
such shareholder stock ownership requirement proposals. Term Limits / Retirement Age
The Funds shall vote
FOR
management proposals and
AGAINST
shareholder proposals limiting the tenure of outside directors or imposing a mandatory retirement age for outside directors unless the proposal seeks to relax existing standards.
2- Compensation
Frequency of Advisory Votes on Executive Compensation
The Funds shall vote
FOR
proposals seeking an annual
“
Say on Pay
”
, and
AGAINST
those seeking less frequent
“
Say on Pay
”
.
Proposals to Provide an Advisory Vote on Executive Compensation
(Canada)
The Funds shall vote
FOR
if it is an
ANNUAL
vote unless the issuer already provides an annual shareholder vote.
Executive Pay Evaluation
Advisory Votes on Executive Compensation (Say on Pay) and Remuneration Reports or Committee Members in Absence of Such
Proposals
The Funds shall vote
FOR
management proposals seeking ratification of the issuer’s executive compensation structure unless the program includes practices or features not supported under these Guidelines and the proposal receives a negative Proxy Advisory
Firm recommendation.
Listed below are examples of compensation practices and provisions and respective consideration and treatment under these
Guidelines that factor in whether the issuer has provided reasonable rationale/disclosure for such factors or the proposal in its entirety. The Funds shall consider on a
CASE-BY-CASE
basis:
•
Short-Term Investment Plans for which the board has exercised discretion to exclude extraordinary items;
•
Retesting in connection with achievement of performance hurdles;
•
Long-Term Incentive Plans for which executives already hold significant equity positions;
•
Long-Term Incentive Plans for which the vesting or performance period is too short or stringency of performance criteria is called into question;
•
Pay Practices (or combination of practices) that appear to have created a misalignment between executive(s) compensation pay and performance regarding shareholder value;
•
Legacy Single Trigger Severance provisions that do not require an actual change in control to be triggered;
•
Long-Term Incentive Plans that lack an appropriate equity component (e.g.,
“
cash-based only
”
); and/or
•
Excessive levels of discretionary bonuses, recruitment awards, retention awards, non-compete payments, severance/termination payments, perquisites (unreasonable levels in context of total compensation or purpose of the incentive awards or payouts).
The Funds shall vote
AGAINST
:
•
Provisions that permit or give the Board sole discretion for repricing, replacement, buy back, exchange, or any other form of alternative options. (
Note
: cancellation of options would not be considered an exchange unless the cancelled options were re-granted or expressly returned to the plan reserve for reissuance.);
•
Single Trigger Severance provisions that do not require an actual change in control to be triggered in new or amended employment agreements;
•
Plans that allow named executive officers to have material input into setting their own compensation;
•
Short-Term Incentive Plans in which treatment of payout factors has been inconsistent (e.g., exclusion of losses but not gains);

•
Long-Term Incentive Plans in which performance measures hurdles/measures are set based on a backward-looking performance period;
•
Company plans in
international markets
that provide for contract or notice periods or severance/termination payments that exceed market practices (
e.g.,
relative to multiple of annual compensation); and/or
•
Compensation structures at externally managed issuers (EMI) or externally managed REITs (EMR) that lack adequate disclosure based on the Proxy Advisory Firm’s assessment.
Golden Parachutes
The Funds shall vote to
ABSTAIN
regarding
“
golden parachutes
”
if it is determined that the Funds would not have an economic interest in such arrangements (e.g., in the case of an all-cash transaction, regardless of payout terms, amounts, thresholds, etc.).
However, if an economic interest exists, vote
AGAINST
proposals due to:
•
Single or modified-single trigger severance provisions;
•
Total Named Executive Officer (
“
NEO
”
) payout as a percentage of the total equity value;
•
Aggregate of all single-triggered components (cash and equity) as a percentage of the total NEO payout;
•
Excessive payout; and/or
•
Recent material amendments or new agreements that incorporate problematic features.
Equity-Based and Other Incentive Plans Including OBRA
Equity Compensation
The Funds shall consider compensation and employee benefit plans, including those in connection with OBRA
3
, or the issuance of
shares in connection with such plans on a
CASE-BY-CASE
basis. The Funds shall vote the plan or issuance based on factors and related vote treatment under the Executive Pay Evaluation section above or based on circumstances specific to such equity plans as follows:
The Funds shall vote
FOR
a plan, if:
•
Board independence is the only concern;
•
Amendment places a cap on annual grants;
•
Amendment adopts or changes administrative features to comply with Section 162(m) of OBRA;
•
Amendment adds performance-based goals to comply with Section 162(m) of OBRA; and/or
•
Cash or cash-and-stock bonus components are approved for exemption from taxes under Section 162(m) of OBRA.
•
The Funds shall give primary consideration to management’s assessment that such plan meets the requirements for exemption of performance-based compensation.
The Funds shall vote
AGAINST
a plan if it:
•
Exceeds recommended costs (
U.S.
or
Canada
);
•
Incorporates share allocation disclosure methods that prevent a cost or dilution assessment;
•
Exceeds recommended burn rates and/or dilution limits, including cases in which dilution cannot be fully assessed (e.g., due to inadequate disclosure);
•
Permits deep or near-term discounts (or the equivalent, such as dividend equivalents on unexercised options) to executives or directors;
•
Provides for retirement benefits or equity incentive awards to outside directors if not in line with market practice;
•
Permits financial assistance to executives, directors, subsidiaries, affiliates, or related parties that is not in line with market practice;
•
Permits plan administrators to benefit from the plan as potential recipients;
•
Permits for an overly liberal change in control definition. (This refers to plans that would reward recipients even if the event does not result in an actual change in control or results in a change in control but does not terminate the employment relationship.);
•
Permits for post-employment vesting or exercise of options if deemed inappropriate;
•
Permits plan administrators to make material amendments without shareholder approval; and/or
•
Permits procedure amendments that do not preserve shareholder approval rights.

3
OBRA is an employee-funded defined contribution plan for certain employees of publicly held companies.

Amendment Procedures for Equity Compensation Plans and Employee Stock Purchase Plans (Toronto Stock Exchange Issuers)
The Funds shall vote
AGAINST
if the amendment procedures do not preserve shareholder approval rights.
Stock Option Plans for Independent Internal Statutory Auditors (
Japan
)
The Funds shall vote
AGAINST
such proposals.
Matching Share Plans
The Funds shall vote
AGAINST
such proposals if the matching share plan does not meet recommended standards considering holding period, discounts, dilution, participation, purchase price, or performance criteria.
Employee Stock Purchase Plans or Capital Issuance in Support Thereof
Voting decisions are generally based on the Proxy Advisory Firm’s approach to evaluating such proposals.
Director Compensation
Non-Executive Director Compensation
The Funds shall vote
FOR
cash-based proposals.
The Funds shall vote
AGAINST
performance-based equity-based proposals and patterns of excessive pay.
Bonus Payments (
Japan
)
The Funds shall vote
FOR
if all bonus payments are for directors or auditors who have served as executives of the issuer and
AGAINST
if any bonus payments are for outsiders.
Bonus Payments – Scandals
The Funds shall vote
AGAINST
bonus proposals for a retiring director or continuing director or auditor when culpability for any malfeasance may be attributable to the nominee.
The Funds shall consider on a
CASE-BY-CASE
basis bundled bonus proposals for retiring directors or continuing directors or auditors where culpability for malfeasance may not be attributable to all nominees.
Severance Agreements
Vesting of Equity Awards upon Change in Control
The Funds shall vote
FOR
management proposals seeking a specific treatment (
e.g.,
double-trigger or pro- rata) of equity that vests
upon change in control unless evidence exists of abuse in historical compensation practices.
The Funds shall vote
AGAINST
shareholder proposals regarding the treatment of
equity
if change(s) in control severance provisions
are double-triggered. The funds shall vote
FOR
the proposal if such provisions are not double-triggered.
Executive Severance or Termination Arrangements, including those Related to Executive Recruitment or Retention
The Funds shall vote
FOR
such compensation arrangements if:
•
The primary concerns raised would not result in a negative vote under these Guidelines on a management
“
Say on Pay
”
proposal or the relevant board or committee member(s);
•
The issuer has provided adequate rationale and/or disclosure; or
•
Support is recommended as a condition to a major transaction such as a merger. Treatment of Severance Provisions
The Funds shall vote
AGAINST
new or materially amended plans, contracts, or payments that include a single trigger change in control severance provisions or do not require an actual change in control in order to be triggered.
The Funds shall vote
FOR
shareholder proposals seeking double triggers on change in control severance provisions.
Compensation-Related Shareholder Proposals
Executive and Director Compensation
The Funds shall consider on a
CASE-BY-CASE
basis shareholder proposals that seek to impose new compensation structures or policies.
Holding Periods
The Funds shall vote
AGAINST
shareholder proposals requiring mandatory issuer stock holding periods for officers and directors.

Submit Severance and Termination Payments for Shareholder Ratification
The Funds shall vote
FOR
shareholder proposals to submit executive severance agreements for shareholder ratification if such proposals specify change in control events, supplemental executive retirement plans, or deferred executive compensation plans, or if the listing exchange requires ratification thereof.
3- Audit-Related
Auditor Ratification and/or Remuneration
The Funds shall vote
FOR
management proposals except in such cases as indicated below. The Funds shall consider auditor ratification and/or remuneration on a
CASE-BY-CASE
basis if:
•
The Proxy Advisory Firm raises questions of auditor independence or disclosure including the auditor selection process;
•
Total fees for non-audit services exceed 50 percent of aggregated auditor fees (including audit-related fees, and tax compliance and preparation fees as applicable); or
•
Evidence exists of excessive compensation relative to the size and nature of the issuer.
The Funds shall vote
AGAINST
an auditor ratification and/or remuneration proposal if the issuer has failed to disclose audit fees.
The Funds shall vote
FOR
shareholder proposals that ask the issuer to present its auditor for ratification annually.
Auditor Independence
The Funds shall consider shareholder proposals asking issuers to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services) on a
CASE-BY-CASE
basis.
Audit Firm Rotation
The Funds shall vote
AGAINST
shareholder proposals asking for mandatory audit firm rotation. Indemnification of Auditors
The Funds shall vote
AGAINST
auditor indemnification proposals. Independent Statutory Auditors (
Japan
)
The Funds shall vote
AGAINST
an independent statutory auditor proposal if the candidate is or was affiliated with the issuer, its primary bank(s), or one of its top shareholders.
The Funds shall vote
AGAINST
incumbent directors implicated in scandals, malfeasance, or at issuers exhibiting poor internal controls.
The Funds shall vote
FOR
remuneration so long as the amount is not excessive (e.g., significant increases should be supported by adequate rationale and disclosure), no evidence of abuse is evident, the recipient’s overall compensation appears reasonable, and the board and/or responsible committee meet exchange or market independence standards.
4- Shareholder Rights and Defenses
Advance Notice for Shareholder Proposals
The Funds shall vote
FOR
management proposals relating to advance notice period requirements provided that the period requested is in accordance with applicable law and no material governance concerns have arisen regarding the issuer.
Corporate Documents / Article and Bylaw Amendments or Related Director Actions
The Funds shall vote
FOR
such proposal if the change or policy is editorial in nature or if shareholder rights are protected.
The Funds shall vote
AGAINST
such proposal if it seeks to impose a negative impact on shareholder rights or diminishes accountability to shareholders including cases in which the issuer failed to opt out of a law that affects shareholder rights (
e.g.,
staggered board).
The Funds shall, with respect to article amendments for
Japanese
issuers:
•
Vote
FOR
management proposals to amend an issuer’s articles to expand its business lines in line with its current industry;
•
Vote
FOR
management proposals to amend an issuer’s articles to provide for an expansion or reduction in the size of the board unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business or raises anti-takeover concerns;
•
If anti-takeover concerns exist, the Funds shall vote
AGAINST
management proposals including bundled proposals to amend
an issuer’s articles to authorize the Board to vary the annual meeting record date or to otherwise align them with provisions of a takeover defense; and/or
•
Follow the Proxy Advisory Firm’s guidelines relating to management proposals regarding amendments to authorize share repurchases at the board’s discretion, and vote
AGAINST
proposals unless there is little to no likelihood of a creeping takeover or constraints on liquidity (free float of shares is low) and in cases in which the issuer trades at below book value or faces a real likelihood of substantial share sales, or in which this amendment is bundled with other amendments that are clearly in shareholders’ interest.

Majority Voting Standard
The Funds shall vote
FOR
proposals that seek director election via an affirmative majority vote in connection with a shareholder meeting provided such vote contains a plurality carve-out for contested elections and provided such standard does not conflict with applicable law in the issuer’s country of incorporation.
The Funds shall vote
FOR
amendments to corporate documents or other actions promoting a majority standard.
Cumulative Voting
The Funds shall vote
FOR
shareholder proposals to restore or permit cumulative voting.
The Funds shall vote
AGAINST
management proposals to eliminate cumulative voting if the issuer:
•
Is controlled;
•
Maintains a classified board of directors; or
•
Maintains a dual class voting structure.
Proposals may be supported irrespective of classified board status if an issuer plans to declassify its board or adopt a majority voting standard.
Confidential Voting
The Funds shall vote
FOR
management proposals to adopt confidential voting.
The Funds shall vote
FOR
shareholder proposals that request issuers to adopt confidential voting, use independent tabulators, and use independent election inspectors so long as the proposals include clauses for proxy contests as follows:
•
In the case of a contested election management should be permitted to request that the dissident group honors its confidential voting policy;
•
If the dissidents agree the policy shall remain in place; and
•
If the dissidents do not agree the confidential voting policy shall be waived.
Fair Price Provisions
The Funds shall consider proposals to adopt fair price provisions on a
CASE-BY-CASE
basis.
The Funds shall vote
AGAINST
fair price provisions containing shareholder vote requirements greater than a majority of disinterested shares.
Poison Pills
The Funds shall vote
AGAINST
management proposals in connection with poison pills or anti-takeover activities (e.g., disclosure requirements or issuances, transfers, or repurchases) that can be reasonably construed as an anti-takeover measure based on the Proxy Advisory Firm’s approach to evaluating such proposals.
The Funds shall vote
FOR
shareholder proposals that ask an issuer to submit its poison pill for shareholder ratification or to redeem that poison pill in lieu thereof, unless:
•
Shareholders have approved the plan’s adoption;
•
The issuer has already implemented a policy that should reasonably prevent abusive use of the poison pill; or
•
The board had determined that it was in the best interest of shareholders to adopt a poison pill without delay, provided that such plan shall be put to shareholder vote within twelve months of adoption or expire and would immediately terminate if not approved by a majority of the votes cast.
The Funds shall consider shareholder proposals to redeem an issuer’s poison pill on a
CASE-BY-CASE
basis.
Proxy Access
The Funds shall vote
FOR
proposals to allow shareholders to nominate directors and list those nominees in the issuer’s proxy statement and on its proxy card, provided that criteria meet the Funds’ internal thresholds and that such standard does not conflict with applicable law in the country in which the issuer is incorporated. The Funds shall consider shareholder and management proposals that appear on the same agenda on a
CASE-BY-CASE
basis.
The Funds shall vote
FOR
management proposals also supported by the Proxy Advisory Firm.
Quorum Requirements
The Funds shall consider on a
CASE-BY-CASE
basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

Exclusive Forum
The Funds shall vote
FOR
management proposals to designate Delaware or New York as the exclusive forum for certain legal actions as defined by the issuer (
“
Exclusive Forum
”
) if the issuer’s state of incorporation is the same as its proposed Exclusive Forum, otherwise they shall consider such proposals on a
CASE-BY-CASE
basis.
Reincorporation Proposals
The Funds shall consider proposals to change an issuer’s state of incorporation on a
CASE-BY-CASE
basis.
The Funds shall vote
FOR
management proposals not assessed as:
•
A potential takeover defense; or
•
A significant reduction of minority shareholder rights that outweigh the aggregate positive impact, but if assessed as such the Funds shall consider management’s rationale for the change.
The Funds shall vote
FOR
management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported.
The Funds shall vote
AGAINST
shareholder reincorporation proposals not supported by the issuer.
Shareholder Advisory Committees
The Funds shall consider proposals to establish a shareholder advisory committee on a
CASE-BY-CASE
basis.
Right to Call Special Meetings
The Funds shall vote
FOR
management proposals to permit shareholders to call special meetings.
The Funds shall consider management proposals to adjust the thresholds applicable to call a special meeting on a
CASE-BY-CASE
basis.
The Funds shall vote
FOR
shareholder proposals that provide shareholders with the ability to call special meetings when any of the following apply:
•
Company does not currently permit shareholders to do so;
•
Existing ownership threshold is greater than 25 percent; or
•
Sole concern relates to a net-long position requirement. Written Consent
The Funds shall vote
AGAINST
shareholder proposals seeking the right to act via written consent if the issuer:
•
Permits shareholders to call special meetings;
•
Does not impose supermajority vote requirements on business combinations/actions (e.g., a merger or acquisition) and on bylaw or charter amendments; and
•
Has otherwise demonstrated its accountability to shareholders (e.g., the issuer has reasonably addressed majority-supported shareholder proposals).
The Funds shall vote
FOR
shareholder proposals seeking the right to act via written consent if the above conditions are not present.
The Funds shall vote
AGAINST
management proposals to eliminate the right to act via written consent. State Takeover Statutes
The Funds shall consider proposals to opt-in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freeze-out provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, anti-greenmail provisions, and disgorgement provisions) on a
CASE-BY-CASE
basis.
Supermajority Shareholder Vote Requirement
The Funds shall vote
AGAINST
proposals to require a supermajority shareholder vote and
FOR
proposals to lower supermajority
shareholder vote requirements, except:
The Funds shall consider such proposals on a
CASE-BY-CASE
basis if the issuer has shareholder(s) holding significant ownership percentages and retaining existing supermajority requirements would protect minority shareholder interests.
Time-Phased Voting
The Funds shall vote
AGAINST
proposals to implement and
FOR
proposals to eliminate time-phased or other forms of voting that do not promote a
“
one share, one vote
”
standard.

5-
Capital and Restructuring
The Funds shall consider management proposals to make changes to the capital structure not otherwise addressed under these
Guidelines, on a
CASE-BY-CASE
basis, voting with the Proxy Advisory Firm’s recommendation unless they utilize a contrary recommendation from the relevant Investment Professional(s).
The Funds shall vote
AGAINST
proposals authorizing excessive board discretion.
Capital
Common Stock Authorization
The Funds shall consider proposals to increase the number of shares of common stock authorized for issuance on a
CASE-BY-CASE

basis. The Proxy Advisory Firm’s proprietary approach of determining appropriate thresholds shall be utilized in evaluating such proposals. In cases in which such requests are above the allowable threshold the Funds shall utilize an issuer-specific qualitative review (e.g., considering rationale and prudent historical usage).
The Funds shall vote
FOR
proposals within the Proxy Advisory Firm’s permissible thresholds or those in excess of but meeting
Proxy Advisory Firm’s qualitative standards, to authorize capital increases, unless the issuer states that the additionally issued stock may be used as a takeover defense.
The Funds shall vote
FOR
proposals to authorize capital increases exceeding the Proxy Advisory Firm’s thresholds when an issuer’s shares are at risk of delisting.
Notwithstanding the above, the Funds shall vote
AGAINST
:
•
Proposals to increase the number of authorized shares of a class of stock if these Guidelines do not support the issuance which the increase is intended to service (e.g., merger or acquisition proposals).
Dual Class Capital Structures
The Funds shall vote
AGAINST
:
•
Proposals to create or perpetuate dual class capital structures with unequal voting rights (e.g., exchange offers, conversions, and recapitalizations) unless supported by the Proxy Advisory Firm (e.g., utilize a
“
one share, one vote
”
standard, contain
a sunset provision of five years or fewer to avert bankruptcy or generate non-dilutive financing, or are not designed to increase the voting power of an insider or significant shareholder).
•
Proposals to increase the number of authorized shares of the class of stock that has superior voting rights in issuers that have dual-class capital structures.
The Funds shall vote
FOR
proposals to eliminate dual-class capital structures.
General Share Issuances / Increases in Authorized Capital
The Funds shall consider specific issuance requests on a
CASE-BY-CASE
basis based on the proposed use and the issuer’s rationale.
The Proxy Advisory Firm’s assessment shall govern Fund voting decisions to determine support for requests for general issuances
(with or without preemptive rights), authorized capital increases, convertible bonds issuances, warrants issuances, or related requests to repurchase and reissue shares.
Preemptive Rights
The Funds shall consider shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them on a
CASE-BY-CASE
basis. In evaluating proposals on preemptive rights, the Funds shall consider an issuer’s size and shareholder base characteristics.
Adjustments to Par Value of Common Stock
The Funds shall vote
FOR
management proposals to reduce the par value of common stock unless doing so raises other concerns not otherwise supported under these Guidelines.
Preferred Stock
Utilize the Proxy Advisory Firm's approach for evaluating issuances or authorizations of preferred stock considering the Proxy Advisory
Firm's support of special circumstances such as mergers or acquisitions in addition to the following criteria:
The Funds shall consider on a
CASE-BY-CASE
basis proposals to increase the number of shares of
“
blank check
”
preferred shares
or preferred stock authorized for issuance. This approach incorporates both qualitative and quantitative measures including a review of:
•
Past performance (
e.g.,
board governance, shareholder returns, and historical share usage); and
•
The current request (
e.g.,
rationale, whether shares are
“
blank check
”
and
“
declawed
”
, and dilutive impact as determined
through the Proxy Advisory Firm’s model for assessing appropriate thresholds).

The Funds shall vote
AGAINST
proposals authorizing issuance of preferred stock or creation of new classes of preferred stock having unspecified voting, conversion, dividend distribution, and other rights (
“
blank check
”
preferred stock).
The Funds shall vote
FOR
proposals to issue or create
“
blank check
”
preferred stock in cases in which the issuer expressly states that the stock shall not be used as a takeover defense or not utilize a disparate voting rights structure.
The Funds shall vote
AGAINST
in cases in which the issuer expressly states that, or fails to disclose whether, the stock may be used as a takeover defense.
The Funds shall vote
FOR
proposals to authorize or issue preferred stock in cases in which the issuer specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.
Preferred Stock (International)
Fund voting decisions should generally be based on the Proxy Advisory Firm’s approach, and the Funds shall:
•
Vote
FOR
the creation of a new class of preferred stock or issuances of preferred stock up to 50 percent of issued capital unless the terms of the preferred stock would adversely affect the rights of existing shareholders;
•
Vote
FOR
the creation/issuance of convertible preferred stock so long as the maximum number of common shares that could be issued upon conversion meets the Proxy Advisory Firm’s guidelines on equity issuance requests; and
•
Vote
AGAINST
the creation of:
(1)
A new class of preference shares that would carry superior voting rights to common shares; or
(2)
“
Blank check
”
preferred stock unless the board states that the authorization shall not be used to thwart a takeover bid.
Shareholder Proposals Regarding Blank Check Preferred Stock
The Funds shall vote
FOR
shareholder proposals requesting shareholder ratification of
“
blank check
”
preferred stock placements
other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business.
Share Repurchase Programs
The Funds shall vote
FOR
management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms but vote
AGAINST
plans containing terms favoring selected parties.
The Funds shall vote
FOR
management proposals to cancel repurchased shares.
The Funds shall vote
AGAINST
proposals for share repurchase methods lacking adequate risk mitigation or exceeding appropriate market volume or duration parameters.
The Funds shall consider shareholder proposals seeking share repurchase programs on a
CASE-BY- CASE
basis giving primary
consideration to input from the relevant Investment Professional(s).
Stock Distributions: Splits and Dividends
The Funds shall vote
FOR
management proposals to increase common share authorization for a stock split provided that the increase in authorized shares falls within the Proxy Advisory Firm’s allowable thresholds.
Reverse Stock Splits
The Funds shall consider management proposals to implement a reverse stock split on a
CASE-BY-CASE
considering management’s
rationale and/or disclosure if the split constitutes a capital increase that effectively exceeds the Proxy Advisory Firm’s permissible threshold due to the lack of a proportionate reduction in the number of shares authorized.
Allocation of Income and Dividends
With respect to
Japanese
and
South Korean
issuers, the Funds shall consider management proposals concerning income allocation and the dividend distribution, including adjustments to reserves to make capital available for such purposes, on a
CASE-BY-CASE

basis voting with the Proxy Advisory Firm’s recommendations to oppose such proposals for cases in which:
•
The dividend payout ratio has been consistently below 30 percent without adequate explanation; or
•
The payout is excessive given the issuer’s financial position.
The Funds shall vote
FOR
such issuer management proposals
in other markets
.
The Funds shall vote
AGAINST
proposals in which issuers seek to establish or maintain disparate dividend distributions between stockholders of the same share class (
e.g.,
long-term stockholders receiving a higher dividend ratio (
“
Loyalty Dividends
”
)).
In any market
, in the event multiple proposals regarding dividends are on the same agenda the Funds shall vote
FOR
the management
proposal if the proposal meets the support conditions described above and shall vote
AGAINST
the shareholder proposal; otherwise,
the Funds shall consider such proposals on a
CASE-BY-CASE
basis.

Stock (Scrip) Dividend Alternatives
The Funds shall vote
FOR
most stock (scrip) dividend proposals but vote
AGAINST
proposals that do not allow for a cash option
unless management demonstrates that the cash option is harmful to shareholder value.
Tracking Stock
The Funds shall consider the creation of tracking stock on a
CASE-BY-CASE
basis giving primary consideration to the input from
relevant Investment Professional(s).
Capitalization of Reserves
The Funds shall vote
FOR
proposals to capitalize the issuer’s reserves for bonus issues of shares or to increase the par value of shares unless the Proxy Advisory Firm raises concerns not otherwise supported under these Guidelines.
Debt Instruments and Issuance Requests (
International
)
The Funds shall vote
AGAINST
proposals authorizing excessive board discretion to issue or set terms for debt instruments (e.g., commercial paper).
The Funds shall vote
FOR
debt issuances for issuers when the gearing level (current debt-to-equity ratio) does not exceed the Proxy
Advisory Firm’s defined thresholds.
The Funds shall vote
AGAINST
proposals in which the debt issuance will result in an excessive gearing level as set forth in the
Proxy Advisory Firm’s defined thresholds, or for which inadequate disclosure precludes calculation of the gearing level, unless the
Proxy Advisory Firm’s approach to evaluating such requests results in support of the proposal.
Acceptance of Deposits (
India
)
Fund voting decisions are based on the Proxy Advisory Firm’s approach to evaluating such proposals.
Debt Restructurings
The Funds shall consider proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a
CASE-BY-CASE
basis.
Financing Plans
The Funds shall vote
FOR
the adoption of financing plans if they are in shareholders’ best economic interests.
Investment of Company Reserves (
International
)
The Funds shall consider such proposals on a
CASE-BY-CASE
basis.
Restructuring
Mergers and Acquisitions, Special Purpose Acquisition Corporations (SPACs) and Corporate Restructurings
The Funds shall vote
FOR
a proposal not typically supported under these Guidelines if a key proposal such as a merger transaction is contingent upon its support and a vote
FOR
is recommended by the Proxy Advisory Firm or relevant Investment Professional(s).
The Funds shall consider such proposals on a
CASE-BY-CASE
basis based on the Proxy Advisory Firm’s evaluation approach if the relevant Investment Professional(s) do not provide input with regard thereto.
Waiver on Tender-Bid Requirement
The Funds shall consider proposals on a
CASE-BY-CASE
basis if seeking a waiver for a major shareholder or concert party from the requirement to make a buyout offer to minority shareholders, voting
FOR
when little concern of a creeping takeover exists, and the
issuer has provided a reasonable rationale for the request.
Related Party Transactions
The Funds shall vote
FOR
approval of such transactions, unless the agreement requests a strategic move outside the issuer’s charter, contains unfavorable or high-risk terms (e.g., deposits without security interest or guaranty), or is deemed likely to have a negative impact on director or related party independence.
6-
Environmental and Social Issues
Environmental and Social Proposals
Institutional shareholders now routinely scrutinize shareholder proposals regarding environmental and social matters. Accordingly, in addition to governance risks and opportunities, issuers should also assess their environmental and social risks and opportunities as they pertain to stakeholders including their employees, shareholders, communities, suppliers, and customers.

Issuers should adequately disclose how they evaluate and mitigate such material risks in order to allow shareholders to assess how well the issuers mitigate and leverage their social and environmental risks and opportunities. Issuers should adopt disclosure methodologies considering recommendations from the Sustainability Accounting Standards Board (SASB), Task Force on Climate-related
Financial Disclosures (TCFD), or Global Reporting Initiative (GRI) to foster uniform disclosure and to allow shareholders to assess risks across issuers.
Accordingly, the Funds shall vote
FOR
proposals related to environmental, sustainability and corporate social responsibility if the issuer’s disclosure and/or its management of the issue(s) appears inadequate relative to its peers and if the proposal:
•
applies to the issuer’s business,
•
enhances long-term shareholder value,
•
requests more transparency and commitment to improve the issuer’s environmental and/or social risks,
•
aims to benefit the issuer’s stakeholders,
•
is reasonable and not unduly onerous or costly, or
•
is not requesting data that is primarily duplicative to data the issuer already publicly provides.
Environmental
The Funds shall vote
FOR
proposals relating to environmental impact that reasonably:
•
aim to reduce negative environmental impact, including the reduction of greenhouse gas emissions and other contributing factors to global climate change; and/or
•
request disclosure relating to how the issuer addresses its climate impact.
Social
The Funds shall vote
FOR
proposals relating to corporate social responsibility that request disclosure of how the issuer manages its:
•
employee and board diversity; and/or
•
human capital management, human rights, and supply chain risks.
Approval of Donations
The Funds shall vote
FOR
proposals if they are for single- or multi-year authorities and prior disclosure of amounts is provided. The
Funds shall otherwise vote
AGAINST
such proposals.
7-
Routine/Miscellaneous
Routine Management Proposals
The Funds shall consider proposals for which the Proxy Advisory Firm recommends voting
AGAINST
on a
CASE-BY-CASE
basis.
Authority to Call Shareholder Meetings on Less than 21 Days’ Notice
For issuers in the
United Kingdom
, the Funds shall consider such proposals on a
CASE-BY-CASE
basis assessing whether the issuer
has provided clear disclosure of its compliance with any hurdle conditions for authority imposed by applicable law and has historically limited its use of such authority to time-sensitive matters.
Approval of Financial Statements and Director and Auditor Reports
The Funds shall vote
AGAINST
such proposals if concerns exist regarding inadequate disclosure, remuneration arrangements (including severance/termination payments exceeding local standards for multiples of annual compensation), or consulting agreements with non-executive directors.
The Funds shall consider such proposals on a
CASE-BY-CASE
basis if other concerns exist regarding severance/termination payments.
The Funds shall vote
AGAINST
such proposals if concerns exist regarding the issuer’s financial accounts and reporting, including related party transactions.
The Funds shall vote
AGAINST
board-issued reports receiving a negative recommendation from the Proxy Advisory Firm resulting from concerns regarding board independence or inclusion of non-independent directors on the audit committee.
The Funds shall vote
FOR
such proposals if the only reason for a negative Proxy Advisory Firm recommendation is to express disapproval of broader issuer or board practices.
Other Business
The Funds shall vote
AGAINST
proposals for Other Business.

Adjournment
The Funds shall vote
FOR
when presented with a primary proposal such as a merger or corporate restructuring that is also supported.
The Funds shall vote
AGAINST
when not presented with a primary proposal, such as a merger, and a proposal on the ballot is opposed.
The Funds shall consider other circumstances on a
CASE-BY-CASE
basis.
Changing Corporate Name
The Funds shall vote
FOR
management proposals requesting a corporate name change. Multiple Proposals
The Funds may vote
FOR
multiple proposals of a similar nature presented as options to the issuer management’s favored course of action, provided that:
•
Support for a single proposal is not operationally required;
•
No single proposal is deemed superior in the interest of the Fund(s); and
•
Each proposal would otherwise be supported under these Guidelines.
The Funds shall vote
AGAINST
any proposals that would otherwise be opposed under these Guidelines.
Bundled Proposals
The Funds shall vote
FOR
such proposals if all of the bundled items are supported under these Guidelines.
The Funds shall consider such proposals on a
CASE-BY-CASE
basis if one or more items are not supported under these Guidelines and/or the Proxy Advisory Firm deems the negative impact, on balance, to outweigh any positive impact.
Moot Proposals
This instruction pertains to items for which support has become moot (e.g., a director for whom support has become moot since the time the individual was nominated (e.g., due to death, disqualification, or determination not to accept appointment)); the Funds shall
WITHHOLD
support if the Proxy Advisory Firm recommends that course of action.
8-
Mutual Fund Proxies
Approving New Classes or Series of Shares
The Funds shall vote
FOR
the establishment of new classes or series of shares. Hiring and Terminating Sub-advisers
The Funds shall vote
FOR
management proposals that authorize the board to hire and terminate sub- advisers.
Master-Feeder Structure
The Funds shall vote
FOR
the establishment of a master-feeder structure. Establishing Director Ownership Requirement
The Funds shall vote
AGAINST
shareholder proposals for the establishment of a director ownership requirement. All other matters should be examined on a
CASE-BY-CASE
basis.

APPENDIX B – FINANCIAL STATEMENTS

B-1

VOYA ENHANCED SECURITIZED INCOME FUND

STATEMENT OF ASSETS AND LIABILITIES

As of February 12, 2024

ASSETS:
Cash	$200,000

Deferred offering costs	414,000

Receivable from Adviser	12,000

________________________
Total assets	626,000

________________________
LIABILITIES:

Accrued offering costs	414,000

Accrued organizational costs	12,000

________________________
Total liabilities	426,000

________________________
NET ASSETS	$200,000

________________________

See Accompanying Notes to Financial Statements

B–2

VOYA ENHANCED SECURITIZED INCOME FUND STATEMENT OF ASSETS AND LIABILITIES

As of February 12, 2024 (CONTINUED)

Class A

Net assets

Shares authorized

Par value

Shares outstanding

Net asset value and redemption price per share(2)

Maximum offering price per share (2.50%)(1)

Class C

Net assets

Shares authorized

Par value

Shares outstanding

Net asset value and redemption price per share(2)

Class I

$50,000
unlimited
n/a
5,000
$10.00
$10.26

$50,000
unlimited
n/a
5,000
$	10.00
Net assets	$100,000

Shares authorized	unlimited

Par value	n/a

Shares outstanding	10,000

Net asset value and redemption price per share	$10.00

(1)Maximum offering price is computed at 100/97.50 of net asset value. On purchases of $100,000 or more, the offering price is reduced.

(2)Redemption price per share may be reduced for any applicable early withdrawal charge.

See Accompanying Notes to Financial Statements

B–3

VOYA ENHANCED SECURITIZED INCOME FUND

STATEMENT OF OPERATIONS

For the day ended February 12, 2024

INVESTMENT INCOME:
$—
________________________
Total investment income	—

________________________
EXPENSES:
Organizational costs	12,000

________________________
Expense reimbursement	(12,000)

________________________
Total net expenses	—

________________________
Net Investment Income	$—

________________________

See Accompanying Notes to Financial Statements

B–4

VOYA ENHANCED SECURITIZED INCOME FUND

STATEMENT OF CHANGES IN NET ASSETS

For the day ended February 12, 2024

FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares	$200,000

Cost of shares redeemed	—

________________________
Net increase in net assets resulting from capital share transactions	200,000

________________________
Net increase in net assets	200,000

________________________

NET ASSETS:
Beginning of period	—

________________________
End of period	$200,000

________________________

See Accompanying Notes to Financial Statements

B–5

VOYA ENHANCED SECURITIZED INCOME FUND

NOTES TO FINANCIAL STATEMENTS AS OF FEBRUARY 12, 2024

NOTE 1 — ORGANIZATION

Voya Enhanced Securitized Income Fund (the "Fund") is a newly organized, continuously-offered, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended, and the rules, regulations and applicable exemptive orders thereunder (the "1940 Act"). The Fund was organized as a Delaware statutory trust on September 26, 2023. The Fund operates as an interval fund pursuant to Rule 23c-3 under the 1940 Act. The Fund will offer three separate classes of shares ("Shares"): Class A, Class C and Class I. As a newly organized entity, the Fund has had no operations other than its organization and the sale and issuance of 20,000 shares of beneficial interest at an aggregate purchase price of $200,000 to Voya Investments, LLC ("Voya Investments" or the "Investment Adviser").

The Fund's investment objective is to seek to maximize total return through a combination of current income and capital appreciation. There is no assurance that the Fund will achieve its investment objective. The investment objective is not fundamental and may be changed without approval of the shareholders of the Fund. Under normal market conditions, the Fund invests at least 80% of its net assets (plus borrowings for investment purposes) in securitized credit instruments. Securitized credit instruments include: commercial mortgage-backed securities ("CMBS"); asset-backed securities ("ABS"); collateralized loan obligations ("CLOs"); agency and non- agency residential mortgage-backed securities ("RMBS"); collateralized mortgage obligations ("CMOs"); and other securitized investments representing interests in cashflows from various assets, such as loans, leases and warehouse facilities. To seek to increase the yield on the Shares, the Fund employs financial leverage primarily through reverse repurchase agreements and may also obtain leverage through credit default swaps, dollar rolls and borrowings such as through bank loans or commercial paper and/or other credit facilities.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income or loss and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 — AGREEMENTS

The Fund has entered into an investment management agreement with Voya Investments, an Arizona limited liability company, under which it serves as investment adviser to the Fund, subject to the overall supervision of the Fund's Board of Trustees (the "Board"). Voya Investments has overall responsibility for the management of the Fund. Voya Investments oversees all investment advisory and portfolio management services and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Fund, including, but not limited to, the following: custodial, transfer agency, dividend disbursing, accounting, auditing, compliance, and related services. For its services, the Investment Adviser will receive an annual fee, payable monthly, from the Fund in the amount equal to 1.15% of the Fund's "total managed assets". Total managed assets means the total assets of the Fund (including assets attributable to any reverse repurchase agreements and borrowings) minus the Fund's accrued liabilities (other than liabilities for reverse repurchase agreements and the principal amount of any borrowings incurred) ("Managed Assets"). This definition includes assets acquired through the Fund's use of leverage.

The Investment Adviser is contractually obligated to limit expenses of the Fund through July 31, 2025 to the following: Class A Shares – 1.15% of Managed Assets plus 1.05% of average daily net assets attributable to Class A shares; Class C Shares – 1.15% of Managed Assets plus 1.55% of average daily net assets; and Class I Shares – 1.15% of Managed Assets plus 0.80% of average daily net assets. The obligation is subject to possible recoupment by the Investment Adviser within 36 months of the waiver or reimbursement, to the extent such recoupment does not cause the Fund's operating expense ratio to exceed the lesser of (i) the expense limitation in effect at the time of the waiver, and (ii) the expense limitation in effect at the time of such repayment. These limitations do not extend to interest, taxes, investment-related costs, leverage expenses, extraordinary expenses, and Acquired Fund Fees and Expenses. Termination or modification of these obligations requires approval by the Board.

B–6

Voya Investment Management Co. LLC ("Voya IM" or the "Sub-Adviser"), a Delaware limited liability company, serves as the Sub-Adviser to the Fund to provide the day-to-day management of the Fund's portfolio. The Fund has engaged Voya Investments Distributor, LLC (the "Distributor"), a Delaware limited liability company, to perform distribution and shareholder services to Class A and Class C shares of the Fund for which it will be paid 0.25% of the Fund's average daily net assets attributable to Class A Shares and 0.75% of the Fund's average daily net assets attributable to Class C Shares.

The Fund's transfer agent, dividend disbursing agent, registrar and custodian for the common shares is BNY Mellon Investment Servicing (US) Inc.

NOTE 4 — ORGANIZATIONAL AND OFFERING EXPENSES

A portion of the net proceeds of the proposed public offering will be used to pay for the offering costs. Offering costs will be charged against the proceeds from the offering when received. Organizational expenses have been treated as an expense as incurred and are currently estimated to be $12,000, which will be reimbursed by the Investment Adviser.

Organization costs recorded in the accompanying financial statements as well as offering costs which have been incurred and are deferred pending the receipt of proceeds from the proposed offering reflect management's best estimate and are subject to change upon the completion of the offering and conclusion of the organization process. The Fund will pay or reimburse offering expenses estimated at $414,000 from the proceeds of the offering. In the event the public offering does not occur, the Fund will not be able to pay the expenses, and all accrued offering costs will be paid by Voya Investments or an affiliate.

NOTE 5 — FEDERAL INCOME TAXES

The Fund intends to qualify for the tax treatment applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended, and, among other things, intends to make the requisite distributions to its stockholders, which will relieve it from federal income or excise taxes. Therefore, no provision has been recorded for federal income or excise taxes.

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Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Trustees of Voya Enhanced Securitized Income Fund

Opinion on the Financial Statement

We have audited the accompanying statement of assets and liabilities of Voya Enhanced Securitized Income Fund (the "Fund") as of February 12, 2024, and the related statements of operations and changes in net assets for the day ended February 12, 2024, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund at February 12, 2024, and the results of its operations and the changes in its net assets for the day ended February 12, 2024, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

This financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on the Fund's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with AICPA auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

We have served as the auditor of one or more Voya investment companies since 2019.

Boston, Massachusetts

March 19, 2024

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